Filed Pursuant to Rule 424(b)(3)

Registration No. 333-266136

PROSPECTUS SUPPLEMENT NO. 5

(To the Prospectus dated September 21, 2022)

Up to 10,916,647 Ordinary Shares Issuable Upon Exercise of Warrants

Up to 219,616,200 Ordinary Shares Offered by Selling Securityholders

Up to 4,666,667 Warrants to purchase Ordinary Shares offered by the Sponsor

This prospectus supplement supplements the prospectus, dated September 21, 2022 (the “Prospectus”), which forms a part of our registration statement on Form F-1 (No. 333-266136). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Report on Form 6-K filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2022 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of 10,916,647 Ordinary Shares consisting of (i) 6,249,980 of our ordinary shares, $0.01 nominal value, (“Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Public Warrants”), which were originally issued in the initial public offering of Oaktree Acquisition Corp. II (“OACB”) at a price of $10.00 per unit, with each unit consisting of one OACB Class A Ordinary Share (as defined in the Prospectus) and one-fourth of a Public Warrant, and (ii) 4,666,667 Ordinary Shares that may be issued upon exercise of warrants issued to Oaktree Acquisition Holdings II, L.P. (the “Sponsor”), and its transferees to purchase Ordinary Shares at an exercise price of $11.50 (the “Private Placement Warrants”). We refer to the Public Warrants and the Private Placement Warrants together as the “Warrants.”

The Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (collectively, the “Selling Securityholders”), or their permitted transferees, of up to (i) 17,493,000 Ordinary Shares subscribed for by the Selling Securityholders, for a subscription price of $10.00 per share, in the context of the PIPE Financing (as defined in the Prospectus), (ii) 6,250,000 Ordinary Shares issued to the Sponsor in exchange for OACB’s Class B Ordinary Shares, par value $0.0001 (which were purchased by the Sponsor for $25,000 or approximately $0.004 per share) in connection with the Business Combination (as defined in the Prospectus), (iii) 4,666,667 Ordinary Shares issuable upon exercise of Private Placement Warrants, (iv) 186,206,553 Ordinary Shares issued to former shareholders of Alvotech Holdings S.A. (“Alvotech Holdings”) in exchange for their Alvotech Holdings Ordinary Shares (as defined in the Prospectus) in connection with the Business Combination (subject to vesting and lockups) at an equity consideration value of $10.00 per share, (v) 5,000,000 Ordinary Shares subscribed for by Alvogen Lux Holdings S.à.r.l. and Aztiq Pharma Partners S.à.r.l., for a subscription price of $10.00 per share, in the context of the Alvogen-Aztiq Loan Advance Conversion (as defined in the Prospectus), and (vi) 4,666,667 Private Placement Warrants, which were purchased by the Sponsor at a price of $1.50 per warrant.

The Ordinary Shares and Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “ALVO” and “ALVOW,” respectively. On November 16, 2022, the closing price of the Ordinary Shares on Nasdaq was $6.01. The Ordinary Shares are also listed on the Nasdaq First North Growth Market (“Nasdaq First North”) under the symbol “ALVO.”

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information in this prospectus supplement updates and supersedes the information contained therein.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.

We are a “foreign private issuer” under applicable SEC rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company disclosure requirements.

You should read the Prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus and under similar headings in any amendments or supplements to the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 5 is November 17, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the Month of November 2022

Commission File Number: 001-41421

Alvotech

(Translation of registrant’s name into English)

9, Rue de Bitbourg,

L-1273 Luxembourg,

Grand Duchy of Luxembourg

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

☒  Form 20-F                ☐  Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

Press Release

On November 16, 2022, Alvotech announced that it entered into several financing facilities. A copy of the press release is attached as exhibit 99.1.

On November 14, 2022, Alvotech announced that the Therapeutic Goods Administration of Australia has granted marketing authorization to Cipla Australia Pty Ltd for Alvotech’s AVT02. A copy of the press release is attached as exhibit 99.2.

Entry into financing facilities

On November 16, 2022, Alvotech entered into certain financing facilities and related party agreements. A summary of the agreements is filed herewith as exhibit 99.3 and copies of the financing facilities are filed herewith as exhibits 99.4, 99.5, 99.6, 99.7, 99.8, 99.9 and 99.10.

Incorporation by reference

This Report on Form 6-K, including Exhibits 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8, 99.9 and 99.10, but not Exhibit 99.1, shall be deemed to be incorporated by reference into the registration statement on Form S-8 (File No. 333-266881) of Alvotech and to be a part thereof from the date on which this report is furnished, to the extent not superseded by documents or reports subsequently filed or furnished.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release “Alvotech Secures Financing Facilities for Up to $136 Million” dated November 16, 2022.

99.2	Press Release “Alvotech Announces Australian Marketing Authorization for AVT02, a Biosimilar to Humira®,” dated November 14, 2022.

99.3	Summary of New Financing Arrangements.

99.4	Amended and restated Convertible Bond Instrument (Tranche A), dated November 16, 2022.

99.5	Amended and restated Convertible Bond Instrument (Tranche B), dated November 16, 2022.

99.6	Subordinated Loan Agreement by and between Alvotech and Alvogen Lux Holdings S.à r.l., dated November 16, 2022.

99.7	Warrant Agreement by and between Alvotech and Alvogen Lux Holdings S.à r.l., dated November 16, 2022.

99.8	Share Purchase Agreement by and between Alvotech and ATP Holdings ehf., dated November 16, 2022.

99.9	Convertible Bond Instrument by and between Alvotech and the Bondholders named therein, dated November 16, 2022.

99.10	Transition Services Agreement between Alvotech and Aztiq Consulting ehf., dated November 16, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALVOTECH

Date: November 17, 2022	By:	/s/ Tanya Zharov
Name: Tanya Zharov
Title: Deputy Chief Executive Officer

Exhibit 99.1

Alvotech Secures Financing Facilities of Approximately $136 Million

-	Existing senior bonds upsized by $70 million with additional investment from a consortium of institutional investors

-

Alvotech acquires the Reykjavik manufacturing facility, previously utilized under a long-term lease agreement, and secures approximately $16 million, at current exchange rates, in gross loan proceeds through refinancing of secured loan facility

-	Alvotech secures $50 million in financing in the form of an unsecured subordinated loan facility from Alvogen

REYKJAVIK, ICELAND (November 16, 2022) — Alvotech (NASDAQ: ALVO), a global biotech company specializing in the development and manufacture of biosimilar medicines for patients worldwide, today announced financing facilities securing gross proceeds of approximately $136 million, at current exchange rates. “These financing facilities are designed to provide flexibility and additional resources for advancing the company’s growing biosimilar pipeline,” said Joel Morales, Chief Financial Officer of Alvotech.

Alvotech has upsized its existing senior bonds by $70 million (“First Lien Facility”) with additional investment from Farallon Capital Management, Sculptor Capital Management, Oaktree Capital Management, Lodbrok Capital, and Morgan Stanley. As part of the expanded First Lien Facility, bondholders have the right to procure warrants representing up to 2.5% of Alvotech’s ordinary share capital unless Alvotech raises additional capital in accordance with the terms of the First Lien Facility.

Separately, Alvotech has secured from Alvogen, a major shareholder, an additional $50 million in the form of an unsecured subordinated loan (“Alvogen Facility”), which also provides the right to procure warrants representing up to 4.0% of Alvotech’s ordinary share capital unless Alvotech does not utilize the proceeds of the Alvogen Facility and replaces the Alvogen Facility with new financing, under certain commercial terms, by December 15, 2022.

Ownership of the previously leased manufacturing facility will be transferred to Alvotech from a subsidiary of Aztiq, a major shareholder, in exchange for an unsecured subordinated convertible bond in the principal amount of $80 million. In connection with the acquisition of the manufacturing facility in Reykjavik, Alvotech entered into a secured loan agreement with Landsbankinn hf. to provide for approximately $16 million, at current exchange rates, in gross loan proceeds to Alvotech.

Further information with respect to additional financing arrangements will be set forth in the report on Form 6-K that will be filed by the Company with the Securities and Exchange Commission, and made available on https://investors.alvotech.com/publicfilings, attached to which as exhibits will be the agreements described herein. The contents of this press release, and the description of the financing arrangements reflected herein, are qualified in their entirety by the definitive form of such agreements.

Sæmundargata 15-19	Phone +354 422 4500	alvotech.media@alvotech.com
102 Reykjavĺk, Iceland		www.alvotech.com

About Alvotech

Alvotech is a biotech company, founded by Robert Wessman, focused solely on the development and manufacture of biosimilar medicines for patients worldwide. Alvotech seeks to be a global leader in the biosimilar space by delivering high quality, cost-effective products, and services, enabled by a fully integrated approach and broad in-house capabilities. Alvotech’s current pipeline contains eight biosimilar candidates aimed at treating autoimmune disorders, eye disorders, osteoporosis, respiratory disease, and cancer. Alvotech has formed a network of strategic commercial partnerships to provide global reach and leverage local expertise in markets that include the United States, Europe, Japan, China, and other Asian countries and large parts of South America, Africa and the Middle East. Alvotech’s commercial partners include Teva Pharmaceuticals, a US affiliate of Teva Pharmaceutical Industries Ltd. (US), STADA Arzneimittel AG (EU), Fuji Pharma Co., Ltd (Japan), Cipla/Cipla Gulf/Cipla Med Pro (Australia, New Zealand, South Africa/Africa), JAMP Pharma Corporation (Canada), Yangtze River Pharmaceutical (Group) Co., Ltd. (China), DKSH (Taiwan, Hong Kong, Cambodia, Malaysia, Singapore, Indonesia, India, Bangladesh and Pakistan), YAS Holding LLC (Middle East and North Africa), Abdi Ibrahim (Turkey), Kamada Ltd. (Israel), Mega Labs, Stein, Libbs, Tuteur and Saval (Latin America) and Lotus Pharmaceuticals Co., Ltd. (Thailand, Vietnam, Philippines, and South Korea). Each commercial partnership covers a unique set of product(s) and territories. Except as specifically set forth therein, Alvotech disclaims responsibility for the content of periodic filings, disclosures and other reports made available by its partners. For more information, please visit www.alvotech.com. None of the information on the Alvotech website shall be deemed part of this press release.

Sæmundargata 15-19	Phone +354 422 4500	alvotech.media@alvotech.com
102 Reykjavĺk, Iceland		www.alvotech.com

Forward Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally relate to future events or the future financial operating performance of Alvotech and may include, for example, Alvotech’s expectations regarding capitalization through equity or debt financing, future growth, results of operations, reductions in lease obligations and cash savings, cash runway, utilization of the backstop financing with Alvogen, performance, future capital and other expenditures including the development of critical infrastructure for the global healthcare markets, competitive advantages, business prospects and opportunities including pipeline product development, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “aim” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Alvotech and its management, are inherently uncertain and are inherently subject to risks, variability, and contingencies, many of which are beyond Alvotech’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Alvotech or others following the business combination between Alvotech Holdings S.A., Oaktree Acquisition Corp. II and Alvotech; (2) the ability to close the financing facilities and meet the requirements under those arrangements; (3) the ability to maintain stock exchange listing standards; (4) changes in applicable laws or regulations; (5) the possibility that Alvotech may be adversely affected by other economic, business, and/or competitive factors; (6) Alvotech’s estimates of expenses and profitability; (7) Alvotech’s ability to develop, manufacture and commercialize the products and product candidates in its pipeline; (8) actions of regulatory authorities, which may affect the initiation, timing and progress of clinical studies or future regulatory approvals or marketing authorizations; (9) the ability of Alvotech or its partners to enroll and retain patients in clinical studies; (10) the ability of Alvotech or its partners to gain approval from regulators for planned clinical studies, study plans or sites; (11) the ability of Alvotech’s partners to conduct, supervise and monitor existing and potential future clinical studies, which may impact development timelines and plans; (12) Alvotech’s ability to obtain and maintain regulatory approval or authorizations of its products, including the timing or likelihood of expansion into additional markets or geographies; (13) the success of Alvotech’s current and future collaborations, joint ventures, partnerships or licensing arrangements; (14) Alvotech’s ability, and that of its commercial partners, to execute their commercialization strategy for approved products; (15) Alvotech’s ability to manufacture sufficient commercial supply of its approved products; (16) the outcome of ongoing and future litigation regarding Alvotech’s products and product candidates; (17) the potential impact of the ongoing COVID-19 pandemic on the FDA’s review timelines, including its ability to complete timely inspection of manufacturing sites; (18) the impact of worsening macroeconomic conditions, including rising inflation and interest rates and general market conditions, war in Ukraine and global geopolitical tension, and the ongoing and evolving COVID-19 pandemic on the Company’s business, financial position, strategy and anticipated milestones; and (19) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents that Alvotech may from time to time file or furnish with the SEC. There may be additional risks that Alvotech does not presently know or that Alvotech currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Alvotech does not undertake any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this communication. Alvotech disclaims any and all liability for any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained or omitted from this communication and such liability is expressly disclaimed. The recipient agrees that it shall not seek to sue or otherwise hold Alvotech or any of its directors, officers, employees, affiliates, agents, advisors, or representatives liable in any respect for the provision of this communication, the information contained in this communication, or the omission of any information from this communication.

CONTACTS

Alvotech Investor Relations and Global Communications

Benedikt Stefansson

alvotech.ir[at]alvotech.com

Sæmundargata 15-19	Phone +354 422 4500	alvotech.media@alvotech.com
102 Reykjavĺk, Iceland		www.alvotech.com

Exhibit 99.2

Alvotech Announces Australian Marketing Authorization

for AVT02, a Biosimilar to Humira®

•	Increases availability of cost-effective high-concentration low-volume adalimumab in Australia

•	First approved biosimilar from the partnership with Cipla, which also includes four other biosimilar candidates

Reykjavik, Iceland and Mumbai, India (November 14, 2022)—Alvotech (NASDAQ: ALVO), a global biotech company specializing in the development and manufacture of biosimilar medicines for patients worldwide announced today that the Therapeutic Goods Administration of Australia has granted marketing authorization to Cipla Australia Pty Ltd (“Cipla”) for Alvotech’s AVT02, a high-concentration low-volume biosimilar to Humira® (adalimumab).

Alvotech’s biosimilar to Humira® (adalimumab) is approved in Australia for marketing as a 40 mg/0.4 mL and 80 mg/0.8 mL solution in a pre-filled syringe and 40 mg/0.4 mL solution in a pre-filled pen, designed with the ease of patients in mind. In Australia, the biosimilar will be marketed as Ciptunec™ and Ardalicip™.

“We are very pleased about the marketing authorization in Australia, following approval and successful launches of Alvotech’s high concentration biosimilar to Humira® in multiple markets in Europe and Canada. As we are dedicated to improving global access to affordable biologics, we welcome this step in our journey,” said Mark Levick, CEO of Alvotech.

“The first approved biosimilar in Cipla’s partnership with Alvotech marks an important milestone. We look forward to extending our footprint in the biosimilars market by increasing the availability of cost-effective high-concentration low-volume adalimumab for Australian patients,” said Nishant Saxena, CEO, International Business (Europe & Emerging Markets), of Cipla.

This is the first approved biosimilar from an exclusive commercialization partnership between Alvotech and Cipla, announced in July 2019. In November 2020, the partners extended their partnership to South Africa and in January 2021, the partners entered into an additional license and supply agreement for Australia and New Zealand for four biosimilar other candidates under development by Alvotech targeting immunology, ophthalmology, oncology, and bone disease.

About AVT02 / Ciptunec™ / Ardalicip™ (adalimumab)

AVT02, marketed as Ciptunec / Ardalicip in Australia, is a monoclonal antibody and approved biosimilar to Humira® (adalimumab), which inhibits tumor necrosis factor. Approved indications for Ciptunec / Ardalicip in Australia include rheumatoid arthritis, juvenile idiopathic arthritis, psoriatic arthritis, ankylosing spondylitis, Crohn’s disease in adults and children (≥ 6 years; weighing ≥ 40 kg), ulcerative colitis, psoriasis in adults and children, hidradenitis suppurativa in adults and adolescents (from 12 years of age) and uveitis. The same biosimilar has been approved in the EU, Norway, Iceland, Lichtenstein, the UK, Switzerland as Hukyndra®; and in Canada and Saudi Arabia as Simlandi™. Dossiers are under review in multiple countries, including in the United States.

Sæmundargata 15-19	Phone +354 422 4500	alvotech@alvotech.com
102 Reykjavík, Iceland		www.alvotech.com

About Alvotech

Alvotech is a biotech company, founded by Robert Wessman, focused solely on the development and manufacture of biosimilar medicines for patients worldwide. Alvotech seeks to be a global leader in the biosimilar space by delivering high-quality, cost-effective products, and services, enabled by a fully integrated approach and broad in-house capabilities. Alvotech’s current pipeline contains eight biosimilar candidates aimed at treating autoimmune disorders, eye disorders, osteoporosis, respiratory disease, and cancer. Alvotech has formed a network of strategic commercial partnerships to provide global reach and leverage local expertise in markets that include the United States, Europe, Japan, China, and other Asian countries and large parts of South America, Africa and the Middle East. Alvotech’s commercial partners include Teva Pharmaceuticals, a US affiliate of Teva Pharmaceutical Industries Ltd. (US), STADA Arzneimittel AG (EU), Fuji Pharma Co., Ltd (Japan), Cipla/Cipla Gulf/Cipla Med Pro (Australia, New Zealand, South Africa/Africa), JAMP Pharma Corporation (Canada), Yangtze River Pharmaceutical (Group) Co., Ltd. (China), DKSH (Taiwan, Hong Kong, Cambodia, Malaysia, Singapore, Indonesia, India, Bangladesh, and Pakistan), YAS Holding LLC (Middle East and North Africa), Abdi Ibrahim (Turkey), Kamada Ltd. (Israel), Mega Labs, Stein, Libbs, Tuteur and Saval (Latin America) and Lotus Pharmaceuticals Co., Ltd. (Thailand, Vietnam, Philippines, and South Korea). Each commercial partnership covers a unique set of product(s) and territories. Except as specifically set forth therein, Alvotech disclaims responsibility for the content of periodic filings, disclosures, and other reports made available by its partners. For more information, please visit www.alvotech.com. None of the information on the Alvotech website shall be deemed part of this press release.

Sæmundargata 15-19	Phone +354 422 4500	alvotech@alvotech.com
102 Reykjavík, Iceland		www.alvotech.com

Alvotech Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1955, as amended. Forward-looking statements generally relate to future events or the future financial operating performance of Alvotech and may include, for example, Alvotech’s expectations regarding competitive advantages, business prospects and opportunities including pipeline product development, future plans and intentions, results, level of activities, performance, goals or achievements or other future events, regulatory review and interactions, the success of its commercial partnerships, including its partnership with Cipla, potential milestone and royalty payments, the satisfactory responses to the FDA’s inspection findings and resolution of other deficiencies conveyed following the inspection of Alvotech’s manufacturing site, the potential approval and commercial launch of its product candidates, the timing of the announcement of clinical study results, regulatory approvals and market launches, including in Australia, and the estimated size of the total addressable market of Alvotech’s pipeline products, and the commercial success of Ciptunec/Ardalicip, in Australia and other countries, and Alvotech’s ability to improve global access to affordable biologics. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential”, “aim” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Alvotech and its management, are inherently uncertain and are inherently subject to risks, variability, and contingencies, many of which are beyond Alvotech’s control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Alvotech or others following the business combination between Alvotech Holdings S.A., Oaktree Acquisition Corp. II and Alvotech; (2) the ability to maintain stock exchange listing standards; (3) changes in applicable laws or regulations; (4) the possibility that Alvotech may be adversely affected by other economic, business, and/or competitive factors; (5) Alvotech’s estimates of expenses and profitability; (6) Alvotech’s ability to develop, manufacture and commercialize the products and product candidates in its pipeline including Ciptunec/Ardalicip; (7) actions of regulatory authorities, which may affect the initiation, timing and progress of clinical studies or future regulatory approvals or marketing authorizations; (8) the ability of Alvotech or its partners to respond to inspection findings and resolve deficiencies to the satisfaction of the regulators; (9) the ability of Alvotech or its partners to enroll and retain patients in clinical studies; (10) the ability of Alvotech or its partners to gain approval from regulators for planned clinical studies, study plans or sites; (11) the ability of Alvotech’s partners to conduct, supervise and monitor existing and potential future clinical studies, which may impact development timelines and plans; (12) Alvotech’s ability to obtain and maintain regulatory approval or authorizations of its products, including Ciptunec/Ardalicip, including the timing or likelihood of expansion into additional markets or geographies; (13) the success of Alvotech’s current and future collaborations, joint ventures, partnerships or licensing arrangements, including the partnership with Cipla; (14) Alvotech’s ability, and that of its commercial partners, to execute their commercialization strategy for approved products, including Ciptunec/Ardalicip; (15) Alvotech’s ability to manufacture sufficient commercial supply of its approved products, including Ciptunec/Ardalicip; (16) the outcome of ongoing and future litigation regarding Alvotech’s products and product candidates; (17) the potential impact of the ongoing COVID-19 pandemic on the FDA’s review timelines, including its ability to complete timely inspection of manufacturing sites; and (18) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents that Alvotech may from time to time file or furnish with the SEC. There may be additional risks that Alvotech does not presently know or that Alvotech currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Alvotech does not undertake any duty to update these forward-looking statements or to inform the recipient of any matters of which any of them becomes aware of which may affect any matter referred to in this communication. Alvotech disclaims any and all liability for any loss or damage (whether foreseeable or not) suffered or incurred by any person or entity as a result of anything contained or omitted from this communication and such liability is expressly disclaimed. The recipient agrees that it shall not seek to sue or otherwise hold Alvotech or any of its directors, officers, employees, affiliates, agents, advisors, or representatives liable in any respect for the provision of this communication, the information contained in this communication, or the omission of any information from this communication.

Sæmundargata 15-19	Phone +354 422 4500	alvotech@alvotech.com
102 Reykjavík, Iceland		www.alvotech.com

CONTACTS

Alvotech Investor Relations and Global Communication

Benedikt Stefansson

alvotech.ir[at]alvotech.com

Sæmundargata 15-19	Phone +354 422 4500	alvotech@alvotech.com
102 Reykjavík, Iceland		www.alvotech.com

Exhibit 99.3

New Financing Arrangements

The descriptions of the financing arrangements do not purport to be complete and are qualified in their entirety by reference to the financing arrangements, copies of which are filed as exhibits 99.4, 99.5, 99.6, 99.7, 99.8, 99.9 and 99.10 to the Form 6-K filed by Alvotech on November 17, 2022, and incorporated by reference herein.

Capitalized terms used but not otherwise defined herein have the meanings given to them in the respective documents.

Amendment to the Senior Bonds

On December 14, 2018, Alvotech Holdings S.A. (“Alvotech Holdings”) issued $300.0 million in convertible bonds. The offering included $125.0 million of Tranche A bonds (the “Tranche A Senior Bonds”) that included a guarantee from Alvogen Lux Holdings S.à r.l. (“Alvogen”) and a 10% bonus if the bondholders converted at the time of an initial public offering (“IPO”). In addition, $175.0 million of Tranche B bonds (the “Tranche B Senior Bonds” and, together with the Tranche A Senior Bonds, the “Existing Senior Bonds” , which includes, for the avoidance of doubt, the additional bonds issued in June 2021 as further described below) were issued that did not have a guarantee but included a 25% bonus if the bondholders elected to convert at the time of an IPO. The bonds offered a 15% payment-in-kind interest rate and a put option to sell the bonds back to Alvotech if an IPO had not occurred within three years from the original date of issuance.

On June 24, 2021, holders of the Existing Senior Bonds converted $100.7 million of principal and accrued interest and $4.8 million of additional premium offered by Alvotech Holdings to the bondholders into 455,687 Class A ordinary shares of Alvotech Holdings. Following the conversion, certain bondholders elected to redeem their remaining Existing Senior Bonds for cash, resulting in the payment of $54.1 million in outstanding principal and accrued interest plus an additional $6.1 million of premium that the bondholders elected to be paid in cash. The remaining unconverted and unredeemed Existing Senior Bonds were rolled over into new bonds with an extended maturity of June 2025 and the elimination of conversion rights, among other amendments to the terms and conditions. Such Existing Senior Bonds, including an additional premium of $2.6 million and an extension premium of $8.1 million offered to the bondholders in the form of additional bonds, totaled $280.9 million. Alvotech Holdings also issued an additional $113.8 million of Existing Senior Bonds to one previous bondholder and one new bondholder.

In January and June of 2022, Alvotech Holdings amended the terms of the outstanding bonds. The amendments resulted in the interest rate on the bonds ranging from 7.5% to 10.0%, depending on the amount of aggregate net proceeds following the closing of the business combination by and among Oaktree Acquisition Corp. II, Alvotech Holdings and Alvotech (the “Business Combination”). Additionally, Alvotech made a payment of a $5.0 million consent fee to the bondholders who did not vote against the Business Combination Agreement dated as of December 7, 2021, as amended, by and among OACB, Alvotech Holdings and Alvotech. The payment was made in July 2022. The amendment also included a requirement for Alvotech to maintain a minimum of $25.0 million of restricted cash in a separate liquidity account. As a result of the closing of the Business Combination, there was a change in cash flows on the bonds related to the increase in interest rate from 7.5% to 10.0%. Alvotech remeasured the carrying value in accordance with IFRS 9 to the present value of the revised cash flows and recognized a $6.5 million loss on the remeasurement of the Existing Senior Bonds.

On November 16, 2022, Alvotech and the bondholders amended and restated certain terms and conditions of the Existing Senior Bonds and issued new senior bonds in an aggregate principal amount equal to $70,000,000 (the “New Senior Bonds” and, together with the Existing Senior Bonds, the “Senior Bonds”). The New Senior Bonds were issued subject to the terms of the Existing Senior Bonds, as amended and restated.

The coupon rate applicable to the Senior Bonds is 12.00% per annum, that, subject to certain step down provisions, may be lowered to 11.375% (if Alvotech raises more than $75.0 million but less than $150.0 million in net proceeds from the issuance of new equity) or 10.75% (if Alvotech raises more than $150.0 million in net proceeds from the issuance of new equity). Alvotech shall use commercially reasonable endeavors to procure that the aggregate amount of the net proceeds of all new equity is (i) not less than $75.0 million by December 15, 2022, and (ii) not less than $150.0 million by March 31, 2023, inclusive of any net proceeds raised in (i). This step down provision is subject to certain further conditions, including the FDA approval of a biologics license application for AVT02 on or before March 31, 2023.

For interest accrued until (and including) December 15, 2023, Alvotech has the option to elect that interest accrued in excess of 8.50% per annum be capitalized and added to the outstanding principal amount of the Senior Bonds then outstanding. Interest accrued as of (and including) December 16, 2023 will be payable in cash in arrears on each coupon payment date.

In addition, Alvotech will (i) grant the bondholders penny warrants representing 1.5% of its fully diluted ordinary share capital outstanding as at December 15, 2022 if the aggregate amount of the net proceeds of all new equity issuances from November 16, 2022 through December 15, 2022 is less than $75.0 million; and (ii) grant the bondholders penny warrants representing 1.00% of its fully diluted ordinary share capital outstanding as at March 31, 2023 if the aggregate amount of the net proceeds of all new equity issuances from November 16, 2022 through March 31, 2023 (inclusive of any net proceeds raised in (i)) is less than $150,000,000. Each warrant will entitle the bondholders, upon exercise, to receive from Alvotech one fully paid and non-assessable ordinary share of Alvotech, at the exercise price of one cent ($0.01) per share.

The bondholders will be entitled to appoint one observer to receive all information provided to, and attend meetings of, Alvotech’s board of directors (and any committees or groups thereunder).

The Alvogen Facility

On November 16, 2022, Alvotech, as borrower, entered into a subordinated loan agreement with Alvogen, as lender, for a loan in an aggregate principal amount equal to $112.5 million (the “Alvogen Facility”). The Alvogen Facility comprises (i) a cash facility for drawn by Alvotech in an aggregate principal amount of $50 million, and (ii) a cashless rollover facility of the Alvogen bridge loans in an aggregate principal amount equal to $62.5 million (as further described below). The Alvogen Facility bears an interest rate of 17.50% per annum. The interest rate may be reduced to 15% per annum if Alvotech receives FDA approval for AVT02 and raises $75.0 million in net proceeds from the issuance of new equity by December 15, 2022, and $150.0 million in net proceeds from the issuance of new equity (including net proceeds raised by December 15, 2022) by March 31, 2023. Interest is payable on June 30 and December 31 of each year and, on the interest payment date, shall be capitalized and added to the outstanding principal amount of the loan then outstanding and will accrue interest at the rate then applicable. Alvotech can draw on the cash facility in one or more installments but no amount repaid or prepaid may subsequently be re-borrowed. Alvogen is obligated to the cash facility under the Alvogen Facility if Alvotech has not raised $50.0 million in net proceeds from the issuance of new ordinary equity, preference shares and/or convertible bonds by December 15, 2022 (such raise, a “Successful New Capital Increase”).

The Alvogen Facility is subordinated to the Senior Bonds (described above in the section “Amendment to the Senior Bonds”) and pari passu with the Aztiq Convertible Bond (as defined and described below). Subject to limitations resulting from the subordination, Alvotech may repay the Alvogen Facility, in whole or in part, at any time during the term of the loan. The outstanding amounts of the Alvogen Facility will become due and payable if the Senior Bonds (as discussed above in section “Amendment to the Senior Bonds”) have been repaid in full. The principal amount of the loan together with the accrued interest will be repaid by Alvotech on December 24, 2025 at the latest.

Under the terms of the Alvogen Facility, without the prior approval of Alvogen, Alvotech shall not be permitted to enter into any separate agreements that allow any outstanding indebtedness that (i) is secured on a basis junior to the Senior Bonds, (ii) is subordinated to the Senior Bonds, but senior to Alvotech Facility, (iii) is subordinated in the right of payment to the Alvotech Bonds and senior in right of payment to Alvotech Facility, or (iv) is pari passu with or senior to the Alvotech Facility.

Alvotech and Alvogen further agreed that the existing Alvogen bridge loans, dated April 11, 2022 and June 1, 2022, for an aggregate outstanding amount of $62.5 million, are rolled over and are now subject to the terms of the Alvogen Facility. The rolled-over amount of the Alvogen bridge loans do not apply towards the $50.0 million of the Alvogen Facility.

In connection with the Alvogen Facility, Alvotech and Alvogen entered into a warrant agreement on November 16, 2022 as described below.

Alvogen Warrant Agreement

On November 16, 2022, in connection with the Alvogen Facility described above, Alvotech entered into a warrant agreement (the “Alvogen Warrant Agreement”) with Alvogen, pursuant to which Alvogen will subscribe for warrants (the “Warrants”), allocated for no consideration. The Warrants will be issued, subject to the receipt of the warrant subscription form duly executed by Alvogen, on the Trigger Date (as defined in the Alvogen Warrant Agreement), which is either (i) December 15, 2022, if a Successful New Capital Increase (as defined in the Alvogen Warrant Agreement) has not occurred on or before that date, or (ii) December 20, 2022 if any amount remains outstanding pursuant to the Alvogen Facility (as described above) on that date. Each Warrant entitles Alvogen, upon exercise, to receive from Alvotech one fully paid and non-assessable ordinary share of Alvotech, at the exercise price of one cent ($0.01) per share, subject to certain adjustments stipulated in the Alvogen Warrant Agreement. The Warrants shall not entitle the holder to any of the rights provided to the shareholders of Alvotech.

With each drawing under the Alvogen Facility, the number of Warrants that may be exercised is increased on a pro rata basis in accordance with the formula set out in the Alvogen Warrant Agreement. The Warrants that are exercisable may be exercised for cash only during the exercise period, which commences on the Trigger Date and terminates at the earliest of (i) the liquidation of Alvotech in accordance with Alvotech’s articles of association or (ii) five (5) years after the date on which Alvotech issued the Warrants (the “Expiration Date”). Each Warrant not exercised or not exercisable on or before the Expiration Date shall become void.

Under the terms of the Alvogen Warrant Agreement, Alvogen is not permitted to transfer any Warrants, without the prior consent of Alvotech, unless such transferee is considered a Permitted Transferee (as defined in the Alvogen Warrant Agreement). The Alvogen Warrant Agreement further provides that, upon the occurrence of certain events, the number of ordinary shares of Alvotech issuable upon exercise of the Warrants, may, subject to certain conditions as set out in the Alvogen Warrant Agreement, be adjusted. The Alvogen Warrant Agreement also provides customary registration rights for the ordinary shares of Alvotech underlying the Warrants, but not for the Warrants themselves.

Aztiq Facility Contribution

Share Purchase Agreement

On November 16, 2022, Alvotech, as buyer, entered into a share purchase agreement (the “Share Purchase Agreement”) relating to shares in Fasteignafélagið Sæmundur hf. (“Saemundur”) with ATP Holdings ehf., an affiliate of Aztiq, as seller (the “Aztiq Facility Contribution”). Pursuant to the Share Purchase Agreement, Alvotech is purchasing 99.99% of the shares in Saemundur for a purchase price of $80,000,000 by issuing the Aztiq Convertible Bond, as defined and discussed below. Concurrently with the Share Purchase Agreement, Alvotech hf. entered into a share transfer agreement with Aztiq Pharma ehf. for the purchase of the one remaining share in Saemundur from Aztiq Pharma ehf. for an amount of ISK 10. At the time of closing, Saemundur’s only asset was the property where Alvotech’s Reykjavik manufacturing and research facility (the “Facility”) are located.

As a condition precedent to the transaction, Saemundur entered into a loan facility with Landsbankinn hf., an Icelandic bank, secured with a first priority mortgage over the Facility (the “Saemundargata Loan”). The proceeds of the Saemundargata Loan are to be used to refinance Saemundur’s previous indebtedness, release the previous mortgage, and to provide approximately $16 million in additional cash for the Alvotech group. In addition, on November 16, 2022 and as a condition precedent to the Share Purchase Agreement, Saemundur entered into a service agreement with Floki Invest ehf. (“Floki”) (the “Saemundur Service Agreement”) pursuant to which Floki will provide certain administrative and financial services to Saemundur for a service fee of ISK 4,500,000 per month. The Saemundur Service Agreement was entered into for an initial term expiring December 31, 2023, which will automatically extend for successive 12-month periods unless the agreement is terminated by either party with three months’ prior notice.

Aztiq Convertible Bond

On November 16, 2022, Alvotech entered into a subscription agreement and a convertible bond instrument with ATP Holdings ehf., an affiliate of Aztiq. Pursuant to the subscription agreement, Alvotech agreed to issue, and ATP Holdings ehf. agreed to subscribe for, convertible bonds in an aggregate principal amount equal to $80 million (which can be increased to $105 million (excluding any amount resulting from capitalization of PIK interest accrued) pursuant to the terms thereof) (the “Aztiq Convertible Bond”). The Aztiq Convertible Bond was entered into and issued on cashless basis as consideration for the Aztiq Facility Contribution, described above, and carries an interest of 12.50% per annum. Coupons are payable in six-monthly intervals and each coupon that is accrued shall be capitalized and added to the outstanding principal amount of the bonds then outstanding, will be treated as part of the principal amount of the bonds and will accrue interest. Each bond will cease to accrue interest when such bond is redeemed or repaid.

Bondholders have the right to convert their bonds into ordinary shares of Alvotech credited as fully paid on December 31, 2023, June 30, 2024, or when the bond has been called or put up for redemption, including on the maturity date; provided that each exercise of the conversion right must be with respect to a principal amount of at least $5,000,000, or if such exercise is with respect to all of the Bonds held by the relevant Bondholder and the principal amount of such Bonds is less than $5,000,000, such lesser amount. The conversion price is $10.00 per share, subject to certain adjustments stipulated in the convertible bond instrument.

The Aztiq Convertible Bond will be subordinated to the Senior Bonds (described above in the section “Amendment to the Senior Bonds”) and payment obligations of Alvotech under the Aztiq Convertible Bond rank at least equally with all of Alvotech’s other present and future direct, unsubordinated, unconditional and unsecured obligations (except for the Senior Bonds).

The Aztiq Convertible Bond matures on November 16, 2025. Alvotech has the option to redeem the bonds, in whole but not in part, prior to the maturity date.

Aztiq Services Agreement

On November 16, 2022, Alvotech entered into a transition services agreement with Aztiq Consulting ehf (“Aztiq Consulting”) (the “Aztiq Services Agreement”), pursuant to which Aztiq Consulting will provide to Alvotech certain corporate administrative, legal, financial, and facility management services (the “Standard Services”) and other ad hoc services as requested by Alvotech from time to time (the “Ad Hoc Services” and, together with the Standard Services, the “Services”). The Standard Services provided by Aztiq Consulting will be charged at a monthly rate of $25,000 (the “Monthly Fee”), and Ad Hoc Services will be remunerated by means of a separate fee letter. At least once per year, the parties will review whether the Services are still required, whether the Services can be amended or terminated, and whether the Monthly Fee remains on an arm’s length basis. Any form of intellectual property rights resulting from the Aztiq Services Agreement shall remain the sole property of Aztiq Consulting, except for any intellectual property rights that are specifically developed by Aztiq Consulting for Alvotech as a service deliverable. Unless terminated earlier, the Aztiq Services Agreement will be for a duration of three years. The Aztiq Services Agreement can be terminated (i) by Alvotech for any reason upon providing 60 days’ notice, or (ii) by Aztiq Consulting (a) upon failure by Alvotech to pay any undisputed fees; (b) if Alvotech is in material breach of the Aztiq Services Agreement and that breach has not or cannot be remedied within 60 days of a notice from Aztiq Consulting; or (c) if Alvotech is subject to an Insolvency Event (as defined in the Aztiq Services Agreement).

Additional Risk Factors

Covenants under the Senior Bonds and the Aztiq Convertible Bond, and any future debt arrangements may result in the acceleration of outstanding indebtedness and limit the manner in which we operate.

The Senior Bonds, as amended and restated on November 16, 2022, and the Aztiq Convertible Bond issued on November 16, 2022 (together, the “Bond Agreements”) contain customary terms and covenants, as well as customary events of default, after which the bonds may be due and payable immediately, including defaults related to payment compliance, material inaccuracy of representations and warranties, covenant compliance, material adverse changes, bankruptcy and insolvency proceedings, judgments against us, and change of control or delisting events.

In addition, the Bond Agreements contain, and any future indebtedness we incur may contain, various negative covenants that restrict or may restrict, among other things, our ability to:

•	incur additional indebtedness, guarantee indebtedness or issue disqualified shares or, in the case of such subsidiaries, preferred shares;

•	declare or pay dividends on, repurchase or make distributions in respect of, their capital stock or make other restricted payments;

•	make investments or acquisitions;

•	create liens;

•	enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and the assets of our restricted subsidiaries;

•	enter into transactions with affiliates;

•	sell, transfer or otherwise convey certain assets; and

•	prepay certain types of indebtedness.

As a result, we are limited in the manner in which we conduct our business and we may be unable to engage in favorable business activities, repurchase our ordinary shares or finance future operations or capital needs.

Servicing these bonds requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. If we are unable to make our quarterly instalment payments in cash, we may be forced to issue a significant number of ordinary shares which could dilute existing shareholders. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The issuance of new shares, convertible bonds or warrants will cause dilution to our existing shareholders, and could cause the market price of our shares to fall.

Pursuant to the terms of the amended Senior Bonds, we are required to use commercially reasonable endeavors to raise new funding through issuance of its additional shares (by way of ordinary shares, structured equity and/or preference shares) and/or unsecured convertible bond(s), for net proceeds of at least $75.0 million by December 15, 2022, and $150.0 million by March 31, 2023. If we fail to raise at least $75.0 million by December 15, 2022, we are required to grant a penny warrant representing 1.5% of the ordinary share capital to the bondholders, and if we fail to raise at least $150.0 million by March 31, 2023, we are required to grant a penny warrant representing 1.00% to the bondholders. In addition, we entered into the Alvogen Warrant Agreement pursuant to which we are required to issue penny warrants, each of which entitles Alvogen, upon exercise, to receive from Alvotech one fully paid and non-assessable ordinary share of Alvotech, at the exercise price of one cent ($0.01) per share, if (i) a Successful New Capital Increase has not occurred on or before December 15, 2022, or (ii) any amount remains outstanding pursuant to the Alvogen Facility on December 20, 2022.

Raising new funding through the issuance of ordinary shares or convertible bonds, or the granting of warrants, would result in dilution to the interests of other existing shareholder. Additionally, the issuance of a substantial number of new shares, either directly, through convertible bonds or through warrants, or the anticipation of such issuance, could also harm the prevailing market price of our shares.

A disruption at any of our main manufacturing facilities could materially and adversely affect our business, financial condition and results of operations.

On November 16, 2022, we acquired our Reykjavik manufacturing and research facility through the purchase of the shares in Saemundur from ATP Holdings ehf., a related party. Simultaneously, we entered into a loan facility for $50.0 million with Landsbankinn hf., secured with a first priority mortgage over the facility. As owners of the manufacturing and research facility, we are responsible for the maintenance, upkeep and improvements of the facility, for obtaining and maintaining all permits related to the facility and activities therein, and a significant disruption at the facility, whether it be due to fire, natural disaster, power loss, intentional acts of vandalism, climate change, war, terrorism, insufficient quality, or cyber-attacks could materially and adversely affect our business. In addition, failure to make timely payments under the loan facility with Landsbankinn hf. may lead to the loss of our facility and equipment therein.

Exhibit 99.4

PRIVATE & CONFIDENTIAL

AGREED FORM

Originally dated 14 December 2018, as amended and restated on 24 June 2021, 15 June 2022 and 16

November 2022

ALVOTECH

as Issuer

ALVOTECH HF.

ALVOTECH GERMANY GMBH

ALVOTECH HANNOVER GMBH

ALVOTECH SWISS AG

as Guarantors

THE BONDHOLDERS NAMED HEREIN

as Bondholders

MADISON PACIFIC TRUST LIMITED

as Security Trustee

and

MADISON PACIFIC TRUST LIMITED

as Registrar, Paying Agent and Calculation Agent

TRANCHE A BOND INSTRUMENT

Alvotech - Bond Instrument (Tranche A)

Clause		Page

1	Interpretation	2

2	Amount and Issue of Bonds	54

3	Status	55

4	Form, Denomination and Title	55

5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates	56

6	Guarantees	62

7	Security	70

8	Coupon	79

9	General Covenants	79

10	[Reserved]	116

11	Undertakings	116

12	Payments	119

13	Redemption, Purchase and Cancellation	121

14	Taxation	125

15	Events of Default	128

16	Meetings of Bondholders and Modifications	131

17	Waiver	132

18	Voting and Other Rights	132

19	Replacement of Bond Certificates	132

20	Notices	132

21	Disenfranchisement of Shareholder Affiliates	133

22	Currency of Account; Conversion of Currency; Currency Exchange Restrictions	134

23	Governing Law and Jurisdiction	136

24	Counterparts	136

Schedule 1 Form of Bond Certificate		137

Schedule 2 Form of Transfer Certificate		139

Schedule 3 Provisions for Meetings of Bondholders		142

Schedule 4 Form of Accession Letter		147

Schedule 5 Form of Investment Instruction		149

Schedule 6 Guarantors		150

Schedule 7 Bondholders		151

Schedule 8 List of Security Documents		152

i	Alvotech - Bond Instrument (Tranche A)

Schedule 9 Form of Warrant Instrument – Bondholders	154

Schedule 10 Form of Warrant Instrument – Alvogen Lux	155

ii	Alvotech - Bond Instrument (Tranche A)

THIS AMENDED AND RESTATED BOND INSTRUMENT was originally dated 14 December 2018 (as amended and restated by the 2021 Amendment and Restatement Deed (as defined below) on 24 June 2021, and is further amended and restated by the 2022 Amendment and Restatement Deed (as defined below) on 15 June 2022, and is further amended and restated by the 2022 Senior Bonds Upsize Amendment and Restatement Deed) and is made by way of deed by:

1.

ALVOTECH, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884 (the “Issuer”);

2.	THE GUARANTORS named in Schedule 6 (Guarantors) hereto (together, the “Initial Guarantors” and each, an “Initial Guarantor”);

3.	THE BONDHOLDERS named in Schedule 7 (Bondholders) hereto (together, the “Bondholders” and each, a “Bondholder”);

4.	MADISON PACIFIC TRUST LIMITED as security trustee (the “Security Trustee”); and

5.	MADISON PACIFIC TRUST LIMITED as Registrar, Paying Agent and Calculation Agent.

Whereas:

(i)

The Issuer (which assumed all the rights and obligations of Alvotech Holdings S.A. following completion of the statutory merger between the Issuer and Alvotech Holdings S.A. on or about the Listing Date) has in accordance with its Articles of Association and by resolutions of its Board, created and issued the Bonds pursuant to this Instrument;

(ii)

The Initial Guarantors have, in accordance with their respective organisational documents and by resolutions of their respective board of directors and/or shareholders, as the case may be, agreed to unconditionally, irrevocably, jointly and severally guarantee the payment of all sums expressed to be payable by the Issuer under this Instrument and the Bonds, as and when the same becomes due and payable, and the performance of all other obligations expressed to be assumed by the Issuer according to the terms of this Instrument and the Bonds;

(iii)

The Pledgors have, pursuant to the Security Documents (as defined below) entered into between each of them and the Security Trustee, granted certain security to the Security Trustee on behalf of the Bondholders, to secure the Issuer’s repayment obligations under the Bonds and the Guarantors’ obligations under their respective Guarantees;

(iv)

The Security Trustee has agreed to act as the security trustee, the Registrar has agreed to act as the registrar, the Paying Agent has agreed to act as the paying agent and the Calculation Agent has agreed to act as the calculation agent, in each case on the following terms and conditions; and

(v)

Each party hereto has agreed to amend and restate this Instrument by the 2021 Amendment and Restatement Deed on the 2021 A&R Effective Date, the 2022 Amendment and Restatement Deed on the 2022 A&R Effective Date, and the 2022 Senior Bonds Upsize Amendment and Restatement Deed on the 2022 Senior Bonds Upsize A&R Effective Date.

1	Alvotech - Bond Instrument (Tranche A)

(vi)

The ordinary shares of Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between the Issuer and Alvotech Holdings S.A. on or about the Listing Date) were admitted to trading on NASDAQ on the Listing Date following the successful completion of the de-SPAC transaction between Alvotech Holdings S.A. and Oaktree Acquisition Corp. II.

NOW THIS INSTRUMENT WITNESSES AND THE ISSUER DECLARES as follows:

1	Interpretation

1.1	The following expressions have the following meanings:

“2018 and 2019 Subscription Agreements” has the meaning given to it in Condition 2;

“2021 Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 24 June 2021 and made between, amongst others, Alvotech Holdings S.A. as issuer (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2021 A&R Effective Date” means 24 June 2021;

“2021 A&R Security Documents” means, collectively, the “Luxembourg Account Pledge” and the “Supplemental Security Documents” (each as defined in the 2021 Amendment and Restatement Deed);

“2021 Subscription Agreement” has the meaning given to it in Condition 2;

“2022 Alvogen Lux Shareholder Loans” means, collectively, (i) the US$40,000,000 bridge loan pursuant to a loan agreement dated 11 April 2022, and (ii) the US$20,000,000 bridge loan pursuant to a loan agreement dated 1 June 2022, in each case, made between Alvogen Lux as lender and Alvotech Holdings S.A. as borrower (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), and which will each be rolled into and replaced by the Alvogen Lux Shareholder Loans Roll Facility in full pursuant to the terms of the Alvogen Facility Agreement;

“2022 Alvogen Lux Shareholder Loans Repayment Conditions” means each of the following conditions:

(1)	the FDA Approval has been granted to the Issuer on or before 31 March 2023;

(2)

the aggregate amount of the Net Proceeds of any New Equity Issuance received by the Issuer is not less than US$135,000,000, provided that, for the purpose of this paragraph (2) only, the New Equity Issuance Period shall not apply to such New Equity Issuance and the relevant New Equity Issuance may be consummated by the Issuer at any time on or after the 2022 Senior Bonds Upsize A&R Effective Date, in each case in compliance with the Bond Documents; and

2	Alvotech - Bond Instrument (Tranche A)

(3)

immediately following and calculated giving pro forma effect to the related proposed prepayment and/or repayment (including payment of any fees, interest or similar payments due thereunder) of any 2022 Alvogen Lux Shareholder Loans being made, the Issuer and (as applicable) other Guarantors (taken as a whole) shall have not less than US$200,000,000 (or the Dollar Equivalent) of cash or Cash Equivalents on balance sheet;

“2022 Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 15 June 2022 and made between, amongst others, Alvotech Holdings S.A. as issuer (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2022 A&R Effective Date” means 15 June 2022;

“2022 A&R Security Documents” has the meaning given to the term “Supplemental Security Documents” in the 2022 Amendment and Restatement Deed;

“2022 Senior Bonds Upsize Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 16 November 2022 and made between, amongst others, the Issuer as issuer, the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2022 Senior Bonds Upsize A&R Effective Date” has the meaning given to the term “Effective Date” in the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“2022 Senior Bonds Upsize A&R Security Documents” has the meaning given to the term “Supplemental Security Documents” in the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“2022 Senior Bonds Upsize Bondholder” means, for so long as it remains a Bondholder under this Instrument, each Bondholder and each Investor (as defined therein) as set out in Part 2 and Part 3 of schedule 1 to the 2022 Senior Bonds Upsize Amendment and Restatement Deed and each of their Related Funds, managed accounts or Affiliates to whom such Bondholder has transferred any of its holding of the Bonds pursuant to the terms of this Instrument.

“2022 Subscription Agreements” has the meaning given to it in Condition 2;

“ABL Collateral” means all or any of the following assets and properties owned as of the Issue Date, or at any time thereafter acquired, by the Issuer or any Restricted Subsidiary: (1) all Inventory; (2) all Accounts arising from the sale of Inventory or the provision of services; (3) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (1) and (2), all (a) General Intangibles, (b) Chattel Paper, (c) Instruments, (d) Documents, (e) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment and (f) Supporting Obligations; (4) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (1) or (2) (excluding identifiable cash proceeds in respect of real estate, Fixtures or Equipment or from the sale of the Bonds); (5) all Indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory, and any Deposit Account into which such cash advances are deposited (excluding identifiable cash proceeds from the sale of the Bonds); (6) all books and records related to the foregoing; and (7) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Issuer or any Restricted Subsidiary or the provision of services by the Issuer or any Restricted Subsidiary and business interruption insurance. All capitalised terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

3	Alvotech - Bond Instrument (Tranche A)

“Account Pledge (Alvotech hf. Operating Accounts)” means an Icelandic law governed pledge dated 14 December 2018 and between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Alvotech hf. Operating Accounts;

“Account Pledge (Issuer Accounts)” means an Icelandic law governed pledge dated 14 December 2018 and made between the Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer) as pledger and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account and the Issuer Alvogen Facility Account;

“Account Pledge (Liquidity Account)” means an Icelandic law governed pledge dated 14 December 2018 and made between Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer) as pledger and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account;

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

“Additional Amounts” has the meaning given to it in Condition 14.1;

“Adjusted Treasury Rate” means, with respect to any Relevant Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the second anniversary of the 2021 A&R Effective Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Relevant Redemption Date, in each case calculated on the third Business Day immediately preceding such Relevant Redemption Date;

4	Alvotech - Bond Instrument (Tranche A)

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person;

“Affiliate Transaction” has the meaning given to it in Condition 9.8;

“Alternative Stock Exchange” means at any time after the Listing Date, in the case of the Shares, if they are not at that time listed and traded on the Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in;

“Alvogen Lux” means Alvogen Lux Holdings S.à r.l., a private company with limited liability (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B 149.045;

“Alvogen Facility” means the unsecured and subordinated facility (in an aggregate principal facility amount of not less than US$112,500,000 (such amount being not less than $50,000,000 made available in cash to the Issuer by Alvogen Lux on the 2022 Senior Bonds Upsize A&R Effective Date and $62,500,000 being the Alvogen Lux Shareholder Loans Roll Facility) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date (and for the avoidance of doubt, including any increase or upsize of the commitments under that facility established in accordance with the terms of this Instrument after the 2022 Senior Bonds Upsize A&R Effective Date) granted pursuant to the facility agreement (the “Alvogen Facility Agreement”) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date and made by Alvogen Lux as original lender and the rollover lender and the Issuer as borrower in the form agreed with the Bondholders prior to the date of this Instrument (as amended and/or restated pursuant to and in accordance with the terms and conditions of the Alvogen Facility Agreement and this Instrument);

“Alvogen Facility Agreement” has the meaning given to that term in the definition of “Alvogen Facility”;

“Alvogen Facility Lenders” means Alvogen Lux and such other persons permitted to be lenders under the Alvogen Facility as at the 2022 Senior Bonds Upsize A&R Effective Date that shall accede to the Alvogen Facility Agreement in the capacity of a lender;

“Alvogen Facility Long Stop Date” means 15 December 2022;

“Alvogen Facility Refinancing” means the irrevocable refinancing, repayment and discharge of US$50,000,000 of the principal amount of the Alvogen Facility together with any accrued interest and other costs (excluding, for the avoidance of doubt, the Alvogen Lux Shareholder Loans Roll Facility unless and until the occurrence of a New Capital Roll) in full (and the commitments thereunder being irrevocably cancelled);

“Alvogen Lux Shareholder Loans Roll” means the rollover of the 2022 Alvogen Lux Shareholder Loans into the Alvogen Facility (on cashless basis) pursuant to the terms of the Alvogen Facility Agreement, following which, the 2022 Alvogen Lux Shareholder Loans shall thereafter be deemed to form part of the Alvogen Facility pursuant to the terms and conditions of the Alvogen Facility;

5	Alvotech - Bond Instrument (Tranche A)

“Alvogen Lux Shareholder Loans Roll Amount” means $62,500,000;

“Alvogen Lux Shareholder Loans Roll Facility” means the portion of the Alvogen Facility representing the aggregate amount of the 2022 Alvogen Lux Shareholder Loans that have been rolled-over into the Alvogen Facility pursuant to the terms of the Alvogen Facility Agreement, including for the avoidance of doubt, all interest, fees and other amounts whatsoever that have accrued or are to accrue thereon and with such conversion and/or roll being effective on the date of the Alvogen Facility Agreement;

“Alvotech hf. Operating Accounts” means the ISK account (account number [***]), the USD account (account number [***]) and the EUR account (account number (account number [***]) with Landsbankinn hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Applicable Premium” means, with respect to a Bond at an Optional Redemption Date, a Change of Control Put Date or as applicable, the relevant redemption date in connection with any Asset Sale Offer (each a “Relevant Redemption Date”), in each case:

(1)	falling during the period from (and including) the 2021 A&R Effective Date to (but excluding) the second anniversary of the 2021 A&R Effective Date, the greater of:

(a)	2% of the principal amount of such Bond; and

(b)

the excess of (x) the present value at such Relevant Redemption Date of the Bond plus all required and scheduled interest and coupon payments (including by way of capitalized interest or coupon, and interest and coupon which would thereafter accrue on such capitalized amount) that would otherwise have accrued or been due in respect of such Bond from (and including) the Relevant Redemption Date to (and excluding) the second anniversary of the 2021 A&R Effective Date, computed using a discount rate equal to the Adjusted Treasury Rate plus 50 basis points, over (y) the principal amount of such Bond on such Optional Redemption Date;

(2)

falling during the period from (and including) the second anniversary of the 2021 A&R Effective Date to (but excluding) the third anniversary of the 2021 A&R Effective Date, 2% of the principal amount of such Bonds so redeemed; and

(3)	falling on or at any time after the third anniversary of the 2021 A&R Effective Date onwards, zero;

“Arion Loans” means:

(1)

an ISK 1,000,000,000 term loan facility agreement dated 2 September 2016 (and as amended and/or restated from time to time), entered into between Fasteignafélagið Sæmundur hf as borrower and Arion Banki HF as lender (in the form disclosed to the Bondholders or prior to the 2022 Senior Bonds Upsize A&R Effective Date); and

6	Alvotech - Bond Instrument (Tranche A)

(2)

an ISK 4,160,000,000 term loan facility agreement dated 6 February 2013 (and as amended and/or restated from time to time), entered into between, among others, Fasteignafélagið Sæmundur hf as borrower and Arion Banki hf. as lender (in the form disclosed to the Bondholders or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Articles of Association” means the articles of association of the Issuer in force from time to time;

“Asset Acquisition” means (1) an investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any Restricted Subsidiary; or (2) an acquisition by the Issuer or any Restricted Subsidiary of the property and assets of any Person other than the Issuer or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person;

“Asset Disposition” means the sale or other disposition by the Issuer or any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any Restricted Subsidiary;

“Asset Sale” means:

(1)

any direct or indirect sale, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business) or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer, including any disposition by means of a merger, consolidation or similar transaction (each referred to in this definition as a “disposition”) or

(2)

the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) in any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)

a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out property or equipment in the ordinary course of business of the Issuer and its Restricted Subsidiaries, (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Condition 9.11 or any disposition that constitutes a Change of Control;

7	Alvotech - Bond Instrument (Tranche A)

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Condition 9.5;

(d)

any disposition of assets or issuance or sale of Equity Interests, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than US$7,500,000 (or the Dollar Equivalent thereof), in each case whether in a single transaction or a series of related transactions;

(e)

any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);

(f)

any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(i)

any license, collaboration agreement, strategic alliance or similar arrangement in the ordinary course of business on an arm’s length basis providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(j)

a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(k)

the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property, or Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary entered into within six months of the Issue Date in an aggregate amount not to exceed US$10,000,000 (or the Dollar Equivalent thereof);

(l)	any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

(m)

in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

8	Alvotech - Bond Instrument (Tranche A)

(n)

any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction or asset securitisation, permitted by this Instrument;

(o)	dispositions consisting of Permitted Liens;

(p)

any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(q)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

“Asset Sale Offer” has the meaning given to it in Condition 9.7(b);

“Aztiq” means ATP Holdings ehf. a company incorporated and registered in Iceland, with registration number 481020-0420, whose registered office is at Smáratorg 3, Kópavogur, Iceland;

“Aztiq CB” has the meaning given to that term under paragraph (b) of Condition 9.19 of this Instrument;

“Aztiq CB Documents” has the meaning given to that term under paragraph (b) of Condition 9.19 of this Instrument;

“Aztiq CB Minimum Terms” has the meaning given to that term under paragraph (c) of Condition 9.19 of this Instrument;

“Aztiq Facility Contribution” means collectively, the sale of (i) 1,892,749,999 shares of Saemundargata Holdco in the nominal value of ISK 1 (one), by Aztiq to the Issuer and (ii) 1 share of Saemundargata Holdco in the nominal value of ISK 1 (one) by Aztiq Pharma ehf. to Alvotech hf., such shares together representing the entire issued share capital of Saemundargata Holdco, pursuant to the Aztiq Facility Contribution SPAs;

“Aztiq Facility Contribution SPAs” means the share purchase agreements dated on or prior to the 2022 Senior Bonds Upsize A&R Effective Date and made between (i) Aztiq and the Issuer and (ii) Aztiq Pharma ehf. and Alvotech hf., in each case in relation to the Aztiq Facility Contribution (in the form disclosed to, and approved in writing (including by email) by, the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Aztiq Pharma” means Aztiq Pharma Partners S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B 147.728;

9	Alvotech - Bond Instrument (Tranche A)

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof;

“Base Currency” has the meaning given to it in Condition 22.2;

“Board” means the board of directors of the Issuer;

“Board Observer” has the meaning given to it in Condition 9.20;

“Board Observer Agreement” means the Luxembourg law governed agreement dated on or about the 2022 Senior Bonds Upsize A&R Effective Date made between, amongst others, the Issuer and the Bondholders relating to the appointment of an observer to the Board of the Issuer (and committees thereof);

“Bond Certificate” has the meaning given to it in Condition 4.1;

“Bond Documents” means collectively, this Instrument, the Bonds, the 2021 Amendment and Restatement Deed, the 2022 Amendment and Restatement Deed, the 2022 Senior Bonds Upsize Amendment and Restatement Deed, the Security Documents, the Intercreditor Deed, the Calculation Agency Agreement, the Subscription Agreements, the Board Observer Agreement, any warrant instrument issued pursuant to paragraph (e) of Condition 9.16 (New Equity Issuance) and any other document designated as a “Bond Document” by the Issuer and Bondholders;

“Bondholders”, and (in relation to a Bond) holder means the person in whose name a Bond is registered in the Register of Bondholders;

“Bonds” means the bonds issued or to be issued under this Instrument (but in the case of bonds to be issued hereunder, pursuant to the Subscription Agreements) due 2025 in an aggregate principal amount of US$236,468,477.37 (as at the 2022 Senior Bonds Upsize A&R Effective Date);

“Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Luxembourg, Hong Kong, London and New York City, in the case of a surrender of a Bond Certificate, in the place where the Bond Certificate is surrendered;

“Calculation Agent” has the meaning given to it in the Calculation Agency Agreement (as amended and/or restated from time to time);

“Calculation Agency Agreement” means the calculation agency agreement dated 23 April 2021 and made between the Issuer and the Calculation Agent.

10	Alvotech - Bond Instrument (Tranche A)

“Capital Distribution” means any distribution of assets in specie charged or provided or to be provided for in the accounts of the Issuer for any financial period (whenever paid or made and however described) but excluding a cash Dividend and a distribution of assets in specie in lieu of a cash Dividend (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid-up (other than Shares credited as fully paid) by way of capitalisation of reserves);

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including Preferred Stock, but excluding any debt securities convertible into such equity, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

“Capitalised Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalised and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS and excluding, for the avoidance of doubt, any cash expenditure arising from an operating lease or lease which, in accordance with IFRS, is treated as an operating lease;

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital (including the capital reserves) of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness;” provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Condition 9.4;

“Cash Equivalents” means:

(1)	U.S. dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union;

(2)

securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), in each case maturing not more than two years from the date of acquisition;

(3)

certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not to exceed one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of US$250,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated “A” by S&P or Fitch or “A2” by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

11	Alvotech - Bond Instrument (Tranche A)

(5)

commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from any of Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed two years from the date of acquisition;

(7)

Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or Fitch or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed 12 months from the date of acquisition; and

(8)	investment funds investing at least 95.0 per cent. of their assets in securities of the types described in clauses (1) through (7) above;

“Change of Control” means an event or series of events (a) as a result of which any “person” or persons constituting a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing more than fifty point one percent (50.1%) of the Equity Interests of the Issuer entitled to vote for members of the Board on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); (b) that results in the sale of all or substantially all of the assets or businesses of the Issuer and its Subsidiaries, taken as a whole; or (c) that results in the Issuer’s failure to own, directly or indirectly, beneficially and of record, one hundred percent (100%) of all issued and outstanding Equity Interests of each subsidiary Guarantor ;

“Change of Control Put Date” has the meaning given to it in Condition 13.4(b);

“Change of Control Put Exercise Notice” has the meaning given to it in Condition 13.4(b);

“Change of Control Put Price” has the meaning given to it in Condition 13.4(a);

“Change of Control Put Right” has the meaning given to it in Condition 13.4(a);

“Change of Tax Law” has the meaning given to it in Condition 13.3;

“Closed Period” has the meaning given to it in Condition 5.7;

“Closing Price” for the Shares for any Trading Day shall be, after the Listing Date, the price published in the quotation sheet of the Stock Exchange for such day or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day;

12	Alvotech - Bond Instrument (Tranche A)

“Collateral” means all current and future collateral securing or purported to be securing, directly or indirectly, the Secured Obligations and shall initially consist of all Equity Interests of Alvotech hf., Alvotech Hannover GmbH, Alvotech Germany GmbH and Alvotech Swiss AG and all Intellectual Property Collateral;

“Companies Law” means the Luxembourg law on commercial companies of 10 August 1915, as amended from time to time;

“Comparable Treasury Issue” means the U.S. Treasury security having a maturity comparable to the second anniversary of the 2021 A&R Effective Date that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity comparable maturity to the second anniversary of the 2021 A&R Effective Date;

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, if paragraph (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three (or such lesser number as obtained by the Issuer) is available, Reference Treasury Dealer Quotations for such Optional Redemption Date;

“Confidential Information” has the meaning given to it in Condition 7.14;

“Confidential Parties” has the meaning given to it in Condition 7.14;

“Consolidated Interest Expense” means, for any period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with IFRS for such period of the Issuer and its Restricted Subsidiaries, minus interest income for such period, and plus, to the extent not included in such gross interest expense, and to the extent incurred, accrued or payable during such period by the Issuer and its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortisation of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations (including the amortisation of fees, taking no account of any unrealised gains or losses or financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Issuer or any of its Restricted Subsidiaries, (7) any capitalized interest and (8) all other non-cash interest expense; provided that, interest expense attributable to interest on any Indebtedness bearing a floating interest rate will be computed on a pro forma basis at the rate in effect on the date of determination, in each case as if such rate had been the applicable rate for the entire relevant period; provided further that to the extent the document(s) governing any Indebtedness provide for an increase of the interest rate on such Indebtedness during the term of such Indebtedness, interest expense attributable to interest on such Indebtedness will be computed on the basis of the highest rate contemplated under such document(s);

13	Alvotech - Bond Instrument (Tranche A)

“Consolidated Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Bondholders to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

14	Alvotech - Bond Instrument (Tranche A)

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)

any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and postretirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or issuance, repayment, refinancing, amendment or modification of Indebtedness shall be excluded; provided, however, that the aggregate amount so excluded pursuant to this clause (1) shall not exceed 15 per cent. of the Net Income of such Person and its Restricted Subsidiary as the case may be, for such period;

(2)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by IFRS, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortisation or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)

any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)

the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

15	Alvotech - Bond Instrument (Tranche A)

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)	any impairment charges or asset write-offs, in each case pursuant to IFRS, and the amortisation of intangibles arising pursuant to IFRS shall be excluded;

(10)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(11)

any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(12)

accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with IFRS or as a result of adoption or modification of accounting policies shall be excluded;

(13)

solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(14)

(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under IFRS and related interpretations shall be excluded;

(15)

any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16)

solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with IFRS and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included; and

16	Alvotech - Bond Instrument (Tranche A)

(17)

to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of Condition 9.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit”;

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortisation and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period;

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including state, franchise, property and similar taxes and non-U.S. withholding taxes (including penalties and interest related to such taxes or arising from tax examinations);

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)

to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof;

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount not to exceed the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital (including the capital reserves) of the Issuer after the Issue Date; provided that:

(1)	such cash contributions have not been used to make a Restricted Payment; and

17	Alvotech - Bond Instrument (Tranche A)

(2)

such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof;

“Coupon Payment Date” means:

(1)	at any time on or prior to the Listing Date, each anniversary of the 2021 A&R Effective Date that occurs prior to the Listing Date and the Listing Date; and

(2)	at any time after the Listing Date, the date falling on the six-month anniversary of the Listing Date and each subsequent date falling at six-monthly intervals.

“Coupon Rate” means:

(1)	at any time up to (but excluding) the 2022 Senior Bonds Upsize A&R Effective Date, 10.00% per annum;

(2)	subject to paragraph (3) below, at any time from (and including) the 2022 Senior Bonds Upsize A&R Effective Date, 12.00% per annum; and

(3)

at any time after the completion of any New Equity Issuance and provided that each of the conditions set out in sub-paragraphs (A) to (B) below (inclusive) have been satisfied, the Coupon Rate applicable to the Bonds shall be reduced to the percentage per annum set out in Column 2 of the table below based on the aggregate amount of New Equity Issuance Net Proceeds for all the New Equity Issuances received by the Issuer (as certified by a director of the Issuer to the Bondholders (enclosing reasonable evidence and details, satisfactory to the Bondholders (acting reasonably), of the calculations of such amounts)) as set out in Column 1 below (each a “Coupon Step Down”):

Column 1: Net Proceeds of the New Equity Issuance (US$)	Column 2: Coupon Rate (% p.a.)
Equal to or greater than US$150,000,000	10.75%
Less than US$150,000,000 but equal to or greater than US$75,000,000	11.375%

provided that, no Coupon Step Down may occur unless each of the following conditions have been satisfied:

(A)	FDA Approval has been granted to the Issuer on or before 31 March 2023; and

(B)	the New Equity Issuance Price Condition has been satisfied,

18	Alvotech - Bond Instrument (Tranche A)

provided further that:

(C)

any Coupon Step Down (if any) pursuant to this paragraph (3) shall take effect from and including the date on which both (x) sub-paragraphs (A) to (B) above (inclusive) have been satisfied (as certified by a director of the Issuer to the Bondholders (enclosing reasonable evidence and details thereof satisfactory to the Bondholders (acting reasonably)) and (y) the aggregate amount of Net Proceeds for all the New Equity Issuances received by the Issuer at the date of the Officer’s Certificate delivered to the Bondholders as noted above falls within the relevant category set in Column 1 above; and

(D)	it being understood that no Coupon Step Down shall take effect if the FDA Approval is not granted to the Issuer on or before 31 March 2023;

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement”, any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time;

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time;

“Cumulative Credit” means the sum of (without duplication):

(1)

50 per cent. of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100 per cent. of such deficit), plus

(2)

100 per cent. of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

19	Alvotech - Bond Instrument (Tranche A)

(3)

100 per cent. of the aggregate amount of contributions to the capital (including the capital reserves without issuance of shares) of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4)

the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)

100 per cent. of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from: (a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (xi) of Condition 9.5(b) ), (b) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or (c) a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (xi) of Condition 9.5(b) or constituted a Permitted Investment);

20	Alvotech - Bond Instrument (Tranche A)

“Current Market Price” means, after the Listing Date, in respect of a Share at a particular time on a particular date, the average of the volume-weighted average price (“VWAP”) quoted by the Stock Exchange or, as the case may be, by the Alternative Stock Exchange, for one Share (being a Share carrying full entitlement to Dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said five Trading Day period, the Shares shall have been quoted ex-Dividend and during some other part of that period the Shares shall have been quoted cum-Dividend then:

(1)

if the Shares to be issued in such circumstances do not rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted cum-Dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; or

(2)

if the Shares to be issued in such circumstances rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted ex-Dividend shall, for the purpose of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of that Dividend per Share;

provided that:

(1)

if the Shares on each of the said five Trading Days have been quoted cum-Dividend in respect of a Dividend which has been declared or announced but the Shares to be issued do not rank for that Dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; and

(2)	if:

(A)

the VWAP is not available on each of the five Trading Days during the relevant period, then the arithmetic average of such VWAP which is available in the relevant period shall be used (subject to a minimum of two such VWAP); and

(B)

only one or no such VWAP is available in the relevant period, then the Current Market Price shall be determined in good faith by two independent investment banks of international repute (acting as experts) appointed by the Issuer and approved by an Ordinary Resolution of the Bondholders;

“Debt Securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes, loan stock or other debt securities but shall exclude any indebtedness constituted by loan agreements with lenders not involving the issue of securities;

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default;

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code) in which funds are held or invested for credit to or for the benefit of the Issuer;

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration;

21	Alvotech - Bond Instrument (Tranche A)

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof;

“Development Cost” means with respect to any Proprietary Rights (and any other rights to produce or sell products) to be acquired from an Affiliate of the Issuer, all costs of Affiliates of the Issuer to develop such Proprietary Rights (and any other rights to produce or sell products) from initiation of their development to their sale or transfer to the Issuer or any Subsidiary Guarantor, including the cost of acquiring such Proprietary Rights (and other rights to produce or sell such products), allocated personnel costs, third party development services, third party bio-study costs, pre-market manufacturing, outside legal expenses and allocated research and development overhead expenses, in each case as such costs are reflected (or are allowed to be reflected) in the financial statements of the Issuer or its Affiliates in accordance with IFRS;

“Dispute” has the meaning given to it in Condition 23.2;

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favourable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Bonds and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Bonds (including the purchase of any Bonds tendered pursuant thereto)),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the Maturity Date of the Bonds or the date the Bonds are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock;

22	Alvotech - Bond Instrument (Tranche A)

“Dividend” means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid-up); provided that: where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then, the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of: (a) the cash Dividend so announced; and (b) the Current Market Price on the date of announcement of such Dividend of such Shares or the Fair Market Value of other property or assets to be issued or delivered in satisfaction of such Dividend (or which would be issued if all holders of Shares elected therefor, regardless of whether any such election is made);

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such other currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with such other currency as quoted by the Federal Bank of New York on the date of determination;

“Drug Applications” means new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing);

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)

Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3)	Consolidated Non-cash Charges; plus

(4)

any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Instrument (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Bonds and the Bank Indebtedness, (ii) any amendment or other modification of the Bonds or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(5)

project start-up costs, business optimisation expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the effect of inventory optimisation programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

23	Alvotech - Bond Instrument (Tranche A)

(6)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(7)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital (including the capital reserves without issuance of shares) of such Person or a Restricted Subsidiary, or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit;

less, without duplication,

(8)

non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period);

provided, however, the sum of the amounts included in the determination of EBITDA pursuant to clauses (4) through (8) above shall not exceed 20 per cent. of the Consolidated Net Income of such Person for such period.

Notwithstanding the foregoing, the provision for taxes and depreciation, amortisation, non-cash items, charges and write-downs of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income for the purposes of this definition;

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock);

“Equity Issuance” means an issuance by the Issuer of new ordinary shares and/or preference shares in its capital and/or unsecured convertible bond(s) that meet all of the Equity Issuance Minimum Conditions;

“Equity Issuance Minimum Conditions” means in respect of an Equity Issuance, each of the following conditions:

(1)	such Equity Issuance shall be on terms that do not and are not reasonably likely to adversely affect the interests of the Bondholders under the Bond Documents;

(2)

such Equity Issuance shall constitute Subordinated Indebtedness, and (to the extent such document or instrument relating to an Equity Issuance includes a Stated Maturity), shall have a Stated Maturity and, if applicable, a First Amortisation Date no earlier than 91 days following the Stated Maturity of the Bonds;

24	Alvotech - Bond Instrument (Tranche A)

(3)

the creditor under such Equity Issuance shall execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(4)

the terms of such Equity Issuance shall provide that all interest, fees and premium (and any similar amounts payable in connection with such Equity Issuance) due and payable to the creditors thereof (excluding any costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the aggregate principal amount of such Equity Issuance) (if any) shall be capitalized and added to the principal amount of such Equity Issuance to be paid at maturity (i.e. paid solely in the form of pay-in-kind);

(5)

the Equity Issuance shall have an all-in-yield cap (inclusive of interest, margin, fees (including upfront fees), original issue discount, premium and all other amounts payable thereunder or in connection therewith (excluding any costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof) of 17.5% per annum; and

(6)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation or otherwise (including the general covenants and/or events of default (however described)) relating to any such Equity Issuance shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable));

“Event of Default” has the meaning given to it in Condition 15;

“Excess Proceeds” has the meaning given to it in Condition 9.7(b);

“Excess Proceeds Threshold” has the meaning given to it in Condition 9.7(b);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchanges Commission promulgated thereunder;

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board) received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)

the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

25	Alvotech - Bond Instrument (Tranche A)

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be;

“Existing Security Documents” means each of the following documents:

(1)	Account Pledge (Alvotech hf. Operating Accounts);

(2)	Account Pledge (Issuer Accounts);

(3)	Account Pledge (Liquidity Account);

(4)	Icelandic Trade Mark Charge;

(5)	Intellectual Property Charge;

(6)	Share Charge (Alvotech hf.);

(7)	Share Pledge (Alvotech Swiss AG);

(8)	Share Pledge (Alvotech Germany GmbH); and

(9)	Share Pledge (Alvotech Hannover GmbH).

“Experts” has the meaning given to it in the definition of “Fair Market Value”;

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by two leading investment banks of international repute (acting as experts), selected by the Issuer and approved by an Ordinary Resolution of the Bondholders (the “Experts”); provided that: (i) the fair market value of a cash Dividend paid or to be paid per Share shall be the amount of such cash Dividend per Share determined as at the date of announcement of such Dividend; (ii) the fair market value of any other cash amount shall be the amount of such cash; (iii) where securities, spin-off securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by the Experts) the fair market value of such securities, spin-off securities, options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day on which such options, warrants or other rights are publicly traded; and (iv) where securities, spin-off securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, spin-off securities, options, warrants or other rights shall be determined by the Experts, on the basis of a commonly accepted market valuation method and taking into account of such factors as they consider appropriate, including but not limited to their market price, their dividend yield (if applicable), the volatility of such market price, prevailing interest rates and the terms of such securities, spin-off securities, options, warrants or other rights, including but not limited to as to the expiry date and exercise price (if any) thereof. Such amount shall, in the case of (i) above, be translated into Dollar Equivalent (if declared or paid or payable in a currency other than the U.S. dollar). In addition, in the case of (i) and (ii) above, the fair market value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

26	Alvotech - Bond Instrument (Tranche A)

“FATCA” means:

(1)	sections 1471 to 1474 of the US Internal Revenue Code of 1984 (as amended) or any associated regulations;

(2)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (1) above; or

(3)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (1) or (2) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction” means a deduction or withholding from a payment under a Bond Document required by FATCA;

“FATCA Exempt Party” means a Person that is entitled to receive payments free from any FATCA Deduction;

“FDA Approval” means the FDA approval under 42 U.S.C. § 262(k) of a biologics license application (BLA) authorizing the manufacture and introduction or delivery for introduction into interstate commerce of AVT02 in the United States by the Issuer (or as relevant, any member of the Group), granted to the Issuer (or as relevant, any member of the Group) by FDA of the United States; and for the avoidance of doubt, such an FDA Approval does not include an accelerated approval permitted under 21 U.S.C. 356(c) and 21 C.F.R. part 601, subpart E;

“Fee Letter” means any letter or letters between, among others, the Security Trustee, the Registrar, the Paying Agent, the Calculation Agent and the Issuer setting out any of the fees payable to any of the Security Trustee, the Registrar, the Paying Agent and the Calculation Agent;

“Financial Officer” of any Person shall mean a member of the Board, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person;

“First Amortisation Date” means, with respect to any Indebtedness, the date specified in the instrument constituting or governing such Indebtedness as the fixed date on which the first payment of principal of such Indebtedness is due and payable;

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate or Representative of such holder at the time of entry into such Hedging Obligations;

“Fitch” means Fitch Ratings Ltd. and its affiliates or successors;

27	Alvotech - Bond Instrument (Tranche A)

“Future Guarantor” has the meaning given to it in Condition 6.9;

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);

“Group” means the Issuer and its Subsidiaries from time to time and “members of the Group” shall be construed accordingly;

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, actual or contingent in any manner (including letters of credit and reimbursement agreements in respect thereof, bond, indemnity or similar assurance against loss), of all or any part of any Indebtedness or other obligations;

“Guaranteed Obligations” has the meaning given to it in Condition 6.1;

“Guarantors” means those members of the Group which Guarantee the Issuer’s obligations with respect to the Bonds from time to time, initially the Initial Guarantors, and includes any other member of the Group which becomes a Future Guarantor in accordance with the provisions of this Instrument, and a “Guarantor” means any of them;

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“indemnified party” has the meaning given to it in Condition 5.10;

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time in the European Union. Notwithstanding anything to the contrary, (i) notwithstanding any change in IFRS after the Issue Date that would require lease obligations that would be treated as operating leases as of Issue Date to be classified and accounted for as Capitalised Lease Obligations or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that was entered into after Issue Date that would have been considered an operating lease under GAAP in effect as of the Issue Date shall be treated as an operating lease for all purposes under this Instrument and the other Bond Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness;

“Icelandic Trade Mark Charge” means an Icelandic law governed charge dated 14 December 2018 and made between Alvotech hf. as chargor and Madison Pacific Trust Limited as security trustee.

28	Alvotech - Bond Instrument (Tranche A)

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurrence” has a correlative meaning;

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business which are not arranged primarily as a means to raise finance), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(2)

to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person, provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; or (6) deposits securing Sale/Leaseback Transactions.

Notwithstanding anything in this Instrument to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Instrument as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Instrument but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Instrument;

29	Alvotech - Bond Instrument (Tranche A)

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of internationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged;

“Initial Guarantors” has the meaning given to it in the preamble to this Instrument;

“Instructing Bondholders” has the meaning given to it in Condition 7.4;

“Intellectual Property” means:

(1)

all rights in inventions (whether or not patentable or reduced to practice) and all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and re-examinations in connection therewith;

(2)

all trademarks, trademark applications, trade names, service marks, service mark applications, rights in trade dress, logos, designs and other indicia of origin, business names, company names and Internet domain names and all applications, registrations, and renewals in connection therewith, and all goodwill of the business relating to the goods or services in respect of which any of the foregoing are registered or used;

(3)	all copyrights and other works of authorship, semiconductor topography rights and database rights and all applications, registrations and renewals in connection therewith;

(4)	all rights in Know-How;

(5)	all rights in software (including rights in source code, executable code and related documentation);

(6)	any other intellectual property rights; and

(7)	all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (1) to (6) above,

in each case: (i) anywhere in the world; and (ii) whether unregistered or registered (including, for all of them, applications);

“Intellectual Property Charge” means an English law governed charge dated 14 December 2018 and made between the Issuer and its Subsidiaries as chargor and Madison Pacific Trust Limited as security trustee in respect of the Intellectual Property Collateral;

“Intellectual Property Collateral” means the Proprietary Rights that are owned by the Issuer or any of its Subsidiaries as at the date hereof or of which the Issuer or any of its Subsidiaries acquires ownership in the future, including by way of transfer or assignment, in each case, in any jurisdiction in the world;

30	Alvotech - Bond Instrument (Tranche A)

“Intercreditor Deed” means the intercreditor deed dated originally dated 14 December 2018 and made initially by and among the Issuer, the Guarantors, the Security Trustee and each of the Investor named in the 2018 and 2019 Subscription Agreements and the other subscription agreement, respectively, as amended and supplemented from time to time pursuant to the terms thereto;

“Interest Coverage Ratio” means, on any date, with respect to any Person on such date, the ratio of (1) the aggregate amount of EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date to (2) the aggregate Consolidated Interest Expense of such Person during such period. In making the foregoing calculation:

(a)

pro forma effect shall be given to any interest payment made during the period on any Indebtedness Incurred (the “Reference Period”) commencing on and including the first day of the relevant period and ending on and including the relevant date of calculation (other than interest payment made on Indebtedness Incurred or repaid under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of the relevant period), in each case as if such interest payment had been made on the first day of such Reference Period;

(b)

pro forma effect will be given to the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries as if such creation, designation or redesignation had occurred on the first day of such Reference Period;

(c)

pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(d)

pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition (or asset acquisition or asset disposition), such pro forma calculation will be based upon the four full fiscal quarter immediately preceding the Incurrence Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available;

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

31	Alvotech - Bond Instrument (Tranche A)

(2)

securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P or Fitch, or an equivalent rating by any other internationally recognised rating agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)

investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not to exceed two years from the date of acquisition;

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Condition 9.5:

(1)

“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less (ii) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board;

“IPO” means the listing or admission to trading on any Stock Exchange of any share of the Issuer or any holding company or Subsidiary undertaking of the Issuer, or any sale or issue by way of listing, flotation or public offering of any shares or securities of the Issuer or any holding company or Subsidiary undertaking of the Issuer on any Stock Exchange.

“Issue Date” means the date on which the Bonds were originally issued, being 14 December 2018;

“Issuer Alvogen Facility Account” means the USD account (account number [***]) with Landsbankans hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

32	Alvotech - Bond Instrument (Tranche A)

“Issuer Operating Account” means the USD account (account number [***]) with Kvika banki hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Judgment Currency” has the meaning given to it in Condition 22.2;

“Know-How” means information that is generally not known to the public (including trade secrets), including information comprised in or derived from formulae, drawings, designs, plans, blueprints, specifications, tools, protocols, techniques, industrial models, templates, test results and procedures, algorithms, methods, artificial intelligence, process technologies, product dossiers, manufacturing and/or formulation know how and research and development activities;

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security assignment, security transfer of title, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien;

“Liquidity Account” means the USD account (account number [***]) with Kvika banki hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Liquidity Account Reporting Requirement” has the meaning given to it in Condition 9.1;

“Listing Date” means the date on which the Issuer listed on NASDAQ, being 16 June 2022.

“Listing Rules” means the rules, regulations and requirements of the relevant Stock Exchange or the Alternative Stock Exchange (if applicable) rules governing the listing of, and maintenance of any listing of, securities on that Stock Exchange in force from time to time;

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

“Losses” has the meaning given to it in Condition 5.10;

“Material Adverse Effect” means:

(1)

any event or circumstance or any combination of them which is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), business or financial condition, results or prospects of the Group taken as a whole and/or any member of the Group individually;

(2)	a material adverse effect on the ability of the Issuer, the Guarantors or the Pledgors to perform their respective obligations under the Bond Documents; or

33	Alvotech - Bond Instrument (Tranche A)

(3)

a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Guarantee or Security granted or purporting to be granted pursuant to the Bond Documents or the rights or remedies of any party to the Bond Documents;

“Material Non-Public Information” means any information in relation to the Issuer or the Group that has not been disseminated in a manner making it available to investors generally (including, without limitation, in the most recent annual report of the Issuer or any prospectus in relation to any IPO or a SPAC Listing of Alvotech Holdings S.A. and/or the Issuer) and which constitutes material non-public information or inside information as defined in the Listing Rules or applicable law or regulation relating the relevant Stock Exchange;

“Maturity Date” means the date falling on the fourth anniversary of the 2021 A&R Effective Date;

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof;

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends;

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), or, the aggregate cash proceeds received by the Issuer in respect of any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable), in each case net of (i) the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration or, any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable) (including legal, accounting and investment banking fees, and brokerage and sales commissions) , (ii) any relocation expenses Incurred as a result thereof, (iii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), (iv) (in respect of any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable), without duplication) the aggregate amount of all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Issuer or any of its holding companies, Subsidiaries, Affiliates or successors in title in connection with such New Equity Issuance, New Capital Increase or the Alvogen Facility (as applicable) including without limitation the assessment, negotiation, preparation, execution and registration of any agreements or other documents related thereto and including any fees, costs and expenses of professional advisors (whether paid in cash or in kind), (v) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Condition 9.7(b)(i)) to be paid as a result of such transaction, and (vi) any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with IFRS against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

34	Alvotech - Bond Instrument (Tranche A)

“New Capital Increase” means funding raised by the Issuer that is structured and on terms which are in each case consistent with (and no worse than from the perspective of the Bondholders) an Equity Issuance provided that, each of the Equity Issuance Minimum Conditions and New Equity Issuance Price Condition will be satisfied in respect of each such New Capital Increase and for the avoidance of doubt, the economic terms of any New Capital Increase (taken as a whole in the case where there are more than one New Capital Increases) are not worse than (from the perspective of the creditor thereof) the economic terms of the Alvogen Facility;

“New Capital Increase Period” means the period commencing on the 2022 Senior Bonds Upsize A&R Effective Date and ending on the Alvogen Facility Long Stop Date;

“New Capital Roll” has the meaning given to that term in Condition 9.17 (Alvogen Facility);

“New Equity Issuance” means any Equity Issuance during the New Equity Issuance Period which satisfies each of the New Equity Issuance Conditions;

“New Equity Issuance Conditions” means, in respect of any Equity Issuance, each of the following conditions:

(1)	such Equity Issuance is completed during the 12 month period commencing on (and including) the 2022 Senior Bonds Upsize A&R Effective Date (the “New Equity Issuance Period”); and

(2)

any Equity Issuance in respect of which the issue price for the additional shares issued is not less than US$5.00 per share, or, as applicable, the conversion price applicable to the convertible bond(s) granted, is not less than US$10.00 per share (provided that, the conversion price in effect and the number of ordinary shares to be converted upon the exercise of the conversion rights shall be subject to adjustment from time to time as a result of a stock split, stock dividend, recapitalization or similar transactions provided that such adjustment does not adversely affect the interests of the Bondholders (in its capacity as such under the Bond Documents only), in each case, to be adjusted pursuant to the terms to be set out in the definitive documentation relating to such convertible bonds) (the “New Equity Issuance Price Condition”);

“New Equity Issuance Period” has the meaning given to that term in the definition of New Equity Issuance Conditions;

“New Equity Issuance Price Condition” has the meaning given to that term in the definition of New Equity Issuance Conditions;

“Non-Guarantor Subsidiary” means a Subsidiary of the Issuer that is not a Guarantor;

“Non-Recourse” means with respect to any Indebtedness as to which none of the specified Persons (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

“normal office hours” means 9 a.m. to 5 p.m. on a Business Day;

35	Alvotech - Bond Instrument (Tranche A)

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness;

“Offer Period” has the meaning given to it in Condition 9.7(d);

“Officer” means any managing director (Geschäftsführer), any member of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer;

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one Officer of the Issuer that meets the requirements set forth in this Instrument;

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Bondholders. The counsel may be an employee of or counsel to the Issuer or the Bondholders;

“Ordinary Resolution” has the meaning given to it in paragraph 19 of Schedule 3;

“Other Bond Instrument” has the meaning given to it in the definition of “Other Bonds”;

“Other Bonds” means the bonds due 2025 constituted by a Tranche B Bond Instrument as amended and restated by an amendment and restatement deed dated 24 June 2021, as further amended and restated by an amendment and restatement deed dated 15 June 2022, and as further amended and restated by an amendment and restatement deed dated on or about the date of the 2022 Senior Bonds Upsize Amendment and Restatement Deed (the “Other Bond Instrument”);

“outstanding” means, with respect to the Bonds, all the Bonds issued other than:

(1)	those which have been redeemed or purchased by the Issuer and which have been cancelled in accordance with this Instrument;

(2)

those in respect of which the date for redemption in accordance with this Instrument has occurred and the redemption moneys have been duly paid to the relevant Bondholders or persons acting on their behalf;

(3)	those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 20; or

(4)

(for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 20;

“Parallel Debt” has the meaning given to it in the Intercreditor Deed;

“Pari Passu Indebtedness” means, with respect to the Issuer and Restricted Subsidiaries, the Bonds and any Indebtedness that ranks pari passu in right of payment to the Bonds;

36	Alvotech - Bond Instrument (Tranche A)

“Paying Agent” has the meaning given to it in Condition 5.1;

“Payment Date” means any date on which payment is due with respect to the principal amount of the Bonds, whether upon maturity or redemption;

“Permitted Holders” means, at any time, each of:

(1)	(i) Arni Harðarson and Róbert Wessman;

(ii)	the descendants or heirs of an individual described in clause (i) above;

(iii)	the spouse of any individual described in clause (i) or (ii) above;

(iv)	any trust created for any individual described in clause (i), (ii) or (iii) above;

(v)	any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in clause (i), (ii) or (iii) above; and

(vi)

any corporation, partnership, limited liability company or other business organisation controlled by or substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in clause (i), (ii) or (iii) above; and

(2)	Aztiq, Aztiq Pharma and each of their Related Funds or Affiliates; and

(3)	Alvogen Lux and each of its Related Funds or Affiliates.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities for treasury management purposes;

(3)

any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)

any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Condition 9.7 or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

37	Alvotech - Bond Instrument (Tranche A)

(6)	advances to employees not in excess of US$10,000,000 (or the Dollar Equivalent thereof) outstanding at any one time in the aggregate;

(7)

any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganisation or recapitalisation of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under Condition 9.4(b)(x);

(9)

any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)

Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)

loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)

Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

38	Alvotech - Bond Instrument (Tranche A)

(13)

any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Condition 9.8(b) (except transactions described in clauses (ii), (iii), (iv) and (vii) of such Condition);

(14)

Investments consisting of the licensing of Proprietary Rights or collaboration agreements, strategic alliances or similar arrangements in respect of Proprietary Rights, in each case, for the development or commercialisation of Proprietary Rights in the ordinary course of business and on an arm’s length basis that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(15)

guarantees issued in accordance with Condition 9.4 and Condition 6.9, including any guarantee or other obligation issued or Incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)

Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, or licenses or leases of Proprietary Rights on an arm’s length basis, in each case in the ordinary course of business;

(17)

any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)

Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time; provided that if any Investment pursuant to this clause (18) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(19)

Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Condition 9.11 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20)

any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of the Issuer or a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

39	Alvotech - Bond Instrument (Tranche A)

(21)	any Investment in an entity that is not a Restricted Subsidiary to which the Issuer or a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;

(22)

any Investment in any Restricted Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(23)	any Investment in connection with a Sale/Leaseback Transaction not prohibited by this Instrument;

(24)

any Investment made by the Issuer or any Restricted Subsidiary in the Issuer’s Subsidiaries not to exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time, on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(25)

the subscription of shares by Alvotech Hf. in the PRC Joint Venture pursuant to the agreement with the partner to the PRC Joint Venture, provided that the aggregate amount of such investment shall not exceed US$35,000,000 (or the Dollar Equivalent thereof) at any time prior to the Listing Date, and shall not exceed US$70,000,000 on and after the Listing Date (or the Dollar Equivalent thereof).

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with IFRS;

(4)

Liens in favour of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(v) and Condition 9.4(b)(xi));

40	Alvotech - Bond Instrument (Tranche A)

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

(A) Liens with respect to ABL Collateral securing an aggregate principal amount of First Priority Lien Obligations not to exceed the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(i), (B) Liens securing Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(iv) and Condition 9.4(b)(xxi) (provided that in the case of Condition 9.4(b)(xxi) such Lien applies solely to acquired property or assets of the acquired entity) and (C) Liens securing an aggregate principal amount of Indebtedness Incurred by the Issuer or any Restricted Subsidiary that would not cause the Secured Indebtedness Leverage Ratio of the Issuer, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of the period for which the Secured Indebtedness Leverage Ratio calculation is being performed, to exceed 2.5 to 1.0;

(7)

(A) Liens existing on the Issue Date and (B) Liens securing the Bonds, the Guarantees, the Other Bonds or the guarantees of the Other Bonds, including Liens arising under or relating to the Security Documents;

(8)

Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)

Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Condition 9.4;

(10)

Liens securing Hedging Obligations not Incurred in violation of this Instrument; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(11)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)	leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

41	Alvotech - Bond Instrument (Tranche A)

(13)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens in favour of the Issuer or any Restricted Subsidiaries;

(15)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(16)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(17)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(18)

any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights in the ordinary course of business and an arm’s length basis;

(19)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6) (in the case of Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness under clause (A) or clause (B) of such foregoing clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (19), for purposes of determining amounts outstanding under such clause (6)), clause (7), clause (8), clause (9), clause (10) and clause (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (15) at the time the original Lien became a Permitted Lien under this Instrument, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and (z) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7)(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(20)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(21)

judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

42	Alvotech - Bond Instrument (Tranche A)

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(23)

Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business; provided that (i) such arrangement does not permit credit balances of the Issuer or any of its Restricted Subsidiaries to be pooled, netted or set off against debit balances of the Unrestricted Subsidiaries and (ii) such arrangement does not give rise to other Lien over the assets of the Issuer or any of its Restricted Subsidiaries in support of liabilities of Unrestricted Subsidiaries;

(24)

any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (24) shall not apply to any Liens securing Indebtedness;

(25)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(26)

Liens arising by virtue of any statutory or common law provisions or by way of general business conditions (Allgemeine Geschäftsbedingungen) relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(27)	Liens incurred in connection with a Sale/Leaseback Transaction not prohibited under this Instrument;

(28)	Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed US$5,000,000 (or the Dollar Equivalent thereof), in each case at any one time outstanding;

(29)	any interest of title of a lessor under any lease of real or personal property;

(30)	Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(31)	Liens securing Indebtedness Incurred under Condition 9.4(b)(xxvi);

(32)	a Saemundargata Loan Security Document granted pursuant to the terms and conditions of the loan agreement relating to the Saemundargata Loan;

(33)

each of the following security, provided that such security is released within 15 Business Days after the 2022 Senior Bonds Upsize A&R Effective Date: (i) the general bond in the amount of ISK 5,200,000,000, issued to Arion Bank hf. on 19/02/2014, (ii) the general bond in the amount of ISK 1,000,000,000, issued to Arion Bank hf. on 02/09/2016, and (iii) the general bond in the amount of USD 30,000,000, originally issued to U.S. Bank National Association on 13 June 2018, as amended on 31 May 2019 (and the pledgees thereunder being FFI Fund Ltd., FYI Ltd. and Olifant Fund, Ltd.); and

43	Alvotech - Bond Instrument (Tranche A)

(34)

Liens on Capital Stock in or assets or properties of a PRC Restricted Subsidiary (other than the Capital Stock in the PRC Joint Venture) securing Indebtedness of any PRC Restricted Subsidiary Incurred in the PRC;

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organisation, association, corporation, government (including any agency or political subdivision thereof) or other entity;

“Pledgor(s)” has the meaning given to it in Condition 7.1;

“PRC” means the People’s Republic of China, which for the statistical purposes of this Instrument, does not include Hong Kong Special Administrative Region of the PRC, Macau Special Administrative Region of the PRC or Taiwan;

“PRC Joint Venture” means the joint venture established by Alvotech hf. (or its successor or transferee) in the PRC in partnership with certain Person incorporated under the laws of the PRC;

“PRC Restricted Subsidiary” means any Restricted Subsidiary incorporated under the laws of the PRC;

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up;

“Proceedings” has the meaning given to it in Condition 23.1;

“Proprietary Rights” means the Intellectual Property and the Drug Applications;

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)

the Board shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitisation Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Bonds or any Refinancing Indebtedness with respect to the Bonds shall not be deemed a Qualified Receivables Financing;

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing;

44	Alvotech - Bond Instrument (Tranche A)

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries, may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable;

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller;

“Receivables Subsidiary” means a Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board (as provided below), as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitisation Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitisation Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitisation Undertakings;

(2)

with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than as part of the Qualified Receivables Financing) other than on terms that the Issuer reasonably believes to be no less favourable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3)

to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

45	Alvotech - Bond Instrument (Tranche A)

Any such designation by the Board shall be evidenced to the Bondholders by filing with the Bondholders a certified copy of the resolution of the Board giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions;

“Redemption Amount” of a Bond means 100% of the outstanding principal amount of that Bond plus all accrued, uncapitalised and unpaid coupon in respect thereof from the 2021 A&R Effective Date to the applicable redemption date and all other amounts due and payable in respect thereof;

“Reference Treasury Dealer” means each of any three investment banks of recognised standing that is a primary U.S. Government securities dealer in The City of New York, selected by the Issuer in good faith;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Relevant Redemption Date, the average as determined by the Issuer in good faith, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Relevant Redemption Date;

“Refinancing Indebtedness” has the meaning given to it in Condition 9.4(b);

“Refunding Capital Stock” has the meaning given to it in Condition 9.5(b);

“Register of Bondholders” has the meaning given to it in Condition 5.2;

“Registrar” has the meaning given to it in Condition 5.1;

“Registrar’s Office” means the Registrar’s office, initially at 17th Floor, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong, or any other office notified to the Bondholders pursuant to Condition 20;

“Related Fund” in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Relevant Redemption Date” has the meaning given to it in the definition of “Applicable Premium”;

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Instrument and that is secured by such Cash Equivalents;

“Restricted Investment” means an Investment other than a Permitted Investment;

“Restricted Payments” has the meaning given to it in Condition 9.5(a);

46	Alvotech - Bond Instrument (Tranche A)

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Instrument, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer;

“Right of First Refusal Securities” has the meaning given to that tern in the Alvogen Facility Agreement (as at the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Holdco” means Fasteignafélagið Sæmundur hf., a company incorporated and registered in Iceland, with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland;

“Saemundargata Holdco Shares” means the 1,892,750,000 shares of Saemundargata Holdco in the nominal value of ISK 1 (one) held by Aztiq;

“Saemundargata Loans” means, collectively, (i) the ISK2,519,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022, and (ii) ISK4,406,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022, in each case, in the form disclosed to the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Loan Security Agreement” means the Icelandic law governed general bond in the amount of ISK8,310,000,000 to be issued by Fasteignafélagið Sæmundur hf. to Landsbankans hf. on or prior to the 2022 Senior Bonds Upsize A&R Effective Date (in the form disclosed to, and approved in writing (including by email) by, the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Premises” means the 12,962.4 m2 building for manufacturing, research, offices, parking lots and underground parking garage located at Saemundargata 15-19, Reykjavik, with the property registration number F232-7931;

“Saemundargata Security Document (Second Lien)” means the Icelandic law governed general bond in the amount of US$600,000,000 to be issued by Fasteignafélagið Sæmundur hf. to the Security Trustee on or about the date of the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof;

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary contemporaneously leases it from such Person pursuant to a lease on reasonable market terms, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer;

“Sanctions” means, collectively, any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the United Nationals Security Counsel, the European Union, Her Majesty’s Treasury, or other relevant sanction authority;

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“SEC” means the United States Securities and Exchange Commission;

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of “Permitted Lien”;

“Secured Indebtedness” means any Indebtedness secured by a Lien;

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) that constitutes Obligations, less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Bondholders, to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

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For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event. For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

“Secured Obligations” has the meaning given to it in Condition 7.1;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Security” has the meaning given to it in Condition 7.1;

“Security Document Order” has the meaning given to it in Condition 7.13;

“Security Documents” has the meaning given to it in Condition 7.1;

“Senior Management” means each of the chairman, chief executive officer, chief operating officer, chief financial officer, chief legal officer, treasurer, assistant treasurer or controller, or in each case, person(s) performing equivalent functions;

“Shareholder Affiliate” means any shareholder of the Issuer, each Affiliate of any such shareholder, any trust of which any such shareholder or any of its Affiliates is a trustee, any partnership of which any such shareholder or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, any such shareholder or any of its Affiliates.

“Share Charge (Alvotech hf.)” means an Icelandic law governed share charge dated 14 December 2018 and made between the Issuer and Alvotech Swiss AG as chargor and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf, including the addendum thereto dated 28 September 2019 with respect to the transfer of certain shares in Alvotech hf. to Alvotech Swiss AG.

“Share Pledge (Alvotech Swiss AG)” means a Swiss law governed share pledge dated 14 December 2018 and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security agent in respect of shares in Alvotech Swiss AG.

“Share Pledge (Alvotech Germany GmbH)” means a German law governed share pledge dated 13 December 2018 (No. 213, Part I of the Roll of Deeds 2018 of the Civil Law Notary Elmar Günther, Frankfurt-am-Main) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH.

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“Share Pledge (Alvotech Hannover GmbH)” means a German law governed share pledge dated 13 December 2018 (No. 213, Part II of the Roll of Deeds 2018 of the Civil Law Notary Elmar Günther, Frankfurt-am-Main) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH (formerly known as Glycothera GmbH).

“Shares” means the ordinary shares with a nominal value of one cent (US$0.01) each in the share capital of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any liquidation or dissolution of the Issuer (or, as the context may require from and after the Listing Date the shares of the Issuer listed on the applicable Stock Exchange);

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto;

“SPAC Listing” means entering into binding documentation to give effect to a sale, business combination, consolidation, amalgamation or merger of the Issuer (or any holding company or Subsidiary undertaking of the Issuer) with or into, or other transaction involving, a special purpose acquisition company or any Subsidiary undertaking thereof (“SPAC”) following which the current holders of Voting Stock in the Issuer hold securities issued by the SPAC or the Issuer (or any holding company or Subsidiary undertaking of the Issuer) that are or will be listed on a Stock Exchange, provided that the Bondholders (holding in aggregate more than 50% of the principal amount of the Bonds then outstanding) have confirmed in writing to the Issuer that the proposed SPAC Listing does not adversely affect the interests of the Bondholders under the Bond Documents (taken as a whole), and provided further that the Bondholders will act reasonably in granting such confirmation, with such confirmation not to be unreasonably withheld or delayed.

“Special Redemption Event” means, the aggregate outstanding principal amount of the Bonds and Other Bonds shall be equal to or lower than US$10,000,000 for a period of not less than 60 consecutive days (such 60-day period, the “Special Redemption Event Period”);

“Special Redemption Event Date” means the last day of the applicable Special Redemption Event Period.

“Special Resolution” has the meaning given to it in paragraph 18 of Schedule 3;

“Specified Office” means, with respect to the Paying Agent, initially at 17th Floor, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong, or, any other office notified to the Bondholders pursuant to Condition 20;

“Standard Securitisation Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitisation Undertaking;

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“Stated Maturity” means, with respect to any Indebtedness, the date specified in the document(s) governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision (but excluding any provision providing for the prepayment or repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the borrower or the issuer unless such contingency has occurred);

“Stock Exchange” means a major internationally recognised exchange including but not limited to HKSE, NASDAQ or their respective successors;

“Subordinated Indebtedness” means any Indebtedness incurred by the Issuer or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which is by its terms subordinated in right of payment to the Bonds. For the avoidance of doubt, (x) Subordinated Indebtedness shall be deemed to include any Indebtedness that by its terms is not payable in cash (whether by its terms, by acceleration or otherwise) prior to the repayment in full of the Obligations and (y) Indebtedness shall not be considered subordinated in right of payment solely because it is unsecured, or secured on a junior basis to or entitled to proceeds from security enforcement after, other Indebtedness;

“Subscription Agreements” has the meaning given to it in Condition 2.

“Subsidiary” includes, in relation to any Person: (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under Luxembourg law or any other applicable law, regulations or the IFRS or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person;

“Successful New Capital Increase” means a New Capital Increase during the New Capital Increase Period whereby the aggregate amount of all Net Proceeds of all New Capital Increases received by the Issuer during the New Equity Issuance Period is not less than US$50,000,000 (excluding, for the avoidance of doubt, proceeds of any Aztiq Facility Contribution, Aztiq CB, Alvogen Facility, the Saemundargata Loans and/or any Alvogen Lux Shareholder Loans Roll Facility or New Capital Roll));

“Successor Company” has the meaning given to it in Condition 9.11;

“Swiss Guarantor” has the meaning given to it in Condition 6.13;

“Swiss Guarantor Maximum Amount” has the meaning given to it in Condition 6.13;

“Swiss Security” has the meaning given to it in Condition 7.3;

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“Swiss Withholding Tax” has the meaning given to it in Condition 6.13;

“Tax Credit” has the meaning given to it in Condition 14.1;

“Tax Deduction” has the meaning given to it in Condition 14.1;

“Tax Jurisdiction” has the meaning given to it in Condition 13.3;

“Tax Option Exercise Notice” has the meaning given to it in Condition 13.3;

“Tax Redemption Date” has the meaning given to it in Condition 13.3;

“Tax Redemption Notice” has the meaning given to it in Condition 13.3;

“Taxes” has the meaning given to it in Condition 14.1;

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer without giving effect to any amortisation of the amount of intangible assets since the Issue Date (or, with respect to any intangible assets acquired after the Issue Date, the date such assets were acquired by the Issuer or a Restricted Subsidiary);

“Trading Day” means a day when the Stock Exchange or, as the case may be, an Alternative Stock Exchange, is open for dealing business; provided that if no VWAP or Closing Price, as the case may be, is reported in respect of the relevant Shares on the Stock Exchange or, as the case may be, such Alternative Stock Exchange, for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing days;

“Transaction Costs” means any fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Issuer or any of its holding companies, Subsidiaries, Affiliates or successors in title in connection with the 2022 Senior Bonds Upsize Amendment and Restatement Deed, any New Equity Issuance, the Alvogen Facility, any New Capital Increase, the Aztiq Facility Contribution, the Saemundargata Loan, and any transaction and/or document thereunder.

“Transfer Certificate” has the meaning given to it in Condition 5.4;

“U.S.” or “United States” means the United States of America;

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time;

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

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The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either: (a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less; or (b) if such Subsidiary has consolidated assets greater than US$1,000, then such designation would be permitted under Condition 9.5.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

(1) the Issuer would be permitted to Incur US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a) or (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Bondholders by promptly filing with the Bondholders a copy of the resolution of the Board or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions;

“Upstream or Cross-Stream Secured Obligations” has the meaning given to it in Condition 6.13;

“US$” or “U.S. dollar” means the lawful currency of the U.S;

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person

“VWAP” has the meaning given to it in the definition of Current Market Price; and

“Wholly Owned Restricted Subsidiary” means any wholly owned Subsidiary that is a Restricted Subsidiary.

1.2	Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3	References to Conditions and Schedules are references to Conditions and Schedules of or to this Instrument.

1.4	In this Instrument:

53	Alvotech - Bond Instrument (Tranche A)

(a)	words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender;

(b)

any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, phrase or term preceding those terms;

(c)	any reference to a person includes any public body and any body of persons, corporate or unincorporated;

(d)

references to any ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or reenacted from time to time and for the time being in force;

(e)

references in this Instrument to principal, premium and other payments payable by the Issuer shall be deemed also to refer to any additional amounts which may be payable under Condition 14 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument; and

(f)

any reference in these Conditions to “interest” or “coupon” in respect of the Bonds or to any moneys payable by a Guarantor or the Issuer under these Conditions or the other Bonds Documents shall be deemed to include a reference to any default interest which may be payable under Condition 12.6 (Default Interest and Delay in Payment) of this Instrument and any reference in these Conditions to accrued interest, accrued coupon, and related expressions shall be construed accordingly.

1.5

References to any agreement or instrument are, unless expressed to be a reference to an agreement or instrument in its original form as at a particular date, references to that agreement or instrument as from time to time amended, novated, supplemented, extended, restated or replaced.

2	Amount and Issue of Bonds

The Issuer hereby constitutes the Bonds, in aggregate principal amount of US$236,468,477.37 (excluding any capitalisation of PIK interest pursuant to the terms hereof), and together with the aggregate principal amount of the Other Bonds outstanding, in an aggregate principal amount of US$523,704,481.68 (excluding any capitalisation of PIK interest pursuant to the terms hereof and the terms of the Other Bonds), including:

(a)

US$154,707,377 originally issued on the Issue Date pursuant to a subscription agreement originally dated 30 November 2018 between the Issuer, the Initial Guarantors and an investor and a subscription agreement originally dated 17 January 2019 between the Issuer, the Initial Guarantors and an investor (in each case, as rolled over pursuant to the relevant Conversion, Redemption and Rollover Agreement (as defined in the 2021 Amendment and Restatement Deed) (the “2018 and 2019 Subscription Agreements”);

(b)

further Bonds in aggregate principal amount of US$20,000,000 issued on the 2021 A&R Effective Date pursuant to a subscription agreement dated 24 June 2021 between the Issuer, the Initial Guarantors and Oaktree Gilead Investment Fund AIF (Delaware), L.P., OCM Strategic Credit Investments 3 S.à r.l., Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P., Oaktree Global Credit Plus Fund, L.P., OCM Strategic Credit Investments 2 S.à r.l., Oaktree Specialty Lending Corporation, OCM Strategic Credit Investments S.à r.l. and Oaktree Strategic Income II, Inc. (the “2021 Subscription Agreements”); and

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(c)

further Bonds in aggregate principal amount of US$36,129,374.24 issued on the 2022 Senior Bonds Upsize A&R Effective Date pursuant to (x) a subscription agreement dated 16 November 2022 between the Issuer, the Initial Guarantors and the non-US investors thereof (the “2022 Subscription Agreement (Non-US Investor)”, and a subscription agreement dated 16 November 2022 between the Issuer, the Initial Guarantors and the US investors thereof (the “2022 Subscription Agreement (US Investor), together with the “2022 Subscription Agreement (Non-US Investor), the “2022 Subscription Agreements”, and together with the 2018 and 2019 Subscription Agreements and the 2021 Subscription Agreements, the “Subscription Agreements”).

3	Status

The Bonds constitute direct, unsubordinated and unconditional obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable laws and subject to Condition 7.9, at all times rank at least equally with all of the Issuer’s other present and future direct, unsubordinated, unconditional and unsecured obligations.

No application will be made for a listing of the Bonds.

4	Form, Denomination and Title

4.1	Form and Denomination

The Bonds are issued in registered form in the denomination of US$200,000 each (or such other amount as agreed by the Issuer and the Bondholders (as approved by an Ordinary Resolution of the Bondholder)). The registered holding of Bonds is evidenced by the Register of Bondholders (as defined below). If a bond certificate is requested by a Bondholder to be issued, a bond certificate in the form set out in Schedule 1 to this Instrument (each a “Bond Certificate”) will be issued to that Bondholder evidencing its registered holding of Bonds. Each Bond and each Bond Certificate will be numbered serially with an identifying number, which will be recorded in the Register of Bondholders which the Registrar will keep and, if applicable, on the Bond Certificate.

4.2	Title

Title to the Bonds passes only by transfer and registration in the Register of Bondholders as further described in Condition 5. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Bond Certificate issued in respect of it (other than the endorsed Transfer Certificate)) and no person will be liable for so treating the holder.

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5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates

5.1	Registrar and Paying Agent

(a)

The Issuer shall maintain (i) an office or agency where the Bonds may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where the Bonds may be presented for payment (the “Paying Agent”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints Madison Pacific Trust Limited as Registrar and Paying Agent and Madison Pacific Trust Limited accepts such appointments.

(b)

At its sole discretion, the Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Security Trustee at any time; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and successor Registrar or Paying Agent, as the case may be.

(c)

Upon the appointment of the Registrar or the Paying Agent, the Issuer shall promptly notify the Bondholders in writing of the Registrar’s Office or the Specified Office of such Paying Agent to the extent not already set forth in this Instrument.

5.2	Register of Bondholders

The Issuer will cause to be kept, and the Registrar shall keep, at the Registrar’s Office a register on which shall be entered, inter alias, (i) the nominal amounts of the Bonds, (ii) the nominal amounts and the serial numbers of the Bonds, (iii) the dates of issue of the Bonds, (iv) all subsequent transfers and changes of ownership of the Bonds, (v) the names and addresses of the Bondholders, (vi) all cancellations of the Bonds (the “Register of Bondholders”). Each Bondholder shall be entitled but not obligated to request one Bond Certificate in respect of its entire holding. Each Bondholder, the Issuer and any Person authorised in writing by the Bondholder shall be at liberty, (i) during normal office hours and, in respect of a Bondholder and authorised Person, (ii) upon written notice delivered reasonably in advance to the Registrar, to inspect and, at the costs of the Bondholder, take copies of the Register of Bondholders. Any change in the Registrar’s Office shall be promptly notified to the Bondholders and the Issuer in accordance with Condition 20.

5.3	Bondholder Lists

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Bondholders (“List of Bondholders”). If the Paying Agent is not the Registrar, the Registrar shall furnish, to the Paying Agent (with a copy to the Issuer), in writing at least five Business Days before the due date of principal, premium, coupon, default interest or any other amounts payable under this Instrument and at such other times as the Paying Agent may request in writing, a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of Bondholders.

The Registrar, upon request by Issuer, shall promptly furnish to the Issuer the List of Bondholders. In the event of an amendment to the List of Bondholders, the Registrar shall promptly provide an updated copy of the List of Bondholders to the Issuer.

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5.4	Transfers

(a)

Subject to Condition 5.7 and any applicable laws and regulations, including, but not limited to, any transfer restriction pursuant to securities laws as set forth in the Bond Certificates, a Bond may be transferred or exchanged at any time by delivery of an endorsed transfer certificate (substantially in the form set out in Schedule 2 to this Instrument) (a “Transfer Certificate”) duly completed and signed by the registered Bondholder, the transferee or their respective attorneys duly authorised in writing and, if such Bond is in certificated form, delivery of the Bond Certificate issued in respect of that Bond, to the Registrar at the Registrar’s Office together with such evidence as the Registrar may reasonably require to prove the authority of the individuals who have executed the Transfer Certificate; provided that unless with the Issuer’s written consent, no title to a Bond may be transferred or exchanged to an individual that is resident in the Grand Duchy of Luxembourg for tax purposes.

(b)	No transfer of title to a Bond will be valid unless and until entered on the Register of Bondholders.

(c)

Any transfer is subject to performance by the Security Trustee of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such transfer, the completion of which the Security Trustee shall promptly notify to the existing Bondholder and the new Bondholder.

(d)	The New Holder shall prior to or on the Transfer Date pay a transfer fee of US$3,000 to the Security Trustee (for its own account).

5.5	Delivery of New Bond Certificates

(a)

If a Bond Certificate is requested by a Bondholder to be issued, each new Bond Certificate to be issued upon a transfer or exchange of Bonds shall, within five Business Days of receipt by the Registrar of an executed Transfer Certificate duly completed and signed, be made available for collection at the Registrar’s Office or, if so requested in the Transfer Certificate, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the Transfer Certificate.

(b)

Where only part of the principal amount of the Bonds in respect of which a Bond Certificate is issued is to be transferred or exchanged, a new Bond Certificate in respect of the Bonds not so transferred or exchanged will, within five Business Days of delivery of the original Bond Certificate to the Registrar, be mailed by uninsured mail at the risk of the holder entitled to the Bonds not so transferred or exchanged (but free of charge to the holder) to the address of such holder appearing on the Register of Bondholders.

(c)

The Registrar shall promptly update and make entries into the Register of Bondholders to reflect any transfer or exchange of the Bonds made pursuant to these Conditions and shall promptly provide copies of such updated Register of Bondholders to each of the Bondholder and the Issuer.

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5.6	Formalities Free of Charge

Registration of a transfer of Bonds and the issuance of new Bond Certificates will be effected without charge by the Registrar on behalf of the Issuer, but only upon payment or procuring of payment (or the giving or the procuring of giving of such indemnity as the Registrar or the Issuer may reasonably require) by the person making such application for transfer in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

5.7	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Condition 14.2; (ii) after a Change of Control Put Exercise Notice has been deposited with respect of such a Bond; or (iii) after a Bond has otherwise been called or put for redemption in accordance with its terms, each such period being a “Closed Period”.

5.8	Other Duties of the Registrar and Paying Agent

The Registrar and Paying Agent shall so long as any Bond is outstanding, as applicable under these Conditions:

(a)

effect exchanges of interests in the Bonds, in accordance with these Conditions and this Instrument, keep a record of all such exchanges and ensure that the Paying Agent is notified immediately after any such exchange;

(b)	make any necessary notations on the Bonds following transfer or exchange of interests in them;

(c)

receive any document in relation to or affecting the title to any of the Bond Certificate including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(d)

if appropriate, charge to the Bondholders presented for exchange or transfer (i) the costs or expenses (if any) of delivering Bond Certificates issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;

(e)	maintain proper records of the details of all documents and certifications received by itself or any other agent; and

(f)	comply with the requests of the Issuer with respect to the maintenance of the Register and give to the Issuer any information required by it for the proper performance of its duties.

5.9	Fees and Expenses of the Registrar and Paying Agent

The Issuer or, in accordance with the terms of the Guarantee, the Guarantors, shall pay to the Registrar and Paying Agent the fees and expenses in respect of the Registrar and Paying Agent’s services as set out in the Fee Letter.

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5.10	Indemnity

Each of the Issuer and the Guarantors hereby unconditionally and irrevocably covenants and undertakes jointly and severally to indemnify and hold harmless each of the Registrar and the Paying Agent, their respective directors, officers, employees and agents (each an “indemnified party”) in full at all times, against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be suffered or brought against or properly incurred by such indemnified party as a result of or in connection with (a) their appointment or involvement hereunder or the exercise or non-exercise of any of their powers, discretions, functions or duties hereunder or the taking of any acts in accordance with the terms of this Instrument or its usual practice; or (b) any instruction or other direction upon which an indemnified party may rely under this Instrument, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating or disputing any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly as a result of such indemnified party’s fraud, wilful misconduct or gross negligence. Each indemnified party shall, to the extent permitted by applicable laws, notify the Issuer and the Guarantors promptly of any third party claim for which it may seek an indemnity from the Issuer or the Guarantors, as the case may be.

5.11	Consequential Damages

Notwithstanding any other term or provision of this Instrument to the contrary, neither the Registrar or the Paying Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits (whether direct or indirect), goodwill, business or opportunities, whether or not foreseeable, even if such Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.

5.12	Survival

The provisions of Conditions 5.10, 5.11 and 5.12 shall survive the termination or expiry of this Instrument and the resignation or removal of the Paying Agent, Registrar or Security Trustee.

5.13	Exclusion of Liability

(a)	Neither the Registrar nor the Paying Agent shall be responsible or be liable for:

(i)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Registrar and Paying Agent or any other person in or in connection with any Bond Document or the transactions contemplated in the Bond Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document;

(ii)

the legality, validity, effectiveness, adequacy or enforceability of any Bond Document, the Collateral, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document or the Collateral;

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(iii)

any losses, damages or costs to any person or diminution in value or any liability arising as a result of taking or refraining from taking any action in relation to any of the Bond Documents, the Collateral, or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(iv)

the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Bond Documents, the Collateral, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Bond Documents or the Collateral;

(v)	any shortfall which arises on the enforcement or realisation of the Collateral;

(vi)

any determination as to whether any information provided or to be provided to any Bondholder is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider trading or otherwise;

(vii)	without prejudice to the generality of paragraphs (ii) and (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	Nothing in this Instrument shall oblige the Registrar and Paying Agent to carry out:

(i)	any “know your customer” or other checks in relation to any Person; or

(ii)	any check on the extent to which any transaction contemplated by this Instrument might be unlawful for any Bondholder,

on behalf of any Bondholder and each Bondholder confirms to the Registrar and Paying Agent, that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Registrar and Paying Agent.

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(c)

Without prejudice to any provision of any Bond Document excluding or limiting the liability of the Registrar and Paying Agent, any liability of the Registrar and Paying Agent, arising under or in connection with any Bond Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Registrar and Paying Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Registrar and Paying Agent at any time which increase the amount of that loss. In no event shall the Registrar and Paying Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Registrar and Paying Agent have been advised of the possibility of such loss or damages.

5.14	Rights of Paying Agent

(a)

The Paying Agent shall be entitled to the compensation agreed upon in this Deed and in accordance with the Fee Letter with the Issuer for all services rendered by it, and the Issuer agrees to promptly pay such compensation and to reimburse the Paying Agent on written demand for properly incurred and documented costs and out-of-pocket expenses (including legal fees and expenses) in connection with the appointment and the services rendered by it hereunder (plus any applicable value added tax).

(b)

The Paying Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. The Paying Agent shall not be responsible for paying tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment or for determining whether such amounts are payable or the amount thereof, and shall not be responsible or liable for any failure by the Issuer, any holder of the Bonds or any other person to pay such tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment in any jurisdiction.

(c)

The Paying Agent may at any time resign without cost or assigning any reason by giving written notice of its resignation to the Issuer specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor to such Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Notwithstanding the date of effectiveness specified in such written notice of resignation, each resignation shall become effective only upon the acceptance of appointment by the successor to such Agent. The Issuer may, at any time and for any reason written notice to that effect remove any Agent and appoint a successor Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the Paying Agent being removed and one copy to the successor Paying Agent. Notwithstanding the date of effectiveness specified in such written notice of removal, each removal of an Agent and any appointment of a successor Agent shall become effective only upon acceptance of appointment by the successor to such Agent as provided hereof. Upon resignation or removal, such Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred and in connection with the services rendered by it hereunder.

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6	Guarantees

6.1	Guarantees

Each Guarantor hereby unconditionally, irrevocably, jointly and severally guarantees as a primary obligor, and not merely as a surety, on an unsubordinated basis to each Bondholder and its successors and assigns punctual payment of all sums expressed to be payable by the Issuer under this Instrument and the Bonds (the “Guaranteed Obligations”), as and when the same becomes due and payable, whether at the Maturity Date, upon early redemption, upon acceleration or otherwise, and the performance of all other obligations expressed to be assumed by the Issuer according to the terms of this Instrument and the Bonds. In case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, each Guarantor hereby undertakes to cause such payment to be made as and when the same becomes due and payable, whether at the Maturity Date, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Issuer. In case of the failure of the Issuer to perform any such other obligation as and when the same shall become due for performance, each Guarantor hereby undertakes to use its best efforts to procure the performance of such other obligation as and when the same becomes due for performance.

6.2	Guarantors as Principal Debtors

Each Guarantor undertakes, as an independent primary obligation, that it shall pay to each Bondholder promptly on demand sums sufficient to indemnify each Bondholder against any loss sustained by such Bondholder by reason of:

(a)	the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under this Instrument or in respect of the Bonds; or

(b)	the non-performance as and when the same shall become due for performance of any other obligation expressed to be assumed by the Issuer in this Instrument,

(c)

in each case, whether by reason of any of the obligations expressed to be assumed by the Issuer in this Instrument or the Bonds being or becoming void, voidable or unenforceable for any reason, whether or not known to such Bondholder or for any other reason whatsoever.

6.3	Unconditional Payment

If the Issuer defaults in the payment of any sum expressed to be payable by the Issuer under this Instrument or in respect of the Bonds as and when the same shall become due and payable, the Guarantors shall forthwith unconditionally pay or procure to be paid to or to the order of the Bondholders in United States Dollars in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by the Guarantors to the Bondholders shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Condition 6 to have been paid to or for the account of the Bondholders.

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6.4	Unconditional Obligation

Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Instrument or any Bond, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Bondholder with respect to any provision of this Instrument or the Bonds, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

6.5	Guarantors’ Obligations Continuing

Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Bond or the indebtedness evidenced thereby and all demands whatsoever. Each Guarantor agrees that the guarantee and indemnity contained in this Condition 6 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, coupon or otherwise in respect of the Bonds or under this Instrument shall have been paid in full, regardless of any intermediate payment or discharge in whole or in part, and that the Guarantors shall not be discharged by anything other than a complete performance of the obligations of the Issuer contained in this Instrument and the Bonds.

6.6	Subrogation of Guarantors’ Rights

Each Guarantor shall be subrogated to all rights of the Bondholders against the Issuer in respect of any amounts paid by such Guarantor pursuant hereto; provided that the Guarantors shall not without the consent of the Bondholders be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and coupon on all outstanding Bonds and all other amounts due under this Instrument and the Bonds have been paid in full. Furthermore, until such time as aforesaid each Guarantor shall not counter indemnity from the Issuer in respect of its obligations under this Condition 6.

6.7	Repayment to the Issuer

If any payment received by any Bondholder pursuant to the provisions of this Instrument shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of any of the Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee contained in this Condition 6 shall continue to be effective or be reinstated, as the case may be, as if such payment had at all times remained owing by the Issuer and each Guarantor shall indemnify and keep indemnified the Bondholders on the terms of the guarantee and indemnity contained in this Condition 6.

6.8	Ranking of the Guarantee

Each Guarantee constitutes direct, unconditional, unsubordinated and secured obligations of the relevant Guarantor which will at all times rank at least equally with all of the relevant Guarantor’s other present and future unsubordinated obligations, save for such exceptions as may be provided by mandatory provisions of applicable law (notably in respect of bankruptcy, insolvency or liquidation).

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6.9	Future Guarantors

(a)

The Issuer shall cause each of its future Subsidiaries organised outside of the PRC (other than Receivables Subsidiaries, within ten Business Days of such Subsidiary becoming a Restricted Subsidiary to execute and deliver to the Bondholders an accession letter substantially in the form of Schedule 4 to this Instrument pursuant to which such Restricted Subsidiary shall, jointly and severally, with the existing Guarantors, guarantee the due payment in full of all sums expressed to be payable by the Issuer under this Instrument and the Bonds.

(b)

Each Subsidiary of the Issuer that guarantees the Bonds after the date of this Instrument in accordance with this Instrument is referred to as a “Future Guarantor” and, upon execution of the applicable accession letter, will be a Guarantor.

6.10	Release of A Guarantee

The Guarantee shall be released (on the occurrence of the events set out in paragraphs (a) and (b) below, only in relation to the Guarantor affected) if:

(a)

in relation to any Guarantor, it is disposed of in accordance with this Instrument; provided that (i) it is simultaneously released from its obligations (if any) in respect of any other indebtedness of the Issuer or any other Subsidiary; and (ii) the proceeds of any such disposal are used for purposes either permitted or required by this Instrument; or

(b)	all amounts due and payable under the Bonds then outstanding and this Instrument have been paid in full to the satisfaction of the Security Trustee.

In relation to the release of any Guarantor from its Guarantee, it shall remain effective until the Issuer has delivered to the Bondholders an Officer’s Certificate stating that all requirements relating to such release have been complied with and that such release is authorised and permitted by this Instrument.

6.11	No Reduction, Limitation, Impairment or Termination

Except as expressly set forth in Condition 6.12 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Bondholder to assert any claim or demand or to enforce any remedy under any of the Bond Documents, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

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6.12	Limitations

(a)

Subject to Condition 6.12(c) below, any term or provision of this Instrument to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by a Guarantor shall not exceed the maximum amount that can be guaranteed hereby without rendering the Guarantee of such Guarantor voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)	None of the Guarantors shall have any obligation or liability to any Person relating to, arising out of, or in connection with, this Instrument or the Bonds other than as expressly set forth herein.

(c)

(i)	For purposes of this Condition 6.12(c) only:

“Affiliate” means a company which is an affiliated company (verbundenes Unternehmen) of another company within the meaning of section 16, 17 or 18 of the AktG;

“AktG” means the German Stock Corporation Act (Aktiengesetz);

“DPLA” means a domination and/or profit and loss pooling agreement (Beherrschungs – und/oder Gewinnabführungsvertrag) as defined in section 291 of the AktG;

“German Guarantor” means a Guarantor incorporated as a German limited liability company (Gesellschaft mit beschränkter Haftung -GmbH);

“GmbHG” means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

“HGB” means the German Commercial Code (Handelsgesetzbuch);

“Net Assets” means an amount equal to the sum of the amounts of the relevant German Guarantor’s assets (consisting of all assets which correspond to the items set forth in section 266 para. 2 A, B, C, D and E of the HGB) less the aggregate amount of the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 para. 3 B, C, D and E of the HGB), save that any obligations (Verbindlichkeiten) of the German Guarantor:

(A)

owing to any member of the Group, any other Affiliate or any direct or indirect shareholder of the German Guarantor (“Subordinated Intra-Group Lender”) which are subordinated by law or by contract to any financial indebtedness outstanding under this Instrument and the Bonds (including, for the avoidance of doubt, obligations that would in an insolvency be subordinated pursuant to section 39 para. 1 no. 5 or section 39 para. 2 of the German Insolvency Code (Insolvenzordnung)) and including obligations under guarantees for obligations which are so subordinated, provided that a waiver of the relevant repayment claim would not violate mandatory legal restrictions applicable to the relevant Subordinated Intra-Group Lender; or

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(B)	incurred in violation of any of the provisions of any Bond Document,

shall be disregarded; the Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung).

“Protected Capital” means in relation to the relevant German Guarantor the aggregate amount of:

(A)

its share capital (Stammkapital) as registered in the commercial register (Handelsregister), provided that any increase registered after the date of this Instrument shall not be taken into account unless (i) such increase has been effected with the prior written consent of the Bondholders and (ii) only to the extent it is fully paid up; and

(B)	its amount of profits (Gewinne) or reserves (Rücklagen) which are not available for distribution to its shareholder(s) in accordance with sections 253 para 6 or 268 para 8 of the HGB, as applicable;

“Subsidiary” means a company which is a subsidiary (Tochterunternehmen) of another company within the meaning of section 271 para. 2, section 290 of the HGB and/or within the meaning of sections 16 and 17 of the AktG; and

“Up-stream and/or Cross-stream Guarantee” means any Guarantee of the relevant German Guarantor if and to the extent such Guarantee secure any obligations of the Issuer or any other direct or indirect shareholder of the relevant German Guarantor or an Affiliate of the German Guarantor (other than the German Guarantor itself and its Subsidiaries), provided that it shall not constitute an Up-stream or Cross-stream Guarantee if and to the extent the Guarantee secures amounts outstanding under any Bond Document in relation to any financial accommodation made available under such Bond Document to the Issuer or any borrower and on-lent or otherwise passed on to, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries and outstanding from time to time.

(ii)	This Condition 6.12(c) applies if and to the extent the Guarantee is an Up-stream and/or Cross-stream Guarantee.

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(iii)	The enforcement of any Up-stream and/or Cross-stream Guarantee shall be limited if and to the extent that:

(A)

the relevant German Guarantor is able to demonstrate that (1) at the time of entry into this Instrument it did not hold any recoverable indemnification claim (werthaltiger Freistellungsanspruch) (or separate indemnification claims) covering (in the aggregate) the amount of the Guaranteed Obligations for which such Up-stream and/or Cross-stream Guarantee is to be enforced and (2) entering into this Instrument had the effect of reducing the relevant German Guarantor’s Net Assets calculated as at the date of this Instrument to an amount that is lower than the amount of its current Protected Capital or, if the amount of the Net Assets were already lower at the date of this Instrument than the amount of its Protected Capital, the effect of causing the Net Assets to be further reduced and thereby violating sections 30, 31 GmbHG; and

(B)

the relevant German Guarantor has complied with its obligation to deliver the Management Determination (as defined below) and/or the Auditor’s Determination (as defined below), in each case in accordance with the requirements set out in paragraphs (iv) and (v) below.

(iv)

The limitations pursuant to this paragraph (c) shall not apply if the relevant German Guarantor is on the date a demand under the Guarantee is made (or was on the date of this Instrument) party to a DPLA as a dominated or profit distributing entity.

(v)

The limitations pursuant to this Condition 6.12(c) shall only apply if and to the extent that within 15 Business Days after a demand has been made under the Guarantee, the relevant German Guarantor has provided to the Bondholders a certificate signed by its managing director(s) (Geschäftsführer) (the “Management Determination”) confirming in writing and supported by reasonably detailed calculations and other available evidence:

(A)	if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee;

(B)

which indemnification claims the relevant German Guarantor held on the date of entering into this Instrument as a result of entering into this Instrument and if and to what extent such indemnification claims were not recoverable (werthaltig) at that time; and

(C)	to what extent entering into this Instrument had the effects set out in paragraph (iii)(A) above.

(vi)

If the Bondholders disagree with the Management Determination, the relevant German Guarantor shall, at its own cost and expense, within 20 Business Days following receipt of a request by the Bondholders, deliver an opinion of an accounting, appraisal or investment banking firm of national or international standing, or other recognised independent expert of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required appointed by the relevant German Guarantor in consultation with the Bondholders (the “Auditor’s Determination”) and confirming:

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(A)	if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee;

(B)

which indemnification claims the relevant German Guarantor held on the date of entering into this Instrument as a result of entering into this Instrument and if and to what extent such indemnification claims were not recoverable (werthaltig) at that time; and

(C)	to what extent entering into this Instrument had the effects set out in paragraph (iii)(A) above.

(vii)

The Bondholders shall be entitled to enforce any amount under the Upstream and/or Cross-stream Guarantee which, according the Auditor’s Determination, is enforceable in accordance with the limitations set out in this Condition 6.12(c).

(d)	Nothing in this Condition 6.12(c) shall prevent or limit the Bondholders to challenge the Auditor’s Determination or further pursue their rights and claims under this Instrument in court.

(e)

No reduction of the amount enforceable pursuant to this Condition 6.12(c) will prejudice the right of the Bondholders to continue to enforce the Guarantee until full satisfaction of the Guaranteed Obligations.

(f)

For the avoidance of doubt, no reduction of the amount enforceable pursuant to this Condition 6.12(c) shall apply if and to the extent for any reason (including as a result of a change in the relevant rules of law or their application or construction) the relevant situation referred to in paragraph (c)(iii) above does not constitute a breach of the relevant German Guarantor’s obligations to preserve its stated share capital pursuant to sections 30, 31 GmbHG (as amended, supplemented and/or replaced from time to time).

This Condition 6.12 shall survive any termination or discharge of this Instrument.

6.13	Limitation for Guarantors incorporated in Switzerland

Any Guaranteed Obligations pursuant to this Condition 6 that are incurred by a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) or any other obligation of a Swiss Guarantor under this Instrument or any other Bond Document to grant economic benefits to its (direct or indirect) parent company or its sister companies, including, for the avoidance of doubt, any joint liability, any indemnity, any waiver of set-off or subrogation rights or waiver of intra-group claims, shall be subject to the following:

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(a)

If and to the extent a Swiss Guarantor becomes liable for any obligations of its (direct or indirect) parent company (upstream obligations) or its sister companies (cross-stream obligations) (the “Upstream or Cross-Stream Secured Obligations”) under the Bond Documents and if complying with such Upstream or Cross-Stream Secured Obligations would constitute a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under Swiss corporate law and practice then applicable, such Swiss Guarantor’s aggregate liability for Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Guarantor’s freely disposable shareholder equity at the time it becomes liable (the “Swiss Guarantor Maximum Amount”), provided that such limitation is required under the applicable law at that time; provided, further, that such limitation shall not free such Swiss Guarantor from its obligations in excess of the Swiss Guarantor Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable law. Such Swiss Guarantor Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of such Swiss Guarantor on the basis of an interim audited balance sheet as of that time.

(b)

In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Guarantor shall at the time it is required to make a payment under any Bond Document, if and to the extent required by applicable law (including tax treaties) in force at the relevant time:

(i)

use its reasonable efforts to ensure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of any withholding tax levied in accordance with the Act on the Withholding Tax (Bundesgesetz über die Verrechnungssteuer) of 13 October 1965, as amended from time to time (the “Swiss Withholding Tax”) by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(ii)

if the notification procedure referred to in clause (i) above does not apply, deduct the Swiss Withholding Tax at such rate (which is currently 35% as at the date of this Instrument) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)

notify the Security Trustee of such notification referred to in clause (i) above or, as the case may be, deduction has been made, and provide the Security Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)

in the case of a deduction of Swiss Withholding Tax, use its reasonable efforts to ensure that any person, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction,

(A)	request a refund of the Swiss Withholding Tax under applicable law (including tax treaties); and

(B)

in case it has received any refund for the Swiss Withholding Tax, pay to the Security Trustee upon receipt any amount so refunded. The Security Trustee shall co-operate with the Swiss Guarantor to secure such refund.

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(c)

To the extent a Swiss Guarantor is required to deduct Swiss Withholding Tax pursuant to Condition 6.13(b)(iv), and if the maximum amount of freely disposable shareholder equity pursuant to Condition 6.13(a) is not utilised, such Swiss Guarantor shall pay additional amounts until such payment(s) is equal to an amount which (after making any deduction of Swiss Withholding Tax pursuant to Condition 6.13(b)) would have resulted if no deduction of Swiss Withholding Tax had been required, provided that such payments (including the additional amount) shall in any event be limited to the Swiss Guarantor Maximum Amount.

(d)

If and to the extent reasonably requested by the Security Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow a prompt performance of a Swiss Guarantor’s obligations under the Bond Documents, such Swiss Guarantor shall promptly implement all such measures and/or promptly procure the fulfilment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

(i)	preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii)	confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)	conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)	revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(v)	approval by a shareholders’ meeting of the Swiss Guarantor of the (resulting) profit distribution; and

(vi)

all such other measures reasonably necessary or useful to allow for the use of enforcement proceeds to discharge the Upstream or Cross-Stream Secured Obligations to the fullest extent allowed by applicable law.

7	Security

7.1	Security

The Bonds and the Guarantees will have the benefit of the security (the “Security”) constituted by (a) the Existing Security Documents, (b) the 2021 A&R Security Documents, (c) 2022 A&R Security Documents, and (d) 2022 Senior Bonds Upsize A&R Security Documents, respectively as set out in Schedule 8, as security, inter alia, for all amounts payable on the Bonds and all present and future liabilities and obligations of the obligors under the Bonds, the Guarantees and these Conditions (including, without limitation, the Parallel Debt) (“Secured Obligations”). The charges and pledges referred to in the immediately preceding sentence are collectively referred to herein as the “Security Documents”, and the Issuer and its Subsidiaries giving such charges or pledges are collectively referred to as the “Pledgors” and each individually as a “Pledgor”.

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The Issuer and the Guarantors shall pledge all of their respective accounts maintained, or opened at any time after the Issue Date, at any bank or financial institution other than (i) any payroll or fiduciary account or (ii) any account having no more than US$500,000 (or the Dollar Equivalent thereof) of cash on deposit at any given time; provided that all accounts so excluded pursuant to this clause (ii) shall in aggregate have no more than US$2,500,000 (or the Dollar Equivalent thereof) of cash on deposit at any given time. Any account pledged pursuant to the immediately preceding sentence shall constitute Security, the agreement documenting the pledge of such account shall constitute a Security Document, and the Issuer or such Guarantor giving such pledge shall become a Pledgor and accede to the Intercreditor Deed in such capacity as appropriate.

7.2	Grant of Security

For good and valuable consideration, receipt of which is acknowledged, as security for the Secured Obligations, the Pledgors have created in favour of the Security Trustee (for the benefit of the Bondholders) and/or the Bondholders the Security pursuant to the Security Documents and the Intercreditor Deed.

7.3	Representation of the Bondholders in relation to Swiss security

Any Security that is governed by Swiss law (a “Swiss Security”), including, without limitation, the share pledge in respect of the shares of Alvotech Swiss AG and any Intellectual Property Collateral governed by Swiss law, shall be subject to the following:

(a)

with respect to any Swiss Security constituted by non-accessory (nicht akzessorische) security interests, the Security Trustee shall hold, administer and, as the case may be, enforce or release such Swiss Security in its own name for the account of itself, the Trustee and the Bondholders as their indirect representative (indirekter Stellvertreter), subject to the terms and conditions of the relevant Security Document;

(b)

with respect to any Swiss Security constituted by accessory (akzessorische) security interests, the Security Trustee shall administer and, as the case may be, enforce or release such Swiss Security in its own name and its own account as well as for the account and in the name of the Security Trustee and the Bondholders as their direct representative (direkter Stellvertreter), subject to the terms and conditions of the relevant Security Document;

(c)

each Bondholder, by accepting the Bonds, hereby instructs and authorizes the Security Trustee (with the right of sub-delegation) to act as its agent (Stellvertreter) and in particular (without limitation) to enter into and amend any documents evidencing a Swiss Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any Swiss Security on behalf of such Bondholder (including, without limitation, the entering into, acceptance of declarations or taking of actions as representative of several parties (Doppel-/Mehrfachvertretung));

(d)

the Security Trustee shall be entitled to enforce or release any Swiss Security, to perform any rights and obligations under any documents evidencing a Swiss Security and to execute new and different documents evidencing or relating to a Swiss Security, subject to the terms and conditions of the relevant Security Document;

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(e)	each Bondholder, by accepting the Bonds, hereby authorizes the Security Trustee to execute any agreements and documents or otherwise act on its behalf;

(f)	each Bondholder, by accepting the Bonds, hereby ratifies and approves all acts previously done by the Security Trustee on behalf of such Bondholder;

(g)	the Security Trustee accepts its appointment as agent and administrator of the Swiss Security on the terms and subject to the conditions set forth in this Instrument; and

(h)

the Security Trustee agrees, and each Bondholder, by accepting the Bonds, agrees, that, in relation to any Swiss Security, no Bondholder shall exercise any independent power to enforce any Swiss Security or take any other action in relation to the enforcement of any Swiss Security or make or receive any declarations in relation thereto, subject to the terms and conditions of the relevant Security Document.

7.4	Enforcement of Security

Subject to the terms of the Intercreditor Deed and the relevant Security Documents, at any time after the Security has become enforceable under this Instrument or the relevant Security Documents, the Bondholders may (but shall not be obliged to), at their discretion and without further notice, solely by way of a written request by holders of at least 50.1 per cent. in principal amount of the Bonds and the Other Bonds then outstanding (the “Instructing Bondholders”), direct the Security Trustee to take such proceedings as the Bondholders may think fit against or in relation to any Pledgor (including, without limitation, by taking possession or disposing of or realising the Collateral in addition to, or in lieu of taking such other action as may be permitted against any Pledgor) to enforce the Security.

7.5	Security Trustee Taking Possession of Collateral

To enforce the Security, the Security Trustee may, subject to Condition 7.4 above, following the Security becoming enforceable, at the direction of the Instructing Bondholders, take possession of all or part of the Collateral over which the Security shall have become enforceable, sell, call in, collect and convert into money, all or part of the Collateral in such manner and on such terms as directed by the Instructing Bondholders or take any of the following actions if so directed by the Instructing Bondholders, subject to applicable law:

(a)

sell, exchange, license or otherwise dispose of or otherwise deal with the Collateral or any interest in the same, and to do so for shares, debentures or any other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by an encumbrance or a guarantee, or for such other consideration (if any) and upon such terms whatsoever as the Security Trustee may think fit, and also to grant any option to purchase;

(b)	take possession of, get in and collect the Collateral;

(c)

manage and/or carry on and/or concur in managing the business and affairs of the Pledgor with respect to the Collateral or any part thereof as it thinks fit with power to appoint or dismiss managers, agents or employees;

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(d)	repair, insure, protect and improve the Collateral or any part thereof;

(e)	settle, adjust, refer to arbitration, compromise or arrange all accounts, questions, disputes, claims and demands whatsoever in relation to the Collateral or any part thereof;

(f)	execute and do contracts, deeds, documents and things and bring, defend or abandon actions, suits and proceedings in relation to the Collateral or any part thereof in the name of any Pledgor;

(g)	exercise or permit any other person to exercise any powers or rights incident to the ownership of the Collateral or any part thereof;

(h)

discharge the Collateral or any part thereof from any charge securing the Secured Obligation or release any Pledgor from any obligation where the Security Trustee considers such release or discharge to be expedient and in the interests of the secured parties and on such terms and conditions as it thinks fit; and

(i)

generally to do anything in relation to the Collateral or any part thereof or any other property subject to the Security Documents as it could do if it were the absolute beneficial owner of the Collateral.

7.6	Pledgors’ Waiver

Each Pledgor waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Security or any security interest therein, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

7.7	Discharge

The Security Trustee’s receipt for any moneys paid to it shall discharge the person paying them from such amounts so received and such person shall not be responsible for their application.

7.8	Ability to Borrow on Collateral

Following the Security becoming enforceable and subject to the provisions of the Security Documents:

(a)

the Security Trustee may raise and borrow money on the security of the Collateral or any part of it in order to defray moneys, costs, charges, losses and expenses paid or incurred by it in relation to this Instrument or any Security Document (including the costs of realising any security and the remuneration of the Security Trustee) or in exercise of any of its functions pursuant to this Instrument or any Security Document; and

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(b)

the Security Trustee may raise and borrow such money on such terms as it shall think fit and may secure its repayment with interest by mortgaging or otherwise charging all or part of the Collateral whether or not in priority to the Security constituted by or pursuant to this Instrument and generally in such manner and form as the Security Trustee shall think fit, and for such purposes may take such action as it shall think fit.

7.9	Attorney

Each Pledgor, by way of security, irrevocably and severally appoints the Security Trustee and every receiver of any Collateral appointed pursuant to this Instrument to be severally acting as its attorney (with full power of substitution) on its behalf and in its name to take any action, whether before or for the purposes of enforcement of the Security, which that Pledgor is obliged to take under this Instrument and the Security Documents, and generally to exercise all or any of the functions of the Security Trustee or any such receiver; provided that (a) an Event of Default has occurred and a written notice has been served to the Issuer by the Instructing Bondholders and (b) the Pledgor has failed to take such action for 5 Business Days following notification by the Security Trustee (provided further that a copy of such notice is sent to the Issuer and the Pledgor is requested to comply).

Each Pledgor shall ratify and confirm, and agrees to hereby ratify and confirm, whatever any such attorney appointed in accordance with this Condition 7.9 shall do, or purport to do, in the exercise, or purported exercise, of such functions.

7.10	Liability

None of the Security Trustee, its nominee(s), any receiver or any appointee shall be liable by reason of (a) taking any action permitted by this Instrument or the Security Documents by the Security Trustee, such receiver or such appointee or (b) any neglect or default by the Security Trustee, such receiver or such appointee in connection with the Collateral or (c) the taking possession or realisation of all or any part of the Collateral, except in the case of gross negligence, wilful misconduct or fraud upon its part. The Security Trustee shall not be responsible for the creation, validity, value, sufficiency and enforceability (which the Security Trustee has not investigated) of the Collateral.

7.11	Dealings with Security Trustee

No Person dealing with the Security Trustee or any receiver of any of the Collateral appointed by the Security Trustee need enquire whether any of the powers, authorities and discretions conferred by or pursuant to this Instrument in relation to such property are or may be exercisable by the Security Trustee or such receiver or as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers.

7.12	Release of Security

No release of Security shall be effective against the Security Trustee or the Bondholders until the Issuer has delivered to the Security Trustee an Officer’s Certificate stating that all requirements relating to such release have been complied with and such release is authorised and permitted by the terms of the Security Documents.

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Upon a disposal of any of the Collateral:

(a)	pursuant to the enforcement of the Security by a receiver or the Security Trustee; or

(b)	if that disposal or release is permitted under this Instrument or the Security Documents,

the Security Trustee shall release that property from the Security and is authorised to execute, without the need for any further authority from the Bondholders, any release of the Security or other claim over that asset.

7.13	Security Trustee

(a)

Madison Pacific Trust Limited shall initially act as Security Trustee and shall be authorised to appoint co-Security Trustees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Deed, neither the Security Trustee nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, unless caused by its negligence, willful misconduct or breach of the Bond Documents, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Instrument, the Intercreditor Deed or the Security Documents, the duties of the Security Trustee shall be ministerial and administrative in nature, and the Security Trustee shall not have any duties or responsibilities, except those expressly set forth in this Instrument, in the Intercreditor Deed and in the Security Documents to which the Security Trustee is a party, nor shall the Security Trustee have or be deemed to have any trust or other fiduciary relationship with the Security Trustee, any Bondholder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Instrument, the Intercreditor Deed or the Security Documents or shall otherwise exist against the Security Trustee. The Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Security Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

(b)

The Security Trustee is authorised and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Deed, (iii) bind the Bondholders on the terms as set forth in the Security Documents and the Intercreditor Deed and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Deed.

(c)

The Security Trustee shall act pursuant to the instructions of the Bondholders with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Security Trustee shall have no discretion under this Instrument, the Intercreditor Deed or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Bondholders. After the occurrence of an Event of Default, the Security Trustee may take any action required or permitted by this Instrument, the Security Documents or the Intercreditor Deed.

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(d)

Upon the receipt by the Security Trustee of a written request of the Issuer signed by one Officer pursuant to this Condition 7.13(d) (a “Security Document Order”), the Security Trustee is hereby authorised to execute and enter into, and shall execute and enter into, without the further consent of any Bondholder, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Security Trustee pursuant to, and is a Security Document Order referred to in, this Condition 7.13(d) and (ii) instruct the Security Trustee to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Security Trustee of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Bondholders, by their acceptance of the Bonds, hereby authorise and direct the Security Trustee to execute such Security Documents.

(e)

The Security Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Security Trustee shall have received written notice from a Bondholder or the Issuer referring to this Instrument, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Security Trustee shall take such action with respect to such Default or Event of Default as may be requested by the Instructing Bondholders subject to this Condition 7.13.

(f)

No provision of this Instrument or any Security Document shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Bondholders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Instrument, the Intercreditor Deed or the Security Documents, in the event the Security Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Security Trustee shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Security Trustee has determined that the Security Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property of any hazardous substances unless the Security Trustee has received security or indemnity from the Bondholders in an amount and in a form all satisfactory to the Security Trustee in its sole discretion, protecting the Security Trustee from all such liability. The Security Trustee shall at any time be entitled to cease taking any action described in this Condition 7.13(f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Bondholders to be sufficient.

(g)

The Security Trustee shall not be responsible in any manner to any Bondholder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Instrument, the Security Documents or the Intercreditor Deed or for any failure of the Issuer, any Guarantor or any other party to this Instrument, the Security Documents or the Intercreditor Deed to perform its obligations hereunder or thereunder (other than by reason of its gross negligence or willful misconduct). The Security Trustee shall not be under any obligation to the Security Trustee or any Bondholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Instrument, the Security Documents or the Intercreditor Deed or to inspect the properties, books or records of the Issuer or the Guarantors.

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(h)

The parties hereto and the Bondholders hereby agree and acknowledge that the Security Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Instrument, the Intercreditor Deed, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Bondholders hereby agree and acknowledge that, in the exercise of its rights under this Instrument, the Intercreditor Deed and the Security Documents, the Security Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Security Trustee in the Collateral and that any such actions taken by the Security Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(i)

The Security Trustee shall be entitled to the compensation to be agreed upon in writing with the Issuer and the Guarantors for all services rendered by it under this Instrument, and the Issuer and the Guarantors, jointly and severally, agree to pay such compensation and to reimburse the Security Trustee for its out-of-pocket expenses (including fees and expenses of counsel) properly incurred by it in connection with the services rendered by it under this Instrument, which sums shall be paid free and clear of deduction and withholding on account of taxation, set-off and counterclaim. The Issuer and the Guarantors jointly and severally agree to indemnity the Security Trustee and its officers, directors, agents and employees and any successors thereto for, and to hold it or them harmless against, any loss, action, proceeding, claim, penalty, damages, liability or properly incurred expenses (including fees and expenses of counsel) incurred other than by reason of its or their gross negligence, willful misconduct or fraud arising out of or in connection with its or their acting as the Security Trustee under this Instrument. Under no circumstance will the Security Trustee be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Security Trustee has been advised of such loss or damage and regardless of the form of action. The obligations of the Issuer and the Guarantors under this Condition 7.13(i) shall survive the payment of the Bonds, the termination or expiry of this Instrument and the resignation or removal of the Security Trustee.

(j)

The Security Trustee shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Bond, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, or in the case of any paper or document, signed by or on behalf of the proper party or parties. The Security Trustee shall be entitled to refrain from taking any actions, without liability, if conflicting, unclear or equivocal instruction or direction are received or in order to comply with applicable law.

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7.14	Confidential Information

(a)

The Security Trustee, in its individual capacity and as Security Trustee, agrees and acknowledges that all information (“Confidential Information”) provided to the Security Trustee by or on behalf of the Issuer, any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary), any Guarantor (or any direct or indirect equityholder of such Guarantor), any Pledgor (or any direct or indirect equityholder of such Pledgor) or any Bondholder (or holder of a beneficial interest in the Bonds) may be considered to be proprietary and confidential information. The Security Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Security Trustee employs to protect its own confidential information. The Security Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Security Trustee’s rights and the performance of its obligations under this Instrument, any Confidential Information without the prior written consent of the Issuer or such Bondholder (or such holder of a beneficial interest in the Bonds), as applicable. The Security Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Condition 7.14.

(b)

The Security Trustee agrees that the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Security Trustee or by any Person to whom such information is disclosed in connection with this Instrument, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Security Trustee agrees that the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Security Trustee further agrees that it shall not acquire any rights against the Issuer, any of its Subsidiaries, any Guarantor, any Pledgor or any employee, officer, director, manager, representative or agent of the Issuer, any of its Subsidiaries, any Guarantor, any Pledgor or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Security Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

(c)

In the event the Security Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

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(d)	Each of the Registrar and the Paying Agent agrees to be bound by this Condition 7.14.

8	Coupon

(a)	Subject to paragraphs (b) and (c) below, the Bonds will bear coupon on their principal amount at the applicable Coupon Rate from and including the 2021 A&R Effective Date.

(b)

At any time after (and including) the 2022 Senior Bonds Upsize A&R Effective Date to (and including) 15 December 2023, the coupon that is accrued in relation to the Bonds shall be payable in cash in arrears on each Coupon Payment Date, provided that, if the applicable Coupon Rate shall be more than 8.50%, (a “Cash Coupon Cap”), the Issuer shall have the option (but not an obligation) to, by giving notice to the Bondholders no later than the date falling on the third Business Day prior to the applicable Coupon Payment Date, to elect that such coupon accrued in excess of the applicable Cash Coupon Cap (the “Excess Coupon”) shall be capitalised and added to the outstanding principal amount of the Bonds then outstanding on the applicable Coupon Payment Date, and such Excess Coupon if so elected will then be treated as part of the principal amount of the Bonds and will thereafter accrue Coupon at the Coupon Rate then applicable.

(c)	At any time after (and including) 16 December 2023, the coupon that is accrued in relation to the Bonds shall be payable in cash in arrears on each Coupon Payment Date falling after such date.

(d)	Each Bond will cease to bear coupon when such Bond is redeemed or repaid pursuant to Condition 13 or Condition 15.

9	General Covenants

9.1	Reports and Other Information

So long as the Bonds are outstanding, the Issuer undertakes as follows:

(a)

Annual Financial Statements. The Issuer shall deliver to the Bondholders, as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending 31 December 2018, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with IFRS, with such consolidated financial statements to be audited and accompanied by a report and opinion of the Issuer’s independent certified public accounting firm of internationally recognized standing (which report and opinion shall be prepared in accordance with IFRS), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with IFRS; provided, however, that such consolidated financial statements, report and opinion shall not contain any statement to the effect that such consolidated financial statements have not been prepared on a going concern basis; provided, further, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems.

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(b)

Quarterly Financial Statements. The Issuer shall deliver to the Bondholders, as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending 31 March 2019, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with IFRS; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems. Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with IFRS consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Condition 9.1(a), subject to normal year-end audit adjustments and the absence of footnotes. Such consolidated financial statements shall be accompanied by a certification of a Financial Officer (with reasonable details) that the conditions in Condition 9.13 have been complied with for that fiscal quarter (the “Liquidity Account Reporting Requirement”). Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Condition 9.1(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.

(c)

Compliance Certificate. The Issuer shall deliver to the Bondholders, (i) within 120 days after the end of each fiscal year of the Issuer, commencing with respect to the fiscal year ending 31 December 2018, an Officer’s certificate certifying that there is no Default or Event of Default that has occurred during such fiscal year and is continuing or, if such Officer has knowledge of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity, and (ii) as soon as practicable and in any event within 10 days after the Issuer becomes aware of the occurrence of a Default, an Officer’s Certificate setting for the details of the Default, and the action which the Issuer proposes to take with respect thereto.

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(d)

Information Filed with Exchanges. Following the Listing Date, the Issuer shall deliver to the Bondholders, promptly after the same are available, copies of any periodic and other reports, registration statements and other materials filed by the Issuer or any of its Subsidiaries with the Stock Exchange or if applicable, the Alternative Stock Exchange, and in any case not otherwise required to be delivered to the Bondholders pursuant to this Instrument.

(e)	Communication of Information.

(i)

Unless the information required to be delivered under this Condition 9.1 is made available for free on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems, the Issuer shall make such information available to the Bondholders (and holders of beneficial interests in the Bond), who shall have executed and delivered to the Issuer or another member of the Group, as the case may be a confidentiality agreement in connection with the transactions contemplated by this Instrument, by, at the Issuer’s sole discretion, either (A) delivering such information directly to the Bondholders at such electronic mail addresses as the relevant Bondholders have provided to the Issuer at the Issuer’s request, or (B) posting such information on IntraLinks or another similar electronic system. In the case of clause (B) above, the Issuer shall administer and maintain IntraLinks or such other similar electronic system for the Bondholders (and holders of beneficial interests in the Bonds) and maintain all such information posted on IntraLinks or such other similar electronic system for as long as the Bonds are outstanding. Such delivery of information by the Issuer or access by a Bondholder (or holder of beneficial interests in the Bonds) to IntraLinks or such other similar electronic system shall be subject to the condition that such Bondholder (or such holder of beneficial interests in the Bonds) shall have executed and delivered to the Issuer or another member of the Group, as the case may be, a confidentiality agreement in connection with the transactions contemplated by this Instrument on terms customary for transactions of this nature.

(ii)

The Issuer shall not be obligated to deliver any confidential reports or other confidential information to any Bondholders (or any holder of beneficial interests in the Bonds) who has not executed and delivered to the Issuer or another member of the Group, as the case may be, a confidentiality agreement in connection with the transactions contemplated by this Instrument.

(f)

Conference Calls. The Issuer shall, within 10 Business Days after the receipt of a written request of the holders of at least 50 per cent. in aggregate principal amount of the Bonds and the Other Bonds then outstanding following the furnishing of the financial statements pursuant to Condition 9.1(a) or 9.1(b), conduct a conference call open to the Bondholders in which one or more members of the Senior Management shall be present to respond to questions raised by the Bondholders with respect to the relevant financial statements.

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9.2	Provision of public information

(a)	Notwithstanding anything else contained in the Bond Documents:

(i)

if any document, information or notification (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Issuer and/or the Group) which any Issuer or Guarantor is required to provide or deliver under this Instrument or any other provisions in a Bond Document may be regarded as (or is or is likely to constitute or contain) Material Non-Public Information (each a “Communication”), the Issuer shall first notify the relevant Bondholder, Registrar, Security Trustee, Paying Agent or Calculation Agent (each a “Finance Party”) in writing that such a Communication which that Issuer or Guarantor is required to deliver contains (or is or is likely to constitute or contain) Material Non-Public Information. Any Finance Party shall have the right to inform the Issuer whether it wishes to receive such Communication and instruct the Issuer to whom such Communication shall be delivered;

(ii)

if a Finance Party has refused to receive such Material Non-Public Information, the Issuer and/or the Issuer or Guarantor shall be obliged to deliver the Communication only to the extent that it does not contain Material Non-Public Information;

(iii)

if a Finance Party directs the Issuer to deliver any Material Non-Public Information, or does not confirm to the Issuer whether it wishes to receive the relevant Communication pursuant to paragraph (i) above, the Issuer and/or the Issuer or Guarantor shall not be obliged to share any Material Non-Public Information with any Finance Party if the Issuer in good faith determines that such sharing of Material Non-Public Information will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information; and

(iv)

in each case, no Default or Event of Default will arise under this Instrument by virtue of the Issuer or the Guarantor failing to deliver any such information or Communication to any Finance Party in the absence of a notification from such Finance Party that it wishes to receive the relevant Communication under paragraph (i) above or if such Finance Party shall have given a notification to the Issuer under paragraph (ii) above or if such delivery will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information.

9.3	Limitation on Action Which Would Adversely Affect the Bonds

So long as the Bonds are outstanding, the Issuer shall not take any action which would adversely alter the economics, rights, preferences or privileges of the Bonds as set out in this Instrument, unless otherwise expressly permitted under this Instrument.

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9.4	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if (i) the Consolidated Leverage Ratio of the Issuer would have been less than or equal to 4.0 to 1.0, and (ii) the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which calculation of the Consolidated Leverage Ratio and the Interest Coverage Ratio is being performed.

(b)	The limitations set forth in Condition 9.4(a) shall not apply to:

(i)

the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed US$50,000,000 (or the Dollar Equivalent thereof);

(ii)	the Incurrence by the Issuer, the Guarantors and the Pledgors of Indebtedness represented by the Bonds, the Guarantees and the Liens securing the Bonds and the Guarantees;

(iii)	Indebtedness existing and in force on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Condition 9.4(b));

(iv)

Indebtedness (including Capitalised Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, and Disqualified Stock issued by the Issuer or any Restricted Subsidiary, to finance the acquisition, lease, construction, repair, replacement or improvement of or to borrow against property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv) following the Issue Date, does not exceed US$60,000,000 (or the Dollar Equivalent thereof);

(v)

Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, but not limited, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

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(vi)

Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Instrument, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)	Indebtedness of the Issuer to a Guarantor;

(viii)	shares of Preferred Stock of a Guarantor issued to the Issuer or another Guarantor;

(ix)	Indebtedness of a Guarantor to the Issuer or another Guarantor;

(x)

Hedging Obligations of the Issuer or any Restricted Subsidiary that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Instrument to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)

obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii)

Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary not otherwise permitted under this Instrument in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of US$10,000,000 (or the Dollar Equivalent thereof) and 2.5 per cent. of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Condition 9.4(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Condition 9.4(a) without reliance upon this clause (xii));

(xiii)

any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Instrument; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Bonds substantially to the same extent as such Indebtedness is subordinated to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable;

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(xiv)

the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Disqualified Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under Condition 9.4(a) and clauses (ii), (iii), (iv), (xii) (xiv), (xv), (xix) and (xxi) of this Condition 9.4(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums), fees, expenses and defeasance costs (“Refinancing Indebtedness”); provided that such Refinancing Indebtedness:

(A)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness and Disqualified Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date;

(B)	has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the Stated Maturity of the Bonds;

(C)

to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior to the Bonds or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Bonds or a Guarantee, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(D)

is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(E)	shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refunds, refinances or defeases Indebtedness of an Unrestricted Subsidiary; and

(F)

in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b); provided, further, that subclauses (A) and (B) of this clause (xiv) shall not apply to any refunding or refinancing of any Bank Indebtedness;

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(xv)

Indebtedness or Disqualified Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Instrument; provided that, in each case, after giving effect to such acquisition or merger, consolidation or amalgamation either:

(A)	the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a); or

(B)	the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvi)

Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitisation Undertakings); provided that the aggregate principal amount of Indebtedness permitted by this clause (xvi) at any time outstanding does not exceed US$25,000,000 (or the Dollar Equivalent thereof);

(xvii)

Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii)

Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such Credit Agreement is otherwise permitted by this Condition 9.4;

(xix)	Contribution Indebtedness in an aggregate principal amount at any time not to exceed US$250,000,000;

(xx)

Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)

Indebtedness of the Issuer or any Restricted Subsidiary Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed (A) US$25,000,000 (or the Dollar Equivalent thereof) in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any Restricted Subsidiary, or (B) US$5,000,000 in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any joint venture, in each case at the time of Incurrence;

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(xxii)

Indebtedness of the Issuer or any Restricted Subsidiary issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Restricted Subsidiary;

(xxiii)

the Incurrence by the Issuer or any Guarantor of Subordinated Indebtedness with a Stated Maturity and, if applicable, a First Amortisation Date no earlier than 91 days following the Stated Maturity of the Bonds; provided that (A) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, and (B) the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(xxiv)

unsecured Indebtedness Incurred by the Issuer or any Restricted Subsidiary pursuant to a financing transaction with Alvogen Lux or any of its Subsidiaries (other than Issuer and its Subsidiaries) on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; provided that (A) such Indebtedness must be unsecured obligations of the Issuer or the relevant Restricted Subsidiary, (B) such Indebtedness is expressly subordinated in right of payment to the Bonds, (C) the Stated Maturity of such Indebtedness occurs no earlier than 91 days following the Stated Maturity of the Bonds, (D) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, and (E) the Issuer or such Guarantor shall procure that the creditor under such Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor;

(xxv)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary in respect of Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed US$25,000,000 (or the Dollar Equivalent thereof) at the time of Incurrence;

(xxvi)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary maturing within one year or less used by the Issuer or any Restricted Subsidiary for working capital to the extent entered into in the ordinary course of the financing arrangements of the Issuer or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (xxvi) at any time outstanding does not exceed US$10,000,000 (or the Dollar Equivalent thereof);

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(xxvii)

the Incurrence by the Issuer, the Guarantors and the Pledgors of Indebtedness represented by the Other Bonds and the guarantees of and the Liens securing the Other Bonds in an aggregate principal amount not to exceed US$289,236,004.31 (excluding any capitalisation of PIK interest pursuant to the terms of the Other Bonds);

(xxviii)	Indebtedness Incurred by a Non-Guarantor Subsidiary constituting a Guarantee of the Indebtedness of any other Non-Guarantor Subsidiary;

(xxix)

the Incurrence of Indebtedness by the PRC Joint Venture or its subsidiaries organised under the laws of the PRC in an aggregate principal amount not to exceed US$120,000,000 (or the Dollar Equivalent thereof) at any time outstanding; provided that such Indebtedness shall be Non-Recourse to the Issuer, any of the Guarantors;

(xxx)

the incurrence of any Indebtedness under (x) the Saemundargata Loan, provided that it is entered into in compliance with Condition 9.18 (Saemundargata Loan) and (y) the Alvogen Facility provided that it is in compliance with Condition 9.17 (Alvogen Facility);

(xxxi)	the incurrence of Indebtedness under or pursuant to the Aztiq CB provided it is in compliance with Condition 9.19 (Aztiq Facility Contribution);

(xxxii)	the incurrence of any Indebtedness or Disqualified Stock pursuant to or as part of New Equity Issuance, in each case, provided that it is in compliance with Condition 9.16 (New Equity Issuance), provided, that the Incurrence of Indebtedness pursuant to clause (b)(i), (b)(x), (b)(xii), (b)(xv), (b)(xviii), (b)(xix), (b)(xxi), (b)(xxii) or (b)(xxviii) above shall be subject to the condition that the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the Interest Coverage Ratio calculation is being performed; and provided, further, that the Incurrence of Indebtedness pursuant to clause (b)(iv), (b)(v), (b)(vi), (b)(xi), (b)(xvi), (b)(xvii), (b)(xx), (b)(xxv) or (b)(xxvi) shall be subject to the condition that the yield to maturity (taking into account of any original issue discount and debt issuance cost (including any commissions, fees and expenses payable in connection with the Incurrence of such Indebtedness) as at the date of such Incurrence shall not exceed 7.5 per cent. of the aggregate principal amount of such Indebtedness.

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For purposes of determining compliance with this Condition 9.4:

(1)

in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvii) of this Condition 9.4(b) or is entitled to be Incurred pursuant to Condition 9.4(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Condition 9.4;

(2)

at the time of Incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Condition 9.4(a) and clauses (i) through (xxvii) of this Condition 9.4(b) without giving pro forma effect to the Indebtedness Incurred pursuant to clauses (i) through (xxvii) of this Condition 9.4(b) when calculating the amount of Indebtedness that may be Incurred pursuant to Condition 9.4(a);

(3)

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortisation or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Condition 9.4. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Condition 9.4; and

(4)

Notwithstanding any other provision of this Condition 9.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Condition 9.4 will not be deemed to be exceeded with respect any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies; provided that such Indebtedness was permitted to be Incurred at the time of such Incurrence.

9.5	Limitation on Restricted Payments.

(a)	So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)

declare, make, distribute or pay any dividend, charge, fee or make any other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary; provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

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(ii)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

(iii)	purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv)

make any voluntary or optional principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal instalment or final maturity occurs within one year of the Stated Maturity of the Bonds, and (B) Indebtedness permitted under clauses 9.4(b)(vii) or 9.4(b)(ix) of Condition 9.4(b));

(v)

pay or allow any of its Restricted Subsidiaries to pay any management, advisory or other fee or bonus to or to the order of any of the direct or indirect shareholders of the Issuer in their capacity as such;

(vi)	make any Restricted Investment; or

(vii)

(all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(A)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)

immediately after giving effect to such transaction on a pro forma basis, the Issuer would, pursuant to the Bond Documents, be permitted to Incur US$1.00 of additional Indebtedness under Condition 9.4(a); and

(C)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income), (vi) and (xviii) of Condition 9.5(b), but excluding all other Restricted Payments permitted by Condition 9.5(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Condition 9.5 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time made).

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(b)	The provisions of Condition 9.5(a) shall not prohibit:

(i)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Instrument;

(ii)

(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Condition 9.4 so long as:

(A)

the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued but unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith),

(B)

such Indebtedness is subordinated to the Bonds or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)

such Indebtedness has a Stated Maturity and, if applicable, a First Amortisation Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Bonds then outstanding, and

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(D)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date one year following the last date of maturity of the Bonds;

provided that the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor;

(iv)

on and after the Listing Date, the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, in each case on arm’s length terms; provided that:

(A)

the aggregate amounts paid under this clause (iv) do not exceed US$10,000,000 (or the Dollar Equivalent thereof) in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of US$20,000,000 (or the Dollar Equivalent thereof) in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(1)

the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (iii) of Condition 9.5(a)); plus

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(2)

the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (1)and (2) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Condition 9.5 or any other provision of this Instrument; and

(B)

on and after the Listing Date, such management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement is in compliance with the Listing Rules and applicable laws and regulations of the relevant Stock Exchange;

(v)

the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Condition 9.4;

(vi)

the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)

Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets, in each case at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

93	Alvotech - Bond Instrument (Tranche A)

(viii)

the payment of dividends on the Issuer’s Shares (or a Restricted Payment to any direct or indirect parent of the Issuer, as the case may be, to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6 per cent. per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(ix)

payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Condition 9.11 provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Bondholders shall have the Change of Control Put Right and that all Bonds tendered by Bondholders pursuant to the Change of Control Put Right have been repurchased, redeemed or acquired for value;

(x)	other Restricted Payments that are made with Excluded Contributions;

(xi)	other Restricted Payments in an aggregate amount not to exceed the greater of US$10,000,000 (or the Dollar Equivalent thereof) and 2.5 per cent. of Total Assets, in each case at the time made;

(xii)

the distribution, as a dividend or otherwise, of (i) shares of Capital Stock of, or (ii) Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);

(xiii)

the payment of reasonable dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay any taxes imposed directly on such parent to the extent such taxes are directly attributable to the income of the Issuer and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(xiv)	Restricted Payments:

(A)

in reasonable amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are directly attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries; and

(B)

in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Condition 9.4 on an arm’s length basis;

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(xv)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii)

Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Condition 9.5 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board);

(xviii)

the repayment, redemption, repurchase, defeasance or otherwise acquisition or retirement for value of any Subordinated Indebtedness (x) the consideration for which is payable solely in the Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit,” or (y) pursuant to the provisions similar to those described under Condition 9.7 and 13.4; provided that in the case of sub-clause (y) all Bonds tendered by the Bondholders pursuant to the Change of Control Put Right or in connection with an Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xix)

any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Facility provided that such repayment or prepayment is made substantially simultaneously with an investment, in an amount equal to such repayment or prepayment by any Alvogen Facility Lender in any Right of First Refusal Securities under and in accordance with the Alvogen Facility (as at the date hereof) and provided further that the incurrence of such Right of First Refusal Securities is permitted under the terms of this Instrument;

(xx)

subject to Condition 9.17(d), following a Successful New Capital Increase, any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility in an amount not to exceed $50,000,000 together with any accrued interest and other costs provided that no repayment or payment may be made under this Condition (xx) if Alvogen Lux or any other person under or in connection with the Alvogen Facility has been issued any penny warrants pursuant to and in accordance with Condition 9.17(b)(ii)(F);

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(xxi)

following the occurrence of a Bondholder Funding Default (as defined in the Alvogen Facility Agreement), any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility pursuant to clause 11.1 (Mandatory Prepayment) of the Alvogen Facility Agreement; and

(xxii)

subject to Condition 9.21, any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount), provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (viii), (xi), (xii), (xviii)(y), (xix) (xx), (xxi) and (xxii) of this Condition 9.5(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)

For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d)

For purposes of determining compliance with this Condition 9.5, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Condition 9.5(b) or is entitled to be made pursuant to Condition 9.5(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Condition 9.5.

9.6	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)

(A) declare or pay any dividends, charge, fee or other distribution or make any other distributions (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

(iv)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

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(v)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date;

(2)	this Instrument, the Guarantees, the Bonds or the Security Documents;

(3)	applicable law or any applicable rule, regulation or order;

(4)

any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)

contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to Conditions 9.4 and 9.9;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)

customary provisions in joint venture agreements, collaboration agreements, licenses of Proprietary Rights and other similar agreements entered into in the ordinary course of business and on an arm’s length basis;

(9)	purchase money obligations for property acquired and Capitalised Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary;

(12)

other Indebtedness, Disqualified Stock or Preferred Stock (A) of the Issuer or any Restricted Subsidiary of the Issuer that is a Guarantor, (B) of the PRC Joint Venture permitted to be Incurred under Condition 9.4(b)(xxix) or (C) of any Restricted Subsidiary (other than the PRC Joint Venture) that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or coupon payments on the Bonds (as determined in good faith by the Issuer); provided that in the case of each of clauses (A) and (C), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Condition 9.4;

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(13)	any Restricted Investment not prohibited by Condition 9.5 and any Permitted Investment;

(14)

any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15)

subject to Condition 9.21, any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount).

(b)

For purposes of determining compliance with this Condition 9.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

9.7	Asset Sales.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75 per cent. of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)

any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Bonds or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

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(ii)

any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii)

any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of US$30,000,000 (or the Dollar Equivalent thereof) and 7.5 per cent. of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this Condition 9.7(a).

(b)

Within 180 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i)	to repay (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor or (y) Pari Passu Indebtedness; or

(ii)

to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer, in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale.

In the case of Condition 9.7(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such Investment is consummated and (y) the 180th day following the expiration of the aforementioned 180-day period, if such Investment has not been consummated by that date. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Instrument.

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Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in clause (a) or (b) of this Condition 9.7 will be deemed to constitute “Excess Proceeds”. On the 181st day (or the 361st day if a binding commitment as described in the immediately preceding paragraph has been entered into) after an Asset Disposition, or at such earlier date that the Issuer elects, if the aggregate amount of Excess Proceeds exceeds US$20,000,000 (or the Dollar Equivalent thereof) (an “Excess Proceeds Threshold”), the Issuer shall make an offer to all Bondholders (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Bonds (and such Pari Passu Indebtedness) that is at least US$1,000 and an integral multiple of US$1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to the Redemption Amount plus the Applicable Premium (if any) (or, in respect of such Pari Passu Indebtedness, such price as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Condition 9.7. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the applicable Excess Proceeds Threshold by providing the written notice required pursuant to Condition 9.7(f). To the extent that the aggregate amount of Bonds (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Instrument. If the aggregate principal amount of Bonds (and such Pari Passu Indebtedness) surrendered by Bondholders thereof exceeds the amount of Excess Proceeds, the Bondholders shall select the Bonds to be purchased in the manner described in Condition 9.7(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c)

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Bonds pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Instrument, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Instrument by virtue thereof.

(d)

The Asset Sale Offer, in so far as it relates to the Bonds, will remain open for a period not less than 10 Business Days following its commencement (the “Offer Period”). No later than five Business Days following the termination of the Offer Period, the Issuer shall cancel the Bonds or portions thereof that have been properly tendered to and are to be accepted by the Issuer, and shall, on the date of purchase, mail or deliver payment to each tendering Bondholder in the amount of the purchase price as determined by the Issuer.

(e)

Bondholders electing to have a Bond purchased shall be required to surrender the Bond, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Bondholders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Bondholder, the principal amount of the Bond that was delivered by the Bondholder for purchase and a statement that such Bondholder is withdrawing such Bondholder’s election to have such Bond purchased. If at the end of the Offer Period more Bonds (and such Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the Issuer will select the Bonds to be redeemed on a pro rata basis, by lot or by such other method as the Issuer shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Bonds of US$1,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness, as applicable, shall be made pursuant to the terms of such Pari Passu Indebtedness; provided that any purchase by the Issuer of Pari Passu Indebtedness and Bonds tendered pursuant to an Asset Sale Offer shall otherwise be made on a pro rata basis, as nearly as practicable.

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(f)

Written notices of an Asset Sale Offer shall be provided at least 30 but not more than 60 days before the purchase date to each Bondholder at such Bondholder’s registered address. If any Bond is to be purchased in part only, any notice of purchase that relates to such Bond shall state the portion of the principal amount thereof that has been or is to be purchased. Bondholders whose Bonds are purchased only in part shall be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered.

(g)

Notwithstanding anything to the contrary in this Instrument, so long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of (whether in a single transaction or a series of related transactions) of any Equity Interests in the PRC Joint Venture held by the Issuer or such Restricted Subsidiary to any Person other than the Issuer or a Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction.

9.8	Transactions with Affiliates.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of US$2,500,000 (or the Dollar Equivalent thereof), unless:

(i)

such Affiliate Transaction is on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(ii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$2,500,000 (or the Dollar Equivalent thereof), the Issuer delivers to the Bondholders a resolution adopted in good faith by the majority of the Board, approving such Affiliate Transaction and set forth in an Officer’s certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$10,000,000 (or the Dollar Equivalent thereof), the Issuer shall notify the Bondholders of such proposed transaction and upon written request by any Bondholder:

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(A)

the Issuer delivers to the Bondholders, in addition to the resolution of the Board referred to in clause (ii) above, an opinion of a reputable accounting, appraisal or investment banking firm of national or international standing, or other recognised independent expert of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the Affiliate Transaction or series of related Affiliate Transactions is (l) fair to the Issuer or such Restricted Subsidiary from a financial point of view taking into account all relevant circumstances or (2) on terms not materially less favourable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate; and

(B)

for purposes of the opinion referred to in the immediately preceding paragraph, the Issuer shall present to the Bondholders at least four reputable accounting, appraisal or investment banking firms of national or international standing and/or other recognised independent experts of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions, at least two of which shall be of international standing, and one such firm or expert shall be selected for the purpose of delivering such opinion by the holders of at least 50.1 per cent. in aggregate principal amount of the Bonds or by Special Resolution within 10 Business Days following receipt of the request from the Issuer; provided that if no firm or expert is selected, the Issuer shall be entitled to make such selection.

(b)	The provisions of Condition 9.8(a) shall not apply to the following:

(i)

transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, the Issuer or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii)	Restricted Payments permitted by Condition 9.5 and Permitted Investments (without giving effect to clause (13) of the definition of “Permitted Investments”);

(iii)

the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(iv)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants that are approved by a majority of the disinterested members of the Board in good faith;

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(v)

any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Bondholders in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vi)

the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Bondholders in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(vii)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Instrument, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board or the senior management of the Issuer, or are on terms at least as favourable as might reasonably have been obtained at such time from an unaffiliated party;

(viii)	any transaction effected as part of a Qualified Receivables Financing;

(ix)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(x)

the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xi)	the entering into of any tax sharing agreement or arrangement and any payments permitted by Condition 9.5(b)(xiii);

(xii)	any contribution to the capital (including the capital reserves) of the Issuer;

(xiii)	transactions permitted by, and complying with, Condition 9.11;

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(xiv)

transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xv)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(xvi)

intercompany transactions undertaken in good faith (as certified by the Issuer in an Officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Instrument;

(xvii)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xviii)

transactions with Affiliates of the Issuer relating to the purchase by the Issuer or any Guarantor of Proprietary Rights (and any other rights to produce or sell products) where the purchase price therefor is not more than the lower of (A) the Development Cost therefor incurred by the Affiliate from whom the Issuer or such Guarantor makes such purchase multiplied by 1.5 and (B) the Fair Market Value of such Proprietary Rights calculated in connection with such purchase based on a discounted cash flow methodology as determined in good faith by a responsible financial or accounting officer of the Issuer; provided that if such Fair Market Value as determined by such officer is over US$10,000,000 (or the Dollar Equivalent thereof) (and such Fair Market Value determination is less than the Development Cost), the calculation of Fair Market Value instead shall be as determined by an Independent Financial Advisor retained by the Issuer based on a discounted cash flow methodology; and

(xix)	the Incurrence of Indebtedness permitted pursuant to Condition 9.4(b)(xxiii), 9.4(b)(xxiv), 9.4(b)(xxxi) or 9.4(b)(xxxii).

9.9	Liens.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral (other than Permitted Liens).

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien of any nature whatsoever on any of its assets or properties of any kind, whether owned at the Issue Date or thereafter acquired (other than the Collateral), except Permitted Liens, unless the Bonds are secured (a) equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Bonds, prior to) the obligation or liability secured by such Lien, for so long as such obligation or liability is secured by such Lien or (b) by other assets or properties approved by a Special Resolution.

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For purposes of determining compliance with this Condition 9.9, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (34) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Condition 9.9.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortisation of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

To the extent applicable, the Liens on the Intellectual Property Collateral shall be subordinated to any Lien on such Collateral that is permitted by clause (18) of the definition of “Permitted Liens” (other than such Permitted Liens in favour of the Issuer or any Restricted Subsidiary) and, upon request from the Issuer (which shall be accompanied by an Officer’s Certificate), the Security Trustee shall take such action as is requested by the Issuer to reflect such subordination (including the entry into non-disturbance and similar agreements) in connection with the licensing of Proprietary Rights and any other transactions permitted by such clause (18), such as confirming in writing to any actual or potential licensee and/or counterparty that (a) the Security Trustee shall not, by enforcing its Liens, or otherwise, disturb or otherwise affect the prior Lien of such licensee and/or counterparty or any other rights of the licensee and/or counterparty under the relevant agreements, (b) so long as such licensee and/or counterparty is not in breach of or default under its agreements with the Issuer and/or its Subsidiaries, neither the Security Trustee nor any successor thereto shall assert any rights of the Issuer and/or any Subsidiary to terminate any rights or benefits of the licensee and/or counterparty pursuant to the terms of such agreements, and (iii) upon entry by the Issuer and/or any Subsidiary into any non-exclusive license agreement with respect to such Proprietary Rights with the party licensing such Proprietary Rights, such non-exclusive licensee shall take its license rights under such license agreement free of the Liens on the Collateral.

9.10	Line of Business.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses reasonably related thereto.

9.11	Consolidation, Merger and Sale of Assets.

(a)

The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, any Person, other than:

(i)

as part of or for the purpose of consummating a SPAC Listing, including any transaction described in paragraph (ii)(A) below (but in each case provided that all conditions in the definition of SPAC Listing have been complied with); and

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(ii)	any other transaction where:

(A)

the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a legal entity organised or existing under the laws of Luxembourg or any state or territory of thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Instrument, the Bonds and the Security Documents to which it is a party pursuant to documents or instruments in form reasonably satisfactory to the Bondholders;

(B)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(C)

immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(1)	the Successor Company would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a); or

(2)

the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(D)

each Guarantor, unless it is the other party to the transactions described above, shall have by accession letters confirmed that its Guarantee shall apply to such Person’s obligations under this Instrument, the Guarantee (if not then terminated pursuant to its terms) and the Bonds; and

(E)

the Issuer shall have delivered to the Bondholders (A) an Officer’s certificate and an Opinion of Counsel, each stating that (x) such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or other disposition and such accession letters (if any) comply with this Instrument and (y) the obligations of the Issuer under this Instrument, the Bonds and the Security Documents to which it is a party remain obligations of the Successor Company and (B) an Officer’s certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

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The Successor Company (if other than the Issuer) pursuant to transaction under clause (i) or (ii) above shall succeed to, and be substituted for, the Issuer under this Instrument and the Security Documents to which it is a party, and in such event the Issuer will automatically be released and discharged from its obligations under this Instrument, the Bonds and the Security Documents to which it is a party. Notwithstanding the foregoing paragraphs (ii)(B) and (ii)(C) of this Condition 9.11(a), (x) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (y) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer under the laws of Luxembourg or any state or territory of thereof, or may convert into a legal entity in any such jurisdiction, including in each case pursuant to a SPAC Listing, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Condition 9.11 will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among the Issuer or any of its Restricted Subsidiaries.

(b)

Subject to the provisions of this Instrument, none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, any Person unless either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organised or existing under the laws of the jurisdiction of its formation (or, in the case whereby more than one Guarantors are involved in such transaction, the jurisdiction of formation of any one of such Guarantors) or any state or territory of thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Instrument and to the extent such Guarantor is a Pledgor, all obligations of such Pledgor under the Security Documents to which it is party, and, if applicable, such Guarantors’ Guarantee and the Security Documents to which such Guarantor is a party pursuant to an accession letter or other documents or instruments in form reasonably satisfactory to the Bondholders or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Condition 9.7 (in which case such Guarantor shall be released from its Guarantee).

Except as otherwise provided in this Instrument, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Instrument, such Guarantor’s Guarantee and/or the Security Documents to which such Guarantor is a party, and in such event such Guarantor will automatically be released and discharged from its obligations under this Instrument and such Guarantor’s Guarantee and/or the Security Documents, as the case may be.

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Notwithstanding the foregoing, any Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor.

9.12	Use of Proceeds

(a)

The Issuer shall use the net proceeds from the issue of the Bonds for (i) financing the payment of any Transaction Costs and (ii) general corporate purposes, including but not limited to repayment of existing indebtedness, capital expenditures and/or working capital (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any 2022 Alvogen Lux Shareholder Loans of the Issuer (unless otherwise permitted under this Instrument pursuant to Condition 9.21) or any shareholder loans of its holding companies, Subsidiaries and Affiliates).

(b)	The Issuer will not, directly or indirectly, use the proceeds from the issue of the Bonds:

(i)	or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person or entity:

(A)	for the purpose of financing or facilitating any activity that would violate applicable anti-corruption laws and regulations;

(B)	for the purpose of funding or facilitating any activity or business of or with any Person in any country or territory that, at the time of such funding of facilitation, is the target of any Sanctions;

(C)	in any other manner that could be reasonably expected to result in a violation by any Person, including the Issuer, of any Sanctions; and

(ii)	will not, directly, or indirectly, use the proceeds from the issue of the Bonds for any payments to:

(A)	fund or facilitate any money laundering or terrorist financing activities or business; or

(B)

in any other manner that would cause or result in violation of applicable anti-money laundering laws, rules or regulations, including the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

9.13	Liquidity Account

The Issuer shall ensure that:

(a)

the Liquidity Account is maintained at all times from (and including) the Listing Date, with an authorised signatory of the Security Trustee designated as the sole person(s) with signing rights over such Liquidity Account;

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(b)	Security is granted over the Liquidity Account in favour of the Security Trustee, on behalf of the Bondholders, from (and including) the Listing Date; and

(c)

cash and Cash Equivalents in an aggregate amount of not less than US$25,000,000 (or the Dollar Equivalent thereof) shall be held in the Liquidity Account no later than the date falling on the tenth Business Day after the Listing Date, and at all times thereafter.

9.14	Compliance with Law

The Issuer will, and will cause each of its Restricted Subsidiaries to, comply with all laws, regulations, orders, judgments and decrees of any Governmental Authority, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

9.15	[Reserved]

9.16	New Equity Issuance

(a)	The Issuer shall use its commercially reasonable endeavours to raise new funding through one or more Equity Issuance.

(b)	The Issuer shall use its commercially reasonable endeavours to ensure that each of the New Equity Issuance Conditions in relation to any Equity Issuance are satisfied and to further procure that:

(i)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer is not less than US$75,000,000 by (and including) 15 December 2022; and

(ii)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer is not less than US$150,000,000 by (and including) 31 March 2023,

provided that, and subject to compliance by the Issuer with the requirements set out in paragraph (e) below, if the Issuer has used its commercially reasonable efforts in procuring compliance with this paragraph (b), no Default or Event of Default will occur if any part of this paragraph (b) is not complied with.

(c)	For the purposes of calculating the Net Proceeds of all New Equity Issuances pursuant to paragraph (b) above:

(i)

the aggregate amount of up to US$50,000,000 of Net Proceeds raised through the Alvogen Facility and/or any New Capital Increase shall not be a New Equity Issuance and shall not be counted towards the Net Proceeds of a New Equity Issuance but any Net Proceeds in excess of US$50,000,000 raised under the Alvogen Facility (excluding for the avoidance of doubt the Alvogen Lux Shareholder Loans Roll Facility), or as applicable, as a New Capital Increase (provided it has not been applied towards the Alvogen Facility Refinancing and excluding for the avoidance of doubt the New Capital Roll) received by the Issuer on or before the expiry of the New Equity Issuance Period (to the extent such Alvogen Facility or New Capital Increase (as applicable) meets the criteria for a New Equity Issuance, including for the avoidance of doubt each of the Equity Issuance Minimum Conditions and the New Equity Issuance Price Condition), shall constitute a New Equity Issuance and shall be counted towards the Net Proceeds of a New Equity Issuance;

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(ii)

no amounts raised under or pursuant to the Aztiq Facility Contribution, Aztiq CB and/or the Saemundargata Loans shall be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance;

(iii)

no amounts raised under or pursuant to any Right of First Refusal Securities as a result of any loan, tranche or portion of the Alvogen Facility that is exchanged, converted or rolled into (however described) or otherwise repaid or prepaid and simultaneously invested into such Right of First Refusal Securities, shall be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance; and

(iv)

(v)

the outstanding amounts under the 2022 Alvogen Lux Shareholder Loans and/or any rollover of any 2022 Alvogen Lux Shareholder Loans pursuant to an Alvogen Lux Shareholder Loans Roll and/or a New Capital Roll shall not be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance.

(d)

The Issuer undertakes and warrants to use the proceeds of any New Equity Issuance towards (i) financing the payment of any Transaction Costs, and (ii) any general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility) in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans))).

(e)	In connection with the New Equity Issuances, the Issuer undertakes to each of the Bondholders that:

(i)

if the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer by (and including) 15 December 2022 is less than US$75,000,000, the Issuer shall immediately (and in any event by no later than 16 December 2022) grant penny warrants for new shares representing 1.50% (in aggregate) of the fully diluted ordinary share capital of the Issuer as at 15 December 2022 to the holders of the Bonds and Other Bonds, with such penny warrants being allocated between such Bondholders pro rata to the principal amount of the Bonds and Other Bonds held by the relevant Bondholder as at 15 December 2022 (and such relevant warrant instrument(s) constituting such penny warrants shall be substantially in the form set out in Schedule 9 of this Instrument, with modifications to incorporate anti-dilution adjustments with respect to (i) any warrants granted to Alvogen Lux or any other person in connection with the Alvogen Facility after December 15, 2022 and (ii) the conversion of Aztiq Convertible Bonds, which modifications shall be satisfactory to the Bondholders) and the Issuer further undertakes and warrants, in relation to the foregoing, that it shall, at all times on or prior to 31 March 2023, maintain a sufficient authorized share capital for the issuance of warrants in accordance with this Instrument and shares for which warrants can be exercised; and /or

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(ii)

if the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer in cash on or before 31 March 2023 is less than US150,000,000, the Issuer shall immediately (and in any event by no later than 1 April 2023) grant penny warrants for new shares representing 1.00% (in aggregate) of the fully diluted ordinary share capital of the Issuer as at 31 March 2023 to the holders of the Bonds and Other Bonds on 31 March 2023, with such penny warrants being allocated between such Bondholders pro rata to the principal amount of the Bonds and Other Bonds held by the relevant Bondholder as at 31 March 2023 (and such relevant warrant instrument(s) shall be substantially in the form set out in Schedule 9 of this Instrument, with modifications to incorporate anti-dilution adjustments with respect to (i) any warrants granted to Alvogen Lux or any other person in connection with the Alvogen Facility after December 15, 2022 and (ii) the conversion of Aztiq Convertible Bonds, which modifications shall be satisfactory to the Bondholders).

(f)

So long as the Bonds are outstanding, save with the prior written approval of the Bondholders, the Issuer will not (and will not permit any other person to) enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate any agreement relating to any New Equity Issuance which relates to the Equity Issuance Minimum Conditions or in a manner which is reasonably likely to adversely affect the interests of the Bondholders under the Bond Documents.

(g)

Notwithstanding any other provision of this Instrument, in the event that any Equity Issuance during the New Capital Increase Period meets the criteria of both a New Capital Increase and a New Equity Issuance, the Issuer may, in its sole discretion, classify that amount or transaction as either a New Capital Increase or New Equity Issuance, provided that such determination must be made by the Issuer (and notified to the Bondholders) on or prior to the Alvogen Long Stop Date.

(h)	The Issuer shall procure the cash proceeds of any Equity Issuance to be initially deposited in the Issuer Operating Account.

9.17	Alvogen Facility

(a)

The Issuer undertakes and warrants to enter into the Alvogen Facility on or prior to the 2022 Senior Bonds Upsize A&R Effective Date and shall utilise the Alvogen Facility in an aggregate principal amount not less than US$50,000,000 (the “New Alvogen Facility Amount”) (excluding, for the avoidance, any amount representing the 2022 Alvogen Lux Shareholder Loans that are rolled into the Alvogen Facility pursuant to an Alvogen Facility Roll)) by depositing all such amounts borrowed by it thereunder (which shall be freely available and without any conditionality) into the Issuer Alvogen Facility Account on or before the 2022 Senior Bonds Upsize A&R Effective Date.

(b)	The Issuer will ensure that:

(i)

each of the Alvogen Facility Lenders shall on or before the 2022 Senior Bonds Upsize A&R Effective Date (and in the case of any shareholders of the Issuer who accede to the Alvogen Facility in the capacity of a lender after the 2022 Senior Bonds Upsize A&R Effective Date, on the date of their accession to the Alvogen Facility) execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such Alvogen Facility Lenders accede to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed); and

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(ii)

the Alvogen Facility shall be on terms that do not adversely affect the interests of the Bondholders under the Bond Documents and which are satisfactory to the Bondholders (acting reasonably) including:

(A)	the Alvogen Facility shall be unsecured Indebtedness;

(B)

such Alvogen Facility shall constitute Subordinated Indebtedness and (subject to the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument) the Stated Maturity and, if applicable, a First Amortisation Date shall be no earlier than 91 days following the Stated Maturity of the Bonds;

(C)

the terms of such Alvogen Facility shall provide that interest, fees and premium (if any) or any other amount payable in connection therewith (excluding any reasonable costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the New Alvogen Facility Amount) is payable and is paid solely in the form of pay-in-kind;

(D)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation relating to the Alvogen Facility (including general covenants and/or events of default (however described)) shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable));

(E)

the Alvogen Facility shall have an all-in-yield cap (inclusive of all interest, fees (including upfront fees, commitment fees and ticking fees), original issue discount and premium and all other amounts payable thereunder or in connection therewith) (excluding any reasonable third party costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof up to an aggregate amount not exceeding 0.5% of the New Alvogen Facility Amount)) of 17.5% per annum, provided that such all-in-yield cap shall not apply to any increase in the yield of the Alvogen Facility attributable to the application of the clause 17.5 (Most Favoured Nation) of the Alvogen Facility Agreement; and

(F)

any penny warrants granted to Alvogen Lux or any other person under or in connection with the Alvogen Facility (taking into account the 2022 Alvogen Lux Shareholder Loans following the occurrence of the Alvogen Lux Shareholder Loans Roll Facility) for new shares shall represent not more than 4.0% of the fully diluted ordinary share capital of the Issuer as at the date on which such penny warrants are issued (as adjusted in accordance with the terms set out in Schedule 10 of this Instrument) provided that such relevant warrant instrument(s) shall be substantially in the form set out in Schedule 10 of this Instrument (with modifications to incorporate anti-dilution adjustments with respect (i) the conversion of Aztiq Convertible Bonds and (ii) any warrants granted to Bondholders on 31 March 2022 which modifications shall be satisfactory to Alvogen Lux) and provided further that no penny warrants shall be granted to Alvogen Lux at any time (including with respect to the Alvogen Lux Shareholder Loans Roll Facility) if there has been an Alvogen Facility Refinancing,

(collectively paragraphs (b)(i) and (ii) above being the “Alvogen Facility Minimum Terms”).

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(c)	The Issuer may raise new funding through one or more New Capital Increases during the New Capital Increase Period.

(d)

The Issuer shall be permitted to, in the event of a Successful New Capital Increase during the New Capital Increase Period and provided that the Issuer has delivered an Officer’s Certificate to the Bondholders certifying the occurrence of a Successful New Capital Increase (and enclosing reasonable evidence and details of satisfaction of the relevant conditions thereof):

(i)

no later than the 10th Business Day falling after the expiry of the Alvogen Facility Longstop Date, apply the proceeds of up to US$50,000,000 of a Successful New Capital Increase in or towards the Alvogen Facility Refinancing (it being understood that following the Alvogen Facility Refinancing, the relevant Successful New Capital Increase (in whatever form) may not be refinanced, repaid and/or replaced (in full nor in part) at any time prior to the redemption of the Bonds in full under and pursuant to the terms of the Bond Documents); and

(ii)

within 30 Business days after the date of the Successful New Capital Increase, make an offer to the Alvogen Facility Lenders to convert and/or rollover any amount outstanding under the Alvogen Facility (being for the avoidance of doubt, the Alvogen Lux Shareholder Loans Roll Facility) into such New Capital Increase pursuant to the terms of the Successful New Capital Increase, and the Alvogen Facility may, at the election of the relevant Alvogen Facility Lender(s), be deemed to form part of such New Capital Increase in accordance with their terms (a “New Capital Roll”) (and the Issuer undertakes to promptly notify the Bondholders (in writing) following the occurrence of a New Capital Roll and to provide evidence of the irrevocable refinancing, repayment and discharge of the financial indebtedness under and pursuant to the Alvogen Facility in full).

(e)

Upon the occurrence of a Successful New Capital Increase and following the occurrence of an Alvogen Facility Refinancing (and provided that the Issuer has delivered an Officer’s Certificate to the Bondholders certifying the occurrence of a Successful New Capital Increase (and enclosing reasonable evidence and details of satisfaction of the relevant conditions thereof) pursuant to paragraph (b) above), each Bondholder agrees to promptly (and in any event within 5 Business Days of such Officer’s Certificate being delivered to it), irrevocably and unconditionally authorize and instruct the Security Trustee to, and the Security Trustee shall release the security granted over the Issuer Alvogen Facility Account under and pursuant to the Account Pledge (Issuer Accounts) as soon as reasonably practicable and in any event within 10 Business Days of such request by the Issuer, and the Security Trustee shall enter into such release documents and/or execute any further documents and do all such acts and things as may reasonably be required to give effect to such release.

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(f)

The Issuer undertakes and warrants to use the proceeds of the Alvogen Facility and/or any New Capital Increase towards (i) (in the case of a New Capital Increase only) the Alvogen Facility Refinancing, (ii) financing the payment and/or repayment of any Transaction Costs, and (iii) any general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility) in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans))).

(g)

Other than the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument, for so long as the Bonds remains outstanding, save with the consent of all the Bondholders, the Issuer will not enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the Alvogen Facility to the extent such changes relate to the Alvogen Facility Minimum Terms or which could reasonably be expected to be adverse to the interests of the Bondholders.

(h)

In the event of a Successful New Capital Increase and the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument, for so long as the Bonds remains outstanding, save with the written approval of the Bondholders, the Issuer will not enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the documents relating to the Successful New Capital Increase to the extent such changes relate to the Equity Issuance Minimum Conditions or which could reasonably be expected to be adverse to the interests of the Bondholders, provided that the occurrence of a New Capital Roll shall not require approval from the Bondholders (and the Issuer undertakes to promptly notify the Bondholders (in writing) following the occurrence of a New Capital Roll).

(i)	The Issuer shall procure the cash proceeds of any New Capital Increase shall be initially deposited in the Issuer Operating Account.

9.18	Saemundargata Loan

(a)	The Issuer shall procure that the Saemundargata Loans are entered into on or prior to the 2022 Senior Bonds Upsize A&R Effective Date.

(b)

The Issuer shall procure that Saemundargata Holdco (and/or its subsidiaries or affiliates (as applicable)) shall by no later than 15 Business Days after the 2022 Senior Bonds Upsize A&R Effective Date apply the proceeds of the Saemundargata Loans towards (i) first, repayment of the outstanding amounts under or in connection with the Arion Loans in full, and (ii) second, the remainder towards the general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount), provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans).

9.19	Aztiq Facility Contribution

(a)	The Issuer shall procure that the Aztiq Facility Contribution is fully implemented on or prior to the 2022 Senior Bonds Upsize A&R Effective Date.

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(b)

The Issuer undertakes to issue convertible bond(s) to Aztiq on or prior to the 2022 Senior Bonds Upsize A&R Effective Date as consideration for the Aztiq Facility Contribution under and pursuant to the Aztiq Facility Contribution SPAs (the “Aztiq CB” and the bond instrument relating to the Aztiq CB being the “Aztiq CB Documents”).

(c)	The Issuer will ensure that:

(i)

Aztiq shall on the 2022 Senior Bonds Upsize A&R Effective Date, and each other person becoming a bondholder under the Aztiq CB in accordance with the terms thereof shall execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which Aztiq (or such other person upon becoming a bondholder under the Aztiq CB) accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed); and

(ii)	the Aztiq CB shall be on terms that do not adversely affect the interests of the Bondholders under the Bond Documents and which are satisfactory to the Bondholders (acting reasonably) including:

(A)

the aggregate value of the convertible bonds issued to Aztiq shall not exceed an amount equal to the net value of the Saemundargata Holdco Shares after deduction of the financial indebtedness to be assumed by Saemundargata Holdco pursuant to the Saemundargata Loan and such net value of the Saemundargata Holdco Shares is US$80,000,000 as determined by reference to the third party valuation reports issued by KPMG and Borg fasteignasala as set out in the Aztiq Facility Contribution SPAs (the “TP Valuation”);

(B)	the Aztiq CB shall be unsecured Indebtedness;

(C)

such Aztiq CB shall constitute Subordinated Indebtedness and the Stated Maturity and, if applicable, a First Amortisation Date, of the Aztiq CB shall not be no earlier than 91 days following the Stated Maturity of the Bonds;

(D)

the terms of such Aztiq CB shall provide that interest, fees and premium (if any) and any other amounts payable in connection with the Aztiq CB (excluding any reasonable costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the aggregate principal amount of the Aztiq CB) is payable and paid solely in the form of pay-in-kind;

(E)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation relating to the Aztiq CB (including the general covenants and/or events of default (however described) shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable)); and

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(F)

the Aztiq CB shall have an all-in-yield cap (inclusive of interest, fees (including upfront fees), original issue discount, premium and all other amounts payable thereunder or in connection therewith) (excluding any reasonable costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof up to an aggregate amount not exceeding 0.5% of the Aztiq CB)) of 17.5% per annum,

(collectively, paragraphs (c)(i) and (ii) above being the “Aztiq CB Minimum Terms”).

(d)

For so long as the Bonds remains outstanding, save with the written approval of the Bondholders, the Issuer will not (and will procure that Aztiq and Saemundargata Holdco will not (as applicable)) enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the Aztiq Facility Contribution Documents and/or the Aztiq CB to the extent such changes relate to the Aztiq CB Minimum Terms or which are reasonably likely to be adverse to the interests of the Bondholders.

9.20	Issuer Board Observer

The Issuer agrees to grant to the holders of the Bonds and Other Bonds the right to appoint an observer of the Board (the “Board Observer”) of the Issuer (and committees thereof) on and subject to the terms of the Board Observer Agreement. Upon the request of any Bondholder, the Issuer shall provide to such Bondholder promptly, but in any event within 2 Business Days, any books and records or other documents the Board Observer would otherwise be permitted to receive pursuant to the Board Observer Agreement.

9.21	2022 Alvogen Lux Shareholder Loans

Notwithstanding Conditions 9.5 and 9.6, for so long as any Bond is outstanding, the Issuer shall not effect nor permit the repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of any amount payable under or in respect of the 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility or the New Capital Roll thereof) in each case (and for the avoidance of doubt the repayment or prepayment may not be in an amount exceeding the Alvogen Lux Shareholder Loans Roll Amount) unless the Issuer has delivered an Officer’s Certificate to the Bondholders (with accompanying evidence satisfactory to the Bondholders (acting reasonably)) certifying that each of the 2022 Alvogen Lux Shareholder Loans Repayment Conditions has been (or, if applicable, will, following such payment, be) satisfied in respect of the proposed repayment or prepayment and provided further that at the time of giving effect to such repayment or prepayment, no Default shall have occurred and be continuing or would occur as a consequence thereof (and for the avoidance of doubt, no repayment and/or prepayment (including payment of any fees, interest or similar payments) shall be permitted to be made in relation to the 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility or the New Capital Roll thereof) if the FDA Approval is granted to the Issuer on or after 1 April 2023).

10	[Reserved]

11	Undertakings

11.1

The Issuer undertakes and warrants, inter alia, that so long as there are any outstanding Bonds save with the approval of a Special Resolution of the Bondholders, it shall (and, where applicable, shall procure that its Subsidiaries shall):

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(a)	[Reserved];

(b)

after the Listing Date, use commercially reasonable endeavours to maintain a listing for all the issued Shares on the Stock Exchange; and (ii) if unable to maintain or obtain such listing, to obtain and maintain a listing for all the Shares on an Alternative Stock Exchange as the Issuer with the approval by an Ordinary Resolution of the Bondholders may from time to time determine and will forthwith give notice to the Bondholders (in accordance with Condition 20) of the listing or delisting of the Shares (as a class) by any of such stock exchanges;

(c)

after the Listing Date, comply in all material respects with all the rules, regulations and requirements of the applicable Stock Exchange (including the Listing Rules) or the Alternative Stock Exchange (if applicable);

(d)	comply in all material respects with all applicable laws and regulations;

(e)

promptly (i) obtain, comply with and do all that is necessary to maintain in full force and effect, and (ii) supply certified copies to the Security Trustee of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of a relevant jurisdiction to (x) enable it to perform its obligations under the Bond Documents; (y) ensure the legality, validity, enforceability or admissibility in evidence of any Bond Documents; and (z) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect;

(f)

maintain with insurance companies that are financially sound and reputable, such commercial general liability insurance, product liability insurance and property insurance with respect to liabilities, losses or damage in respect of its properties and assets as are customarily carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such other Persons to maintain under similar circumstances in similar businesses;

(g)

do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Bondholders provided by or pursuant to the Bond Documents or by law;

(ii)

to confer on the Security Trustee Security over any property and assets of the Issuer or any Guarantor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents;

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and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security; and

(h)

take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to the Bond Documents.

11.2	Anti-Layering

The Issuer undertakes and warrants, inter alia, that so long as there are any Bonds outstanding, save with the approval of a Special Resolution of the Bondholders, it will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(a)	equal in right of payment with the Bonds or such Guarantor’s Guarantee of the Bonds, as the case may be; or

(b)	expressly subordinated in right of payment to the Bonds or such Guarantor’s Guarantee, as the case may be;

provided that:

(i)	unsecured Indebtedness will not be treated as subordinated or junior to senior Indebtedness merely because it is unsecured; and

(ii)	senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

11.3

Each of the Issuer and the Guarantors represents and warrants that for the purposes of the Regulation, its Centre of Main Interests is situated in its jurisdiction of incorporation. Each of the Issuer and the Guarantors incorporated in the European Union further undertakes and warrants that so long as there are any outstanding Bonds, it shall not take any positive action to deliberately change the location of its Centre of Main Interests for the purposes of the Regulation where that change would be materially adverse to the interests of the Bondholders.

For purposes of this Condition 11.3 only:

“Centre of Main Interests” means “centre of main interests” as such term is used in Article 3(1) of Regulation (EU) No. 2015/848 of May 2015 of the European Parliament and of the Council on Insolvency Proceedings (recast) (the “Regulations”); and

“Regulation” has the meaning given to that term in the definition of Centre of Main Interests.

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11.4	Shareholder Loans

(a)	The Issuer undertakes and warrants that, so long as there are any outstanding Bonds,

(i)

to the extent it or any of the Guarantors Incurs any Indebtedness in accordance with Condition 9.4 from any of its direct or indirect shareholders following the Issue Date, it shall, and shall cause the relevant Guarantor to, procure that the provider of such Indebtedness to execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a subordinated creditor; and

(ii)

it shall not, and shall cause the Guarantors not to, repay, redeem, repurchase, defease or otherwise acquire or retire for value in cash, any Indebtedness owed by it or any Guarantor to any direct or indirect shareholder of the Issuer, (other than the Alvogen Facility as expressly permitted under this Instrument ).

(b)	For the avoidance of doubt, paragraph (a) above is not applicable to any Indebtedness owed to any Bondholders in its capacity as holder of the Bonds or any Other Bonds.

11.5	Arm’s Length Terms

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction for the exclusive licensing, strategic alliance, disposal or any arrangement having equivalent effect with respect to any Proprietary Right with any person except on arm’s length terms (or better than arm’s length terms from the Issuer’s or the relevant Restricted Subsidiary’s perspective).

12	Payments

12.1	Principal and Premium

(a)

On or prior to the due date of principal, coupon, premium, default interest or any other amounts payable under this Instrument, the Issuer shall deposit or cause to be deposited with the Paying Agent a sum sufficient to pay such principal, premium, default interest or other amount when so becoming due. Principal, premium, coupon, default interest and all other amounts payable under this Instrument shall be considered paid on the due date if on such date the Paying Agent holds as of 11:00 a.m. Hong Kong time money sufficient to pay all such principal, premium, coupon, default interest or any other amounts then due and the Paying Agent is not prohibited from paying such money to the Bondholders on that date pursuant to the terms of this Instrument.

(b)

On the due date of such principal, premium, coupon, default interest or other amount, the Paying Agent will make payment of such amount by transfer to the Registered Account of the Bondholder; provided that payment of principal and premium will only be made after surrender of the relevant Bond Certificate at the Registrar’s Office.

(c)	When making payments to Bondholders, fractions of one U.S. dollar cent will be rounded down to the nearest U.S. dollar cent.

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12.2	Paying Agent to Hold Money in Trust

The Paying Agent agrees and the Issuer shall require any other Paying Agent, if applicable, to agree in writing, that such Paying Agent shall hold in trust for the benefit of the Bondholders all money held by such Paying Agent for the payment of principal, premium, coupon, default interest or any other amounts, and shall notify the Security Trustee of any default by the Issuer in making any such payment. While any such default continues, the Security Trustee may require a Paying Agent to pay all money held by it to the Security Trustee. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. Upon complying with this Condition 12.2, a Paying Agent shall have no further liability for the money delivered to the Security Trustee.

12.3	Registered Accounts

For the purposes of this Condition 12, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York (or such other U.S. dollar account as the Bondholder may notify to the Issuer from time to time), details of which appear on the Register of Bondholders at the close of business on the second Business Day before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register of Bondholders at that time.

12.4	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 15. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

12.5	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) will be initiated and in the case of a payment of principal, if later, on the Business Day on which the relevant Bond Certificate is surrendered at the Registrar’s Office.

12.6	Default Interest and Delay in Payment

(a)

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under this Instrument, interest shall accrue on the overdue sum at the rate of 10 per cent. per annum on a daily compounding basis from the due date and ending on the date on which full payment is made to the Bondholders in accordance with this Instrument. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

(b)

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if such delay is caused solely because the due date is not a Business Day, if the Bondholder is late in surrendering its Bond Certificate (if required to do so) or if a cheque mailed in accordance with this Condition 12 arrives after the due date for payment.

(c)

If an amount which is due on the Bonds is not paid in full, the Issuer or the Paying Agent, as the case may be, shall cause the Registrar to annotate the Register of Bondholders with a record of the amount (if any) in fact paid.

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(d)

All amounts due and payable by the Paying Agent in relation to the Bonds will be allocated in accordance with the written instructions it receives from the Issuer. The Paying Agent is not responsible in any manner whatsoever for the calculation of amounts due under the Bonds or as may be due under this Instrument.

13	Redemption, Purchase and Cancellation

13.1	Maturity

Unless previously redeemed, or purchased and cancelled as provided herein, the Issuer will redeem each Bond at an amount equal to the Redemption Amount on the Maturity Date. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Conditions 13.2 and 13.3 below (but without prejudice to Condition 15).

13.2	Optional Redemption

(a)

The Issuer may, at its option and having given not less than 30 nor more than 60 days’ notice (such notice or a notice delivered pursuant to this condition, an “Optional Redemption Notice”) to the Bondholders in accordance with Condition 20 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at a redemption price equal to Redemption Amount plus the Applicable Premium (if any) to (but not including) the relevant redemption date (such relevant redemption date, an “Optional Redemption Date”);

(b)	The Issuer will be bound to redeem the Bonds on the Optional Redemption Date at the relevant amount set forth in clause (a) above.

(c)

Any redemption set forth in clauses (a) above may, at the discretion of the Issuer, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant Optional Redemption Notice was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

13.3	Redemption for Taxation Reasons

(a)

At any time, the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 20 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at an amount equal to the Redemption Amount on the date fixed for redemption in the Tax Redemption Notice (the “Tax Redemption Date”) (subject to the right of Bondholders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if:

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(i)

the Issuer certifies acting reasonably and in good faith to the Bondholders immediately prior to the giving of such notice that the Issuer has or will become obliged to pay Additional Amounts as referred to in Condition 15 as a result of:

(A)

any change in, or amendment to, the laws or regulations of Luxembourg, Iceland, Germany, Switzerland or any political subdivision or any authority thereof or therein having power to tax (a “Tax Jurisdiction”); or

(B)

any change in the general application or official written interpretation of such laws or regulations, which change or amendment is formally announced and becomes effective on or after the first Issue Date (or if the applicable Tax Jurisdiction becomes a Tax Jurisdiction on a date after the Issue Date, such later date) (each of the events set forth in paragraph (A) above or this paragraph (B), a “Change of Tax Law”), but excluding payment of Additional Amounts in connection with a SPAC Listing as a result of any change in, or amendment to, the laws or regulations in relation to a SPAC Listing, and

(ii)	such obligation cannot be avoided by the Issuer and/or the relevant Guarantor(s) taking reasonable measures available to it or them;

provided that no such Tax Redemption Notice shall be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption pursuant to this Condition 13.3(a), the Issuer shall deliver to the Bondholders: (i) a certificate signed by a director of the Issuer stating that the obligation referred to in paragraph (i) above cannot be avoided by the Issuer and/or the relevant Guarantor(s) (after taking reasonable measures available to it or them); and (ii) a written opinion of independent legal or tax advisers of recognised international standing qualified under the laws of the Tax Jurisdiction and reasonably satisfactory to the Bondholders to the effect that the Issuer or Guarantor, as the case may be, has been or will become obligated to pay Additional Amounts as a result of a Change of Tax Law.

(b)	Subject to Condition 13.3(c) below, the Issuer will be bound to redeem the Bonds on the Tax Redemption Date at an amount equal to the Redemption Amount.

(c)

If the Issuer gives a Tax Redemption Notice pursuant to Condition 13.3(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 14 shall not apply in respect of any payment of principal and premium to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 14 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld for or on account of taxes imposed by Luxembourg. To exercise a right pursuant to this Condition 13.3(c), the holder of the relevant Bond must complete, sign and deposit at its own expense during normal business hours at the Registrar’s Office no later than the day falling 10 days prior to the Tax Redemption Date a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the Registrar’s Office (a “Tax Option Exercise Notice”), together with the Bond Certificate evidencing the Bonds. A Tax Option Exercise Notice, once delivered shall be irrevocable and may not be withdrawn without the Issuer’s written consent.

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(d)

The foregoing provisions in this Condition 13.3 shall apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to the Issuer or a Guarantor is organised or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein and such provisions shall survive any termination, defeasance or discharge of this Instrument or the Guarantees.

13.4	Redemption on Change of Control

(a)

In the event that a Change of Control has occurred at any time following the 2022 Senior Bonds Upsize A&R Effective Date, the holder of each Bond will have the right (the “Change of Control Put Right”) at such holder’s option, to require the Issuer to redeem in whole but not in part such holder’s Bonds on the Change of Control Put Date (as defined below) at an amount equal to the Redemption Amount plus the Applicable Premium (if any) to but not including the Change of Control Put Date (the “Change of Control Put Price”), provided always that the Bondholders shall have the right to waive any of the requirements contained in this Condition 13.4(a) by a Special Resolution.

(b)

To exercise its Change of Control Put Right to require the Issuer to redeem its Bonds, the Bondholder must complete, sign and deposit at the Registrar’s Office a duly completed and signed irrevocable notice of redemption, in the form for the time being current, obtainable during normal office hours from the Registrar’s Office (“Change of Control Put Exercise Notice”) together with the Bond Certificate evidencing the Bonds to be redeemed by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 20. The “Change of Control Put Date” shall be the 14th day after the expiry of such period of 30 days as referred to above.

(c)

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds which form the subject of the Change of Control Put Exercise Notice delivered as aforesaid on the Change of Control Put Date.

(d)

Not later than seven days after becoming aware of a Change of Control, the Issuer shall procure that notice regarding the Change of Control shall be delivered to the Bondholders (in accordance with Condition 20) stating:

(i)	the Change of Control Put Date;

(ii)	the date of such Change of Control and, briefly, the events causing such Change of Control;

(iii)	the date by which the Change of Control Put Exercise Notice must be given;

(iv)	the Change of Control Put Price and the method by which such amount will be paid;

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(v)	the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Change of Control Put Right; and

(vi)	that a Change of Control Put Exercise Notice, once validly given, may not be withdrawn.

13.5	Special Redemption Event

(a)

Upon occurrence of Special Redemption Event, the Issuer shall promptly notify the Bondholders the occurrence of such event, and the Issuer shall, within 5 Business Days after the Special Redemption Event Date, redeem the Bonds in whole at an amount equal to the Redemption Amount.

(b)

For so long as the Alvogen Facility or any 2022 Alvogen Lux Shareholder Loans (including an Alvogen Lux Shareholder Loans Roll Facility or a New Capital Roll) remain outstanding, save with the written approval of Alvogen Lux, the Issuer and Bondholders will not amend vary, or waive paragraph (a) above including each of the definitions of Special Redemption Event and/or Special Redemption Event Date contained therein.

13.6	Purchases

The Issuer, the Guarantors or any of their respective Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise in compliance with applicable laws and regulations.

13.7	Cancellation

All Bonds which are purchased or redeemed by the Issuer, any Guarantor or any of their respective Subsidiaries, will forthwith be cancelled and such Bonds may not be reissued or resold.

13.8	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 13 will be given in accordance with Condition 21, and without prejudice to the other content requirements set out in this Condition 13, specify the applicable Redemption Amount, (if applicable) the Applicable Premium (if any), the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the outstanding Bonds as at the latest practicable date prior to the publication of the notice.

13.9	Calculation

The Calculation Agent shall verify calculation of any Redemption Amount and/or Applicable Premium pursuant to this Condition 13 provided that the Issuer furnishes all necessary information required by the Calculation Agent to perform such calculations.

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14	Taxation

14.1	Taxation Gross-Up

(a)

All payments, whether of principal, premium or otherwise, made by or on behalf of the Issuer or the Guarantors (including, in each case, any successor entity), as the case may be, under or with respect to this Instrument or the Guarantees, as the case may be, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, fee, duty, levy, tariff, impost, assessment or other governmental charge (including penalties, coupon and other liabilities related thereto) (collectively, “Taxes”) (such withholding or deduction for, or on account of, Taxes being referred to as a “Tax Deduction”) unless the Tax Deduction is then required by law. The Issuer or a Guarantor, as the case may be, shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), with respect to the Bondholders, notify such Bondholders accordingly. If a Tax Deduction will at any time be required to be made from any payments made by or on behalf of the Issuer or the Guarantor, as the case may be, under or with respect to this Instrument or the Guarantee, as the case may be, including payments of principal, redemption price, coupon, additional amounts or premium, if any, the Issuer or the Guarantor, as the case may be, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders of a Bond, or beneficial owner of the Bonds, in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will not be less than the amounts that would have been received by each Bondholder in respect of such payments under or with respect to this Instrument or the Guarantee in the absence of such Tax Deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Bond for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder of that Bond (except to the extent that the holder of the Bond would have been entitled to Additional Amounts had the Bond been presented on the last day of such 30-day period);

(ii)	any FATCA Deduction; or

(iii)	any combination of the above clauses (i) to (ii).

(b)

Subject to the provisions of the Guarantees, the Issuer or the Guarantors, as the case may be, shall pay and indemnify the Bondholders or the beneficial owner of the Bonds for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including any penalties, coupon and other liabilities related thereto) that are payable in, or levied by any jurisdiction on the execution, delivery, transfer or registration of this Instrument, the Guarantees or the Bonds or the receipt of any payments with respect to, or enforcement of, this Instrument, the Guarantees or the Bonds (such sum being recoverable from the Issuer or the Guarantors, as the case may be, as a liquidated sum payable as a debt.

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(c)

If the Issuer or the Guarantors, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any Bond, this Instrument or the Guarantees, the Issuer or the Guarantors, as the case may be, shall deliver to the Bondholder on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Issuer or the Guarantors, as the case may be, shall notify the Bondholder as promptly as practicable after the date that is 30 days prior to the payment date) notice signed by a director of the Issuer stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. Such notice must also set forth any other information reasonably necessary to enable the Paying Agent, upon timely receipt of funds, to pay Additional Amounts to Bondholders on the relevant payment date. The Bondholder shall not have any obligation to determine whether any Additional Amounts are payable or the amount of such Additional Amounts.

(d)

The Issuer or the Guarantors, as the case may be, shall make all Tax Deductions (within the time period and in the minimum amount) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the Guarantors, as the case may be, shall, whether or not Additional Amounts are payable, use its or their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the Guarantors, as the case may be, shall furnish to the Bondholders, and to a beneficial owner of Bonds upon request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or the Guarantors, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence (reasonably satisfactory to the Bondholders) of payments by such entity.

(e)	Wherever in this Instrument or the Guarantees there is mentioned, in any context:

(i)	the payment of principal;

(ii)	purchase prices in connection with a purchase of Bonds;

(iii)	coupon; or

(iv)	any other amount payable on or with respect to any of the Bonds or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)

The obligations described under this Condition 14 shall survive any termination, defeasance or discharge of this Instrument or the Guarantees and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or a Guarantor is incorporated, or resident or doing business for tax purposes or any jurisdiction from or through which such Person makes any payment on the Bonds or the Guarantees and any department or political subdivision thereof or therein.

(g)	The Issuer will:

(i)	pay all stamp duty, registration, documentary, transfer and other similar Taxes payable in respect of any Bond Document; and

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(i)

within five Business Days of demand of the Security Trustee or a Bondholder, indemnify the Security Trustee or such Bondholder from and against any cost, loss or liability the Security Trustee or that Bondholder incurs in any jurisdiction in relation to any stamp duty, registration, documentary, transfer or other similar Tax paid or payable in respect of any Bond Document. None of the Security Trustee, the Registrar or the Paying Agent shall be liable or responsible to pay any such taxes or duties in any jurisdiction and none of them shall be under any obligation to determine whether the Issuer, any other Pledgor, any Guarantor or any Bondholder is liable to pay any taxes and duties and shall not be concerned with, or be obligated or required to enquire into, the sufficiency of any amount paid by the Issuer, any other Pledgor, any Guarantor or any Bondholder for this purpose.

The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Security Trustee or the termination of this Instrument.

14.2	FATCA

(a)	Subject to Condition 14.1, each party hereto may make any FATCA Deduction it is required to make by FATCA and any payment required in connection with that FATCA Deduction.

(b)

Each party hereto shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Issuer, the Security Trustee and the Paying Agent, and the Security Trustee and the Paying Agent shall notify the other parties hereto.

(c)	Subject to Condition 14.2(e), each party hereto shall, within ten Business Days of a reasonable request by any other party:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and

(iii)

supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that party’s compliance with any other law, regulation, or exchange of information regime.

(d)

If a party hereto confirms to another party hereto pursuant to paragraph (c)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

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(e)

Condition 14.2(c) above shall not oblige any of the Security Trustee, the Registrar, the Paying Agent or the Bondholders to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(f)

If a party hereto fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Condition 14.2(c) above (including, for the avoidance of doubt, where Condition 14.2(d) above applies), then such party shall be treated for the purposes of the Bond Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

15	Events of Default

Any of the following events will constitute an “Event of Default” under this Instrument:

(a)

there is failure by the Issuer to pay any principal, premium or any other amount due in respect of the Bonds on or prior to the due date for such payment (except where failure to pay is caused by administrative or technical error and payment is made within five days of its due date);

(b)	[Reserved];

(c)

there is any failure of performance or observance of the Issuer or any of the Guarantors of any of its undertakings or obligations, under the Subscription Agreements, the Bonds, the 2022 Senior Bonds Upsize Amendment and Restatement Deed or this Instrument (other than those referred to in paragraphs (e)(i) and (ii) under Condition 9.16 (New Equity Issuance), Condition 9.17(a) and 9.17(b) (Alvogen Facility), Condition 9.18 (Saemundargata Loan), Condition 9.19 (Aztiq Facility Contribution) and/or Condition 9.20 (Issuer Board Observer)), which failure is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such failure shall have been given to the Issuer or the relevant Guarantor by a Bondholder;

(d)

any final judgment or order for the payment of money in excess of US$2,500,000 (or the Dollar Equivalent thereof) in the aggregate for all such final judgments or orders is rendered against the Issuer, any Guarantor and shall not be bonded, paid, or discharged for a period of 10 Business Days following such judgment during which a stay of enforcement, by reason of a pending appeal or otherwise is not in effect.

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(e)

(i) any other present or future Indebtedness (whether actual or contingent) of the Issuer or any Guarantor for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its Stated Maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or (if a grace period is applicable) within any applicable grace period, or (iii) the Issuer or any of the Guarantors fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised; provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 15(e) have occurred and after the applicable grace or notice period has expired equals or exceeds US$2,500,000 (or the Dollar Equivalent thereof);

(f)

after the Listing Date, the Shares (as a class) cease to be listed or admitted to trading on the Stock Exchange or an Alternative Stock Exchange or suspension of the trading of Shares on the Stock Exchange or such Alternative Stock Exchange (other than for a temporary suspension of trading for not more than 20 consecutive Trading Days);

(g)

a distress, attachment, execution, seizure before judgement or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer, any Guarantor if capable of remedy and is not discharged or stayed within 30 days;

(h)

any mortgage, charge, pledge, lien or other Encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) which is not discharged or stayed within 30 days and such enforcement can be reasonably expected to result in a Material Adverse Effect;

(i)

the Issuer or any of the Guarantors is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt under applicable law or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or such Guarantor;

(j)

an order is made or an effective resolution passed for the winding-up or dissolution, judicial management, administration or liquidation of the Issuer or any of the Guarantors (as the case may be), or the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Bondholders, or (ii) in the case of a Guarantor, whereby the undertaking and assets of such Guarantor are transferred to or otherwise vested in the Issuer or another Guarantor;

(k)

an Encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the property, assets or revenues of the Issuer or any of the Guarantors (as the case may be) and is not discharged within 30 days;

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(l)	any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of the Guarantors;

(m)

any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and the Guarantors lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Guarantees, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Bonds and the Guarantees admissible in evidence in the courts of England, is not taken, fulfilled or done;

(n)	it is or will become unlawful for the Issuer or any of the Guarantors to perform or comply with any one or more of its obligations under the Bonds or the Guarantees, as applicable;

(o)

except as otherwise permitted under this Instrument or the relevant Security Document, any Security Document becomes unenforceable or invalid or shall for any reason cease to be in full force and effect or is claimed to be unenforceable, invalid or not in full force and effect by any Pledgor;

(p)

the auditors of the Issuer issue an opinion other than an unqualified opinion in respect of the audited accounts of the Issuer which will adversely affect the operation of the Issuer and its Subsidiaries;

(q)	the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations;

(r)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 15;

(s)	[Reserved];

(t)	[Reserved];

(u)	[Reserved];

(v)

the Issuer does not comply with its obligations, under any Conversion, Redemption and Rollover Agreement, provided that no Event of Default will occur in respect of any failure to comply which is caused by administrative or technical error and is remedied within five Business Days of the earlier of (i) the Bondholder under the Conversion, Redemption and Rollover Agreement giving notice to the Issuer and (ii) the Issuer becoming aware of such failure to comply; or

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(w)

there is any failure of performance or observance of the Issuer or any of the Guarantors of any of the undertakings or obligations under paragraphs (e)(i) and (ii) under Condition 9.16 (New Equity Issuance), Condition 9.17(a) and 9.17(b) (Alvogen Facility), Condition 9.18 (Saemundargata Loan), Condition 9.19 (Aztiq Facility Contribution) and/or Condition 9.20 (Issuer Board Observer).

For so long as any Bond remains outstanding, if an Event of Default (other than an Event of Default specified in clause (i), (j) or (k) above) occurs and is continuing under this Instrument, holder(s) of not less than 1/3 of the aggregate principal amounts of the Bonds and the Other Bonds at their discretion may, by written notice to the Issuer, declare that an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date to be immediately due and payable, and upon a declaration of acceleration, such amount shall be immediately due and payable; provided that the Redemption Amount so due and payable shall be determined to include the period from the 2021 A&R Effective Date to the relevant Payment Date of such Redemption Amount. If an Event of Default specified in clause (i), (j) or (k) above occurs with respect to the Issuer or any of the Guarantors, an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date shall automatically become and be immediately due and payable without any declaration or other act on the part of any Bondholder; provided that the Redemption Amount so due and payable shall be determined to include the period from the 2021 A&R Effective Date to the relevant Payment Date of such Redemption Amount.

16	Meetings of Bondholders and Modifications

16.1	Applicable rules

Articles 470-3 to 470-19 (included) of the Companies Law (including any provisions in respect of the representation of Bondholders and the holding of Bondholders’ meetings contained therein) shall not apply to the Bonds and this Instrument.

16.2	Meetings

(a)

Schedule 3 to this Instrument contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Special Resolution of a modification of the Bonds and Other Bonds then outstanding (subject to Condition 16.3 below) and the sanctioning by Ordinary Resolution of any matter requiring their approval pursuant to this Instrument. When there is only one Bondholder in respect of the Bonds and Other Bonds, no meetings are required and any resolution of the Bondholder can be passed by written resolution in accordance with paragraph 20 of Schedule 3.

(b)

A Special Resolution passed at any meeting of Bondholders, will be binding on all Bondholders in relation to the Bonds and the Other Bonds, whether or not they are present at the meeting. Schedule 3 provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Bonds and Other Bonds then outstanding shall be as valid and effective as a duly passed Special Resolution.

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16.3	Modification

The Issuer and the Guarantors may without any such meeting or sanction of the Bondholders, amend the terms of Bonds and the Guarantees if, in the reasonable opinion of the Issuer, having consulted with its financial adviser, legal adviser or auditor, such amendment is of a minor or technical nature or corrects a manifest error. Any such amendment will be binding on the Bondholders, the Security Trustee, the Registrar, the Paying Agent and the Calculation Agent.

Notwithstanding anything to the contrary herein or in any other Bond Document, any modification that has the effect of changing the number, percentage or aggregate principal amount of Bonds or Other Bonds required to accelerate the Bonds, including any modification of the final paragraph of Condition 15 shall require the consent of the holders of not less than 75.0 per cent. of the aggregate principal amount of the Bonds and the Other Bonds then outstanding and each 2022 Senior Bonds Upsize Bondholder.

16.4	Form of Modification

Any modification to the terms of the Bonds and any of the Guarantees, whether pursuant to Condition 16.2 or 16.3, shall be effected by way of deed poll executed by the Issuer and/or the relevant Guarantor(s), as the case may be. A copy of such deed poll will be sent by the Issuer to the Bondholders in accordance with Condition 20 as soon as practicable thereafter.

17	Waiver

No failure to exercise, nor any delay in exercising, on the part of any Bondholder, any right or remedy under these Conditions shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies herein are cumulative and not exclusive of any rights or remedies provided by law.

18	Voting and Other Rights

The Bondholders will not be entitled to receive notice of or attend or vote at general meetings of the Issuer by reason only of being the holders of a Bond. The Bondholders will not be entitled to participate in any distribution and/or offers of further securities made by the Issuer by reason only of being the holders of the Bonds.

19	Replacement of Bond Certificates

If any Bond Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Registrar’s Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bond Certificates must be surrendered before replacements will be issued.

20	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders. Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed to the Bondholders, as the case may be. The Issuer is under no obligation to investigate the address of a Bondholder in case of a change of address that has not been notified to it.

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21	Disenfranchisement of Shareholder Affiliates

(a)

For so long as a Shareholder Affiliate beneficially holds or otherwise owns any Bonds or any participation in the Bonds then outstanding (directly or indirectly and in any manner whatsoever) or has entered into a sub-participation agreement relating to a participation in any Bond then outstanding or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining (i) the Instructing Bondholders or (ii) whether the agreement of any specified group of Bondholders has been obtained to approve any request for any consent, approval, release or waiver or agreement to any amendment or to carry out any other vote or approve any action or give any instruction under the Bond Documents, that holding, ownership or participation in the Bonds then outstanding shall be deemed to be zero, such Bonds shall be deemed not to be outstanding and that Shareholder Affiliate (or the person with whom it has entered into that sub-participation, other agreement or arrangement) shall be deemed not to be a Bondholder.

(b)	Each Shareholder Affiliate that is a Bondholder agrees that:

(i)

in relation to any meeting or conference call to which any Bondholders are invited to attend or participate, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same, unless, in each case, the Security Trustee otherwise agrees (acting on the instructions of the Instructing Bondholders); and

(ii)

it shall not, unless the Security Trustee otherwise agrees (acting on the instructions of the Instructing Bondholders), be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Trustee or one or more of the Bondholders.

(c)

Any Shareholder Affiliate which is or becomes a Bondholder and which acquires a participation in the Bonds then outstanding shall, by 5:00 p.m. on the Business Day following the day on which it acquired that participation in the Bonds then outstanding, provide a notice to the Security Trustee (i) stating that it is a Shareholder Affiliate and (ii) disclosing the extent of the Bonds to which that purchase relates. The Security Trustee shall promptly disclose such information to the other Bondholders.

For the avoidance of doubt, the terms of this Condition 21 shall take precedent over any conflicting provision in any Bond Document and paragraphs (a) to (c) above shall not apply to any Bondholder (and no Bondholder shall be deemed to be a Shareholder Affiliate for this purpose) for so long as:

(i)

the relevant Bondholder holds Shares in the Issuer issued to it as a result of the relevant Bondholders’ exercise of conversion rights over certain number of Bonds into the Shares of the Issuer pursuant to and in accordance with clause 4.1(a)(i) of the 2021 Amendment and Restatement Deed (the “Conversion Shares”) (or the relevant Bondholder’s Affiliate to whom the Conversion shares are transferred (directly or indirectly), or any further Shares in the Issuer directly issued to such Bondholder (or, as applicable, its Affiliates) (or otherwise transferred to them as permitted under the Bond Documents):

(A)	as a result of any conversion, consolidation, sub-division or, re-designation or exchange of such Conversion Shares;

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(B)	by way of capitalisation of profits or reserves (including any share premium or capital contribution account) of the Issuer, or as a result of any distribution in kind made by the Issuer; and

(C)	further to the exercise of any preferential subscription rights of the Bondholder (or, as the case may be, its Affiliates) applicable by law, or as a result of any merger or assimilated transaction, in each case, on account of its holding of the Conversion Shares; and

(ii)	the relevant Bondholder holds any Bonds or Other Bonds or any participation in the Bonds or Other Bonds then outstanding,

provided that this Condition 21 shall immediately apply to such Bondholder if it ceases to qualify for this exemption.

22	Currency of Account; Conversion of Currency; Currency Exchange Restrictions

22.1

U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with this Instrument and the Guarantees, as the case may be, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by the Bondholders (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer otherwise) in respect of any sum expressed to be due to it from the Issuer or the Guarantors, as the case may be, shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Bonds, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Condition 22.2. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition 22, it will be sufficient for the Bondholders to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

22.2	Each of the Issuer and the Guarantors covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Instrument and the Guarantees:

(a)	the following apply:

(i)

if for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

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(ii)

If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the Guarantors, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)

In the event of the winding-up of the Issuer or any of the Guarantors at any time while any amount or damages owing under this Instrument or the Guarantees, as the case may be, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer or the Guarantors, as the case may be, shall indemnify and hold the Bondholders harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under this Instrument (other than under this Condition 22.2(b)) or the Guarantees, as the case may be, is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Condition 22.2(b), the final date for the filing of proofs of claim in the winding-up of the Issuer or the Guarantors shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or the Guarantors, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)

The obligations contained in Condition 22.1, Condition 22.2(a)(ii) and Condition 22.2(b) shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Instrument, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by the Bondholders or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any of the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Condition 22.2(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or the liquidator or otherwise or any of them. In the case of Condition 22.2(b), the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)

The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (London time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Condition 22.2(a) hereof and 22.2(b) hereof and includes any premiums and costs of exchange payable.

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22.3	Third Party Rights

A person which is not a party to this Instrument shall have no rights to enforce the provisions of this Instrument other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

23	Governing Law and Jurisdiction

23.1	This Instrument, and any non-contractual obligations arising out of or in connection with it, is governed by and shall be construed in accordance with English law.

23.2

The Courts of England sitting in London have exclusive jurisdiction to settle any dispute arising out of or in connection with this Instrument, the Bonds or the Guarantees (including a dispute relating to the existence, validity or termination of this Instrument, the Bonds or the Guarantees or any non-contractual obligation arising out of or in connection therewith) (a “Dispute”) and accordingly any legal action or proceedings in connection with such Dispute (“Proceedings”) may be brought in such courts. Each of the Issuer, the Guarantors and the Bondholders hereby irrevocably submits to the jurisdiction of such courts.

23.3

Each of the Issuer and the Guarantors irrevocably agrees that within five (5) Business Days of the date hereof it will appoint an agent having its registered office in the United Kingdom as its agent to receive on its behalf in England service of any proceedings started in the courts of England sitting in London under this Condition 23 and will provide evidence of the same to the Bondholders. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Issuer) and shall be valid until such time as the Issuer has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, the Issuer shall forthwith appoint a substitute and deliver to the Bondholders the new agent’s name and address and email within England and Wales. Nothing in this clause shall affect the right of Bondholders to serve process in any other manner permitted by law.

23.4	For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

24	Counterparts

This Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

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Schedule 1

Form of Bond Certificate

Amount	Certificate No.

US$ _________

Identifying nos: ___________

Alvotech

(a public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg number: B258884

(the “Issuer”)

US$[•] Bonds due 2025 (the Bonds)

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as above of the Issuer and are constituted by a bond instrument originally dated 14 December 2018 (as amended and/or restated from time to time) (the Bond Instrument). The Bonds are subject to, and have the benefit of, that Bond Instrument and the terms and conditions set out therein. Words and expressions defined in the Bond Instrument have the same meanings when used in this Bond Certificate.

The Issuer hereby certifies that

[Name of bondholder] of [registered address]

is, at the date hereof, entered in the Issuer’s register of Bondholders as the holder of the Bonds in the principal amount of US$[•] (US DOLLAR [•] Only). For value received, the Issuer by such entry promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the terms and conditions set out in the Bond Instrument and each of the Issuer and the Bondholder mentioned above agree to comply with the terms and conditions of the Bond Instrument.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

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THE BONDS EVIDENCED BY THIS BOND CERTIFICATE WERE NOT OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA AND HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND SUCH BONDS MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF A BOND OR AN INTEREST IN A BOND, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

This Certificate, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law. For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

IN WITNESS whereof the Issuer has executed this Certificate as a deed on [•] .

EXECUTED AND DELIVERED AS A DEED BY	)

ALVOTECH	)
acting by:	)	Authorised Signatory
)
in the presence of:	)

138	Alvotech - Bond Instrument (Tranche A)

Schedule 2

Form of Transfer Certificate

To:	Alvotech

as Issuer (the “Issuer”)

From:	[the Existing Holder] (the “Existing Holder”) and

[the New Holder] (the “New Holder”)

Dated:

Alvotech

(A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg number: B258884

US$[•] Bonds due 2025 (the “Bonds”)

1.

We refer to Condition 5 of the bond instrument originally dated 14 December 2018 (as amended and/or restated from time to time) under which the Bonds were constituted and issued (the “Bond Instrument”). This is a Transfer Certificate. Terms used in the Bond Instrument shall have the same meaning in this Transfer Certificate.

2.	The Existing Holder wishes to transfer to the New Holder the Bonds specified in the Schedule together with related rights and obligations (the “Transfer”).

3.	The proposed transfer date (the “Transfer Date”) is [ ].

4.	The address, email address and attention particulars for notices of the New Holder for the purposes of Condition 20 of the Bond Instrument are set out in the Schedule.

5.

The New Holder expressly acknowledges that it is the responsibility of the New Holder to ascertain whether any document is required or any formality or other condition is required to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Holder to enjoy the full benefit of the Bond Instrument.

6.	The Existing Holder and the New Holder confirm that (a) the Transfer is in compliance with Condition 5 of the Bond Instrument, and (b) the New Holder is not the Issuer or an Affiliate of the Issuer.

7.	The New Holder confirms that [check the appropriate box]:

•	it/he/she is not an individual that is resident for tax purposes in the Grand Duchy of Luxembourg; or

139	Alvotech - Bond Instrument (Tranche A)

•

he/she is an individual that is resident for tax purposes in the Grand Duchy of Luxembourg and that the Issuer has consented in writing to this transfer and a copy of such consent is attached to this Transfer Certificate.

8.	[The New Holder hereby requests that the new Bond Certificate to be issued upon the Transfer [check the appropriate box]:

•	be made available for collection at the Registered Office; or

•	be mailed by uninsured mail at the risk of the New Holder to the address of the New Holder specified in the Schedule.][1]

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[1]	Include if Bond Certificate is required

140	Alvotech - Bond Instrument (Tranche A)

THE SCHEDULE

Bonds to be transferred, and other particulars

Bonds transferred

Principal amount of Bonds to be transferred:	US$ [ ]

Administration particulars:

Address:	[ ]

Telephone:	[ ]

Email:	[ ]

Attn/Ref:	[ ]

[the Existing Holder]		[the Existing Holder]

By:		By:
	Name: Title		Name: Title

This Transfer Certificate is executed by the Issuer and the Transfer Date is confirmed as at [    ].

ALVOTECH2

Acting by:

[2]

A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the R.C.S. Luxembourg under number B258884.

141	Alvotech - Bond Instrument (Tranche A)

Schedule 3

Provisions for Meetings of Bondholders

1.	Proxies

A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the Registered Office signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Issuer not later than 48 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. A Proxy need not be a Bondholder.

2.	Representatives

A holder of a Bond which is a corporation may by delivering to the Issuer not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

3.	Duration of Appointment

A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

4.	Calling of Meetings

The Issuer may at any time convene a meeting of Bondholders. If the Issuer receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds and Other Bonds then outstanding it shall as soon as reasonably practicable convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the directors of the Issuer.

5.	Notice of Meetings

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the Registered Office not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Issuer not later than 48 hours before the time fixed for the meeting. The accidental omission to give notice to, or the non-receipt of notice by, any Bondholder shall not invalidate any resolution passed at any such meeting.

142	Alvotech - Bond Instrument (Tranche A)

6.	Chairman of Meetings

A person (who may, but need not, be a Bondholder) nominated in writing by the Issuer may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of them to be chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

7.	Quorum at Meetings

At a meeting two or more persons present in person holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds and Other Bonds then outstanding shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing a Special Resolution shall (subject as provided below) be two or more persons present in person holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds and Other Bonds then outstanding; provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent. in principal amount of the Bonds and Other Bonds then outstanding.

8.	Absence of Quorum

If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed a Special Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent. in principal amount of the Bonds and Other Bonds then outstanding.

9.	Adjournment of Meetings

The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

10.	Notice of Adjourned Meetings

At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

143	Alvotech - Bond Instrument (Tranche A)

11.	Manner of Voting

Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative. Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds and Other Bonds then outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.	Manner of Taking Poll

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13.	Time for Taking Poll

A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.	Persons Entitled to Attend

The Issuer (through its representatives) and its financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

15.	Votes

On a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

16.	Powers of Meetings of Bondholders

A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, have power exercisable by Special Resolution:

(a)	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer;

(b)	to sanction the exchange or substitution for the Bonds of shares, bonds, or other obligations or securities of the Issuer or any other entity;

(c)	to assent to any modification of the Bonds which shall be proposed by the Issuer;

144	Alvotech - Bond Instrument (Tranche A)

(d)	to authorise anyone to concur in and do anything necessary to carry out and give effect to a Special Resolution;

(e)	to give any authority, direction or sanction required to be given by Special Resolution;

(f)

to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Special Resolution; and

(g)	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under the Bonds;

provided that notwithstanding anything in any Bond Document to the contrary, any modification to the provisions contained in the Bonds which would have the effect of:

(i)	modifying the Maturity Date or the due dates for any payment in respect of any principal, interest or fee payable under the Bonds; or

(ii)

forgiving, reducing or cancelling the amount of principal, premium (including any Redemption Amount) or the rate of default interest payable in respect of the Bonds or changing the method of calculation of the Redemption Amount; or

(iii)	consenting to the assignment or transfer by the Issuer of its rights and obligations under any Bond Document to which it is a party; or

(iv)	changing the currency of any payment in respect of the Bonds; or

(v)	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass a Special Resolution or sign a resolution in writing; or

(vi)	releasing all or substantially all of the Guarantors under the Guarantees or release a material portion of the Collateral under the Security Documents; or

(vii)

subordinating (x) the Liens securing any of the Obligations on any Collateral to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other debt or other obligations; or

(viii)	extending any grace period under any Bond Document; or

(ix)

amending or modifying any Events of Default in Condition 15 of the Bond Instrument or changing the number, percentage or aggregate principal amount of Bonds or Other Bonds required to accelerate the Bonds, including any modification of the final paragraph of Condition 15; or

(x)	amending this proviso,

145	Alvotech - Bond Instrument (Tranche A)

in each case, shall require the consent of the holders of not less than 75.0 per cent. of the aggregate principal amount of the Bonds and the Other Bonds then outstanding and each 2022 Senior Bonds Upsize Bondholder.

17.	Resolutions Binding on all Bondholders

Any Special Resolutions or Ordinary Resolutions passed at a meeting of Bondholders duly convened and held in accordance with this Schedule and the Conditions shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18.	Special Resolution

The expression Special Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19.	Ordinary Resolution

The expression Ordinary Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than half of the votes cast at such meeting.

20.	Written Resolution

A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds then outstanding who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a Special Resolution or an Ordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

21.	Minutes

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

146	Alvotech - Bond Instrument (Tranche A)

Schedule 4

Form of Accession Letter

To:	[Bondholders] as Bondholders

From:	[Subsidiary] and Alvotech as Issuer

Dated:

Dear Sirs and Madam:

Alvotech

(A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. number: B258884

Bond Instrument dated [•] relating to up to US$[•] senior bonds due 2025 (as amended and/or restated from time to time) (the “Instrument”)

1.	We refer to the Instrument. This is an Accession Letter. Terms defined in the Instrument have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become a Guarantor and to be bound by the terms of the Instrument as a Guarantor pursuant to Condition 6 (Guarantees) of the Instrument. [Subsidiary] is a [company] duly organised under the laws of [name of relevant jurisdiction].

3.	[If applicable, insert provisions setting out any limitation on the Subsidiary’s Guarantee under the laws of the Subsidiary’s jurisdiction of organisation].

4.	[Subsidiary’s] administrative details are as follows:

Address:

Facsimile:

Attention:

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Accession Letter has been executed as a deed by the Issuer and [Subsidiary] and is delivered on the date stated above.

147	Alvotech - Bond Instrument (Tranche A)

Alvotech

By:
Name:
Title:

[Subsidiary]

By:
Name:
Title:

148	Alvotech - Bond Instrument (Tranche A)

Schedule 5

Form of Investment Instruction

This Investment Instruction is being delivered to the Security Trustee pursuant to Condition 9.13 of the bond instrument dated [•], between Alvotech, a public limited liability (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and which is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884, as issuer (the “Issuer”), the guarantors from time to time parties thereto, [security trustee], as security trustee (the “Security Trustee”), relating to up to US$[•] senior bonds due 2025 (the “Instrument”).

Capitalised terms used herein but not defined herein have the respective meanings given to such terms in the Instrument.

The Issuer hereby instructs the Security Trustee to invest any Cash Collateral as follows:

Amount of Cash Collateral to be invested: [•]

Date of investment: [•]

Term of investment: [•]

Investment in either (tick one): [    ] (cash) [            ] (Cash Equivalents) (if Cash Equivalents, please indicate paragraph of definition under which proposed investment falls:

IN WITNESS WHEREOF, the Issuer, through the undersigned officer, has signed this Investment Instruction this [•] day of [•].

Alvotech	Acknowledged by the Security Trustee:

[●]

By:	By:
Name:	Name:
Title:	Title:

Title:

149	Alvotech - Bond Instrument (Tranche A)

Schedule 6

Guarantors

Alvotech hf.

Alvotech Hannover GmbH (formerly known as Glycothera GmbH)

Alvotech Germany GmbH (formerly known as Baliopharm GmbH)

Alvotech Swiss AG

150	Alvotech - Bond Instrument (Tranche A)

Schedule 7

Bondholders

1.	OCM Strategic Credit Investments S.À R.L.

2.	OCM Luxembourg SC Fund B S.à r.l.

3.	OCM Luxembourg SC Fund A S.à r.l.

4.	Oaktree Strategic Income II, Inc.

5.	OCM Strategic Credit Investments 2 S.À R.L.

6.	Oaktree Specialty Lending Corporation

7.	Mercer QIF Fund Public Limited Company - Mercer Investment Fund I

8.	Elva Funding II DAC, Series 2019-1

9.	Crown Managed Accounts SPC - Crown / Lodbrok Segregated Portfolio

10.	Kapitalforeningen Investin Pro - Lodbrok Select Opportunities

11.	Lodbrok European Credit Opportunities S.À R.L.

12.	Lodbrok European Special Situations & Dislocated Credit Opportunities S.À R.L.

13.	Morgan Stanley & Co. International PLC

14.	Oaktree Gilead Investment Fund AIF (Delaware), L.P.

15.	OCM Strategic Credit Investments 3 S.à r.l.

16.	Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P.

17.	Oaktree GCP Fund Delaware Holdings, L.P.

18.	Villafranca Holdings, LLC

19.	Sculptor Investments IV S.a.r.l.

151	Alvotech - Bond Instrument (Tranche A)

Schedule 8

List of Security Documents

1.	Account Pledge (Alvotech hf. Operating Accounts)

2.	Account Pledge (Issuer Accounts)

3.	Account Pledge (Liquidity Account)

4.	Icelandic Trade Mark Charge

5.	Intellectual Property Charge

6.	Share Charge (Alvotech hf.)

7.	Share Pledge (Alvotech Swiss AG)

8.	Share Pledge (Alvotech Germany GmbH)

9.	Share Pledge (Alvotech Hannover GmbH)

10.

The Luxembourg law governed account pledge agreement dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Luxembourg Accounts (as defined in the 2021 Amendment and Restatement Deed) (the “Luxembourg Account Pledge Agreement”)

11.

The Swiss law governed security confirmation agreement dated 24 June 2021 and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the confirmation of the pledge over the shares in Alvotech Swiss AG

12.

The Icelandic law governed supplemental pledge dated 24 June 2021 and between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Alvotech hf. Operating Accounts

13.

The Icelandic law governed supplemental pledge dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account

14.	The Icelandic law governed supplemental pledge dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account

15.	The Icelandic law governed supplemental charge dated 24 June 2021 and made by Alvotech hf. as chargor in favor of Madison Pacific Trust Limited as security trustee

16.

The English law governed supplemental charge dated 24 June 2021 and made between the Issuer and its Subsidiaries as chargor and Madison Pacific Trust Limited as security trustee in respect of the Proprietary Rights that are owned by the Issuer or any of its Subsidiaries

152	Alvotech - Bond Instrument (Tranche A)

17.

The Icelandic law governed supplemental share charge dated 24 June 2021 and made between the Issuer and Alvotech Swiss AG as chargors and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf

18.

The German law governed confirmation and junior ranking share pledge dated 22 June 2021 (Part I of deed no. 92 of the roll of deeds 2021 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH

19.

The German law governed confirmation and junior ranking share pledge dated 22 June 2021 (Part II of deed no. 92 of the roll of deeds 2021 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH

20.

The Luxembourg law governed amendment and confirmation agreement dated on or about the 2022 A&R Effective Date and entered into in connection with the Luxembourg Account Pledge Agreement by and between the Issuer and Madison Pacific Trust Limited as security trustee

21.

The Swiss law governed security confirmation agreement dated on or about the 2022 A&R Effective Date and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the confirmation of the pledge over the shares in Alvotech Swiss AG

22.

The Icelandic law governed supplemental pledge dated on or about the 2022 A&R Effective Date and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account

23.

The Icelandic law governed supplemental pledge dated on or about the 2022 A&R Effective Date and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account

24.

The Icelandic law governed supplemental share charge dated on or about the 2022 A&R Effective Date and made between the Issuer and Alvotech Swiss AG as chargors and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf

25.

The German law governed confirmation and junior ranking share pledge dated 15 June 2022 (Part I of deed no. 68 of the roll of deeds 2022 of the civil law notary Elmar Günther, Frankfurt/Main, Germany)and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH

26.

The German law governed confirmation and junior ranking share pledge dated 15 June 2022 (Part II of deed no. 68 of the roll of deeds 2022 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH

27.	Each 2022 Senior Bonds Upsize A&R Security Document

153	Alvotech - Bond Instrument (Tranche A)

Schedule 9

Form of Warrant Instrument – Bondholders

Schedule 10

Form of Warrant Instrument – Alvogen Lux

Exhibit 99.5

PRIVATE & CONFIDENTIAL

AGREED FORM

Originally dated 14 December 2018, as amended and restated on 24 June 2021, 15 June 2022 and 16 November 2022

ALVOTECH

as Issuer

ALVOTECH HF.

ALVOTECH GERMANY GMBH

ALVOTECH HANNOVER GMBH

ALVOTECH SWISS AG

as Guarantors

THE BONDHOLDERS NAMED HEREIN

as Bondholders

MADISON PACIFIC TRUST LIMITED

as Security Trustee

and

MADISON PACIFIC TRUST LIMITED

as Registrar, Paying Agent and Calculation Agent

TRANCHE B BOND INSTRUMENT

1	Alvotech - Bond Instrument (Tranche B)

Clause		Page
1	Interpretation	2
2	Amount and Issue of Bonds	54
3	Status	55
4	Form, Denomination and Title	55
5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates	56
6	Guarantees	62
7	Security	70
8	Coupon	79
9	General Covenants	79
10	[Reserved]	117
11	Undertakings	117
12	Payments	119
13	Redemption, Purchase and Cancellation	121
14	Taxation	125
15	Events of Default	128
16	Meetings of Bondholders and Modifications	131
17	Waiver	132
18	Voting and Other Rights	132
19	Replacement of Bond Certificates	132
20	Notices	132
21	Disenfranchisement of Shareholder Affiliates	133
22	Currency of Account; Conversion of Currency; Currency Exchange Restrictions	134
23	Governing Law and Jurisdiction	136
24	Counterparts	136
Schedule 1 Form of Bond Certificate		137
Schedule 2 Form of Transfer Certificate		139
Schedule 3 Provisions for Meetings of Bondholders		142
Schedule 4 Form of Accession Letter		147
Schedule 5 Form of Investment Instruction		149
Schedule 6 Guarantors		150
Schedule 7 Bondholders		151
Schedule 8 List of Security Documents		152

i	Alvotech - Bond Instrument (Tranche B)

Schedule 9 Form of Warrant Instrument – Bondholders	154
Schedule 10 Form of Warrant Instrument – Alvogen Lux	155

ii	Alvotech - Bond Instrument (Tranche B)

THIS AMENDED AND RESTATED BOND INSTRUMENT was originally dated 14 December 2018 (as amended and restated by the 2021 Amendment and Restatement Deed (as defined below) on 24 June 2021, and is further amended and restated by the 2022 Amendment and Restatement Deed (as defined below) on 15 June 2022, and is further amended and restated by the 2022 Senior Bonds Upsize Amendment and Restatement Deed) and is made by way of deed by:

1.

ALVOTECH, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884 (the “Issuer”);

2.	THE GUARANTORS named in Schedule 6 (Guarantors) hereto (together, the “Initial Guarantors” and each, an “Initial Guarantor”);

3.	THE BONDHOLDERS named in Schedule 7 (Bondholders) hereto (together, the “Bondholders” and each, a “Bondholder”);

4.	MADISON PACIFIC TRUST LIMITED as security trustee (the “Security Trustee”); and

5.	MADISON PACIFIC TRUST LIMITED as Registrar, Paying Agent and Calculation Agent.

Whereas:

(i)

The Issuer (which assumed all the rights and obligations of Alvotech Holdings S.A. following completion of the statutory merger between the Issuer and Alvotech Holdings S.A. on or about the Listing Date) has in accordance with its Articles of Association and by resolutions of its Board, created and issued the Bonds pursuant to this Instrument;

(ii)

The Initial Guarantors have, in accordance with their respective organisational documents and by resolutions of their respective board of directors and/or shareholders, as the case may be, agreed to unconditionally, irrevocably, jointly and severally guarantee the payment of all sums expressed to be payable by the Issuer under this Instrument and the Bonds, as and when the same becomes due and payable, and the performance of all other obligations expressed to be assumed by the Issuer according to the terms of this Instrument and the Bonds;

(iii)

The Pledgors have, pursuant to the Security Documents (as defined below) entered into between each of them and the Security Trustee, granted certain security to the Security Trustee on behalf of the Bondholders, to secure the Issuer’s repayment obligations under the Bonds and the Guarantors’ obligations under their respective Guarantees;

(iv)

The Security Trustee has agreed to act as the security trustee, the Registrar has agreed to act as the registrar, the Paying Agent has agreed to act as the paying agent and the Calculation Agent has agreed to act as the calculation agent, in each case on the following terms and conditions; and

(v)

Each party hereto has agreed to amend and restate this Instrument by the 2021 Amendment and Restatement Deed on the 2021 A&R Effective Date, the 2022 Amendment and Restatement Deed on the 2022 A&R Effective Date, and the 2022 Senior Bonds Upsize Amendment and Restatement Deed on the 2022 Senior Bonds Upsize A&R Effective Date.

1	Alvotech - Bond Instrument (Tranche B)

(vi)

The ordinary shares of Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between the Issuer and Alvotech Holdings S.A. on or about the Listing Date) were admitted to trading on NASDAQ on the Listing Date following the successful completion of the de-SPAC transaction between Alvotech Holdings S.A. and Oaktree Acquisition Corp. II.

NOW THIS INSTRUMENT WITNESSES AND THE ISSUER DECLARES as follows:

1	Interpretation

1.1	The following expressions have the following meanings:

“2018 and 2019 Subscription Agreements” has the meaning given to it in Condition 2;

“2021 Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 24 June 2021 and made between, amongst others, Alvotech Holdings S.A. as issuer (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2021 A&R Effective Date” means 24 June 2021;

“2021 A&R Security Documents” means, collectively, the “Luxembourg Account Pledge” and the “Supplemental Security Documents” (each as defined in the 2021 Amendment and Restatement Deed);

“2021 Subscription Agreement” has the meaning given to it in Condition 2;

“2022 Alvogen Lux Shareholder Loans” means, collectively, (i) the US$40,000,000 bridge loan pursuant to a loan agreement dated 11 April 2022, and (ii) the US$20,000,000 bridge loan pursuant to a loan agreement dated 1 June 2022, in each case, made between Alvogen Lux as lender and Alvotech Holdings S.A. as borrower (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), and which will each be rolled into and replaced by the Alvogen Lux Shareholder Loans Roll Facility in full pursuant to the terms of the Alvogen Facility Agreement;

“2022 Alvogen Lux Shareholder Loans Repayment Conditions” means each of the following conditions:

(1)	the FDA Approval has been granted to the Issuer on or before 31 March 2023;

(2)

the aggregate amount of the Net Proceeds of any New Equity Issuance received by the Issuer is not less than US$135,000,000, provided that, for the purpose of this paragraph (2) only, the New Equity Issuance Period shall not apply to such New Equity Issuance and the relevant New Equity Issuance may be consummated by the Issuer at any time on or after the 2022 Senior Bonds Upsize A&R Effective Date, in each case in compliance with the Bond Documents; and

2	Alvotech - Bond Instrument (Tranche B)

(3)

immediately following and calculated giving pro forma effect to the related proposed prepayment and/or repayment (including payment of any fees, interest or similar payments due thereunder) of any 2022 Alvogen Lux Shareholder Loans being made, the Issuer and (as applicable) other Guarantors (taken as a whole) shall have not less than US$200,000,000 (or the Dollar Equivalent) of cash or Cash Equivalents on balance sheet;

“2022 Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 15 June 2022 and made between, amongst others, Alvotech Holdings S.A. as issuer (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2022 A&R Effective Date” means 15 June 2022;

“2022 A&R Security Documents” has the meaning given to the term “Supplemental Security Documents” in the 2022 Amendment and Restatement Deed;

“2022 Senior Bonds Upsize Amendment and Restatement Deed” means the amendment and restatement deed relating to the Bonds dated 16 November 2022 and made between, amongst others, the Issuer as issuer, the Bondholders as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2022 Senior Bonds Upsize A&R Effective Date” has the meaning given to the term “Effective Date” in the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“2022 Senior Bonds Upsize A&R Security Documents” has the meaning given to the term “Supplemental Security Documents” in the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“2022 Senior Bonds Upsize Bondholder” means, for so long as it remains a Bondholder under this Instrument, each Bondholder and each Investor (as defined therein) as set out in Part 2 and Part 3 of schedule 1 to the 2022 Senior Bonds Upsize Amendment and Restatement Deed and each of their Related Funds, managed accounts or Affiliates to whom such Bondholder has transferred any of its holding of the Bonds pursuant to the terms of this Instrument.

“2022 Subscription Agreements” has the meaning given to it in Condition 2;

“ABL Collateral” means all or any of the following assets and properties owned as of the Issue Date, or at any time thereafter acquired, by the Issuer or any Restricted Subsidiary: (1) all Inventory; (2) all Accounts arising from the sale of Inventory or the provision of services; (3) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (1) and (2), all (a) General Intangibles, (b) Chattel Paper, (c) Instruments, (d) Documents, (e) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment and (f) Supporting Obligations; (4) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (1) or (2) (excluding identifiable cash proceeds in respect of real estate, Fixtures or Equipment or from the sale of the Bonds); (5) all Indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory, and any Deposit Account into which such cash advances are deposited (excluding identifiable cash proceeds from the sale of the Bonds); (6) all books and records related to the foregoing; and (7) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Issuer or any Restricted Subsidiary or the provision of services by the Issuer or any Restricted Subsidiary and business interruption insurance. All capitalised terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

3	Alvotech - Bond Instrument (Tranche B)

“Account Pledge (Alvotech hf. Operating Accounts)” means an Icelandic law governed pledge dated 14 December 2018 and between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Alvotech hf. Operating Accounts;

“Account Pledge (Issuer Accounts)” means an Icelandic law governed pledge dated 14 December 2018 and made between the Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer) as pledger and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account and the Issuer Alvogen Facility Account;

“Account Pledge (Liquidity Account)” means an Icelandic law governed pledge dated 14 December 2018 and made between Alvotech Holdings S.A. (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer) as pledger and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account;

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

“Additional Amounts” has the meaning given to it in Condition 14.1;

“Adjusted Treasury Rate” means, with respect to any Relevant Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities”, for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the second anniversary of the 2021 A&R Effective Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Relevant Redemption Date, in each case calculated on the third Business Day immediately preceding such Relevant Redemption Date;

4	Alvotech - Bond Instrument (Tranche B)

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person;

“Affiliate Transaction” has the meaning given to it in Condition 9.8;

“Alternative Stock Exchange” means at any time after the Listing Date, in the case of the Shares, if they are not at that time listed and traded on the Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in;

“Alvogen Lux” means Alvogen Lux Holdings S.à r.l., a private company with limited liability (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B 149.045;

“Alvogen Facility” means the unsecured and subordinated facility (in an aggregate principal facility amount of not less than US$112,500,000 (such amount being not less than $50,000,000 made available in cash to the Issuer by Alvogen Lux on the 2022 Senior Bonds Upsize A&R Effective Date and $62,500,000 being the Alvogen Lux Shareholder Loans Roll Facility) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date (and for the avoidance of doubt, including any increase or upsize of the commitments under that facility established in accordance with the terms of this Instrument after the 2022 Senior Bonds Upsize A&R Effective Date) granted pursuant to the facility agreement (the “Alvogen Facility Agreement”) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date and made by Alvogen Lux as original lender and the rollover lender and the Issuer as borrower in the form agreed with the Bondholders prior to the date of this Instrument (as amended and/or restated pursuant to and in accordance with the terms and conditions of the Alvogen Facility Agreement and this Instrument);

“Alvogen Facility Agreement” has the meaning given to that term in the definition of “Alvogen Facility”;

“Alvogen Facility Lenders” means Alvogen Lux and such other persons permitted to be lenders under the Alvogen Facility as at the 2022 Senior Bonds Upsize A&R Effective Date that shall accede to the Alvogen Facility Agreement in the capacity of a lender;

“Alvogen Facility Long Stop Date” means 15 December 2022;

“Alvogen Facility Refinancing” means the irrevocable refinancing, repayment and discharge of US$50,000,000 of the principal amount of the Alvogen Facility together with any accrued interest and other costs (excluding, for the avoidance of doubt, the Alvogen Lux Shareholder Loans Roll Facility unless and until the occurrence of a New Capital Roll) in full (and the commitments thereunder being irrevocably cancelled);

“Alvogen Lux Shareholder Loans Roll” means the rollover of the 2022 Alvogen Lux

Shareholder Loans into the Alvogen Facility (on cashless basis) pursuant to the terms of the Alvogen Facility Agreement, following which, the 2022 Alvogen Lux Shareholder Loans shall thereafter be deemed to form part of the Alvogen Facility pursuant to the terms and conditions of the Alvogen Facility;

5	Alvotech - Bond Instrument (Tranche B)

“Alvogen Lux Shareholder Loans Roll Amount” means $62,500,000;

“Alvogen Lux Shareholder Loans Roll Facility” means the portion of the Alvogen Facility representing the aggregate amount of the 2022 Alvogen Lux Shareholder Loans that have been rolled-over into the Alvogen Facility pursuant to the terms of the Alvogen Facility Agreement, including for the avoidance of doubt, all interest, fees and other amounts whatsoever that have accrued or are to accrue thereon and with such conversion and/or roll being effective on the date of the Alvogen Facility Agreement;

“Alvotech hf. Operating Accounts” means the ISK account (account number [***]), the USD account (account number [***]) and the EUR account (account number (account number [***]) with Landsbankinn hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Applicable Premium” means, with respect to a Bond at an Optional Redemption Date, a Change of Control Put Date or as applicable, the relevant redemption date in connection with any Asset Sale Offer (each a “Relevant Redemption Date”), in each case:

(1)	falling during the period from (and including) the 2021 A&R Effective Date to (but excluding) the second anniversary of the 2021 A&R Effective Date, the greater of:

(a)	2% of the principal amount of such Bond; and

(b)

the excess of (x) the present value at such Relevant Redemption Date of the Bond plus all required and scheduled interest and coupon payments (including by way of capitalized interest or coupon, and interest and coupon which would thereafter accrue on such capitalized amount) that would otherwise have accrued or been due in respect of such Bond from (and including) the Relevant Redemption Date to (and excluding) the second anniversary of the 2021 A&R Effective Date, computed using a discount rate equal to the Adjusted Treasury Rate plus 50 basis points, over (y) the principal amount of such Bond on such Optional Redemption Date;

(2)

falling during the period from (and including) the second anniversary of the 2021 A&R Effective Date to (but excluding) the third anniversary of the 2021 A&R Effective Date, 2% of the principal amount of such Bonds so redeemed; and

(3)	falling on or at any time after the third anniversary of the 2021 A&R Effective Date onwards, zero;

“Arion Loans” means:

(1)

an ISK 1,000,000,000 term loan facility agreement dated 2 September 2016 (and as amended and/or restated from time to time), entered into between Fasteignafélagið Sæmundur hf as borrower and Arion Banki HF as lender (in the form disclosed to the Bondholders or prior to the 2022 Senior Bonds Upsize A&R Effective Date); and

6	Alvotech - Bond Instrument (Tranche B)

(2)

an ISK 4,160,000,000 term loan facility agreement dated 6 February 2013 (and as amended and/or restated from time to time), entered into between, among others, Fasteignafélagið Sæmundur hf as borrower and Arion Banki hf. as lender (in the form disclosed to the Bondholders or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Articles of Association” means the articles of association of the Issuer in force from time to time;

“Asset Acquisition” means (1) an investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any Restricted Subsidiary; or (2) an acquisition by the Issuer or any Restricted Subsidiary of the property and assets of any Person other than the Issuer or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person;

“Asset Disposition” means the sale or other disposition by the Issuer or any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any Restricted Subsidiary;

“Asset Sale” means:

(1)

any direct or indirect sale, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business) or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer, including any disposition by means of a merger, consolidation or similar transaction (each referred to in this definition as a “disposition”) or

(2)

the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) in any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)

a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out property or equipment in the ordinary course of business of the Issuer and its Restricted Subsidiaries, (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Condition 9.11 or any disposition that constitutes a Change of Control;

7	Alvotech - Bond Instrument (Tranche B)

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Condition 9.5;

(d)

any disposition of assets or issuance or sale of Equity Interests, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than US$7,500,000 (or the Dollar Equivalent thereof), in each case whether in a single transaction or a series of related transactions;

(e)

any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);

(f)

any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(i)

any license, collaboration agreement, strategic alliance or similar arrangement in the ordinary course of business on an arm’s length basis providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(j)

a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(k)

the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property, or Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary entered into within six months of the Issue Date in an aggregate amount not to exceed US$10,000,000 (or the Dollar Equivalent thereof);

(l)	any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

(m)

in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

(n)

any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction or asset securitisation, permitted by this Instrument;

8	Alvotech - Bond Instrument (Tranche B)

(o)	dispositions consisting of Permitted Liens;

(p)

any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

(q)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

“Asset Sale Offer” has the meaning given to it in Condition 9.7(b);

“Aztiq” means ATP Holdings ehf. a company incorporated and registered in Iceland, with registration number 481020-0420, whose registered office is at Smáratorg 3, Kópavogur, Iceland;

“Aztiq CB” has the meaning given to that term under paragraph (b) of Condition 9.19 of this Instrument;

“Aztiq CB Documents” has the meaning given to that term under paragraph (b) of Condition 9.19 of this Instrument;

“Aztiq CB Minimum Terms” has the meaning given to that term under paragraph (c) of Condition 9.19 of this Instrument;

“Aztiq Facility Contribution” means collectively, the sale of (i) 1,892,749,999 shares of Saemundargata Holdco in the nominal value of ISK 1 (one), by Aztiq to the Issuer and (ii) 1 share of Saemundargata Holdco in the nominal value of ISK 1 (one) by Aztiq Pharma ehf. to Alvotech hf., such shares together representing the entire issued share capital of Saemundargata Holdco, pursuant to the Aztiq Facility Contribution SPAs;

“Aztiq Facility Contribution SPAs” means the share purchase agreements dated on or prior to the 2022 Senior Bonds Upsize A&R Effective Date and made between (i) Aztiq and the Issuer and (ii) Aztiq Pharma ehf. and Alvotech hf., in each case in relation to the Aztiq Facility Contribution (in the form disclosed to, and approved in writing (including by email) by, the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Aztiq Pharma” means Aztiq Pharma Partners S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B 147.728;

9	Alvotech - Bond Instrument (Tranche B)

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof;

“Base Currency” has the meaning given to it in Condition 22.2;

“Board” means the board of directors of the Issuer;

“Board Observer” has the meaning given to it in Condition 9.20;

“Board Observer Agreement” means the Luxembourg law governed agreement dated on or about the 2022 Senior Bonds Upsize A&R Effective Date made between, amongst others, the Issuer and the Bondholders relating to the appointment of an observer to the Board of the Issuer (and committees thereof);

“Bond Certificate” has the meaning given to it in Condition 4.1;

“Bond Documents” means collectively, this Instrument, the Bonds, the 2021 Amendment and Restatement Deed, the 2022 Amendment and Restatement Deed, the 2022 Senior Bonds Upsize Amendment and Restatement Deed, the Security Documents, the Intercreditor Deed, the Calculation Agency Agreement, the Subscription Agreements, the Board Observer Agreement, any warrant instrument issued pursuant to paragraph (e) of Condition 9.16 (New Equity Issuance) and any other document designated as a “Bond Document” by the Issuer and Bondholders;

“Bondholders”, and (in relation to a Bond) holder means the person in whose name a Bond is registered in the Register of Bondholders;

“Bonds” means the bonds issued or to be issued under this Instrument (but in the case of bonds to be issued hereunder, pursuant to the Subscription Agreements) due 2025 in an aggregate principal amount of US$289,236,004.31 (as at the 2022 Senior Bonds Upsize A&R Effective Date);

“Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Luxembourg, Hong Kong, London and New York City, in the case of a surrender of a Bond Certificate, in the place where the Bond Certificate is surrendered;

“Calculation Agent” has the meaning given to it in the Calculation Agency Agreement (as amended and/or restated from time to time);

“Calculation Agency Agreement” means the calculation agency agreement dated 23 April 2021 and made between the Issuer and the Calculation Agent.

“Capital Distribution” means any distribution of assets in specie charged or provided or to be provided for in the accounts of the Issuer for any financial period (whenever paid or made and however described) but excluding a cash Dividend and a distribution of assets in specie in lieu of a cash Dividend (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid-up (other than Shares credited as fully paid) by way of capitalisation of reserves);

10	Alvotech - Bond Instrument (Tranche B)

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including Preferred Stock, but excluding any debt securities convertible into such equity, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

“Capitalised Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalised and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS and excluding, for the avoidance of doubt, any cash expenditure arising from an operating lease or lease which, in accordance with IFRS, is treated as an operating lease;

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital (including the capital reserves) of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness;” provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Condition 9.4;

“Cash Equivalents” means:

(1)	U.S. dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union;

(2)

securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), in each case maturing not more than two years from the date of acquisition;

(3)

certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not to exceed one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of US$250,000,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated “A” by S&P or Fitch or “A2” by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

11	Alvotech - Bond Instrument (Tranche B)

(5)

commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

(6)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from any of Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed two years from the date of acquisition;

(7)

Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or Fitch or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed 12 months from the date of acquisition; and

(8)	investment funds investing at least 95.0 per cent. of their assets in securities of the types described in clauses (1) through (7) above;

“Change of Control” means an event or series of events (a) as a result of which any “person” or persons constituting a “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing more than fifty point one percent (50.1%) of the Equity Interests of the Issuer entitled to vote for members of the Board on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right); (b) that results in the sale of all or substantially all of the assets or businesses of the Issuer and its Subsidiaries, taken as a whole; or (c) that results in the Issuer’s failure to own, directly or indirectly, beneficially and of record, one hundred percent (100%) of all issued and outstanding Equity Interests of each subsidiary Guarantor ;

“Change of Control Put Date” has the meaning given to it in Condition 13.4(b);

“Change of Control Put Exercise Notice” has the meaning given to it in Condition 13.4(b);

“Change of Control Put Price” has the meaning given to it in Condition 13.4(a);

“Change of Control Put Right” has the meaning given to it in Condition 13.4(a);

“Change of Tax Law” has the meaning given to it in Condition 13.3;

“Closed Period” has the meaning given to it in Condition 5.7;

“Closing Price” for the Shares for any Trading Day shall be, after the Listing Date, the price published in the quotation sheet of the Stock Exchange for such day or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day;

12	Alvotech - Bond Instrument (Tranche B)

“Collateral” means all current and future collateral securing or purported to be securing, directly or indirectly, the Secured Obligations and shall initially consist of all Equity Interests of Alvotech hf., Alvotech Hannover GmbH, Alvotech Germany GmbH and Alvotech Swiss AG and all Intellectual Property Collateral;

“Companies Law” means the Luxembourg law on commercial companies of 10 August 1915, as amended from time to time;

“Comparable Treasury Issue” means the U.S. Treasury security having a maturity comparable to the second anniversary of the 2021 A&R Effective Date that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity comparable maturity to the second anniversary of the 2021 A&R Effective Date;

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, if paragraph (2) of the definition of “Adjusted Treasury Rate” is applicable, the average of three (or such lesser number as obtained by the Issuer) is available, Reference Treasury Dealer Quotations for such Optional Redemption Date;

“Confidential Information” has the meaning given to it in Condition 7.14;

“Confidential Parties” has the meaning given to it in Condition 7.14;

“Consolidated Interest Expense” means, for any period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with IFRS for such period of the Issuer and its Restricted Subsidiaries, minus interest income for such period, and plus, to the extent not included in such gross interest expense, and to the extent incurred, accrued or payable during such period by the Issuer and its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortisation of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations (including the amortisation of fees, taking no account of any unrealised gains or losses or financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Issuer or any of its Restricted Subsidiaries, (7) any capitalized interest and (8) all other non-cash interest expense; provided that, interest expense attributable to interest on any Indebtedness bearing a floating interest rate will be computed on a pro forma basis at the rate in effect on the date of determination, in each case as if such rate had been the applicable rate for the entire relevant period; provided further that to the extent the document(s) governing any Indebtedness provide for an increase of the interest rate on such Indebtedness during the term of such Indebtedness, interest expense attributable to interest on such Indebtedness will be computed on the basis of the highest rate contemplated under such document(s);

13	Alvotech - Bond Instrument (Tranche B)

“Consolidated Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Bondholders to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

14	Alvotech - Bond Instrument (Tranche B)

(1)

any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and postretirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or issuance, repayment, refinancing, amendment or modification of Indebtedness shall be excluded; provided, however, that the aggregate amount so excluded pursuant to this clause (1) shall not exceed 15 per cent. of the Net Income of such Person and its Restricted Subsidiary as the case may be, for such period;

(2)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by IFRS, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortisation or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)

any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)

the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

15	Alvotech - Bond Instrument (Tranche B)

(9)	any impairment charges or asset write-offs, in each case pursuant to IFRS, and the amortisation of intangibles arising pursuant to IFRS shall be excluded;

(10)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(11)

any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(12)

accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with IFRS or as a result of adoption or modification of accounting policies shall be excluded;

(13)

solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(14)

(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under IFRS and related interpretations shall be excluded;

(15)

any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16)

solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with IFRS and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included; and

16	Alvotech - Bond Instrument (Tranche B)

(17)

to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of Condition 9.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit”;

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortisation and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period;

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including state, franchise, property and similar taxes and non-U.S. withholding taxes (including penalties and interest related to such taxes or arising from tax examinations);

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)

to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof;

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount not to exceed the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital (including the capital reserves) of the Issuer after the Issue Date; provided that:

(1)	such cash contributions have not been used to make a Restricted Payment; and

17	Alvotech - Bond Instrument (Tranche B)

(2)

such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof;

“Coupon Payment Date” means:

(1)	at any time on or prior to the Listing Date, each anniversary of the 2021 A&R Effective Date that occurs prior to the Listing Date and the Listing Date; and

(2)	at any time after the Listing Date, the date falling on the six-month anniversary of the Listing Date and each subsequent date falling at six-monthly intervals.

“Coupon Rate” means:

(1)	at any time up to (but excluding) the 2022 Senior Bonds Upsize A&R Effective Date, 10.00% per annum;

(2)	subject to paragraph (3) below, at any time from (and including) the 2022 Senior Bonds Upsize A&R Effective Date, 12.00% per annum; and

(3)

at any time after the completion of any New Equity Issuance and provided that each of the conditions set out in sub-paragraphs (A) to (B) below (inclusive) have been satisfied, the Coupon Rate applicable to the Bonds shall be reduced to the percentage per annum set out in Column 2 of the table below based on the aggregate amount of New Equity Issuance Net Proceeds for all the New Equity Issuances received by the Issuer (as certified by a director of the Issuer to the Bondholders (enclosing reasonable evidence and details, satisfactory to the Bondholders (acting reasonably), of the calculations of such amounts)) as set out in Column 1 below (each a “Coupon Step Down”):

Column 1: Net Proceeds of the New Equity Issuance (US$)	Column 2: Coupon Rate (% p.a.)
Equal to or greater than US$150,000,000	10.75%
Less than US$150,000,000 but equal to or greater than US$75,000,000	11.375%

provided that, no Coupon Step Down may occur unless each of the following conditions have been satisfied:

(A) FDA Approval has been granted to the Issuer on or before 31 March 2023; and

(B) the New Equity Issuance Price Condition has been satisfied,

18	Alvotech - Bond Instrument (Tranche B)

provided further that:

(C)

any Coupon Step Down (if any) pursuant to this paragraph (3) shall take effect from and including the date on which both (x) sub-paragraphs (A) to (B) above (inclusive) have been satisfied (as certified by a director of the Issuer to the Bondholders (enclosing reasonable evidence and details thereof satisfactory to the Bondholders (acting reasonably)) and (y) the aggregate amount of Net Proceeds for all the New Equity Issuances received by the Issuer at the date of the Officer’s Certificate delivered to the Bondholders as noted above falls within the relevant category set in Column 1 above; and

(D)	it being understood that no Coupon Step Down shall take effect if the FDA Approval is not granted to the Issuer on or before 31 March 2023;

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement”, any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time;

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time;

“Cumulative Credit” means the sum of (without duplication):

(1)

50 per cent. of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100 per cent. of such deficit), plus

(2)

100 per cent. of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

19	Alvotech - Bond Instrument (Tranche B)

(3)

100 per cent. of the aggregate amount of contributions to the capital (including the capital reserves without issuance of shares) of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4)

the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)

100 per cent. of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from: (a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (xi) of Condition 9.5(b) ), (b) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or (c) a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (xi) of Condition 9.5(b) or constituted a Permitted Investment);

“Current Market Price” means, after the Listing Date, in respect of a Share at a particular time on a particular date, the average of the volume-weighted average price (“VWAP”) quoted by the Stock Exchange or, as the case may be, by the Alternative Stock Exchange, for one Share (being a Share carrying full entitlement to Dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said five Trading Day period, the Shares shall have been quoted ex-Dividend and during some other part of that period the Shares shall have been quoted cum-Dividend then:

20	Alvotech - Bond Instrument (Tranche B)

(1)

if the Shares to be issued in such circumstances do not rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted cum-Dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; or

(2)

if the Shares to be issued in such circumstances rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted ex-Dividend shall, for the purpose of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of that Dividend per Share;

provided that:

(1)

if the Shares on each of the said five Trading Days have been quoted cum-Dividend in respect of a Dividend which has been declared or announced but the Shares to be issued do not rank for that Dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; and

(2)	if:

(A)

the VWAP is not available on each of the five Trading Days during the relevant period, then the arithmetic average of such VWAP which is available in the relevant period shall be used (subject to a minimum of two such VWAP); and

(B)

only one or no such VWAP is available in the relevant period, then the Current Market Price shall be determined in good faith by two independent investment banks of international repute (acting as experts) appointed by the Issuer and approved by an Ordinary Resolution of the Bondholders;

“Debt Securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes, loan stock or other debt securities but shall exclude any indebtedness constituted by loan agreements with lenders not involving the issue of securities;

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default;

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code) in which funds are held or invested for credit to or for the benefit of the Issuer;

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration;

21	Alvotech - Bond Instrument (Tranche B)

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof;

“Development Cost” means with respect to any Proprietary Rights (and any other rights to produce or sell products) to be acquired from an Affiliate of the Issuer, all costs of Affiliates of the Issuer to develop such Proprietary Rights (and any other rights to produce or sell products) from initiation of their development to their sale or transfer to the Issuer or any Subsidiary Guarantor, including the cost of acquiring such Proprietary Rights (and other rights to produce or sell such products), allocated personnel costs, third party development services, third party bio-study costs, pre-market manufacturing, outside legal expenses and allocated research and development overhead expenses, in each case as such costs are reflected (or are allowed to be reflected) in the financial statements of the Issuer or its Affiliates in accordance with IFRS;

“Dispute” has the meaning given to it in Condition 23.2;

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favourable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Bonds and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Bonds (including the purchase of any Bonds tendered pursuant thereto)),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the Maturity Date of the Bonds or the date the Bonds are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock;

22	Alvotech - Bond Instrument (Tranche B)

“Dividend” means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid-up); provided that: where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then, the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of: (a) the cash Dividend so announced; and (b) the Current Market Price on the date of announcement of such Dividend of such Shares or the Fair Market Value of other property or assets to be issued or delivered in satisfaction of such Dividend (or which would be issued if all holders of Shares elected therefor, regardless of whether any such election is made);

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such other currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with such other currency as quoted by the Federal Bank of New York on the date of determination;

“Drug Applications” means new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing);

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)

Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3)	Consolidated Non-cash Charges; plus

(4)

any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Instrument (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Bonds and the Bank Indebtedness, (ii) any amendment or other modification of the Bonds or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(5)

project start-up costs, business optimisation expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the effect of inventory optimisation programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

23	Alvotech - Bond Instrument (Tranche B)

(6)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(7)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital (including the capital reserves without issuance of shares) of such Person or a Restricted Subsidiary, or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit;

less, without duplication,

(8)

non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period);

provided, however, the sum of the amounts included in the determination of EBITDA pursuant to clauses (4) through (8) above shall not exceed 20 per cent. of the Consolidated Net Income of such Person for such period.

Notwithstanding the foregoing, the provision for taxes and depreciation, amortisation, non-cash items, charges and write-downs of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income for the purposes of this definition;

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock);

“Equity Issuance” means an issuance by the Issuer of new ordinary shares and/or preference shares in its capital and/or unsecured convertible bond(s) that meet all of the Equity Issuance Minimum Conditions;

“Equity Issuance Minimum Conditions” means in respect of an Equity Issuance, each of the following conditions:

(1)	such Equity Issuance shall be on terms that do not and are not reasonably likely to adversely affect the interests of the Bondholders under the Bond Documents;

(2)

such Equity Issuance shall constitute Subordinated Indebtedness, and (to the extent such document or instrument relating to an Equity Issuance includes a Stated Maturity), shall have a Stated Maturity and, if applicable, a First Amortisation Date no earlier than 91 days following the Stated Maturity of the Bonds;

24	Alvotech - Bond Instrument (Tranche B)

(3)

the creditor under such Equity Issuance shall execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(4)

the terms of such Equity Issuance shall provide that all interest, fees and premium (and any similar amounts payable in connection with such Equity Issuance) due and payable to the creditors thereof (excluding any costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the aggregate principal amount of such Equity Issuance) (if any) shall be capitalized and added to the principal amount of such Equity Issuance to be paid at maturity (i.e. paid solely in the form of pay-in-kind);

(5)

the Equity Issuance shall have an all-in-yield cap (inclusive of interest, margin, fees (including upfront fees), original issue discount, premium and all other amounts payable thereunder or in connection therewith (excluding any costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof) of 17.5% per annum; and

(6)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation or otherwise (including the general covenants and/or events of default (however described)) relating to any such Equity Issuance shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable));

“Event of Default” has the meaning given to it in Condition 15;

“Excess Proceeds” has the meaning given to it in Condition 9.7(b);

“Excess Proceeds Threshold” has the meaning given to it in Condition 9.7(b);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchanges Commission promulgated thereunder;

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board) received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)

the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be;

25	Alvotech - Bond Instrument (Tranche B)

“Existing Security Documents” means each of the following documents:

(1)	Account Pledge (Alvotech hf. Operating Accounts);

(2)	Account Pledge (Issuer Accounts);

(3)	Account Pledge (Liquidity Account);

(4)	Icelandic Trade Mark Charge;

(5)	Intellectual Property Charge;

(6)	Share Charge (Alvotech hf.);

(7)	Share Pledge (Alvotech Swiss AG);

(8)	Share Pledge (Alvotech Germany GmbH); and

(9)	Share Pledge (Alvotech Hannover GmbH).

“Experts” has the meaning given to it in the definition of “Fair Market Value”;

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by two leading investment banks of international repute (acting as experts), selected by the Issuer and approved by an Ordinary Resolution of the Bondholders (the “Experts”); provided that: (i) the fair market value of a cash Dividend paid or to be paid per Share shall be the amount of such cash Dividend per Share determined as at the date of announcement of such Dividend; (ii) the fair market value of any other cash amount shall be the amount of such cash; (iii) where securities, spin-off securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by the Experts) the fair market value of such securities, spin-off securities, options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day on which such options, warrants or other rights are publicly traded; and (iv) where securities, spin-off securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, spin-off securities, options, warrants or other rights shall be determined by the Experts, on the basis of a commonly accepted market valuation method and taking into account of such factors as they consider appropriate, including but not limited to their market price, their dividend yield (if applicable), the volatility of such market price, prevailing interest rates and the terms of such securities, spin-off securities, options, warrants or other rights, including but not limited to as to the expiry date and exercise price (if any) thereof. Such amount shall, in the case of (i) above, be translated into Dollar Equivalent (if declared or paid or payable in a currency other than the U.S. dollar). In addition, in the case of (i) and (ii) above, the fair market value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

26	Alvotech - Bond Instrument (Tranche B)

“FATCA” means:

(1)	sections 1471 to 1474 of the US Internal Revenue Code of 1984 (as amended) or any associated regulations;

(2)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (1) above; or

(3)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (1) or (2) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction” means a deduction or withholding from a payment under a Bond Document required by FATCA;

“FATCA Exempt Party” means a Person that is entitled to receive payments free from any FATCA Deduction;

“FDA Approval” means the FDA approval under 42 U.S.C. § 262(k) of a biologics license application (BLA) authorizing the manufacture and introduction or delivery for introduction into interstate commerce of AVT02 in the United States by the Issuer (or as relevant, any member of the Group), granted to the Issuer (or as relevant, any member of the Group) by FDA of the United States; and for the avoidance of doubt, such an FDA Approval does not include an accelerated approval permitted under 21 U.S.C. 356(c) and 21 C.F.R. part 601, subpart E;

“Fee Letter” means any letter or letters between, among others, the Security Trustee, the Registrar, the Paying Agent, the Calculation Agent and the Issuer setting out any of the fees payable to any of the Security Trustee, the Registrar, the Paying Agent and the Calculation Agent;

“Financial Officer” of any Person shall mean a member of the Board, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person;

“First Amortisation Date” means, with respect to any Indebtedness, the date specified in the instrument constituting or governing such Indebtedness as the fixed date on which the first payment of principal of such Indebtedness is due and payable;

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate or Representative of such holder at the time of entry into such Hedging Obligations;

“Fitch” means Fitch Ratings Ltd. and its affiliates or successors;

27	Alvotech - Bond Instrument (Tranche B)

“Future Guarantor” has the meaning given to it in Condition 6.9;

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);

“Group” means the Issuer and its Subsidiaries from time to time and “members of the Group” shall be construed accordingly;

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, actual or contingent in any manner (including letters of credit and reimbursement agreements in respect thereof, bond, indemnity or similar assurance against loss), of all or any part of any Indebtedness or other obligations;

“Guaranteed Obligations” has the meaning given to it in Condition 6.1;

“Guarantors” means those members of the Group which Guarantee the Issuer’s obligations with respect to the Bonds from time to time, initially the Initial Guarantors, and includes any other member of the Group which becomes a Future Guarantor in accordance with the provisions of this Instrument, and a “Guarantor” means any of them;

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“indemnified party” has the meaning given to it in Condition 5.10;

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time in the European Union. Notwithstanding anything to the contrary, (i) notwithstanding any change in IFRS after the Issue Date that would require lease obligations that would be treated as operating leases as of Issue Date to be classified and accounted for as Capitalised Lease Obligations or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that was entered into after Issue Date that would have been considered an operating lease under GAAP in effect as of the Issue Date shall be treated as an operating lease for all purposes under this Instrument and the other Bond Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness;

“Icelandic Trade Mark Charge” means an Icelandic law governed charge dated 14 December 2018 and made between Alvotech hf. as chargor and Madison Pacific Trust Limited as security trustee.

28	Alvotech - Bond Instrument (Tranche B)

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. “Incurrence” has a correlative meaning;

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business which are not arranged primarily as a means to raise finance), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(2)

to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person, provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; or (6) deposits securing Sale/Leaseback Transactions.

Notwithstanding anything in this Instrument to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Instrument as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Instrument but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Instrument;

29	Alvotech - Bond Instrument (Tranche B)

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of internationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged;

“Initial Guarantors” has the meaning given to it in the preamble to this Instrument;

“Instructing Bondholders” has the meaning given to it in Condition 7.4;

“Intellectual Property” means:

(1)

all rights in inventions (whether or not patentable or reduced to practice) and all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and re-examinations in connection therewith;

(2)

all trademarks, trademark applications, trade names, service marks, service mark applications, rights in trade dress, logos, designs and other indicia of origin, business names, company names and Internet domain names and all applications, registrations, and renewals in connection therewith, and all goodwill of the business relating to the goods or services in respect of which any of the foregoing are registered or used;

(3)	all copyrights and other works of authorship, semiconductor topography rights and database rights and all applications, registrations and renewals in connection therewith;

(4)	all rights in Know-How;

(5)	all rights in software (including rights in source code, executable code and related documentation);

(6)	any other intellectual property rights; and

(7)	all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (1) to (6) above,

in each case: (i) anywhere in the world; and (ii) whether unregistered or registered (including, for all of them, applications);

“Intellectual Property Charge” means an English law governed charge dated 14 December 2018 and made between the Issuer and its Subsidiaries as chargor and Madison Pacific Trust Limited as security trustee in respect of the Intellectual Property Collateral;

“Intellectual Property Collateral” means the Proprietary Rights that are owned by the Issuer or any of its Subsidiaries as at the date hereof or of which the Issuer or any of its Subsidiaries acquires ownership in the future, including by way of transfer or assignment, in each case, in any jurisdiction in the world;

30	Alvotech - Bond Instrument (Tranche B)

“Intercreditor Deed” means the intercreditor deed dated originally dated 14 December 2018 and made initially by and among the Issuer, the Guarantors, the Security Trustee and each of the Investor named in the 2018 and 2019 Subscription Agreements and the other subscription agreement, respectively, as amended and supplemented from time to time pursuant to the terms thereto;

“Interest Coverage Ratio” means, on any date, with respect to any Person on such date, the ratio of (1) the aggregate amount of EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date to (2) the aggregate Consolidated Interest Expense of such Person during such period. In making the foregoing calculation:

(a)

pro forma effect shall be given to any interest payment made during the period on any Indebtedness Incurred (the “Reference Period”) commencing on and including the first day of the relevant period and ending on and including the relevant date of calculation (other than interest payment made on Indebtedness Incurred or repaid under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of the relevant period), in each case as if such interest payment had been made on the first day of such Reference Period;

(b)

pro forma effect will be given to the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries as if such creation, designation or redesignation had occurred on the first day of such Reference Period;

(c)

pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(d)

pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition (or asset acquisition or asset disposition), such pro forma calculation will be based upon the four full fiscal quarter immediately preceding the Incurrence Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available;

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

31	Alvotech - Bond Instrument (Tranche B)

(2)

securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P or Fitch, or an equivalent rating by any other internationally recognised rating agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)

investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not to exceed two years from the date of acquisition;

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Condition 9.5:

(1)

“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less (ii) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board;

“IPO” means the listing or admission to trading on any Stock Exchange of any share of the Issuer or any holding company or Subsidiary undertaking of the Issuer, or any sale or issue by way of listing, flotation or public offering of any shares or securities of the Issuer or any holding company or Subsidiary undertaking of the Issuer on any Stock Exchange.

“Issue Date” means the date on which the Bonds were originally issued, being 14 December 2018;

“Issuer Alvogen Facility Account” means the USD account (account number [***]) with Landsbankans hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

32	Alvotech - Bond Instrument (Tranche B)

“Issuer Operating Account” means the USD account (account number [***] with Kvika banki hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Judgment Currency” has the meaning given to it in Condition 22.2;

“Know-How” means information that is generally not known to the public (including trade secrets), including information comprised in or derived from formulae, drawings, designs, plans, blueprints, specifications, tools, protocols, techniques, industrial models, templates, test results and procedures, algorithms, methods, artificial intelligence, process technologies, product dossiers, manufacturing and/or formulation know how and research and development activities;

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security assignment, security transfer of title, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien;

“Liquidity Account” means the USD account (account number [***] with Kvika banki hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s);

“Liquidity Account Reporting Requirement” has the meaning given to it in Condition 9.1;

“Listing Date” means the date on which the Issuer listed on NASDAQ, being 16 June 2022.

“Listing Rules” means the rules, regulations and requirements of the relevant Stock Exchange or the Alternative Stock Exchange (if applicable) rules governing the listing of, and maintenance of any listing of, securities on that Stock Exchange in force from time to time;

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

“Losses” has the meaning given to it in Condition 5.10;

“Material Adverse Effect” means:

(1)

any event or circumstance or any combination of them which is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), business or financial condition, results or prospects of the Group taken as a whole and/or any member of the Group individually;

(2)	a material adverse effect on the ability of the Issuer, the Guarantors or the Pledgors to perform their respective obligations under the Bond Documents; or

33	Alvotech - Bond Instrument (Tranche B)

(3)

a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Guarantee or Security granted or purporting to be granted pursuant to the Bond Documents or the rights or remedies of any party to the Bond Documents;

“Material Non-Public Information” means any information in relation to the Issuer or the Group that has not been disseminated in a manner making it available to investors generally (including, without limitation, in the most recent annual report of the Issuer or any prospectus in relation to any IPO or a SPAC Listing of Alvotech Holdings S.A. and/or the Issuer) and which constitutes material non-public information or inside information as defined in the Listing Rules or applicable law or regulation relating the relevant Stock Exchange;

“Maturity Date” means the date falling on the fourth anniversary of the 2021 A&R Effective Date;

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof;

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends;

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), or, the aggregate cash proceeds received by the Issuer in respect of any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable), in each case net of (i) the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration or, any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable) (including legal, accounting and investment banking fees, and brokerage and sales commissions) , (ii) any relocation expenses Incurred as a result thereof, (iii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), (iv) (in respect of any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable), without duplication) the aggregate amount of all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Issuer or any of its holding companies, Subsidiaries, Affiliates or successors in title in connection with such New Equity Issuance, New Capital Increase or the Alvogen Facility (as applicable) including without limitation the assessment, negotiation, preparation, execution and registration of any agreements or other documents related thereto and including any fees, costs and expenses of professional advisors (whether paid in cash or in kind), (v) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Condition 9.7(b)(i)) to be paid as a result of such transaction, and (vi) any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with IFRS against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

34	Alvotech - Bond Instrument (Tranche B)

“New Capital Increase” means funding raised by the Issuer that is structured and on terms which are in each case consistent with (and no worse than from the perspective of the Bondholders) an Equity Issuance provided that, each of the Equity Issuance Minimum Conditions and New Equity Issuance Price Condition will be satisfied in respect of each such New Capital Increase and for the avoidance of doubt, the economic terms of any New Capital Increase (taken as a whole in the case where there are more than one New Capital Increases) are not worse than (from the perspective of the creditor thereof) the economic terms of the Alvogen Facility;

“New Capital Increase Period” means the period commencing on the 2022 Senior Bonds Upsize A&R Effective Date and ending on the Alvogen Facility Long Stop Date;

“New Capital Roll” has the meaning given to that term in Condition 9.17 (Alvogen Facility);

“New Equity Issuance” means any Equity Issuance during the New Equity Issuance Period which satisfies each of the New Equity Issuance Conditions;

“New Equity Issuance Conditions” means, in respect of any Equity Issuance, each of the following conditions:

(1)	such Equity Issuance is completed during the 12 month period commencing on (and including) the 2022 Senior Bonds Upsize A&R Effective Date (the “New Equity Issuance Period”); and

(2)

any Equity Issuance in respect of which the issue price for the additional shares issued is not less than US$5.00 per share, or, as applicable, the conversion price applicable to the convertible bond(s) granted, is not less than US$10.00 per share (provided that, the conversion price in effect and the number of ordinary shares to be converted upon the exercise of the conversion rights shall be subject to adjustment from time to time as a result of a stock split, stock dividend, recapitalization or similar transactions provided that such adjustment does not adversely affect the interests of the Bondholders (in its capacity as such under the Bond Documents only), in each case, to be adjusted pursuant to the terms to be set out in the definitive documentation relating to such convertible bonds) (the “New Equity Issuance Price Condition”);

“New Equity Issuance Period” has the meaning given to that term in the definition of New Equity Issuance Conditions;

“New Equity Issuance Price Condition” has the meaning given to that term in the definition of New Equity Issuance Conditions;

“Non-Guarantor Subsidiary” means a Subsidiary of the Issuer that is not a Guarantor;

“Non-Recourse” means with respect to any Indebtedness as to which none of the specified Persons (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

“normal office hours” means 9 a.m. to 5 p.m. on a Business Day;

35	Alvotech - Bond Instrument (Tranche B)

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness;

“Offer Period” has the meaning given to it in Condition 9.7(d);

“Officer” means any managing director (Geschäftsführer), any member of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer;

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one Officer of the Issuer that meets the requirements set forth in this Instrument;

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Bondholders. The counsel may be an employee of or counsel to the Issuer or the Bondholders;

“Ordinary Resolution” has the meaning given to it in paragraph 19 of Schedule 3;

“Other Bond Instrument” has the meaning given to it in the definition of “Other Bonds”;

“Other Bonds” means the bonds due 2025 constituted by a Tranche A Bond Instrument as amended and restated by an amendment and restatement deed dated 24 June 2021, as further amended and restated by an amendment and restatement deed dated 15 June 2022, and as further amended and restated by an amendment and restatement deed dated on or about the date of the 2022 Senior Bonds Upsize Amendment and Restatement Deed (the “Other Bond Instrument”);

“outstanding” means, with respect to the Bonds, all the Bonds issued other than:

(1)	those which have been redeemed or purchased by the Issuer and which have been cancelled in accordance with this Instrument;

(2)

those in respect of which the date for redemption in accordance with this Instrument has occurred and the redemption moneys have been duly paid to the relevant Bondholders or persons acting on their behalf;

(3)	those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 20; or

(4)

(for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 20;

“Parallel Debt” has the meaning given to it in the Intercreditor Deed;

“Pari Passu Indebtedness” means, with respect to the Issuer and Restricted Subsidiaries, the Bonds and any Indebtedness that ranks pari passu in right of payment to the Bonds;

36	Alvotech - Bond Instrument (Tranche B)

“Paying Agent” has the meaning given to it in Condition 5.1;

“Payment Date” means any date on which payment is due with respect to the principal amount of the Bonds, whether upon maturity or redemption;

“Permitted Holders” means, at any time, each of:

(1)	(i) Arni Harðarson and Róbert Wessman;

(ii)	the descendants or heirs of an individual described in clause (i) above;

(iii)	the spouse of any individual described in clause (i) or (ii) above;

(iv)	any trust created for any individual described in clause (i), (ii) or (iii) above;

(v)	any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals named or described in clause (i), (ii) or (iii) above; and

(vi)

any corporation, partnership, limited liability company or other business organisation controlled by or substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in clause (i), (ii) or (iii) above; and

(2)	Aztiq, Aztiq Pharma and each of their Related Funds or Affiliates; and

(3)	Alvogen Lux and each of its Related Funds or Affiliates.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities for treasury management purposes;

(3)

any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)

any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Condition 9.7 or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

37	Alvotech - Bond Instrument (Tranche B)

(6)	advances to employees not in excess of US$10,000,000 (or the Dollar Equivalent thereof) outstanding at any one time in the aggregate;

(7)

any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganisation or recapitalisation of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under Condition 9.4(b)(x);

(9)

any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)

Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)

loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)

Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

38	Alvotech - Bond Instrument (Tranche B)

(13)

any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Condition 9.8(b) (except transactions described in clauses (ii), (iii), (iv) and (vii) of such Condition);

(14)

Investments consisting of the licensing of Proprietary Rights or collaboration agreements, strategic alliances or similar arrangements in respect of Proprietary Rights, in each case, for the development or commercialisation of Proprietary Rights in the ordinary course of business and on an arm’s length basis that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(15)

guarantees issued in accordance with Condition 9.4 and Condition 6.9, including any guarantee or other obligation issued or Incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)

Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, or licenses or leases of Proprietary Rights on an arm’s length basis, in each case in the ordinary course of business;

(17)

any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)

Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time; provided that if any Investment pursuant to this clause (18) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(19)

Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Condition 9.11 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20)

any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of the Issuer or a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

39	Alvotech - Bond Instrument (Tranche B)

(21)	any Investment in an entity that is not a Restricted Subsidiary to which the Issuer or a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;

(22)

any Investment in any Restricted Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(23)	any Investment in connection with a Sale/Leaseback Transaction not prohibited by this Instrument;

(24)

any Investment made by the Issuer or any Restricted Subsidiary in the Issuer’s Subsidiaries not to exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time, on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(25)

the subscription of shares by Alvotech Hf. in the PRC Joint Venture pursuant to the agreement with the partner to the PRC Joint Venture, provided that the aggregate amount of such investment shall not exceed US$35,000,000 (or the Dollar Equivalent thereof) at any time prior to the Listing Date, and shall not exceed US$70,000,000 on and after the Listing Date (or the Dollar Equivalent thereof).

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with IFRS;

(4)

Liens in favour of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(v) and Condition 9.4(b)(xi));

40	Alvotech - Bond Instrument (Tranche B)

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

(A) Liens with respect to ABL Collateral securing an aggregate principal amount of First Priority Lien Obligations not to exceed the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(i), (B) Liens securing Indebtedness permitted to be Incurred pursuant to Condition 9.4(b)(iv) and Condition 9.4(b)(xxi) (provided that in the case of Condition 9.4(b)(xxi) such Lien applies solely to acquired property or assets of the acquired entity) and (C) Liens securing an aggregate principal amount of Indebtedness Incurred by the Issuer or any Restricted Subsidiary that would not cause the Secured Indebtedness Leverage Ratio of the Issuer, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of the period for which the Secured Indebtedness Leverage Ratio calculation is being performed, to exceed 2.5 to 1.0;

(7)

(A) Liens existing on the Issue Date and (B) Liens securing the Bonds, the Guarantees, the Other Bonds or the guarantees of the Other Bonds, including Liens arising under or relating to the Security Documents;

(8)

Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)

Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Condition 9.4;

(10)

Liens securing Hedging Obligations not Incurred in violation of this Instrument; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(11)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)	leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

41	Alvotech - Bond Instrument (Tranche B)

(13)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens in favour of the Issuer or any Restricted Subsidiaries;

(15)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(16)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(17)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(18)

any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights in the ordinary course of business and an arm’s length basis;

(19)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6) (in the case of Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness under clause (A) or clause (B) of such foregoing clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (19), for purposes of determining amounts outstanding under such clause (6)), clause (7), clause (8), clause (9), clause (10) and clause (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (15) at the time the original Lien became a Permitted Lien under this Instrument, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and (z) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7)(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(20)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(21)

judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

42	Alvotech - Bond Instrument (Tranche B)

(23)

Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business; provided that (i) such arrangement does not permit credit balances of the Issuer or any of its Restricted Subsidiaries to be pooled, netted or set off against debit balances of the Unrestricted Subsidiaries and (ii) such arrangement does not give rise to other Lien over the assets of the Issuer or any of its Restricted Subsidiaries in support of liabilities of Unrestricted Subsidiaries;

(24)

any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (24) shall not apply to any Liens securing Indebtedness;

(25)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(26)

Liens arising by virtue of any statutory or common law provisions or by way of general business conditions (Allgemeine Geschäftsbedingungen) relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(27)	Liens incurred in connection with a Sale/Leaseback Transaction not prohibited under this Instrument;

(28)	Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed US$5,000,000 (or the Dollar Equivalent thereof), in each case at any one time outstanding;

(29)	any interest of title of a lessor under any lease of real or personal property;

(30)	Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(31)	Liens securing Indebtedness Incurred under Condition 9.4(b)(xxvi);

(32)	a Saemundargata Loan Security Document granted pursuant to the terms and conditions of the loan agreement relating to the Saemundargata Loan;

(33)

each of the following security, provided that such security is released within 15 Business Days after the 2022 Senior Bonds Upsize A&R Effective Date: (i) the general bond in the amount of ISK 5,200,000,000, issued to Arion Bank hf. on 19/02/2014, (ii) the general bond in the amount of ISK 1,000,000,000, issued to Arion Bank hf. on 02/09/2016, and (iii) the general bond in the amount of USD 30,000,000, originally issued to U.S. Bank National Association on 13 June 2018, as amended on 31 May 2019 (and the pledgees thereunder being FFI Fund Ltd., FYI Ltd. and Olifant Fund, Ltd.); and

(34)

Liens on Capital Stock in or assets or properties of a PRC Restricted Subsidiary (other than the Capital Stock in the PRC Joint Venture) securing Indebtedness of any PRC Restricted Subsidiary Incurred in the PRC;

43	Alvotech - Bond Instrument (Tranche B)

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organisation, association, corporation, government (including any agency or political subdivision thereof) or other entity;

“Pledgor(s)” has the meaning given to it in Condition 7.1;

“PRC” means the People’s Republic of China, which for the statistical purposes of this Instrument, does not include Hong Kong Special Administrative Region of the PRC, Macau Special Administrative Region of the PRC or Taiwan;

“PRC Joint Venture” means the joint venture established by Alvotech hf. (or its successor or transferee) in the PRC in partnership with certain Person incorporated under the laws of the PRC;

“PRC Restricted Subsidiary” means any Restricted Subsidiary incorporated under the laws of the PRC;

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up;

“Proceedings” has the meaning given to it in Condition 23.1;

“Proprietary Rights” means the Intellectual Property and the Drug Applications;

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)

the Board shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitisation Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Bonds or any Refinancing Indebtedness with respect to the Bonds shall not be deemed a Qualified Receivables Financing;

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing;

44	Alvotech - Bond Instrument (Tranche B)

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries, may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable;

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller;

“Receivables Subsidiary” means a Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board (as provided below), as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitisation Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitisation Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitisation Undertakings;

(2)

with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than as part of the Qualified Receivables Financing) other than on terms that the Issuer reasonably believes to be no less favourable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3)

to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

45	Alvotech - Bond Instrument (Tranche B)

Any such designation by the Board shall be evidenced to the Bondholders by filing with the Bondholders a certified copy of the resolution of the Board giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions;

“Redemption Amount” of a Bond means 100% of the outstanding principal amount of that Bond plus all accrued, uncapitalised and unpaid coupon in respect thereof from the 2021 A&R Effective Date to the applicable redemption date and all other amounts due and payable in respect thereof;

“Reference Treasury Dealer” means each of any three investment banks of recognised standing that is a primary U.S. Government securities dealer in The City of New York, selected by the Issuer in good faith;

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Relevant Redemption Date, the average as determined by the Issuer in good faith, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Relevant Redemption Date;

“Refinancing Indebtedness” has the meaning given to it in Condition 9.4(b);

“Refunding Capital Stock” has the meaning given to it in Condition 9.5(b);

“Register of Bondholders” has the meaning given to it in Condition 5.2;

“Registrar” has the meaning given to it in Condition 5.1;

“Registrar’s Office” means the Registrar’s office, initially at 17th Floor, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong, or any other office notified to the Bondholders pursuant to Condition 20;

“Related Fund” in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Relevant Redemption Date” has the meaning given to it in the definition of “Applicable Premium”;

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Instrument and that is secured by such Cash Equivalents;

“Restricted Investment” means an Investment other than a Permitted Investment;

“Restricted Payments” has the meaning given to it in Condition 9.5(a);

46	Alvotech - Bond Instrument (Tranche B)

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Instrument, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer;

“Right of First Refusal Securities” has the meaning given to that tern in the Alvogen Facility Agreement (as at the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Holdco” means Fasteignafélagið Sæmundur hf., a company incorporated and registered in Iceland, with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland;

“Saemundargata Holdco Shares” means the 1,892,750,000 shares of Saemundargata Holdco in the nominal value of ISK 1 (one) held by Aztiq;

“Saemundargata Loans” means, collectively, (i) the ISK2,519,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022, and (ii) ISK4,406,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022, in each case, in the form disclosed to the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Loan Security Agreement” means the Icelandic law governed general bond in the amount of ISK8,310,000,000 to be issued by Fasteignafélagið Sæmundur hf. to Landsbankans hf. on or prior to the 2022 Senior Bonds Upsize A&R Effective Date (in the form disclosed to, and approved in writing (including by email) by, the Bondholders on or prior to the 2022 Senior Bonds Upsize A&R Effective Date);

“Saemundargata Premises” means the 12,962.4 m2 building for manufacturing, research, offices, parking lots and underground parking garage located at Saemundargata 15-19, Reykjavik, with the property registration number F232-7931;

“Saemundargata Security Document (Second Lien)” means the Icelandic law governed general bond in the amount of US$600,000,000 to be issued by Fasteignafélagið Sæmundur hf. to the Security Trustee on or about the date of the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof;

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary contemporaneously leases it from such Person pursuant to a lease on reasonable market terms, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer;

“Sanctions” means, collectively, any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the United Nationals Security Counsel, the European Union, Her Majesty’s Treasury, or other relevant sanction authority;

47	Alvotech - Bond Instrument (Tranche B)

“SEC” means the United States Securities and Exchange Commission;

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of “Permitted Lien”;

“Secured Indebtedness” means any Indebtedness secured by a Lien;

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) that constitutes Obligations, less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Bondholders, to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

48	Alvotech - Bond Instrument (Tranche B)

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event. For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

“Secured Obligations” has the meaning given to it in Condition 7.1;

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Security” has the meaning given to it in Condition 7.1;

“Security Document Order” has the meaning given to it in Condition 7.13;

“Security Documents” has the meaning given to it in Condition 7.1;

“Senior Management” means each of the chairman, chief executive officer, chief operating officer, chief financial officer, chief legal officer, treasurer, assistant treasurer or controller, or in each case, person(s) performing equivalent functions;

“Shareholder Affiliate” means any shareholder of the Issuer, each Affiliate of any such shareholder, any trust of which any such shareholder or any of its Affiliates is a trustee, any partnership of which any such shareholder or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, any such shareholder or any of its Affiliates.

“Share Charge (Alvotech hf.)” means an Icelandic law governed share charge dated 14 December 2018 and made between the Issuer and Alvotech Swiss AG as chargor and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf, including the addendum thereto dated 28 September 2019 with respect to the transfer of certain shares in Alvotech hf. to Alvotech Swiss AG.

“Share Pledge (Alvotech Swiss AG)” means a Swiss law governed share pledge dated 14 December 2018 and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security agent in respect of shares in Alvotech Swiss AG.

“Share Pledge (Alvotech Germany GmbH)” means a German law governed share pledge dated 13 December 2018 (No. 213, Part I of the Roll of Deeds 2018 of the Civil Law Notary Elmar Günther, Frankfurt-am-Main) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH.

“Share Pledge (Alvotech Hannover GmbH)” means a German law governed share pledge dated 13 December 2018 (No. 213, Part II of the Roll of Deeds 2018 of the Civil Law Notary Elmar Günther, Frankfurt-am-Main) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH (formerly known as Glycothera GmbH).

49	Alvotech - Bond Instrument (Tranche B)

“Shares” means the ordinary shares with a nominal value of one cent (US$0.01) each in the share capital of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any liquidation or dissolution of the Issuer (or, as the context may require from and after the Listing Date the shares of the Issuer listed on the applicable Stock Exchange);

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto;

“SPAC Listing” means entering into binding documentation to give effect to a sale, business combination, consolidation, amalgamation or merger of the Issuer (or any holding company or Subsidiary undertaking of the Issuer) with or into, or other transaction involving, a special purpose acquisition company or any Subsidiary undertaking thereof (“SPAC”) following which the current holders of Voting Stock in the Issuer hold securities issued by the SPAC or the Issuer (or any holding company or Subsidiary undertaking of the Issuer) that are or will be listed on a Stock Exchange, provided that the Bondholders (holding in aggregate more than 50% of the principal amount of the Bonds then outstanding) have confirmed in writing to the Issuer that the proposed SPAC Listing does not adversely affect the interests of the Bondholders under the Bond Documents (taken as a whole), and provided further that the Bondholders will act reasonably in granting such confirmation, with such confirmation not to be unreasonably withheld or delayed.

“Special Redemption Event” means, the aggregate outstanding principal amount of the Bonds and Other Bonds shall be equal to or lower than US$10,000,000 for a period of not less than 60 consecutive days (such 60-day period, the “Special Redemption Event Period”);

“Special Redemption Event Date” means the last day of the applicable Special Redemption Event Period.

“Special Resolution” has the meaning given to it in paragraph 18 of Schedule 3;

“Specified Office” means, with respect to the Paying Agent, initially at 17th Floor, Far East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong, or, any other office notified to the Bondholders pursuant to Condition 20;

“Standard Securitisation Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitisation Undertaking;

50	Alvotech - Bond Instrument (Tranche B)

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the document(s) governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision (but excluding any provision providing for the prepayment or repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the borrower or the issuer unless such contingency has occurred);

“Stock Exchange” means a major internationally recognised exchange including but not limited to HKSE, NASDAQ or their respective successors;

“Subordinated Indebtedness” means any Indebtedness incurred by the Issuer or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which is by its terms subordinated in right of payment to the Bonds. For the avoidance of doubt, (x) Subordinated Indebtedness shall be deemed to include any Indebtedness that by its terms is not payable in cash (whether by its terms, by acceleration or otherwise) prior to the repayment in full of the Obligations and (y) Indebtedness shall not be considered subordinated in right of payment solely because it is unsecured, or secured on a junior basis to or entitled to proceeds from security enforcement after, other Indebtedness;

“Subscription Agreements” has the meaning given to it in Condition 2.

“Subsidiary” includes, in relation to any Person: (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under Luxembourg law or any other applicable law, regulations or the IFRS or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person;

“Successful New Capital Increase” means a New Capital Increase during the New Capital Increase Period whereby the aggregate amount of all Net Proceeds of all New Capital Increases received by the Issuer during the New Equity Issuance Period is not less than US$50,000,000 (excluding, for the avoidance of doubt, proceeds of any Aztiq Facility Contribution, Aztiq CB, Alvogen Facility, the Saemundargata Loans and/or any Alvogen Lux Shareholder Loans Roll Facility or New Capital Roll));

“Successor Company” has the meaning given to it in Condition 9.11;

“Swiss Guarantor” has the meaning given to it in Condition 6.13;

“Swiss Guarantor Maximum Amount” has the meaning given to it in Condition 6.13;

“Swiss Security” has the meaning given to it in Condition 7.3;

51	Alvotech - Bond Instrument (Tranche B)

“Swiss Withholding Tax” has the meaning given to it in Condition 6.13;

“Tax Credit” has the meaning given to it in Condition 14.1;

“Tax Deduction” has the meaning given to it in Condition 14.1;

“Tax Jurisdiction” has the meaning given to it in Condition 13.3;

“Tax Option Exercise Notice” has the meaning given to it in Condition 13.3;

“Tax Redemption Date” has the meaning given to it in Condition 13.3;

“Tax Redemption Notice” has the meaning given to it in Condition 13.3;

“Taxes” has the meaning given to it in Condition 14.1;

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer without giving effect to any amortisation of the amount of intangible assets since the Issue Date (or, with respect to any intangible assets acquired after the Issue Date, the date such assets were acquired by the Issuer or a Restricted Subsidiary);

“Trading Day” means a day when the Stock Exchange or, as the case may be, an Alternative Stock Exchange, is open for dealing business; provided that if no VWAP or Closing Price, as the case may be, is reported in respect of the relevant Shares on the Stock Exchange or, as the case may be, such Alternative Stock Exchange, for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing days;

“Transaction Costs” means any fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Issuer or any of its holding companies, Subsidiaries, Affiliates or successors in title in connection with the 2022 Senior Bonds Upsize Amendment and Restatement Deed, any New Equity Issuance, the Alvogen Facility, any New Capital Increase, the Aztiq Facility Contribution, the Saemundargata Loan, and any transaction and/or document thereunder.

“Transfer Certificate” has the meaning given to it in Condition 5.4;

“U.S.” or “United States” means the United States of America;

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time;

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

52	Alvotech - Bond Instrument (Tranche B)

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either: (a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less; or (b) if such Subsidiary has consolidated assets greater than US$1,000, then such designation would be permitted under Condition 9.5.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

(1) the Issuer would be permitted to Incur US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a) or (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Bondholders by promptly filing with the Bondholders a copy of the resolution of the Board or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions;

“Upstream or Cross-Stream Secured Obligations” has the meaning given to it in Condition 6.13;

“US$” or “U.S. dollar” means the lawful currency of the U.S;

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person

“VWAP” has the meaning given to it in the definition of Current Market Price; and

“Wholly Owned Restricted Subsidiary” means any wholly owned Subsidiary that is a Restricted Subsidiary.

1.2	Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3	References to Conditions and Schedules are references to Conditions and Schedules of or to this Instrument.

1.4	In this Instrument:

53	Alvotech - Bond Instrument (Tranche B)

(a)	words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender;

(b)

any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, phrase or term preceding those terms;

(c)	any reference to a person includes any public body and any body of persons, corporate or unincorporated;

(d)

references to any ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or reenacted from time to time and for the time being in force;

(e)

references in this Instrument to principal, premium and other payments payable by the Issuer shall be deemed also to refer to any additional amounts which may be payable under Condition 14 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument; and

(f)

any reference in these Conditions to “interest” or “coupon” in respect of the Bonds or to any moneys payable by a Guarantor or the Issuer under these Conditions or the other Bonds Documents shall be deemed to include a reference to any default interest which may be payable under Condition 12.6 (Default Interest and Delay in Payment) of this Instrument and any reference in these Conditions to accrued interest, accrued coupon, and related expressions shall be construed accordingly.

1.5

References to any agreement or instrument are, unless expressed to be a reference to an agreement or instrument in its original form as at a particular date, references to that agreement or instrument as from time to time amended, novated, supplemented, extended, restated or replaced.

2	Amount and Issue of Bonds

The Issuer hereby constitutes the Bonds, in aggregate principal amount of US$289,236,004.31 (excluding any capitalisation of PIK interest pursuant to the terms hereof), and together with the aggregate principal amount of the Other Bonds outstanding, in an aggregate principal amount of US$523,704,481.68 (excluding any capitalisation of PIK interest pursuant to the terms hereof and the terms of the Other Bonds), including:

(a)

US$128,872,889 originally issued on the Issue Date pursuant to a subscription agreement originally dated 30 November 2018 between the Issuer, the Initial Guarantors and an investor and a subscription agreement originally dated 17 January 2019 between the Issuer, the Initial Guarantors and an investor (in each case, as rolled over pursuant to the relevant Conversion, Redemption and Rollover Agreement (as defined in the 2021 Amendment and Restatement Deed) (the “2018 and 2019 Subscription Agreements”);

(b)

further Bonds in aggregate principal amount of US$83,820,608 issued on the 2021 A&R Effective Date pursuant to a subscription agreement dated 24 June 2021 between the Issuer, the Initial Guarantors and Arion Banki Hf. (the “Arion Subscription Agreement”);

54	Alvotech - Bond Instrument (Tranche B)

(c)

further Bonds in aggregate principal amount of US$10,000,000 issued on the 2021 A&R Effective Date pursuant to a subscription agreement dated 24 June 2021 between the Issuer, the Initial Guarantors and Oaktree Gilead Investment Fund AIF (Delaware), L.P., OCM Strategic Credit Investments 3 S.à r.l., Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P., Oaktree Global Credit Plus Fund, L.P., OCM Strategic Credit Investments 2 S.à r.l., Oaktree Specialty Lending Corporation, OCM Strategic Credit Investments S.à r.l. and Oaktree Strategic Income II, Inc. (the “Oaktree Subscription Agreement”, together with the Arion Subscription Agreement, “2021 Subscription Agreements”); and

(d)

further Bonds in aggregate principal amount of US$33,870,625.76 issued on the 2022 Senior Bonds Upsize A&R Effective Date pursuant to (x) a subscription agreement dated November 2022 between the Issuer, the Initial Guarantors and the non-US investors thereof (the “2022 Subscription Agreement (Non-US Investor)”, and a subscription agreement dated 16 November 2022 between the Issuer, the Initial Guarantors and the US investors thereof (the “2022 Subscription Agreement (US Investor), together with the “2022 Subscription Agreement (Non-US Investor), the “2022 Subscription Agreements”, and together with the 2018 and 2019 Subscription Agreements and the 2021 Subscription Agreements, the “Subscription Agreements”).

3	Status

The Bonds constitute direct, unsubordinated and unconditional obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable laws and subject to Condition 7.9, at all times rank at least equally with all of the Issuer’s other present and future direct, unsubordinated, unconditional and unsecured obligations.

No application will be made for a listing of the Bonds.

4	Form, Denomination and Title

4.1	Form and Denomination

The Bonds are issued in registered form in the denomination of US$200,000 each (or such other amount as agreed by the Issuer and the Bondholders (as approved by an Ordinary Resolution of the Bondholder)). The registered holding of Bonds is evidenced by the Register of Bondholders (as defined below). If a bond certificate is requested by a Bondholder to be issued, a bond certificate in the form set out in Schedule 1 to this Instrument (each a “Bond Certificate”) will be issued to that Bondholder evidencing its registered holding of Bonds. Each Bond and each Bond Certificate will be numbered serially with an identifying number, which will be recorded in the Register of Bondholders which the Registrar will keep and, if applicable, on the Bond Certificate.

4.2	Title

Title to the Bonds passes only by transfer and registration in the Register of Bondholders as further described in Condition 5. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Bond Certificate issued in respect of it (other than the endorsed Transfer Certificate)) and no person will be liable for so treating the holder.

55	Alvotech - Bond Instrument (Tranche B)

5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates

5.1	Registrar and Paying Agent

(a)

The Issuer shall maintain (i) an office or agency where the Bonds may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where the Bonds may be presented for payment (the “Paying Agent”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints Madison Pacific Trust Limited as Registrar and Paying Agent and Madison Pacific Trust Limited accepts such appointments.

(b)

At its sole discretion, the Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Security Trustee at any time; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and successor Registrar or Paying Agent, as the case may be.

(c)

Upon the appointment of the Registrar or the Paying Agent, the Issuer shall promptly notify the Bondholders in writing of the Registrar’s Office or the Specified Office of such Paying Agent to the extent not already set forth in this Instrument.

5.2	Register of Bondholders

The Issuer will cause to be kept, and the Registrar shall keep, at the Registrar’s Office a register on which shall be entered, inter alias, (i) the nominal amounts of the Bonds, (ii) the nominal amounts and the serial numbers of the Bonds, (iii) the dates of issue of the Bonds, (iv) all subsequent transfers and changes of ownership of the Bonds, (v) the names and addresses of the Bondholders, (vi) all cancellations of the Bonds (the “Register of Bondholders”). Each Bondholder shall be entitled but not obligated to request one Bond Certificate in respect of its entire holding. Each Bondholder, the Issuer and any Person authorised in writing by the Bondholder shall be at liberty, (i) during normal office hours and, in respect of a Bondholder and authorised Person, (ii) upon written notice delivered reasonably in advance to the Registrar, to inspect and, at the costs of the Bondholder, take copies of the Register of Bondholders. Any change in the Registrar’s Office shall be promptly notified to the Bondholders and the Issuer in accordance with Condition 20.

5.3	Bondholder Lists

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Bondholders (“List of Bondholders”). If the Paying Agent is not the Registrar, the Registrar shall furnish, to the Paying Agent (with a copy to the Issuer), in writing at least five Business Days before the due date of principal, premium, coupon, default interest or any other amounts payable under this Instrument and at such other times as the Paying Agent may request in writing, a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of Bondholders.

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The Registrar, upon request by Issuer, shall promptly furnish to the Issuer the List of Bondholders. In the event of an amendment to the List of Bondholders, the Registrar shall promptly provide an updated copy of the List of Bondholders to the Issuer.

5.4	Transfers

(a)

Subject to Condition 5.7 and any applicable laws and regulations, including, but not limited to, any transfer restriction pursuant to securities laws as set forth in the Bond Certificates, a Bond may be transferred or exchanged at any time by delivery of an endorsed transfer certificate (substantially in the form set out in Schedule 2 to this Instrument) (a “Transfer Certificate”) duly completed and signed by the registered Bondholder, the transferee or their respective attorneys duly authorised in writing and, if such Bond is in certificated form, delivery of the Bond Certificate issued in respect of that Bond, to the Registrar at the Registrar’s Office together with such evidence as the Registrar may reasonably require to prove the authority of the individuals who have executed the Transfer Certificate; provided that unless with the Issuer’s written consent, no title to a Bond may be transferred or exchanged to an individual that is resident in the Grand Duchy of Luxembourg for tax purposes.

(b)	No transfer of title to a Bond will be valid unless and until entered on the Register of Bondholders.

(c)

Any transfer is subject to performance by the Security Trustee of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such transfer, the completion of which the Security Trustee shall promptly notify to the existing Bondholder and the new Bondholder.

(d)	The New Holder shall prior to or on the Transfer Date pay a transfer fee of US$3,000 to the Security Trustee (for its own account).

5.5	Delivery of New Bond Certificates

(a)

If a Bond Certificate is requested by a Bondholder to be issued, each new Bond Certificate to be issued upon a transfer or exchange of Bonds shall, within five Business Days of receipt by the Registrar of an executed Transfer Certificate duly completed and signed, be made available for collection at the Registrar’s Office or, if so requested in the Transfer Certificate, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the Transfer Certificate.

(b)

Where only part of the principal amount of the Bonds in respect of which a Bond Certificate is issued is to be transferred or exchanged, a new Bond Certificate in respect of the Bonds not so transferred or exchanged will, within five Business Days of delivery of the original Bond Certificate to the Registrar, be mailed by uninsured mail at the risk of the holder entitled to the Bonds not so transferred or exchanged (but free of charge to the holder) to the address of such holder appearing on the Register of Bondholders.

(c)

The Registrar shall promptly update and make entries into the Register of Bondholders to reflect any transfer or exchange of the Bonds made pursuant to these Conditions and shall promptly provide copies of such updated Register of Bondholders to each of the Bondholder and the Issuer.

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5.6	Formalities Free of Charge

Registration of a transfer of Bonds and the issuance of new Bond Certificates will be effected without charge by the Registrar on behalf of the Issuer, but only upon payment or procuring of payment (or the giving or the procuring of giving of such indemnity as the Registrar or the Issuer may reasonably require) by the person making such application for transfer in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

5.7	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Condition 14.2; (ii) after a Change of Control Put Exercise Notice has been deposited with respect of such a Bond; or (iii) after a Bond has otherwise been called or put for redemption in accordance with its terms, each such period being a “Closed Period”.

5.8	Other Duties of the Registrar and Paying Agent

The Registrar and Paying Agent shall so long as any Bond is outstanding, as applicable under these Conditions:

(a)

effect exchanges of interests in the Bonds, in accordance with these Conditions and this Instrument, keep a record of all such exchanges and ensure that the Paying Agent is notified immediately after any such exchange;

(b)	make any necessary notations on the Bonds following transfer or exchange of interests in them;

(c)

receive any document in relation to or affecting the title to any of the Bond Certificate including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(d)

if appropriate, charge to the Bondholders presented for exchange or transfer (i) the costs or expenses (if any) of delivering Bond Certificates issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;

(e)	maintain proper records of the details of all documents and certifications received by itself or any other agent; and

(f)	comply with the requests of the Issuer with respect to the maintenance of the Register and give to the Issuer any information required by it for the proper performance of its duties.

5.9	Fees and Expenses of the Registrar and Paying Agent

The Issuer or, in accordance with the terms of the Guarantee, the Guarantors, shall pay to the Registrar and Paying Agent the fees and expenses in respect of the Registrar and Paying Agent’s services as set out in the Fee Letter.

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5.10	Indemnity

Each of the Issuer and the Guarantors hereby unconditionally and irrevocably covenants and undertakes jointly and severally to indemnify and hold harmless each of the Registrar and the Paying Agent, their respective directors, officers, employees and agents (each an “indemnified party”) in full at all times, against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be suffered or brought against or properly incurred by such indemnified party as a result of or in connection with (a) their appointment or involvement hereunder or the exercise or non-exercise of any of their powers, discretions, functions or duties hereunder or the taking of any acts in accordance with the terms of this Instrument or its usual practice; or (b) any instruction or other direction upon which an indemnified party may rely under this Instrument, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating or disputing any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly as a result of such indemnified party’s fraud, wilful misconduct or gross negligence. Each indemnified party shall, to the extent permitted by applicable laws, notify the Issuer and the Guarantors promptly of any third party claim for which it may seek an indemnity from the Issuer or the Guarantors, as the case may be.

5.11	Consequential Damages

Notwithstanding any other term or provision of this Instrument to the contrary, neither the Registrar or the Paying Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits (whether direct or indirect), goodwill, business or opportunities, whether or not foreseeable, even if such Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.

5.12	Survival

The provisions of Conditions 5.10, 5.11 and 5.12 shall survive the termination or expiry of this Instrument and the resignation or removal of the Paying Agent, Registrar or Security Trustee.

5.13	Exclusion of Liability

(a)	Neither the Registrar nor the Paying Agent shall be responsible or be liable for:

(i)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Registrar and Paying Agent or any other person in or in connection with any Bond Document or the transactions contemplated in the Bond Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document;

(ii)

the legality, validity, effectiveness, adequacy or enforceability of any Bond Document, the Collateral, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document or the Collateral;

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(iii)

any losses, damages or costs to any person or diminution in value or any liability arising as a result of taking or refraining from taking any action in relation to any of the Bond Documents, the Collateral, or otherwise, whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(iv)

the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Bond Documents, the Collateral, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Bond Documents or the Collateral;

(v)	any shortfall which arises on the enforcement or realisation of the Collateral;

(vi)

any determination as to whether any information provided or to be provided to any Bondholder is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider trading or otherwise;

(vii)	without prejudice to the generality of paragraphs (ii) and (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	Nothing in this Instrument shall oblige the Registrar and Paying Agent to carry out:

(i)	any “know your customer” or other checks in relation to any Person; or

(ii)	any check on the extent to which any transaction contemplated by this Instrument might be unlawful for any Bondholder,

on behalf of any Bondholder and each Bondholder confirms to the Registrar and Paying Agent, that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Registrar and Paying Agent.

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(c)

Without prejudice to any provision of any Bond Document excluding or limiting the liability of the Registrar and Paying Agent, any liability of the Registrar and Paying Agent, arising under or in connection with any Bond Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Registrar and Paying Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Registrar and Paying Agent at any time which increase the amount of that loss. In no event shall the Registrar and Paying Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Registrar and Paying Agent have been advised of the possibility of such loss or damages.

5.14	Rights of Paying Agent

(a)

The Paying Agent shall be entitled to the compensation agreed upon in this Deed and in accordance with the Fee Letter with the Issuer for all services rendered by it, and the Issuer agrees to promptly pay such compensation and to reimburse the Paying Agent on written demand for properly incurred and documented costs and out-of-pocket expenses (including legal fees and expenses) in connection with the appointment and the services rendered by it hereunder (plus any applicable value added tax).

(b)

The Paying Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. The Paying Agent shall not be responsible for paying tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment or for determining whether such amounts are payable or the amount thereof, and shall not be responsible or liable for any failure by the Issuer, any holder of the Bonds or any other person to pay such tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment in any jurisdiction.

(c)

The Paying Agent may at any time resign without cost or assigning any reason by giving written notice of its resignation to the Issuer specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor to such Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Notwithstanding the date of effectiveness specified in such written notice of resignation, each resignation shall become effective only upon the acceptance of appointment by the successor to such Agent. The Issuer may, at any time and for any reason written notice to that effect remove any Agent and appoint a successor Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the Paying Agent being removed and one copy to the successor Paying Agent. Notwithstanding the date of effectiveness specified in such written notice of removal, each removal of an Agent and any appointment of a successor Agent shall become effective only upon acceptance of appointment by the successor to such Agent as provided hereof. Upon resignation or removal, such Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred and in connection with the services rendered by it hereunder.

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6	Guarantees

6.1	Guarantees

Each Guarantor hereby unconditionally, irrevocably, jointly and severally guarantees as a primary obligor, and not merely as a surety, on an unsubordinated basis to each Bondholder and its successors and assigns punctual payment of all sums expressed to be payable by the Issuer under this Instrument and the Bonds (the “Guaranteed Obligations”), as and when the same becomes due and payable, whether at the Maturity Date, upon early redemption, upon acceleration or otherwise, and the performance of all other obligations expressed to be assumed by the Issuer according to the terms of this Instrument and the Bonds. In case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, each Guarantor hereby undertakes to cause such payment to be made as and when the same becomes due and payable, whether at the Maturity Date, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Issuer. In case of the failure of the Issuer to perform any such other obligation as and when the same shall become due for performance, each Guarantor hereby undertakes to use its best efforts to procure the performance of such other obligation as and when the same becomes due for performance.

6.2	Guarantors as Principal Debtors

Each Guarantor undertakes, as an independent primary obligation, that it shall pay to each Bondholder promptly on demand sums sufficient to indemnify each Bondholder against any loss sustained by such Bondholder by reason of:

(a)	the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under this Instrument or in respect of the Bonds; or

(b)	the non-performance as and when the same shall become due for performance of any other obligation expressed to be assumed by the Issuer in this Instrument,

(c)

in each case, whether by reason of any of the obligations expressed to be assumed by the Issuer in this Instrument or the Bonds being or becoming void, voidable or unenforceable for any reason, whether or not known to such Bondholder or for any other reason whatsoever.

6.3	Unconditional Payment

If the Issuer defaults in the payment of any sum expressed to be payable by the Issuer under this Instrument or in respect of the Bonds as and when the same shall become due and payable, the Guarantors shall forthwith unconditionally pay or procure to be paid to or to the order of the Bondholders in United States Dollars in same day, freely transferable funds the amount in respect of which such default has been made; provided that every payment of such amount made by the Guarantors to the Bondholders shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Condition 6 to have been paid to or for the account of the Bondholders.

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6.4	Unconditional Obligation

Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Instrument or any Bond, or any change in or amendment hereto or thereto, the absence of any action to enforce the same, any waiver or consent by any Bondholder with respect to any provision of this Instrument or the Bonds, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

6.5	Guarantors’ Obligations Continuing

Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Bond or the indebtedness evidenced thereby and all demands whatsoever. Each Guarantor agrees that the guarantee and indemnity contained in this Condition 6 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, coupon or otherwise in respect of the Bonds or under this Instrument shall have been paid in full, regardless of any intermediate payment or discharge in whole or in part, and that the Guarantors shall not be discharged by anything other than a complete performance of the obligations of the Issuer contained in this Instrument and the Bonds.

6.6	Subrogation of Guarantors’ Rights

Each Guarantor shall be subrogated to all rights of the Bondholders against the Issuer in respect of any amounts paid by such Guarantor pursuant hereto; provided that the Guarantors shall not without the consent of the Bondholders be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and coupon on all outstanding Bonds and all other amounts due under this Instrument and the Bonds have been paid in full. Furthermore, until such time as aforesaid each Guarantor shall not counter indemnity from the Issuer in respect of its obligations under this Condition 6.

6.7	Repayment to the Issuer

If any payment received by any Bondholder pursuant to the provisions of this Instrument shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of any of the Guarantors whether as guarantor, principal debtor or indemnifier and the guarantee contained in this Condition 6 shall continue to be effective or be reinstated, as the case may be, as if such payment had at all times remained owing by the Issuer and each Guarantor shall indemnify and keep indemnified the Bondholders on the terms of the guarantee and indemnity contained in this Condition 6.

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6.8	Ranking of the Guarantee

Each Guarantee constitutes direct, unconditional, unsubordinated and secured obligations of the relevant Guarantor which will at all times rank at least equally with all of the relevant Guarantor’s other present and future unsubordinated obligations, save for such exceptions as may be provided by mandatory provisions of applicable law (notably in respect of bankruptcy, insolvency or liquidation).

6.9	Future Guarantors

(a)

The Issuer shall cause each of its future Subsidiaries organised outside of the PRC (other than Receivables Subsidiaries, within ten Business Days of such Subsidiary becoming a Restricted Subsidiary to execute and deliver to the Bondholders an accession letter substantially in the form of Schedule 4 to this Instrument pursuant to which such Restricted Subsidiary shall, jointly and severally, with the existing Guarantors, guarantee the due payment in full of all sums expressed to be payable by the Issuer under this Instrument and the Bonds.

(b)

Each Subsidiary of the Issuer that guarantees the Bonds after the date of this Instrument in accordance with this Instrument is referred to as a “Future Guarantor” and, upon execution of the applicable accession letter, will be a Guarantor.

6.10	Release of A Guarantee

The Guarantee shall be released (on the occurrence of the events set out in paragraphs (a) and (b) below, only in relation to the Guarantor affected) if:

(a)

in relation to any Guarantor, it is disposed of in accordance with this Instrument; provided that (i) it is simultaneously released from its obligations (if any) in respect of any other indebtedness of the Issuer or any other Subsidiary; and (ii) the proceeds of any such disposal are used for purposes either permitted or required by this Instrument; or

(b)	all amounts due and payable under the Bonds then outstanding and this Instrument have been paid in full to the satisfaction of the Security Trustee.

In relation to the release of any Guarantor from its Guarantee, it shall remain effective until the Issuer has delivered to the Bondholders an Officer’s Certificate stating that all requirements relating to such release have been complied with and that such release is authorised and permitted by this Instrument.

6.11	No Reduction, Limitation, Impairment or Termination

Except as expressly set forth in Condition 6.12 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Bondholder to assert any claim or demand or to enforce any remedy under any of the Bond Documents, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

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6.12	Limitations

(a)

Subject to Condition 6.12(c) below, any term or provision of this Instrument to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by a Guarantor shall not exceed the maximum amount that can be guaranteed hereby without rendering the Guarantee of such Guarantor voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)	None of the Guarantors shall have any obligation or liability to any Person relating to, arising out of, or in connection with, this Instrument or the Bonds other than as expressly set forth herein.

(c)

(i)	For purposes of this Condition 6.12(c) only:

“Affiliate” means a company which is an affiliated company (verbundenes Unternehmen) of another company within the meaning of section 16, 17 or 18 of the AktG;

“AktG” means the German Stock Corporation Act (Aktiengesetz);

“DPLA” means a domination and/or profit and loss pooling agreement (Beherrschungs – und/oder Gewinnabführungsvertrag) as defined in section 291 of the AktG;

“German Guarantor” means a Guarantor incorporated as a German limited liability company (Gesellschaft mit beschränkter Haftung -GmbH);

“GmbHG” means the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

“HGB” means the German Commercial Code (Handelsgesetzbuch);

“Net Assets” means an amount equal to the sum of the amounts of the relevant German Guarantor’s assets (consisting of all assets which correspond to the items set forth in section 266 para. 2 A, B, C, D and E of the HGB) less the aggregate amount of the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 para. 3 B, C, D and E of the HGB), save that any obligations (Verbindlichkeiten) of the German Guarantor:

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(A)

owing to any member of the Group, any other Affiliate or any direct or indirect shareholder of the German Guarantor (“Subordinated Intra-Group Lender”) which are subordinated by law or by contract to any financial indebtedness outstanding under this Instrument and the Bonds (including, for the avoidance of doubt, obligations that would in an insolvency be subordinated pursuant to section 39 para. 1 no. 5 or section 39 para. 2 of the German Insolvency Code (Insolvenzordnung)) and including obligations under guarantees for obligations which are so subordinated, provided that a waiver of the relevant repayment claim would not violate mandatory legal restrictions applicable to the relevant Subordinated Intra-Group Lender; or

(B)	incurred in violation of any of the provisions of any Bond Document,

shall be disregarded; the Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung).

“Protected Capital” means in relation to the relevant German Guarantor the aggregate amount of:

(A)

its share capital (Stammkapital) as registered in the commercial register (Handelsregister), provided that any increase registered after the date of this Instrument shall not be taken into account unless (i) such increase has been effected with the prior written consent of the Bondholders and (ii) only to the extent it is fully paid up; and

(B)	its amount of profits (Gewinne) or reserves (Rücklagen) which are not available for distribution to its shareholder(s) in accordance with sections 253 para 6 or 268 para 8 of the HGB, as applicable;

“Subsidiary” means a company which is a subsidiary (Tochterunternehmen) of another company within the meaning of section 271 para. 2, section 290 of the HGB and/or within the meaning of sections 16 and 17 of the AktG; and

“Up-stream and/or Cross-stream Guarantee” means any Guarantee of the relevant German Guarantor if and to the extent such Guarantee secure any obligations of the Issuer or any other direct or indirect shareholder of the relevant German Guarantor or an Affiliate of the German Guarantor (other than the German Guarantor itself and its Subsidiaries), provided that it shall not constitute an Up-stream or Cross-stream Guarantee if and to the extent the Guarantee secures amounts outstanding under any Bond Document in relation to any financial accommodation made available under such Bond Document to the Issuer or any borrower and on-lent or otherwise passed on to, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries and outstanding from time to time.

(ii)	This Condition 6.12(c) applies if and to the extent the Guarantee is an Up-stream and/or Cross-stream Guarantee.

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(iii)	The enforcement of any Up-stream and/or Cross-stream Guarantee shall be limited if and to the extent that:

(A)

the relevant German Guarantor is able to demonstrate that (1) at the time of entry into this Instrument it did not hold any recoverable indemnification claim (werthaltiger Freistellungsanspruch) (or separate indemnification claims) covering (in the aggregate) the amount of the Guaranteed Obligations for which such Up-stream and/or Cross-stream Guarantee is to be enforced and (2) entering into this Instrument had the effect of reducing the relevant German Guarantor’s Net Assets calculated as at the date of this Instrument to an amount that is lower than the amount of its current Protected Capital or, if the amount of the Net Assets were already lower at the date of this Instrument than the amount of its Protected Capital, the effect of causing the Net Assets to be further reduced and thereby violating sections 30, 31 GmbHG; and

(B)

the relevant German Guarantor has complied with its obligation to deliver the Management Determination (as defined below) and/or the Auditor’s Determination (as defined below), in each case in accordance with the requirements set out in paragraphs (iv) and (v) below.

(iv)

The limitations pursuant to this paragraph (c) shall not apply if the relevant German Guarantor is on the date a demand under the Guarantee is made (or was on the date of this Instrument) party to a DPLA as a dominated or profit distributing entity.

(v)

The limitations pursuant to this Condition 6.12(c) shall only apply if and to the extent that within 15 Business Days after a demand has been made under the Guarantee, the relevant German Guarantor has provided to the Bondholders a certificate signed by its managing director(s) (Geschäftsführer) (the “Management Determination”) confirming in writing and supported by reasonably detailed calculations and other available evidence:

(A)	if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee;

(B)

which indemnification claims the relevant German Guarantor held on the date of entering into this Instrument as a result of entering into this Instrument and if and to what extent such indemnification claims were not recoverable (werthaltig) at that time; and

(C)	to what extent entering into this Instrument had the effects set out in paragraph (iii)(A) above.

(vi)

If the Bondholders disagree with the Management Determination, the relevant German Guarantor shall, at its own cost and expense, within 20 Business Days following receipt of a request by the Bondholders, deliver an opinion of an accounting, appraisal or investment banking firm of national or international standing, or other recognised independent expert of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required appointed by the relevant German Guarantor in consultation with the Bondholders (the “Auditor’s Determination”) and confirming:

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(A)	if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee;

(B)

which indemnification claims the relevant German Guarantor held on the date of entering into this Instrument as a result of entering into this Instrument and if and to what extent such indemnification claims were not recoverable (werthaltig) at that time; and

(C)	to what extent entering into this Instrument had the effects set out in paragraph (iii)(A) above.

(vii)

The Bondholders shall be entitled to enforce any amount under the Upstream and/or Cross-stream Guarantee which, according the Auditor’s Determination, is enforceable in accordance with the limitations set out in this Condition 6.12(c).

(d)	Nothing in this Condition 6.12(c) shall prevent or limit the Bondholders to challenge the Auditor’s Determination or further pursue their rights and claims under this Instrument in court.

(e)

No reduction of the amount enforceable pursuant to this Condition 6.12(c) will prejudice the right of the Bondholders to continue to enforce the Guarantee until full satisfaction of the Guaranteed Obligations.

(f)

For the avoidance of doubt, no reduction of the amount enforceable pursuant to this Condition 6.12(c) shall apply if and to the extent for any reason (including as a result of a change in the relevant rules of law or their application or construction) the relevant situation referred to in paragraph (c)(iii) above does not constitute a breach of the relevant German Guarantor’s obligations to preserve its stated share capital pursuant to sections 30, 31 GmbHG (as amended, supplemented and/or replaced from time to time).

This Condition 6.12 shall survive any termination or discharge of this Instrument.

6.13	Limitation for Guarantors incorporated in Switzerland

Any Guaranteed Obligations pursuant to this Condition 6 that are incurred by a Guarantor incorporated in Switzerland (a “Swiss Guarantor”) or any other obligation of a Swiss Guarantor under this Instrument or any other Bond Document to grant economic benefits to its (direct or indirect) parent company or its sister companies, including, for the avoidance of doubt, any joint liability, any indemnity, any waiver of set-off or subrogation rights or waiver of intra-group claims, shall be subject to the following:

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(a)

If and to the extent a Swiss Guarantor becomes liable for any obligations of its (direct or indirect) parent company (upstream obligations) or its sister companies (cross-stream obligations) (the “Upstream or Cross-Stream Secured Obligations”) under the Bond Documents and if complying with such Upstream or Cross-Stream Secured Obligations would constitute a repayment of capital (Einlagerückgewähr/Kapitalrückzahlung), a violation of the legally protected reserves (gesetzlich geschützte Reserven) or the payment of a (constructive) dividend (Gewinnausschüttung) under Swiss corporate law and practice then applicable, such Swiss Guarantor’s aggregate liability for Upstream or Cross-Stream Secured Obligations shall be limited to the maximum amount of such Swiss Guarantor’s freely disposable shareholder equity at the time it becomes liable (the “Swiss Guarantor Maximum Amount”), provided that such limitation is required under the applicable law at that time; provided, further, that such limitation shall not free such Swiss Guarantor from its obligations in excess of the Swiss Guarantor Maximum Amount, but merely postpone the performance date of those obligations until such time or times as performance is again permitted under then applicable law. Such Swiss Guarantor Maximum Amount of freely disposable shareholder equity shall be determined in accordance with Swiss law and applicable Swiss accounting principles, and, if and to the extent required by applicable Swiss law, shall be confirmed by the auditors of such Swiss Guarantor on the basis of an interim audited balance sheet as of that time.

(b)

In respect of Upstream or Cross-Stream Secured Obligations, each Swiss Guarantor shall at the time it is required to make a payment under any Bond Document, if and to the extent required by applicable law (including tax treaties) in force at the relevant time:

(i)

use its reasonable efforts to ensure that such enforcement proceeds can be used to discharge Upstream or Cross-Stream Secured Obligations without deduction of any withholding tax levied in accordance with the Act on the Withholding Tax (Bundesgesetz über die Verrechnungssteuer) of 13 October 1965, as amended from time to time (the “Swiss Withholding Tax”) by discharging the liability to such tax by notification pursuant to applicable law (including tax treaties) rather than payment of the tax;

(ii)

if the notification procedure referred to in clause (i) above does not apply, deduct the Swiss Withholding Tax at such rate (which is currently 35% as at the date of this Instrument) as is in force from time to time from any such enforcement proceeds used to discharge Upstream or Cross-Stream Secured Obligations, and pay, without delay, any such taxes deducted to the Swiss Federal Tax Administration;

(iii)

notify the Security Trustee of such notification referred to in clause (i) above or, as the case may be, deduction has been made, and provide the Security Trustee with evidence that such a notification of the Swiss Federal Tax Administration has been made or, as the case may be, such taxes deducted have been paid to the Swiss Federal Tax Administration; and

(iv)

in the case of a deduction of Swiss Withholding Tax, use its reasonable efforts to ensure that any person, which is entitled to a full or partial refund of the Swiss Withholding Tax deducted from such enforcement proceeds, will, as soon as possible after such deduction,

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(A)	request a refund of the Swiss Withholding Tax under applicable law (including tax treaties); and

(B)

in case it has received any refund for the Swiss Withholding Tax, pay to the Security Trustee upon receipt any amount so refunded. The Security Trustee shall co-operate with the Swiss Guarantor to secure such refund.

(c)

To the extent a Swiss Guarantor is required to deduct Swiss Withholding Tax pursuant to Condition 6.13(b)(iv), and if the maximum amount of freely disposable shareholder equity pursuant to Condition 6.13(a) is not utilised, such Swiss Guarantor shall pay additional amounts until such payment(s) is equal to an amount which (after making any deduction of Swiss Withholding Tax pursuant to Condition 6.13(b)) would have resulted if no deduction of Swiss Withholding Tax had been required, provided that such payments (including the additional amount) shall in any event be limited to the Swiss Guarantor Maximum Amount.

(d)

If and to the extent reasonably requested by the Security Trustee and if and to the extent this is from time to time required under Swiss law (restricting profit distributions), in order to allow a prompt performance of a Swiss Guarantor’s obligations under the Bond Documents, such Swiss Guarantor shall promptly implement all such measures and/or promptly procure the fulfilment of all prerequisites allowing it to promptly make the (requested) payment(s) hereunder from time to time, including the following:

(i)	preparation of an up-to-date audited balance sheet of the Swiss Guarantor;

(ii)	confirmation of the auditors of the Swiss Guarantor that the relevant amount represents (the maximum of) freely distributable profits;

(iii)	conversion of restricted reserves into profits and reserves freely available for the distribution as dividends (to the extent permitted by mandatory Swiss law);

(iv)	revaluation of hidden reserves (to the extent permitted by mandatory Swiss law);

(v)	approval by a shareholders’ meeting of the Swiss Guarantor of the (resulting) profit distribution; and

(vi)

all such other measures reasonably necessary or useful to allow for the use of enforcement proceeds to discharge the Upstream or Cross-Stream Secured Obligations to the fullest extent allowed by applicable law.

7	Security

7.1	Security

The Bonds and the Guarantees will have the benefit of the security (the “Security”) constituted by (a) the Existing Security Documents, (b) the 2021 A&R Security Documents, (c) 2022 A&R Security Documents, and (d) 2022 Senior Bonds Upsize A&R Security Documents, respectively as set out in Schedule 8, as security, inter alia, for all amounts payable on the Bonds and all present and future liabilities and obligations of the obligors under the Bonds, the Guarantees and these Conditions (including, without limitation, the Parallel Debt) (“Secured Obligations”). The charges and pledges referred to in the immediately preceding sentence are collectively referred to herein as the “Security Documents”, and the Issuer and its Subsidiaries giving such charges or pledges are collectively referred to as the “Pledgors” and each individually as a “Pledgor”.

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The Issuer and the Guarantors shall pledge all of their respective accounts maintained, or opened at any time after the Issue Date, at any bank or financial institution other than (i) any payroll or fiduciary account or (ii) any account having no more than US$500,000 (or the Dollar Equivalent thereof) of cash on deposit at any given time; provided that all accounts so excluded pursuant to this clause (ii) shall in aggregate have no more than US$2,500,000 (or the Dollar Equivalent thereof) of cash on deposit at any given time. Any account pledged pursuant to the immediately preceding sentence shall constitute Security, the agreement documenting the pledge of such account shall constitute a Security Document, and the Issuer or such Guarantor giving such pledge shall become a Pledgor and accede to the Intercreditor Deed in such capacity as appropriate.

7.2	Grant of Security

For good and valuable consideration, receipt of which is acknowledged, as security for the Secured Obligations, the Pledgors have created in favour of the Security Trustee (for the benefit of the Bondholders) and/or the Bondholders the Security pursuant to the Security Documents and the Intercreditor Deed.

7.3	Representation of the Bondholders in relation to Swiss security

Any Security that is governed by Swiss law (a “Swiss Security”), including, without limitation, the share pledge in respect of the shares of Alvotech Swiss AG and any Intellectual Property Collateral governed by Swiss law, shall be subject to the following:

(a)

with respect to any Swiss Security constituted by non-accessory (nicht akzessorische) security interests, the Security Trustee shall hold, administer and, as the case may be, enforce or release such Swiss Security in its own name for the account of itself, the Trustee and the Bondholders as their indirect representative (indirekter Stellvertreter), subject to the terms and conditions of the relevant Security Document;

(b)

with respect to any Swiss Security constituted by accessory (akzessorische) security interests, the Security Trustee shall administer and, as the case may be, enforce or release such Swiss Security in its own name and its own account as well as for the account and in the name of the Security Trustee and the Bondholders as their direct representative (direkter Stellvertreter), subject to the terms and conditions of the relevant Security Document;

(c)

each Bondholder, by accepting the Bonds, hereby instructs and authorizes the Security Trustee (with the right of sub-delegation) to act as its agent (Stellvertreter) and in particular (without limitation) to enter into and amend any documents evidencing a Swiss Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any Swiss Security on behalf of such Bondholder (including, without limitation, the entering into, acceptance of declarations or taking of actions as representative of several parties (Doppel-/Mehrfachvertretung));

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(d)

the Security Trustee shall be entitled to enforce or release any Swiss Security, to perform any rights and obligations under any documents evidencing a Swiss Security and to execute new and different documents evidencing or relating to a Swiss Security, subject to the terms and conditions of the relevant Security Document;

(e)	each Bondholder, by accepting the Bonds, hereby authorizes the Security Trustee to execute any agreements and documents or otherwise act on its behalf;

(f)	each Bondholder, by accepting the Bonds, hereby ratifies and approves all acts previously done by the Security Trustee on behalf of such Bondholder;

(g)	the Security Trustee accepts its appointment as agent and administrator of the Swiss Security on the terms and subject to the conditions set forth in this Instrument; and

(h)

the Security Trustee agrees, and each Bondholder, by accepting the Bonds, agrees, that, in relation to any Swiss Security, no Bondholder shall exercise any independent power to enforce any Swiss Security or take any other action in relation to the enforcement of any Swiss Security or make or receive any declarations in relation thereto, subject to the terms and conditions of the relevant Security Document.

7.4	Enforcement of Security

Subject to the terms of the Intercreditor Deed and the relevant Security Documents, at any time after the Security has become enforceable under this Instrument or the relevant Security Documents, the Bondholders may (but shall not be obliged to), at their discretion and without further notice, solely by way of a written request by holders of at least 50.1 per cent. in principal amount of the Bonds and the Other Bonds then outstanding (the “Instructing Bondholders”), direct the Security Trustee to take such proceedings as the Bondholders may think fit against or in relation to any Pledgor (including, without limitation, by taking possession or disposing of or realising the Collateral in addition to, or in lieu of taking such other action as may be permitted against any Pledgor) to enforce the Security.

7.5	Security Trustee Taking Possession of Collateral

To enforce the Security, the Security Trustee may, subject to Condition 7.4 above, following the Security becoming enforceable, at the direction of the Instructing Bondholders, take possession of all or part of the Collateral over which the Security shall have become enforceable, sell, call in, collect and convert into money, all or part of the Collateral in such manner and on such terms as directed by the Instructing Bondholders or take any of the following actions if so directed by the Instructing Bondholders, subject to applicable law:

(a)

sell, exchange, license or otherwise dispose of or otherwise deal with the Collateral or any interest in the same, and to do so for shares, debentures or any other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by an encumbrance or a guarantee, or for such other consideration (if any) and upon such terms whatsoever as the Security Trustee may think fit, and also to grant any option to purchase;

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(b)	take possession of, get in and collect the Collateral;

(c)

manage and/or carry on and/or concur in managing the business and affairs of the Pledgor with respect to the Collateral or any part thereof as it thinks fit with power to appoint or dismiss managers, agents or employees;

(d)	repair, insure, protect and improve the Collateral or any part thereof;

(e)	settle, adjust, refer to arbitration, compromise or arrange all accounts, questions, disputes, claims and demands whatsoever in relation to the Collateral or any part thereof;

(f)	execute and do contracts, deeds, documents and things and bring, defend or abandon actions, suits and proceedings in relation to the Collateral or any part thereof in the name of any Pledgor;

(g)	exercise or permit any other person to exercise any powers or rights incident to the ownership of the Collateral or any part thereof;

(h)

discharge the Collateral or any part thereof from any charge securing the Secured Obligation or release any Pledgor from any obligation where the Security Trustee considers such release or discharge to be expedient and in the interests of the secured parties and on such terms and conditions as it thinks fit; and

(i)

generally to do anything in relation to the Collateral or any part thereof or any other property subject to the Security Documents as it could do if it were the absolute beneficial owner of the Collateral.

7.6	Pledgors’ Waiver

Each Pledgor waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Security or any security interest therein, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

7.7	Discharge

The Security Trustee’s receipt for any moneys paid to it shall discharge the person paying them from such amounts so received and such person shall not be responsible for their application.

7.8	Ability to Borrow on Collateral

Following the Security becoming enforceable and subject to the provisions of the Security Documents:

(a)

the Security Trustee may raise and borrow money on the security of the Collateral or any part of it in order to defray moneys, costs, charges, losses and expenses paid or incurred by it in relation to this Instrument or any Security Document (including the costs of realising any security and the remuneration of the Security Trustee) or in exercise of any of its functions pursuant to this Instrument or any Security Document; and

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(b)

the Security Trustee may raise and borrow such money on such terms as it shall think fit and may secure its repayment with interest by mortgaging or otherwise charging all or part of the Collateral whether or not in priority to the Security constituted by or pursuant to this Instrument and generally in such manner and form as the Security Trustee shall think fit, and for such purposes may take such action as it shall think fit.

7.9	Attorney

Each Pledgor, by way of security, irrevocably and severally appoints the Security Trustee and every receiver of any Collateral appointed pursuant to this Instrument to be severally acting as its attorney (with full power of substitution) on its behalf and in its name to take any action, whether before or for the purposes of enforcement of the Security, which that Pledgor is obliged to take under this Instrument and the Security Documents, and generally to exercise all or any of the functions of the Security Trustee or any such receiver; provided that (a) an Event of Default has occurred and a written notice has been served to the Issuer by the Instructing Bondholders and (b) the Pledgor has failed to take such action for 5 Business Days following notification by the Security Trustee (provided further that a copy of such notice is sent to the Issuer and the Pledgor is requested to comply).

Each Pledgor shall ratify and confirm, and agrees to hereby ratify and confirm, whatever any such attorney appointed in accordance with this Condition 7.9 shall do, or purport to do, in the exercise, or purported exercise, of such functions.

7.10	Liability

None of the Security Trustee, its nominee(s), any receiver or any appointee shall be liable by reason of (a) taking any action permitted by this Instrument or the Security Documents by the Security Trustee, such receiver or such appointee or (b) any neglect or default by the Security Trustee, such receiver or such appointee in connection with the Collateral or (c) the taking possession or realisation of all or any part of the Collateral, except in the case of gross negligence, wilful misconduct or fraud upon its part. The Security Trustee shall not be responsible for the creation, validity, value, sufficiency and enforceability (which the Security Trustee has not investigated) of the Collateral.

7.11	Dealings with Security Trustee

No Person dealing with the Security Trustee or any receiver of any of the Collateral appointed by the Security Trustee need enquire whether any of the powers, authorities and discretions conferred by or pursuant to this Instrument in relation to such property are or may be exercisable by the Security Trustee or such receiver or as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers.

7.12	Release of Security

No release of Security shall be effective against the Security Trustee or the Bondholders until the Issuer has delivered to the Security Trustee an Officer’s Certificate stating that all requirements relating to such release have been complied with and such release is authorised and permitted by the terms of the Security Documents.

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Upon a disposal of any of the Collateral:

(a)	pursuant to the enforcement of the Security by a receiver or the Security Trustee; or

(b)	if that disposal or release is permitted under this Instrument or the Security Documents,

the Security Trustee shall release that property from the Security and is authorised to execute, without the need for any further authority from the Bondholders, any release of the Security or other claim over that asset.

7.13	Security Trustee

(a)

Madison Pacific Trust Limited shall initially act as Security Trustee and shall be authorised to appoint co-Security Trustees as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Deed, neither the Security Trustee nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, unless caused by its negligence, willful misconduct or breach of the Bond Documents, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Notwithstanding any provision to the contrary contained elsewhere in this Instrument, the Intercreditor Deed or the Security Documents, the duties of the Security Trustee shall be ministerial and administrative in nature, and the Security Trustee shall not have any duties or responsibilities, except those expressly set forth in this Instrument, in the Intercreditor Deed and in the Security Documents to which the Security Trustee is a party, nor shall the Security Trustee have or be deemed to have any trust or other fiduciary relationship with the Security Trustee, any Bondholder, the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Instrument, the Intercreditor Deed or the Security Documents or shall otherwise exist against the Security Trustee. The Security Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Security Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence (as determined by a final, non-appealable order of a court of competent jurisdiction).

(b)

The Security Trustee is authorised and directed to (i) enter into the Security Documents, (ii) enter into the Intercreditor Deed, (iii) bind the Bondholders on the terms as set forth in the Security Documents and the Intercreditor Deed and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Deed.

(c)

The Security Trustee shall act pursuant to the instructions of the Bondholders with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Security Trustee shall have no discretion under this Instrument, the Intercreditor Deed or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the requisite Bondholders. After the occurrence of an Event of Default, the Security Trustee may take any action required or permitted by this Instrument, the Security Documents or the Intercreditor Deed.

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(d)

Upon the receipt by the Security Trustee of a written request of the Issuer signed by one Officer pursuant to this Condition 7.13(d) (a “Security Document Order”), the Security Trustee is hereby authorised to execute and enter into, and shall execute and enter into, without the further consent of any Bondholder, any Security Document to be executed after the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Security Trustee pursuant to, and is a Security Document Order referred to in, this Condition 7.13(d) and (ii) instruct the Security Trustee to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Issuer, upon delivery to the Security Trustee of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such Security Document have been satisfied. The Bondholders, by their acceptance of the Bonds, hereby authorise and direct the Security Trustee to execute such Security Documents.

(e)

The Security Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Security Trustee shall have received written notice from a Bondholder or the Issuer referring to this Instrument, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Security Trustee shall take such action with respect to such Default or Event of Default as may be requested by the Instructing Bondholders subject to this Condition 7.13.

(f)

No provision of this Instrument or any Security Document shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Bondholders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in this Instrument, the Intercreditor Deed or the Security Documents, in the event the Security Trustee is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Security Trustee shall not be required to commence any such action, exercise any remedy, inspect or conduct any studies of any property or take any such other action if the Security Trustee has determined that the Security Trustee may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property of any hazardous substances unless the Security Trustee has received security or indemnity from the Bondholders in an amount and in a form all satisfactory to the Security Trustee in its sole discretion, protecting the Security Trustee from all such liability. The Security Trustee shall at any time be entitled to cease taking any action described in this Condition 7.13(f) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Bondholders to be sufficient.

(g)

The Security Trustee shall not be responsible in any manner to any Bondholder for the validity, effectiveness, genuineness, enforceability or sufficiency of this Instrument, the Security Documents or the Intercreditor Deed or for any failure of the Issuer, any Guarantor or any other party to this Instrument, the Security Documents or the Intercreditor Deed to perform its obligations hereunder or thereunder (other than by reason of its gross negligence or willful misconduct). The Security Trustee shall not be under any obligation to the Security Trustee or any Bondholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Instrument, the Security Documents or the Intercreditor Deed or to inspect the properties, books or records of the Issuer or the Guarantors.

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(h)

The parties hereto and the Bondholders hereby agree and acknowledge that the Security Trustee shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Instrument, the Intercreditor Deed, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Bondholders hereby agree and acknowledge that, in the exercise of its rights under this Instrument, the Intercreditor Deed and the Security Documents, the Security Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Security Trustee in the Collateral and that any such actions taken by the Security Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(i)

The Security Trustee shall be entitled to the compensation to be agreed upon in writing with the Issuer and the Guarantors for all services rendered by it under this Instrument, and the Issuer and the Guarantors, jointly and severally, agree to pay such compensation and to reimburse the Security Trustee for its out-of-pocket expenses (including fees and expenses of counsel) properly incurred by it in connection with the services rendered by it under this Instrument, which sums shall be paid free and clear of deduction and withholding on account of taxation, set-off and counterclaim. The Issuer and the Guarantors jointly and severally agree to indemnity the Security Trustee and its officers, directors, agents and employees and any successors thereto for, and to hold it or them harmless against, any loss, action, proceeding, claim, penalty, damages, liability or properly incurred expenses (including fees and expenses of counsel) incurred other than by reason of its or their gross negligence, willful misconduct or fraud arising out of or in connection with its or their acting as the Security Trustee under this Instrument. Under no circumstance will the Security Trustee be liable to any party for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Security Trustee has been advised of such loss or damage and regardless of the form of action. The obligations of the Issuer and the Guarantors under this Condition 7.13(i) shall survive the payment of the Bonds, the termination or expiry of this Instrument and the resignation or removal of the Security Trustee.

(j)

The Security Trustee shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Bond, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, or in the case of any paper or document, signed by or on behalf of the proper party or parties. The Security Trustee shall be entitled to refrain from taking any actions, without liability, if conflicting, unclear or equivocal instruction or direction are received or in order to comply with applicable law.

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7.14	Confidential Information

(a)

The Security Trustee, in its individual capacity and as Security Trustee, agrees and acknowledges that all information (“Confidential Information”) provided to the Security Trustee by or on behalf of the Issuer, any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary), any Guarantor (or any direct or indirect equityholder of such Guarantor), any Pledgor (or any direct or indirect equityholder of such Pledgor) or any Bondholder (or holder of a beneficial interest in the Bonds) may be considered to be proprietary and confidential information. The Security Trustee agrees to take reasonable precautions to keep Confidential Information confidential, which precautions shall be no less stringent than those that the Security Trustee employs to protect its own confidential information. The Security Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Security Trustee’s rights and the performance of its obligations under this Instrument, any Confidential Information without the prior written consent of the Issuer or such Bondholder (or such holder of a beneficial interest in the Bonds), as applicable. The Security Trustee shall limit access to Confidential Information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Condition 7.14.

(b)

The Security Trustee agrees that the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, does not have any responsibility whatsoever for any reliance on Confidential Information by the Security Trustee or by any Person to whom such information is disclosed in connection with this Instrument, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Security Trustee agrees that the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. The Security Trustee further agrees that it shall not acquire any rights against the Issuer, any of its Subsidiaries, any Guarantor, any Pledgor or any employee, officer, director, manager, representative or agent of the Issuer, any of its Subsidiaries, any Guarantor, any Pledgor or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Security Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

(c)

In the event the Security Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Bondholder (or any holder of a beneficial interest in the Bonds), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

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(d)	Each of the Registrar and the Paying Agent agrees to be bound by this Condition 7.14.

8	Coupon

(a)	Subject to paragraphs (b) and (c) below, the Bonds will bear coupon on their principal amount at the applicable Coupon Rate from and including the 2021 A&R Effective Date.

(b)

At any time after (and including) the 2022 Senior Bonds Upsize A&R Effective Date to (and including) 15 December 2023, the coupon that is accrued in relation to the Bonds shall be payable in cash in arrears on each Coupon Payment Date, provided that, if the applicable Coupon Rate shall be more than 8.50%, (a “Cash Coupon Cap”), the Issuer shall have the option (but not an obligation) to, by giving notice to the Bondholders no later than the date falling on the third Business Day prior to the applicable Coupon Payment Date, to elect that such coupon accrued in excess of the applicable Cash Coupon Cap (the “Excess Coupon”) shall be capitalised and added to the outstanding principal amount of the Bonds then outstanding on the applicable Coupon Payment Date, and such Excess Coupon if so elected will then be treated as part of the principal amount of the Bonds and will thereafter accrue Coupon at the Coupon Rate then applicable.

(c)	At any time after (and including) 16 December 2023, the coupon that is accrued in relation to the Bonds shall be payable in cash in arrears on each Coupon Payment Date falling after such date.

(d)	Each Bond will cease to bear coupon when such Bond is redeemed or repaid pursuant to Condition 13 or Condition 15.

9	General Covenants

9.1	Reports and Other Information

So long as the Bonds are outstanding, the Issuer undertakes as follows:

(a)

Annual Financial Statements. The Issuer shall deliver to the Bondholders, as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending 31 December 2018, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with IFRS, with such consolidated financial statements to be audited and accompanied by a report and opinion of the Issuer’s independent certified public accounting firm of internationally recognized standing (which report and opinion shall be prepared in accordance with IFRS), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods specified in accordance with IFRS; provided, however, that such consolidated financial statements, report and opinion shall not contain any statement to the effect that such consolidated financial statements have not been prepared on a going concern basis; provided, further, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems.

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(b)

Quarterly Financial Statements. The Issuer shall deliver to the Bondholders, as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, beginning with the fiscal quarter ending 31 March 2019, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of the Issuer’s fiscal year, setting forth in each case in comparative form the figures for the comparable period or periods in the previous fiscal year, all prepared in accordance with IFRS; provided, however, that the Issuer shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available for free within the time period specified above on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems. Such consolidated financial statements shall be certified by a Financial Officer as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates and for the periods specified in accordance with IFRS consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Condition 9.1(a), subject to normal year-end audit adjustments and the absence of footnotes. Such consolidated financial statements shall be accompanied by a certification of a Financial Officer (with reasonable details) that the conditions in Condition 9.13 have been complied with for that fiscal quarter (the “Liquidity Account Reporting Requirement”). Notwithstanding the foregoing, if the Issuer or any of its Subsidiaries have made an acquisition, the financial statements with respect to an acquired entity need not be included in the consolidated quarterly financial statements required to be delivered pursuant to this Condition 9.1(b) until the first date upon which such quarterly financial statements are required to be so delivered that is at least 90 days after the date such acquisition is consummated.

(c)

Compliance Certificate. The Issuer shall deliver to the Bondholders, (i) within 120 days after the end of each fiscal year of the Issuer, commencing with respect to the fiscal year ending 31 December 2018, an Officer’s certificate certifying that there is no Default or Event of Default that has occurred during such fiscal year and is continuing or, if such Officer has knowledge of any such Default or Event of Default, such Officer shall include in such certificate a description of such Default or Event of Default and its status with particularity, and (ii) as soon as practicable and in any event within 10 days after the Issuer becomes aware of the occurrence of a Default, an Officer’s Certificate setting for the details of the Default, and the action which the Issuer proposes to take with respect thereto.

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(d)

Information Filed with Exchanges. Following the Listing Date, the Issuer shall deliver to the Bondholders, promptly after the same are available, copies of any periodic and other reports, registration statements and other materials filed by the Issuer or any of its Subsidiaries with the Stock Exchange or if applicable, the Alternative Stock Exchange, and in any case not otherwise required to be delivered to the Bondholders pursuant to this Instrument.

(e)	Communication of Information.

(i)

Unless the information required to be delivered under this Condition 9.1 is made available for free on the Stock Exchange’s or if applicable, the Alternative Stock Exchange’s website or if applicable, other designated filing systems, the Issuer shall make such information available to the Bondholders (and holders of beneficial interests in the Bond), who shall have executed and delivered to the Issuer or another member of the Group, as the case may be a confidentiality agreement in connection with the transactions contemplated by this Instrument, by, at the Issuer’s sole discretion, either (A) delivering such information directly to the Bondholders at such electronic mail addresses as the relevant Bondholders have provided to the Issuer at the Issuer’s request, or (B) posting such information on IntraLinks or another similar electronic system. In the case of clause (B) above, the Issuer shall administer and maintain IntraLinks or such other similar electronic system for the Bondholders (and holders of beneficial interests in the Bonds) and maintain all such information posted on IntraLinks or such other similar electronic system for as long as the Bonds are outstanding. Such delivery of information by the Issuer or access by a Bondholder (or holder of beneficial interests in the Bonds) to IntraLinks or such other similar electronic system shall be subject to the condition that such Bondholder (or such holder of beneficial interests in the Bonds) shall have executed and delivered to the Issuer or another member of the Group, as the case may be, a confidentiality agreement in connection with the transactions contemplated by this Instrument on terms customary for transactions of this nature.

(ii)

The Issuer shall not be obligated to deliver any confidential reports or other confidential information to any Bondholders (or any holder of beneficial interests in the Bonds) who has not executed and delivered to the Issuer or another member of the Group, as the case may be, a confidentiality agreement in connection with the transactions contemplated by this Instrument.

(f)

Conference Calls. The Issuer shall, within 10 Business Days after the receipt of a written request of the holders of at least 50 per cent. in aggregate principal amount of the Bonds and the Other Bonds then outstanding following the furnishing of the financial statements pursuant to Condition 9.1(a) or 9.1(b), conduct a conference call open to the Bondholders in which one or more members of the Senior Management shall be present to respond to questions raised by the Bondholders with respect to the relevant financial statements.

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9.2	Provision of public information

(a)	Notwithstanding anything else contained in the Bond Documents:

(i)

if any document, information or notification (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Issuer and/or the Group) which any Issuer or Guarantor is required to provide or deliver under this Instrument or any other provisions in a Bond Document may be regarded as (or is or is likely to constitute or contain) Material Non-Public Information (each a “Communication”), the Issuer shall first notify the relevant Bondholder, Registrar, Security Trustee, Paying Agent or Calculation Agent (each a “Finance Party”) in writing that such a Communication which that Issuer or Guarantor is required to deliver contains (or is or is likely to constitute or contain) Material Non-Public Information. Any Finance Party shall have the right to inform the Issuer whether it wishes to receive such Communication and instruct the Issuer to whom such Communication shall be delivered;

(ii)

if a Finance Party has refused to receive such Material Non-Public Information, the Issuer and/or the Issuer or Guarantor shall be obliged to deliver the Communication only to the extent that it does not contain Material Non-Public Information;

(iii)

if a Finance Party directs the Issuer to deliver any Material Non-Public Information, or does not confirm to the Issuer whether it wishes to receive the relevant Communication pursuant to paragraph (i) above, the Issuer and/or the Issuer or Guarantor shall not be obliged to share any Material Non-Public Information with any Finance Party if the Issuer in good faith determines that such sharing of Material Non-Public Information will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information; and

(iv)

in each case, no Default or Event of Default will arise under this Instrument by virtue of the Issuer or the Guarantor failing to deliver any such information or Communication to any Finance Party in the absence of a notification from such Finance Party that it wishes to receive the relevant Communication under paragraph (i) above or if such Finance Party shall have given a notification to the Issuer under paragraph (ii) above or if such delivery will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information.

9.3	Limitation on Action Which Would Adversely Affect the Bonds

So long as the Bonds are outstanding, the Issuer shall not take any action which would adversely alter the economics, rights, preferences or privileges of the Bonds as set out in this Instrument, unless otherwise expressly permitted under this Instrument.

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9.4	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if (i) the Consolidated Leverage Ratio of the Issuer would have been less than or equal to 4.0 to 1.0, and (ii) the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which calculation of the Consolidated Leverage Ratio and the Interest Coverage Ratio is being performed.

(b)	The limitations set forth in Condition 9.4(a) shall not apply to:

(i)

the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed US$50,000,000 (or the Dollar Equivalent thereof);

(ii)	the Incurrence by the Issuer, the Guarantors and the Pledgors of Indebtedness represented by the Bonds, the Guarantees and the Liens securing the Bonds and the Guarantees;

(iii)	Indebtedness existing and in force on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Condition 9.4(b));

(iv)

Indebtedness (including Capitalised Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, and Disqualified Stock issued by the Issuer or any Restricted Subsidiary, to finance the acquisition, lease, construction, repair, replacement or improvement of or to borrow against property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv) following the Issue Date, does not exceed US$60,000,000 (or the Dollar Equivalent thereof);

(v)

Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, but not limited, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

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(vi)

Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Instrument, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)	Indebtedness of the Issuer to a Guarantor;

(viii)	shares of Preferred Stock of a Guarantor issued to the Issuer or another Guarantor;

(ix)	Indebtedness of a Guarantor to the Issuer or another Guarantor;

(x)

Hedging Obligations of the Issuer or any Restricted Subsidiary that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Instrument to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)

obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii)

Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary not otherwise permitted under this Instrument in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of US$10,000,000 (or the Dollar Equivalent thereof) and 2.5 per cent. of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Condition 9.4(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Condition 9.4(a) without reliance upon this clause (xii));

(xiii)

any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Instrument; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Bonds substantially to the same extent as such Indebtedness is subordinated to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable;

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(xiv)

the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Disqualified Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under Condition 9.4(a) and clauses (ii), (iii), (iv), (xii) (xiv), (xv), (xix) and (xxi) of this Condition 9.4(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums), fees, expenses and defeasance costs (“Refinancing Indebtedness”); provided that such Refinancing Indebtedness:

(A)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness and Disqualified Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date;

(B)	has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the Stated Maturity of the Bonds;

(C)

to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior to the Bonds or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Bonds or a Guarantee, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(D)

is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(E)	shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refunds, refinances or defeases Indebtedness of an Unrestricted Subsidiary; and

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(F)

in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 9.4(b); provided, further, that subclauses (A) and (B) of this clause (xiv) shall not apply to any refunding or refinancing of any Bank Indebtedness;

(xv)

Indebtedness or Disqualified Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Instrument; provided that, in each case, after giving effect to such acquisition or merger, consolidation or amalgamation either:

(A)	the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a); or

(B)	the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvi)

Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitisation Undertakings); provided that the aggregate principal amount of Indebtedness permitted by this clause (xvi) at any time outstanding does not exceed US$25,000,000 (or the Dollar Equivalent thereof);

(xvii)

Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii)

Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such Credit Agreement is otherwise permitted by this Condition 9.4;

(xix)	Contribution Indebtedness in an aggregate principal amount at any time not to exceed US$250,000,000;

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(xx)

Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)

Indebtedness of the Issuer or any Restricted Subsidiary Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed (A) US$25,000,000 (or the Dollar Equivalent thereof) in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any Restricted Subsidiary, or (B) US$5,000,000 in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any joint venture, in each case at the time of Incurrence;

(xxii)

Indebtedness of the Issuer or any Restricted Subsidiary issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Restricted Subsidiary;

(xxiii)

the Incurrence by the Issuer or any Guarantor of Subordinated Indebtedness with a Stated Maturity and, if applicable, a First Amortisation Date no earlier than 91 days following the Stated Maturity of the Bonds; provided that (A) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, and (B) the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(xxiv)

unsecured Indebtedness Incurred by the Issuer or any Restricted Subsidiary pursuant to a financing transaction with Alvogen Lux or any of its Subsidiaries (other than Issuer and its Subsidiaries) on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; provided that (A) such Indebtedness must be unsecured obligations of the Issuer or the relevant Restricted Subsidiary, (B) such Indebtedness is expressly subordinated in right of payment to the Bonds, (C) the Stated Maturity of such Indebtedness occurs no earlier than 91 days following the Stated Maturity of the Bonds, (D) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, and (E) the Issuer or such Guarantor shall procure that the creditor under such Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor;

(xxv)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary in respect of Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed US$25,000,000 (or the Dollar Equivalent thereof) at the time of Incurrence;

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(xxvi)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary maturing within one year or less used by the Issuer or any Restricted Subsidiary for working capital to the extent entered into in the ordinary course of the financing arrangements of the Issuer or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (xxvi) at any time outstanding does not exceed US$10,000,000 (or the Dollar Equivalent thereof);

(xxvii)

the Incurrence by the Issuer, the Guarantors and the Pledgors of Indebtedness represented by the Other Bonds and the guarantees of and the Liens securing the Other Bonds in an aggregate principal amount not to exceed US$289,236,004.31 (excluding any capitalisation of PIK interest pursuant to the terms of the Other Bonds);

(xxviii)	Indebtedness Incurred by a Non-Guarantor Subsidiary constituting a Guarantee of the Indebtedness of any other Non-Guarantor Subsidiary;

(xxix)

the Incurrence of Indebtedness by the PRC Joint Venture or its subsidiaries organised under the laws of the PRC in an aggregate principal amount not to exceed US$120,000,000 (or the Dollar Equivalent thereof) at any time outstanding; provided that such Indebtedness shall be Non-Recourse to the Issuer, any of the Guarantors;

(xxx)

the incurrence of any Indebtedness under (x) the Saemundargata Loan, provided that it is entered into in compliance with Condition 9.18 (Saemundargata Loan) and (y) the Alvogen Facility provided that it is in compliance with Condition 9.17 (Alvogen Facility);

(xxxi)	the incurrence of Indebtedness under or pursuant to the Aztiq CB provided it is in compliance with Condition 9.19 (Aztiq Facility Contribution);

(xxxii)	the incurrence of any Indebtedness or Disqualified Stock pursuant to or as part of New Equity Issuance, in each case, provided that it is in compliance with Condition 9.16 (New Equity Issuance), provided, that the Incurrence of Indebtedness pursuant to clause (b)(i), (b)(x), (b)(xii), (b)(xv), (b)(xviii), (b)(xix), (b)(xxi), (b)(xxii) or (b)(xxviii) above shall be subject to the condition that the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the Interest Coverage Ratio calculation is being performed; and provided, further, that the Incurrence of Indebtedness pursuant to clause (b)(iv), (b)(v), (b)(vi), (b)(xi), (b)(xvi), (b)(xvii), (b)(xx), (b)(xxv) or (b)(xxvi) shall be subject to the condition that the yield to maturity (taking into account of any original issue discount and debt issuance cost (including any commissions, fees and expenses payable in connection with the Incurrence of such Indebtedness) as at the date of such Incurrence shall not exceed 7.5 per cent. of the aggregate principal amount of such Indebtedness.

For purposes of determining compliance with this Condition 9.4:

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(1)

in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxvii) of this Condition 9.4(b) or is entitled to be Incurred pursuant to Condition 9.4(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Condition 9.4;

(2)

at the time of Incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Condition 9.4(a) and clauses (i) through (xxvii) of this Condition 9.4(b) without giving pro forma effect to the Indebtedness Incurred pursuant to clauses (i) through (xxvii) of this Condition 9.4(b) when calculating the amount of Indebtedness that may be Incurred pursuant to Condition 9.4(a);

(3)

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortisation or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Condition 9.4. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Condition 9.4; and

(4)

Notwithstanding any other provision of this Condition 9.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Condition 9.4 will not be deemed to be exceeded with respect any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies; provided that such Indebtedness was permitted to be Incurred at the time of such Incurrence.

9.5	Limitation on Restricted Payments.

(a)	So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)

declare, make, distribute or pay any dividend, charge, fee or make any other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary; provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

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(ii)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

(iii)	purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv)

make any voluntary or optional principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal instalment or final maturity occurs within one year of the Stated Maturity of the Bonds, and (B) Indebtedness permitted under clauses 9.4(b)(vii) or 9.4(b)(ix) of Condition 9.4(b));

(v)

pay or allow any of its Restricted Subsidiaries to pay any management, advisory or other fee or bonus to or to the order of any of the direct or indirect shareholders of the Issuer in their capacity as such;

(vi)	make any Restricted Investment; or

(vii)

(all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(A)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)

immediately after giving effect to such transaction on a pro forma basis, the Issuer would, pursuant to the Bond Documents, be permitted to Incur US$1.00 of additional Indebtedness under Condition 9.4(a); and

(C)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income), (vi) and (xviii) of Condition 9.5(b), but excluding all other Restricted Payments permitted by Condition 9.5(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Condition 9.5 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time made).

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(b)	The provisions of Condition 9.5(a) shall not prohibit:

(i)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Instrument;

(ii)

(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Condition 9.4 so long as:

(A)

the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued but unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith),

(B)

such Indebtedness is subordinated to the Bonds or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)

such Indebtedness has a Stated Maturity and, if applicable, a First Amortisation Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Bonds then outstanding, and

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(D)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date one year following the last date of maturity of the Bonds;

provided that the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a Subordinated Creditor;

(iv)

on and after the Listing Date, the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, in each case on arm’s length terms; provided that:

(A)

the aggregate amounts paid under this clause (iv) do not exceed US$10,000,000 (or the Dollar Equivalent thereof) in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of US$20,000,000 (or the Dollar Equivalent thereof) in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(1)

the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (iii) of Condition 9.5(a)); plus

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(2)

the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (1)and (2) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Condition 9.5 or any other provision of this Instrument; and

(B)

on and after the Listing Date, such management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement is in compliance with the Listing Rules and applicable laws and regulations of the relevant Stock Exchange;

(v)

the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Condition 9.4;

(vi)

the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)

Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) US$10,000,000 (or the Dollar Equivalent thereof) and (y) 2.5 per cent. of Total Assets, in each case at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

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(viii)

the payment of dividends on the Issuer’s Shares (or a Restricted Payment to any direct or indirect parent of the Issuer, as the case may be, to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6 per cent. per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

(ix)

payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that complies with Condition 9.11 provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Bondholders shall have the Change of Control Put Right and that all Bonds tendered by Bondholders pursuant to the Change of Control Put Right have been repurchased, redeemed or acquired for value;

(x)	other Restricted Payments that are made with Excluded Contributions;

(xi)	other Restricted Payments in an aggregate amount not to exceed the greater of US$10,000,000 (or the Dollar Equivalent thereof) and 2.5 per cent. of Total Assets, in each case at the time made;

(xii)

the distribution, as a dividend or otherwise, of (i) shares of Capital Stock of, or (ii) Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);

(xiii)

the payment of reasonable dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay any taxes imposed directly on such parent to the extent such taxes are directly attributable to the income of the Issuer and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(xiv)	Restricted Payments:

(A)

in reasonable amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are directly attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries; and

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(B)

in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Condition 9.4 on an arm’s length basis;

(xv)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii)

Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Condition 9.5 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board);

(xviii)

the repayment, redemption, repurchase, defeasance or otherwise acquisition or retirement for value of any Subordinated Indebtedness (x) the consideration for which is payable solely in the Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit,” or (y) pursuant to the provisions similar to those described under Condition 9.7 and 13.4; provided that in the case of sub-clause (y) all Bonds tendered by the Bondholders pursuant to the Change of Control Put Right or in connection with an Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xix)

any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Facility provided that such repayment or prepayment is made substantially simultaneously with an investment, in an amount equal to such repayment or prepayment by any Alvogen Facility Lender in any Right of First Refusal Securities under and in accordance with the Alvogen Facility (as at the date hereof) and provided further that the incurrence of such Right of First Refusal Securities is permitted under the terms of this Instrument;

(xx)

subject to Condition 9.17(d), following a Successful New Capital Increase, any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility in an amount not to exceed $50,000,000 together with any accrued interest and other costs provided that no repayment or payment may be made under this Condition (xx) if Alvogen Lux or any other person under or in connection with the Alvogen Facility has been issued any penny warrants pursuant to and in accordance with Condition 9.17(b)(ii)(F);

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(xxi)

following the occurrence of a Bondholder Funding Default (as defined in the Alvogen Facility Agreement), any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility pursuant to clause 11.1 (Mandatory Prepayment) of the Alvogen Facility Agreement; and

(xxii)

subject to Condition 9.21, any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount), provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (viii), (xi), (xii), (xviii)(y), (xix) (xx), (xxi) and (xxii) of this Condition 9.5(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)

For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d)

For purposes of determining compliance with this Condition 9.5, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Condition 9.5(b) or is entitled to be made pursuant to Condition 9.5(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Condition 9.5.

9.6	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)

(A) declare or pay any dividends, charge, fee or other distribution or make any other distributions (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

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(iv)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(v)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date;

(2)	this Instrument, the Guarantees, the Bonds or the Security Documents;

(3)	applicable law or any applicable rule, regulation or order;

(4)

any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)

contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to Conditions 9.4 and 9.9;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)

customary provisions in joint venture agreements, collaboration agreements, licenses of Proprietary Rights and other similar agreements entered into in the ordinary course of business and on an arm’s length basis;

(9)	purchase money obligations for property acquired and Capitalised Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary;

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(12)

other Indebtedness, Disqualified Stock or Preferred Stock (A) of the Issuer or any Restricted Subsidiary of the Issuer that is a Guarantor, (B) of the PRC Joint Venture permitted to be Incurred under Condition 9.4(b)(xxix) or (C) of any Restricted Subsidiary (other than the PRC Joint Venture) that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or coupon payments on the Bonds (as determined in good faith by the Issuer); provided that in the case of each of clauses (A) and (C), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Condition 9.4;

(13)	any Restricted Investment not prohibited by Condition 9.5 and any Permitted Investment;

(14)

any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(15)

subject to Condition 9.21, any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount).

(b)

For purposes of determining compliance with this Condition 9.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

9.7	Asset Sales.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75 per cent. of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i)

any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Bonds or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

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(ii)

any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii)

any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of US$30,000,000 (or the Dollar Equivalent thereof) and 7.5 per cent. of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this Condition 9.7(a).

(b)

Within 180 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i)	to repay (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor or (y) Pari Passu Indebtedness; or

(ii)

to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer or, if such Person is a Restricted Subsidiary of the Issuer, in an increase in the percentage ownership of such Person by the Issuer or any Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (A) used or useful in a Similar Business or (B) that replace the properties and assets that are the subject of such Asset Sale.

In the case of Condition 9.7(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such Investment is consummated and (y) the 180th day following the expiration of the aforementioned 180-day period, if such Investment has not been consummated by that date. Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Instrument.

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Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in clause (a) or (b) of this Condition 9.7 will be deemed to constitute “Excess Proceeds”. On the 181st day (or the 361st day if a binding commitment as described in the immediately preceding paragraph has been entered into) after an Asset Disposition, or at such earlier date that the Issuer elects, if the aggregate amount of Excess Proceeds exceeds US$20,000,000 (or the Dollar Equivalent thereof) (an “Excess Proceeds Threshold”), the Issuer shall make an offer to all Bondholders (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Bonds (and such Pari Passu Indebtedness) that is at least US$1,000 and an integral multiple of US$1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to the Redemption Amount plus the Applicable Premium (if any) (or, in respect of such Pari Passu Indebtedness, such price as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Condition 9.7. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the applicable Excess Proceeds Threshold by providing the written notice required pursuant to Condition 9.7(f). To the extent that the aggregate amount of Bonds (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Instrument. If the aggregate principal amount of Bonds (and such Pari Passu Indebtedness) surrendered by Bondholders thereof exceeds the amount of Excess Proceeds, the Bondholders shall select the Bonds to be purchased in the manner described in Condition 9.7(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c)

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Bonds pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Instrument, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Instrument by virtue thereof.

(d)

The Asset Sale Offer, in so far as it relates to the Bonds, will remain open for a period not less than 10 Business Days following its commencement (the “Offer Period”). No later than five Business Days following the termination of the Offer Period, the Issuer shall cancel the Bonds or portions thereof that have been properly tendered to and are to be accepted by the Issuer, and shall, on the date of purchase, mail or deliver payment to each tendering Bondholder in the amount of the purchase price as determined by the Issuer.

(e)

Bondholders electing to have a Bond purchased shall be required to surrender the Bond, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Bondholders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Bondholder, the principal amount of the Bond that was delivered by the Bondholder for purchase and a statement that such Bondholder is withdrawing such Bondholder’s election to have such Bond purchased. If at the end of the Offer Period more Bonds (and such Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, the Issuer will select the Bonds to be redeemed on a pro rata basis, by lot or by such other method as the Issuer shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Bonds of US$1,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness, as applicable, shall be made pursuant to the terms of such Pari Passu Indebtedness; provided that any purchase by the Issuer of Pari Passu Indebtedness and Bonds tendered pursuant to an Asset Sale Offer shall otherwise be made on a pro rata basis, as nearly as practicable.

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(f)

Written notices of an Asset Sale Offer shall be provided at least 30 but not more than 60 days before the purchase date to each Bondholder at such Bondholder’s registered address. If any Bond is to be purchased in part only, any notice of purchase that relates to such Bond shall state the portion of the principal amount thereof that has been or is to be purchased. Bondholders whose Bonds are purchased only in part shall be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered.

(g)

Notwithstanding anything to the contrary in this Instrument, so long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, transfer, lease or otherwise dispose of (whether in a single transaction or a series of related transactions) of any Equity Interests in the PRC Joint Venture held by the Issuer or such Restricted Subsidiary to any Person other than the Issuer or a Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction.

9.8	Transactions with Affiliates.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of US$2,500,000 (or the Dollar Equivalent thereof), unless:

(i)

such Affiliate Transaction is on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(ii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$2,500,000 (or the Dollar Equivalent thereof), the Issuer delivers to the Bondholders a resolution adopted in good faith by the majority of the Board, approving such Affiliate Transaction and set forth in an Officer’s certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of US$10,000,000 (or the Dollar Equivalent thereof), the Issuer shall notify the Bondholders of such proposed transaction and upon written request by any Bondholder:

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(A)

the Issuer delivers to the Bondholders, in addition to the resolution of the Board referred to in clause (ii) above, an opinion of a reputable accounting, appraisal or investment banking firm of national or international standing, or other recognised independent expert of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the Affiliate Transaction or series of related Affiliate Transactions is (l) fair to the Issuer or such Restricted Subsidiary from a financial point of view taking into account all relevant circumstances or (2) on terms not materially less favourable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a Person who is not an Affiliate; and

(B)

for purposes of the opinion referred to in the immediately preceding paragraph, the Issuer shall present to the Bondholders at least four reputable accounting, appraisal or investment banking firms of national or international standing and/or other recognised independent experts of national or international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions, at least two of which shall be of international standing, and one such firm or expert shall be selected for the purpose of delivering such opinion by the holders of at least 50.1 per cent. in aggregate principal amount of the Bonds or by Special Resolution within 10 Business Days following receipt of the request from the Issuer; provided that if no firm or expert is selected, the Issuer shall be entitled to make such selection.

(b)	The provisions of Condition 9.8(a) shall not apply to the following:

(i)

transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), including any payment to, or sale, lease, transfer or other disposition of any properties or assets to, or purchase of any property or assets from, or any contract, agreement, amendment, understanding, loan, advance or guarantee with, or for the benefit of, the Issuer or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction);

(ii)	Restricted Payments permitted by Condition 9.5 and Permitted Investments (without giving effect to clause (13) of the definition of “Permitted Investments”);

(iii)

the payment of reasonable and customary compensation, benefits, fees and reimbursement of expenses paid to, and indemnity, contribution and insurance provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(iv)	payments or loans (or cancellation of loans) to officers, directors, employees or consultants that are approved by a majority of the disinterested members of the Board in good faith;

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(v)

any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Bondholders in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(vi)

the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or equityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar transactions, agreements or arrangements that it may enter into thereafter; provided that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Bondholders in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;

(vii)

transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Instrument, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board or the senior management of the Issuer, or are on terms at least as favourable as might reasonably have been obtained at such time from an unaffiliated party;

(viii)	any transaction effected as part of a Qualified Receivables Financing;

(ix)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(x)

the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee or director benefit plans approved by the Board or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xi)	the entering into of any tax sharing agreement or arrangement and any payments permitted by Condition 9.5(b)(xiii);

(xii)	any contribution to the capital (including the capital reserves) of the Issuer;

(xiii)	transactions permitted by, and complying with, Condition 9.11;

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(xiv)

transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xv)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(xvi)

intercompany transactions undertaken in good faith (as certified by the Issuer in an Officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing compliance with any covenant set forth in this Instrument;

(xvii)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xviii)

transactions with Affiliates of the Issuer relating to the purchase by the Issuer or any Guarantor of Proprietary Rights (and any other rights to produce or sell products) where the purchase price therefor is not more than the lower of (A) the Development Cost therefor incurred by the Affiliate from whom the Issuer or such Guarantor makes such purchase multiplied by 1.5 and (B) the Fair Market Value of such Proprietary Rights calculated in connection with such purchase based on a discounted cash flow methodology as determined in good faith by a responsible financial or accounting officer of the Issuer; provided that if such Fair Market Value as determined by such officer is over US$10,000,000 (or the Dollar Equivalent thereof) (and such Fair Market Value determination is less than the Development Cost), the calculation of Fair Market Value instead shall be as determined by an Independent Financial Advisor retained by the Issuer based on a discounted cash flow methodology; and

(xix)	the Incurrence of Indebtedness permitted pursuant to Condition 9.4(b)(xxiii), 9.4(b)(xxiv), 9.4(b)(xxxi) or 9.4(b)(xxxii).

9.9	Liens.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien on the Collateral (other than Permitted Liens).

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien of any nature whatsoever on any of its assets or properties of any kind, whether owned at the Issue Date or thereafter acquired (other than the Collateral), except Permitted Liens, unless the Bonds are secured (a) equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Bonds, prior to) the obligation or liability secured by such Lien, for so long as such obligation or liability is secured by such Lien or (b) by other assets or properties approved by a Special Resolution.

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For purposes of determining compliance with this Condition 9.9, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (34) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Condition 9.9.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortisation of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

To the extent applicable, the Liens on the Intellectual Property Collateral shall be subordinated to any Lien on such Collateral that is permitted by clause (18) of the definition of “Permitted Liens” (other than such Permitted Liens in favour of the Issuer or any Restricted Subsidiary) and, upon request from the Issuer (which shall be accompanied by an Officer’s Certificate), the Security Trustee shall take such action as is requested by the Issuer to reflect such subordination (including the entry into non-disturbance and similar agreements) in connection with the licensing of Proprietary Rights and any other transactions permitted by such clause (18), such as confirming in writing to any actual or potential licensee and/or counterparty that (a) the Security Trustee shall not, by enforcing its Liens, or otherwise, disturb or otherwise affect the prior Lien of such licensee and/or counterparty or any other rights of the licensee and/or counterparty under the relevant agreements, (b) so long as such licensee and/or counterparty is not in breach of or default under its agreements with the Issuer and/or its Subsidiaries, neither the Security Trustee nor any successor thereto shall assert any rights of the Issuer and/or any Subsidiary to terminate any rights or benefits of the licensee and/or counterparty pursuant to the terms of such agreements, and (iii) upon entry by the Issuer and/or any Subsidiary into any non-exclusive license agreement with respect to such Proprietary Rights with the party licensing such Proprietary Rights, such non-exclusive licensee shall take its license rights under such license agreement free of the Liens on the Collateral.

9.10	Line of Business.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses reasonably related thereto.

9.11	Consolidation, Merger and Sale of Assets.

(a)

The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, any Person, other than:

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(i)

as part of or for the purpose of consummating a SPAC Listing, including any transaction described in paragraph (ii)(A) below (but in each case provided that all conditions in the definition of SPAC Listing have been complied with); and

(ii)	any other transaction where:

(A)

the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a legal entity organised or existing under the laws of Luxembourg or any state or territory of thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and (y) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Instrument, the Bonds and the Security Documents to which it is a party pursuant to documents or instruments in form reasonably satisfactory to the Bondholders;

(B)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(C)

immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:

(1)	the Successor Company would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 9.4(a); or

(2)

the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(D)

each Guarantor, unless it is the other party to the transactions described above, shall have by accession letters confirmed that its Guarantee shall apply to such Person’s obligations under this Instrument, the Guarantee (if not then terminated pursuant to its terms) and the Bonds; and

(E)

the Issuer shall have delivered to the Bondholders (A) an Officer’s certificate and an Opinion of Counsel, each stating that (x) such consolidation, amalgamation, merger, winding up, conversion, sale, assignment, transfer, lease, conveyance or other disposition and such accession letters (if any) comply with this Instrument and (y) the obligations of the Issuer under this Instrument, the Bonds and the Security Documents to which it is a party remain obligations of the Successor Company and (B) an Officer’s certificate stating that such necessary actions have been taken (together with evidence thereof) promptly and in any event no later than 30 days following such transaction.

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The Successor Company (if other than the Issuer) pursuant to transaction under clause (i) or (ii) above shall succeed to, and be substituted for, the Issuer under this Instrument and the Security Documents to which it is a party, and in such event the Issuer will automatically be released and discharged from its obligations under this Instrument, the Bonds and the Security Documents to which it is a party. Notwithstanding the foregoing paragraphs (ii)(B) and (ii)(C) of this Condition 9.11(a), (x) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary and (y) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer under the laws of Luxembourg or any state or territory of thereof, or may convert into a legal entity in any such jurisdiction, including in each case pursuant to a SPAC Listing, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Condition 9.11 will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among the Issuer or any of its Restricted Subsidiaries.

(b)

Subject to the provisions of this Instrument, none of the Guarantors shall, and the Issuer shall not permit any Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or a series of related transactions to, any Person unless either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organised or existing under the laws of the jurisdiction of its formation (or, in the case whereby more than one Guarantors are involved in such transaction, the jurisdiction of formation of any one of such Guarantors) or any state or territory of thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Instrument and to the extent such Guarantor is a Pledgor, all obligations of such Pledgor under the Security Documents to which it is party, and, if applicable, such Guarantors’ Guarantee and the Security Documents to which such Guarantor is a party pursuant to an accession letter or other documents or instruments in form reasonably satisfactory to the Bondholders or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Condition 9.7 (in which case such Guarantor shall be released from its Guarantee).

Except as otherwise provided in this Instrument, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Instrument, such Guarantor’s Guarantee and/or the Security Documents to which such Guarantor is a party, and in such event such Guarantor will automatically be released and discharged from its obligations under this Instrument and such Guarantor’s Guarantee and/or the Security Documents, as the case may be.

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Notwithstanding the foregoing, any Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Issuer or any other Guarantor.

9.12	Use of Proceeds

(a)

The Issuer shall use the net proceeds from the issue of the Bonds for (i) financing the payment of any Transaction Costs and (ii) general corporate purposes, including but not limited to repayment of existing indebtedness, capital expenditures and/or working capital (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any 2022 Alvogen Lux Shareholder Loans of the Issuer (unless otherwise permitted under this Instrument pursuant to Condition 9.21) or any shareholder loans of its holding companies, Subsidiaries and Affiliates).

(b)	The Issuer will not, directly or indirectly, use the proceeds from the issue of the Bonds:

(i)	or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person or entity:

(A)	for the purpose of financing or facilitating any activity that would violate applicable anti-corruption laws and regulations;

(B)	for the purpose of funding or facilitating any activity or business of or with any Person in any country or territory that, at the time of such funding of facilitation, is the target of any Sanctions;

(C)	in any other manner that could be reasonably expected to result in a violation by any Person, including the Issuer, of any Sanctions; and

(ii)	will not, directly, or indirectly, use the proceeds from the issue of the Bonds for any payments to:

(A)	fund or facilitate any money laundering or terrorist financing activities or business; or

(B)

in any other manner that would cause or result in violation of applicable anti-money laundering laws, rules or regulations, including the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

9.13	Liquidity Account

The Issuer shall ensure that:

(a)

the Liquidity Account is maintained at all times from (and including) the Listing Date, with an authorised signatory of the Security Trustee designated as the sole person(s) with signing rights over such Liquidity Account;

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(b)	Security is granted over the Liquidity Account in favour of the Security Trustee, on behalf of the Bondholders, from (and including) the Listing Date; and

(c)

cash and Cash Equivalents in an aggregate amount of not less than US$25,000,000 (or the Dollar Equivalent thereof) shall be held in the Liquidity Account no later than the date falling on the tenth Business Day after the Listing Date, and at all times thereafter.

9.14	Compliance with Law

The Issuer will, and will cause each of its Restricted Subsidiaries to, comply with all laws, regulations, orders, judgments and decrees of any Governmental Authority, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

9.15	[Reserved]

9.16	New Equity Issuance

(a)	The Issuer shall use its commercially reasonable endeavours to raise new funding through one or more Equity Issuance.

(b)	The Issuer shall use its commercially reasonable endeavours to ensure that each of the New Equity Issuance Conditions in relation to any Equity Issuance are satisfied and to further procure that:

(i)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer is not less than US$75,000,000 by (and including) 15 December 2022; and

(ii)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer is not less than US$150,000,000 by (and including) 31 March 2023,

provided that, and subject to compliance by the Issuer with the requirements set out in paragraph (e) below, if the Issuer has used its commercially reasonable efforts in procuring compliance with this paragraph (b), no Default or Event of Default will occur if any part of this paragraph (b) is not complied with.

(c)	For the purposes of calculating the Net Proceeds of all New Equity Issuances pursuant to paragraph (b) above:

(i)

the aggregate amount of up to US$50,000,000 of Net Proceeds raised through the Alvogen Facility and/or any New Capital Increase shall not be a New Equity Issuance and shall not be counted towards the Net Proceeds of a New Equity Issuance but any Net Proceeds in excess of US$50,000,000 raised under the Alvogen Facility (excluding for the avoidance of doubt the Alvogen Lux Shareholder Loans Roll Facility), or as applicable, as a New Capital Increase (provided it has not been applied towards the Alvogen Facility Refinancing and excluding for the avoidance of doubt the New Capital Roll) received by the Issuer on or before the expiry of the New Equity Issuance Period (to the extent such Alvogen Facility or New Capital Increase (as applicable) meets the criteria for a New Equity Issuance, including for the avoidance of doubt each of the Equity Issuance Minimum Conditions and the New Equity Issuance Price Condition), shall constitute a New Equity Issuance and shall be counted towards the Net Proceeds of a New Equity Issuance;

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(ii)

no amounts raised under or pursuant to the Aztiq Facility Contribution, Aztiq CB and/or the Saemundargata Loans shall be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance;

(iii)

no amounts raised under or pursuant to any Right of First Refusal Securities as a result of any loan, tranche or portion of the Alvogen Facility that is exchanged, converted or rolled into (however described) or otherwise repaid or prepaid and simultaneously invested into such Right of First Refusal Securities, shall be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance; and

(iv)

(v)

the outstanding amounts under the 2022 Alvogen Lux Shareholder Loans and/or any rollover of any 2022 Alvogen Lux Shareholder Loans pursuant to an Alvogen Lux Shareholder Loans Roll and/or a New Capital Roll shall not be a New Equity Issuance and such amounts shall not be counted towards the Net Proceeds of a New Equity Issuance.

(d)

The Issuer undertakes and warrants to use the proceeds of any New Equity Issuance towards (i) financing the payment of any Transaction Costs, and (ii) any general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility) in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans))).

(e)	In connection with the New Equity Issuances, the Issuer undertakes to each of the Bondholders that:

(i)

if the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer by (and including) 15 December 2022 is less than US$75,000,000, the Issuer shall immediately (and in any event by no later than 16 December 2022) grant penny warrants for new shares representing 1.50% (in aggregate) of the fully diluted ordinary share capital of the Issuer as at 15 December 2022 to the holders of the Bonds and Other Bonds, with such penny warrants being allocated between such Bondholders pro rata to the principal amount of the Bonds and Other Bonds held by the relevant Bondholder as at 15 December 2022 (and such relevant warrant instrument(s) constituting such penny warrants shall be substantially in the form set out in Schedule 9 of this Instrument, with modifications to incorporate anti-dilution adjustments with respect to (i) any warrants granted to Alvogen Lux or any other person in connection with the Alvogen Facility after December 15, 2022 and (ii) the conversion of Aztiq Convertible Bonds, which modifications shall be satisfactory to the Bondholders) and the Issuer further undertakes and warrants, in relation to the foregoing, that it shall, at all times on or prior to 31 March 2023, maintain a sufficient authorized share capital for the issuance of warrants in accordance with this Instrument and shares for which warrants can be exercised; and /or

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(ii)

if the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Issuer in cash on or before 31 March 2023 is less than US150,000,000, the Issuer shall immediately (and in any event by no later than 1 April 2023) grant penny warrants for new shares representing 1.00% (in aggregate) of the fully diluted ordinary share capital of the Issuer as at 31 March 2023 to the holders of the Bonds and Other Bonds on 31 March 2023, with such penny warrants being allocated between such Bondholders pro rata to the principal amount of the Bonds and Other Bonds held by the relevant Bondholder as at 31 March 2023 (and such relevant warrant instrument(s) shall be substantially in the form set out in Schedule 9 of this Instrument with modifications to incorporate anti-dilution adjustments with respect to (i) any warrants granted to Alvogen Lux or any other person in connection with the Alvogen Facility after December 15, 2022 and (ii) the conversion of Aztiq Convertible Bonds, which modifications shall be satisfactory to the Bondholders).

(f)

So long as the Bonds are outstanding, save with the prior written approval of the Bondholders, the Issuer will not (and will not permit any other person to) enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate any agreement relating to any New Equity Issuance which relates to the Equity Issuance Minimum Conditions or in a manner which is reasonably likely to adversely affect the interests of the Bondholders under the Bond Documents.

(g)

Notwithstanding any other provision of this Instrument, in the event that any Equity Issuance during the New Capital Increase Period meets the criteria of both a New Capital Increase and a New Equity Issuance, the Issuer may, in its sole discretion, classify that amount or transaction as either a New Capital Increase or New Equity Issuance, provided that such determination must be made by the Issuer (and notified to the Bondholders) on or prior to the Alvogen Long Stop Date.

(h)	The Issuer shall procure the cash proceeds of any Equity Issuance to be initially deposited in the Issuer Operating Account.

9.17	Alvogen Facility

(a)

The Issuer undertakes and warrants to enter into the Alvogen Facility on or prior to the 2022 Senior Bonds Upsize A&R Effective Date and shall utilise the Alvogen Facility in an aggregate principal amount not less than US$50,000,000 (the “New Alvogen Facility Amount”) (excluding, for the avoidance, any amount representing the 2022 Alvogen Lux Shareholder Loans that are rolled into the Alvogen Facility pursuant to an Alvogen Facility Roll)) by depositing all such amounts borrowed by it thereunder (which shall be freely available and without any conditionality) into the Issuer Alvogen Facility Account on or before the 2022 Senior Bonds Upsize A&R Effective Date.

(b)	The Issuer will ensure that:

(i)

each of the Alvogen Facility Lenders shall on or before the 2022 Senior Bonds Upsize A&R Effective Date (and in the case of any shareholders of the Issuer who accede to the Alvogen Facility in the capacity of a lender after the 2022 Senior Bonds Upsize A&R Effective Date, on the date of their accession to the Alvogen Facility) execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such Alvogen Facility Lenders accede to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed); and

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(ii)

the Alvogen Facility shall be on terms that do not adversely affect the interests of the Bondholders under the Bond Documents and which are satisfactory to the Bondholders (acting reasonably) including:

(A)	the Alvogen Facility shall be unsecured Indebtedness;

(B)

such Alvogen Facility shall constitute Subordinated Indebtedness and (subject to the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument) the Stated Maturity and, if applicable, a First Amortisation Date shall be no earlier than 91 days following the Stated Maturity of the Bonds;

(C)

the terms of such Alvogen Facility shall provide that interest, fees and premium (if any) or any other amount payable in connection therewith (excluding any reasonable costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the New Alvogen Facility Amount) is payable and is paid solely in the form of pay-in-kind;

(D)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation relating to the Alvogen Facility (including general covenants and/or events of default (however described)) shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable));

(E)

the Alvogen Facility shall have an all-in-yield cap (inclusive of all interest, fees (including upfront fees, commitment fees and ticking fees), original issue discount and premium and all other amounts payable thereunder or in connection therewith) (excluding any reasonable third party costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof up to an aggregate amount not exceeding 0.5% of the New Alvogen Facility Amount)) of 17.5% per annum, provided that such all-in-yield cap shall not apply to any increase in the yield of the Alvogen Facility attributable to the application of the clause 17.5 (Most Favoured Nation) of the Alvogen Facility Agreement; and

(F)

any penny warrants granted to Alvogen Lux or any other person under or in connection with the Alvogen Facility (taking into account the 2022 Alvogen Lux Shareholder Loans following the occurrence of the Alvogen Lux Shareholder Loans Roll Facility) for new shares shall represent not more than 4.0% of the fully diluted ordinary share capital of the Issuer as at the date on which such penny warrants are issued (as adjusted in accordance with the terms set out in Schedule 10 of this Instrument) provided that such relevant warrant instrument(s) shall be substantially in the form set out in Schedule 10 of this Instrument (with modifications to incorporate anti-dilution adjustments with respect (i) the conversion of Aztiq Convertible Bonds and (ii) any warrants granted to Bondholders on 31 March 2022 which modifications shall be satisfactory to Alvogen Lux) and provided further that no penny warrants shall be granted to Alvogen Lux at any time (including with respect to the Alvogen Lux Shareholder Loans Roll Facility) if there has been an Alvogen Facility Refinancing,

(collectively paragraphs (b)(i) and (ii) above being the “Alvogen Facility Minimum Terms”).

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(c)	The Issuer may raise new funding through one or more New Capital Increases during the New Capital Increase Period.

(d)

The Issuer shall be permitted to, in the event of a Successful New Capital Increase during the New Capital Increase Period and provided that the Issuer has delivered an Officer’s Certificate to the Bondholders certifying the occurrence of a Successful New Capital Increase (and enclosing reasonable evidence and details of satisfaction of the relevant conditions thereof):

(i)

no later than the 10th Business Day falling after the expiry of the Alvogen Facility Longstop Date, apply the proceeds of up to US$50,000,000 of a Successful New Capital Increase in or towards the Alvogen Facility Refinancing (it being understood that following the Alvogen Facility Refinancing, the relevant Successful New Capital Increase (in whatever form) may not be refinanced, repaid and/or replaced (in full nor in part) at any time prior to the redemption of the Bonds in full under and pursuant to the terms of the Bond Documents); and

(ii)

within 30 Business days after the date of the Successful New Capital Increase, make an offer to the Alvogen Facility Lenders to convert and/or rollover any amount outstanding under the Alvogen Facility (being for the avoidance of doubt, the Alvogen Lux Shareholder Loans Roll Facility) into such New Capital Increase pursuant to the terms of the Successful New Capital Increase, and the Alvogen Facility may, at the election of the relevant Alvogen Facility Lender(s), be deemed to form part of such New Capital Increase in accordance with their terms (a “New Capital Roll”) (and the Issuer undertakes to promptly notify the Bondholders (in writing) following the occurrence of a New Capital Roll and to provide evidence of the irrevocable refinancing, repayment and discharge of the financial indebtedness under and pursuant to the Alvogen Facility in full).

(e)

Upon the occurrence of a Successful New Capital Increase and following the occurrence of an Alvogen Facility Refinancing (and provided that the Issuer has delivered an Officer’s Certificate to the Bondholders certifying the occurrence of a Successful New Capital Increase (and enclosing reasonable evidence and details of satisfaction of the relevant conditions thereof) pursuant to paragraph (b) above), each Bondholder agrees to promptly (and in any event within 5 Business Days of such Officer’s Certificate being delivered to it), irrevocably and unconditionally authorize and instruct the Security Trustee to, and the Security Trustee shall release the security granted over the Issuer Alvogen Facility Account under and pursuant to the Account Pledge (Issuer Accounts) as soon as reasonably practicable and in any event within 10 Business Days of such request by the Issuer, and the Security Trustee shall enter into such release documents and/or execute any further documents and do all such acts and things as may reasonably be required to give effect to such release.

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(f)

The Issuer undertakes and warrants to use the proceeds of the Alvogen Facility and/or any New Capital Increase towards (i) (in the case of a New Capital Increase only) the Alvogen Facility Refinancing, (ii) financing the payment and/or repayment of any Transaction Costs, and (iii) any general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility) in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans))).

(g)

Other than the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument, for so long as the Bonds remains outstanding, save with the consent of all the Bondholders, the Issuer will not enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the Alvogen Facility to the extent such changes relate to the Alvogen Facility Minimum Terms or which could reasonably be expected to be adverse to the interests of the Bondholders.

(h)

In the event of a Successful New Capital Increase and the occurrence of an Alvogen Facility Refinancing in accordance with the terms of this Instrument, for so long as the Bonds remains outstanding, save with the written approval of the Bondholders, the Issuer will not enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the documents relating to the Successful New Capital Increase to the extent such changes relate to the Equity Issuance Minimum Conditions or which could reasonably be expected to be adverse to the interests of the Bondholders, provided that the occurrence of a New Capital Roll shall not require approval from the Bondholders (and the Issuer undertakes to promptly notify the Bondholders (in writing) following the occurrence of a New Capital Roll).

(i)	The Issuer shall procure the cash proceeds of any New Capital Increase shall be initially deposited in the Issuer Operating Account.

9.18	Saemundargata Loan

(a)	The Issuer shall procure that the Saemundargata Loans are entered into on or prior to the 2022 Senior Bonds Upsize A&R Effective Date.

(b)

The Issuer shall procure that Saemundargata Holdco (and/or its subsidiaries or affiliates (as applicable)) shall by no later than 15 Business Days after the 2022 Senior Bonds Upsize A&R Effective Date apply the proceeds of the Saemundargata Loans towards (i) first, repayment of the outstanding amounts under or in connection with the Arion Loans in full, and (ii) second, the remainder towards the general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility in each case in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount), provided in such case the payment is made in accordance with Condition 9.21 (2022 Alvogen Lux Shareholder Loans).

9.19	Aztiq Facility Contribution

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(a)	The Issuer shall procure that the Aztiq Facility Contribution is fully implemented on or prior to the 2022 Senior Bonds Upsize A&R Effective Date.

(b)

The Issuer undertakes to issue convertible bond(s) to Aztiq on or prior to the 2022 Senior Bonds Upsize A&R Effective Date as consideration for the Aztiq Facility Contribution under and pursuant to the Aztiq Facility Contribution SPAs (the “Aztiq CB” and the bond instrument relating to the Aztiq CB being the “Aztiq CB Documents”).

(c)	The Issuer will ensure that:

(i)

Aztiq shall on the 2022 Senior Bonds Upsize A&R Effective Date, and each other person becoming a bondholder under the Aztiq CB in accordance with the terms thereof shall execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which Aztiq (or such other person upon becoming a bondholder under the Aztiq CB) accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed); and

(ii)	the Aztiq CB shall be on terms that do not adversely affect the interests of the Bondholders under the Bond Documents and which are satisfactory to the Bondholders (acting reasonably) including:

(A)

the aggregate value of the convertible bonds issued to Aztiq shall not exceed an amount equal to the net value of the Saemundargata Holdco Shares after deduction of the financial indebtedness to be assumed by Saemundargata Holdco pursuant to the Saemundargata Loan and such net value of the Saemundargata Holdco Shares is US$80,000,000 as determined by reference to the third party valuation reports issued by KPMG and Borg fasteignasala as set out in the Aztiq Facility Contribution SPAs (the “TP Valuation”);

(B)	the Aztiq CB shall be unsecured Indebtedness;

(C)

such Aztiq CB shall constitute Subordinated Indebtedness and the Stated Maturity and, if applicable, a First Amortisation Date, of the Aztiq CB shall not be no earlier than 91 days following the Stated Maturity of the Bonds;

(D)

the terms of such Aztiq CB shall provide that interest, fees and premium (if any) and any other amounts payable in connection with the Aztiq CB (excluding any reasonable costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the aggregate principal amount of the Aztiq CB) is payable and paid solely in the form of pay-in-kind;

(E)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation relating to the Aztiq CB (including the general covenants and/or events of default (however described) shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Bonds (if applicable)); and

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(F)

the Aztiq CB shall have an all-in-yield cap (inclusive of interest, fees (including upfront fees), original issue discount, premium and all other amounts payable thereunder or in connection therewith) (excluding any reasonable costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof up to an aggregate amount not exceeding 0.5% of the Aztiq CB)) of 17.5% per annum,

(collectively, paragraphs (c)(i) and (ii) above being the “Aztiq CB Minimum Terms”).

(d)

For so long as the Bonds remains outstanding, save with the written approval of the Bondholders, the Issuer will not (and will procure that Aztiq and Saemundargata Holdco will not (as applicable)) enter into or vary, novate, supplement, supersede, waive, refinance (in full nor part) or terminate the Aztiq Facility Contribution Documents and/or the Aztiq CB to the extent such changes relate to the Aztiq CB Minimum Terms or which are reasonably likely to be adverse to the interests of the Bondholders.

9.20	Issuer Board Observer

The Issuer agrees to grant to the holders of the Bonds and Other Bonds the right to appoint an observer of the Board (the “Board Observer”) of the Issuer (and committees thereof) on and subject to the terms of the Board Observer Agreement. Upon the request of any Bondholder, the Issuer shall provide to such Bondholder promptly, but in any event within 2 Business Days, any books and records or other documents the Board Observer would otherwise be permitted to receive pursuant to the Board Observer Agreement.

9.21	2022 Alvogen Lux Shareholder Loans

Notwithstanding Conditions 9.5 and 9.6, for so long as any Bond is outstanding, the Issuer shall not effect nor permit the repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of any amount payable under or in respect of the 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility or the New Capital Roll thereof) in each case (and for the avoidance of doubt the repayment or prepayment may not be in an amount exceeding the Alvogen Lux Shareholder Loans Roll Amount) unless the Issuer has delivered an Officer’s Certificate to the Bondholders (with accompanying evidence satisfactory to the Bondholders (acting reasonably)) certifying that each of the 2022 Alvogen Lux Shareholder Loans Repayment Conditions has been (or, if applicable, will, following such payment, be) satisfied in respect of the proposed repayment or prepayment and provided further that at the time of giving effect to such repayment or prepayment, no Default shall have occurred and be continuing or would occur as a consequence thereof (and for the avoidance of doubt, no repayment and/or prepayment (including payment of any fees, interest or similar payments) shall be permitted to be made in relation to the 2022 Alvogen Lux Shareholder Loans (or, as applicable, the Alvogen Lux Shareholder Loan Roll Facility or the New Capital Roll thereof) if the FDA Approval is granted to the Issuer on or after 1 April 2023).

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10	[Reserved]

11	Undertakings

11.1

The Issuer undertakes and warrants, inter alia, that so long as there are any outstanding Bonds save with the approval of a Special Resolution of the Bondholders, it shall (and, where applicable, shall procure that its Subsidiaries shall):

(a)	[Reserved];

(b)

after the Listing Date, use commercially reasonable endeavours to maintain a listing for all the issued Shares on the Stock Exchange; and (ii) if unable to maintain or obtain such listing, to obtain and maintain a listing for all the Shares on an Alternative Stock Exchange as the Issuer with the approval by an Ordinary Resolution of the Bondholders may from time to time determine and will forthwith give notice to the Bondholders (in accordance with Condition 20) of the listing or delisting of the Shares (as a class) by any of such stock exchanges;

(c)

after the Listing Date, comply in all material respects with all the rules, regulations and requirements of the applicable Stock Exchange (including the Listing Rules) or the Alternative Stock Exchange (if applicable);

(d)	comply in all material respects with all applicable laws and regulations;

(e)

promptly (i) obtain, comply with and do all that is necessary to maintain in full force and effect, and (ii) supply certified copies to the Security Trustee of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of a relevant jurisdiction to (x) enable it to perform its obligations under the Bond Documents; (y) ensure the legality, validity, enforceability or admissibility in evidence of any Bond Documents; and (z) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect;

(f)

maintain with insurance companies that are financially sound and reputable, such commercial general liability insurance, product liability insurance and property insurance with respect to liabilities, losses or damage in respect of its properties and assets as are customarily carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such other Persons to maintain under similar circumstances in similar businesses;

(g)

do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Trustee may reasonably specify (and in such form as the Security Trustee may reasonably require in favour of the Security Trustee or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security) or for the exercise of any rights, powers and remedies of the Security Trustee or the Bondholders provided by or pursuant to the Bond Documents or by law;

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(ii)

to confer on the Security Trustee Security over any property and assets of the Issuer or any Guarantor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security; and

(h)

take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Trustee by or pursuant to the Bond Documents.

11.2	Anti-Layering

The Issuer undertakes and warrants, inter alia, that so long as there are any Bonds outstanding, save with the approval of a Special Resolution of the Bondholders, it will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(a)	equal in right of payment with the Bonds or such Guarantor’s Guarantee of the Bonds, as the case may be; or

(b)	expressly subordinated in right of payment to the Bonds or such Guarantor’s Guarantee, as the case may be;

provided that:

(i)	unsecured Indebtedness will not be treated as subordinated or junior to senior Indebtedness merely because it is unsecured; and

(ii)	senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

11.3

Each of the Issuer and the Guarantors represents and warrants that for the purposes of the Regulation, its Centre of Main Interests is situated in its jurisdiction of incorporation. Each of the Issuer and the Guarantors incorporated in the European Union further undertakes and warrants that so long as there are any outstanding Bonds, it shall not take any positive action to deliberately change the location of its Centre of Main Interests for the purposes of the Regulation where that change would be materially adverse to the interests of the Bondholders.

For purposes of this Condition 11.3 only:

“Centre of Main Interests” means “centre of main interests” as such term is used in Article 3(1) of Regulation (EU) No. 2015/848 of May 2015 of the European Parliament and of the Council on Insolvency Proceedings (recast) (the “Regulations”); and

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“Regulation” has the meaning given to that term in the definition of Centre of Main Interests.

11.4	Shareholder Loans

(a)	The Issuer undertakes and warrants that, so long as there are any outstanding Bonds,

(i)

to the extent it or any of the Guarantors Incurs any Indebtedness in accordance with Condition 9.4 from any of its direct or indirect shareholders following the Issue Date, it shall, and shall cause the relevant Guarantor to, procure that the provider of such Indebtedness to execute and deliver to the Security Trustee an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Deed pursuant to which such creditor accede to the Intercreditor Deed as a subordinated creditor; and

(ii)

it shall not, and shall cause the Guarantors not to, repay, redeem, repurchase, defease or otherwise acquire or retire for value in cash, any Indebtedness owed by it or any Guarantor to any direct or indirect shareholder of the Issuer, (other than the Alvogen Facility as expressly permitted under this Instrument ).

(b)	For the avoidance of doubt, paragraph (a) above is not applicable to any Indebtedness owed to any Bondholders in its capacity as holder of the Bonds or any Other Bonds.

11.5	Arm’s Length Terms

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction for the exclusive licensing, strategic alliance, disposal or any arrangement having equivalent effect with respect to any Proprietary Right with any person except on arm’s length terms (or better than arm’s length terms from the Issuer’s or the relevant Restricted Subsidiary’s perspective).

12	Payments

12.1	Principal and Premium

(a)

On or prior to the due date of principal, coupon, premium, default interest or any other amounts payable under this Instrument, the Issuer shall deposit or cause to be deposited with the Paying Agent a sum sufficient to pay such principal, premium, default interest or other amount when so becoming due. Principal, premium, coupon, default interest and all other amounts payable under this Instrument shall be considered paid on the due date if on such date the Paying Agent holds as of 11:00 a.m. Hong Kong time money sufficient to pay all such principal, premium, coupon, default interest or any other amounts then due and the Paying Agent is not prohibited from paying such money to the Bondholders on that date pursuant to the terms of this Instrument.

(b)

On the due date of such principal, premium, coupon, default interest or other amount, the Paying Agent will make payment of such amount by transfer to the Registered Account of the Bondholder; provided that payment of principal and premium will only be made after surrender of the relevant Bond Certificate at the Registrar’s Office.

(c)	When making payments to Bondholders, fractions of one U.S. dollar cent will be rounded down to the nearest U.S. dollar cent.

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12.2	Paying Agent to Hold Money in Trust

The Paying Agent agrees and the Issuer shall require any other Paying Agent, if applicable, to agree in writing, that such Paying Agent shall hold in trust for the benefit of the Bondholders all money held by such Paying Agent for the payment of principal, premium, coupon, default interest or any other amounts, and shall notify the Security Trustee of any default by the Issuer in making any such payment. While any such default continues, the Security Trustee may require a Paying Agent to pay all money held by it to the Security Trustee. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. Upon complying with this Condition 12.2, a Paying Agent shall have no further liability for the money delivered to the Security Trustee.

12.3	Registered Accounts

For the purposes of this Condition 12, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York (or such other U.S. dollar account as the Bondholder may notify to the Issuer from time to time), details of which appear on the Register of Bondholders at the close of business on the second Business Day before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register of Bondholders at that time.

12.4	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 15. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

12.5	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) will be initiated and in the case of a payment of principal, if later, on the Business Day on which the relevant Bond Certificate is surrendered at the Registrar’s Office.

12.6	Default Interest and Delay in Payment

(a)

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under this Instrument, interest shall accrue on the overdue sum at the rate of 10 per cent. per annum on a daily compounding basis from the due date and ending on the date on which full payment is made to the Bondholders in accordance with this Instrument. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

(b)

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if such delay is caused solely because the due date is not a Business Day, if the Bondholder is late in surrendering its Bond Certificate (if required to do so) or if a cheque mailed in accordance with this Condition 12 arrives after the due date for payment.

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(c)

If an amount which is due on the Bonds is not paid in full, the Issuer or the Paying Agent, as the case may be, shall cause the Registrar to annotate the Register of Bondholders with a record of the amount (if any) in fact paid.

(d)

All amounts due and payable by the Paying Agent in relation to the Bonds will be allocated in accordance with the written instructions it receives from the Issuer. The Paying Agent is not responsible in any manner whatsoever for the calculation of amounts due under the Bonds or as may be due under this Instrument.

13	Redemption, Purchase and Cancellation

13.1	Maturity

Unless previously redeemed, or purchased and cancelled as provided herein, the Issuer will redeem each Bond at an amount equal to the Redemption Amount on the Maturity Date. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Conditions 13.2 and 13.3 below (but without prejudice to Condition 15).

13.2	Optional Redemption

(a)

The Issuer may, at its option and having given not less than 30 nor more than 60 days’ notice (such notice or a notice delivered pursuant to this condition, an “Optional Redemption Notice”) to the Bondholders in accordance with Condition 20 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at a redemption price equal to Redemption Amount plus the Applicable Premium (if any) to (but not including) the relevant redemption date (such relevant redemption date, an “Optional Redemption Date”);

(b)	The Issuer will be bound to redeem the Bonds on the Optional Redemption Date at the relevant amount set forth in clause (a) above.

(c)

Any redemption set forth in clauses (a) above may, at the discretion of the Issuer, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant Optional Redemption Notice was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

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13.3	Redemption for Taxation Reasons

(a)

At any time, the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 20 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at an amount equal to the Redemption Amount on the date fixed for redemption in the Tax Redemption Notice (the “Tax Redemption Date”) (subject to the right of Bondholders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if:

(i)

the Issuer certifies acting reasonably and in good faith to the Bondholders immediately prior to the giving of such notice that the Issuer has or will become obliged to pay Additional Amounts as referred to in Condition 15 as a result of:

(A)

any change in, or amendment to, the laws or regulations of Luxembourg, Iceland, Germany, Switzerland or any political subdivision or any authority thereof or therein having power to tax (a “Tax Jurisdiction”); or

(B)

any change in the general application or official written interpretation of such laws or regulations, which change or amendment is formally announced and becomes effective on or after the first Issue Date (or if the applicable Tax Jurisdiction becomes a Tax Jurisdiction on a date after the Issue Date, such later date) (each of the events set forth in paragraph (A) above or this paragraph (B), a “Change of Tax Law”), but excluding payment of Additional Amounts in connection with a SPAC Listing as a result of any change in, or amendment to, the laws or regulations in relation to a SPAC Listing, and

(ii)	such obligation cannot be avoided by the Issuer and/or the relevant Guarantor(s) taking reasonable measures available to it or them;

provided that no such Tax Redemption Notice shall be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption pursuant to this Condition 13.3(a), the Issuer shall deliver to the Bondholders: (i) a certificate signed by a director of the Issuer stating that the obligation referred to in paragraph (i) above cannot be avoided by the Issuer and/or the relevant Guarantor(s) (after taking reasonable measures available to it or them); and (ii) a written opinion of independent legal or tax advisers of recognised international standing qualified under the laws of the Tax Jurisdiction and reasonably satisfactory to the Bondholders to the effect that the Issuer or Guarantor, as the case may be, has been or will become obligated to pay Additional Amounts as a result of a Change of Tax Law.

(b)	Subject to Condition 13.3(c) below, the Issuer will be bound to redeem the Bonds on the Tax Redemption Date at an amount equal to the Redemption Amount.

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(c)

If the Issuer gives a Tax Redemption Notice pursuant to Condition 13.3(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 14 shall not apply in respect of any payment of principal and premium to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 14 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld for or on account of taxes imposed by Luxembourg. To exercise a right pursuant to this Condition 13.3(c), the holder of the relevant Bond must complete, sign and deposit at its own expense during normal business hours at the Registrar’s Office no later than the day falling 10 days prior to the Tax Redemption Date a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the Registrar’s Office (a “Tax Option Exercise Notice”), together with the Bond Certificate evidencing the Bonds. A Tax Option Exercise Notice, once delivered shall be irrevocable and may not be withdrawn without the Issuer’s written consent.

(d)

The foregoing provisions in this Condition 13.3 shall apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to the Issuer or a Guarantor is organised or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein and such provisions shall survive any termination, defeasance or discharge of this Instrument or the Guarantees.

13.4	Redemption on Change of Control

(a)

In the event that a Change of Control has occurred at any time following the 2022 Senior Bonds Upsize A&R Effective Date, the holder of each Bond will have the right (the “Change of Control Put Right”) at such holder’s option, to require the Issuer to redeem in whole but not in part such holder’s Bonds on the Change of Control Put Date (as defined below) at an amount equal to the Redemption Amount plus the Applicable Premium (if any) to but not including the Change of Control Put Date (the “Change of Control Put Price”), provided always that the Bondholders shall have the right to waive any of the requirements contained in this Condition 13.4(a) by a Special Resolution.

(b)

To exercise its Change of Control Put Right to require the Issuer to redeem its Bonds, the Bondholder must complete, sign and deposit at the Registrar’s Office a duly completed and signed irrevocable notice of redemption, in the form for the time being current, obtainable during normal office hours from the Registrar’s Office (“Change of Control Put Exercise Notice”) together with the Bond Certificate evidencing the Bonds to be redeemed by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 20. The “Change of Control Put Date” shall be the 14th day after the expiry of such period of 30 days as referred to above.

(c)

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds which form the subject of the Change of Control Put Exercise Notice delivered as aforesaid on the Change of Control Put Date.

(d)

Not later than seven days after becoming aware of a Change of Control, the Issuer shall procure that notice regarding the Change of Control shall be delivered to the Bondholders (in accordance with Condition 20) stating:

(i)	the Change of Control Put Date;

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(ii)	the date of such Change of Control and, briefly, the events causing such Change of Control;

(iii)	the date by which the Change of Control Put Exercise Notice must be given;

(iv)	the Change of Control Put Price and the method by which such amount will be paid;

(v)	the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Change of Control Put Right; and

(vi)	that a Change of Control Put Exercise Notice, once validly given, may not be withdrawn.

13.5	Special Redemption Event

(a)

Upon occurrence of Special Redemption Event, the Issuer shall promptly notify the Bondholders the occurrence of such event, and the Issuer shall, within 5 Business Days after the Special Redemption Event Date, redeem the Bonds in whole at an amount equal to the Redemption Amount.

(b)

For so long as the Alvogen Facility or any 2022 Alvogen Lux Shareholder Loans (including an Alvogen Lux Shareholder Loans Roll Facility or a New Capital Roll) remain outstanding, save with the written approval of Alvogen Lux, the Issuer and Bondholders will not amend vary, or waive paragraph (a) above including each of the definitions of Special Redemption Event and/or Special Redemption Event Date contained therein.

13.6	Purchases

The Issuer, the Guarantors or any of their respective Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise in compliance with applicable laws and regulations.

13.7	Cancellation

All Bonds which are purchased or redeemed by the Issuer, any Guarantor or any of their respective Subsidiaries, will forthwith be cancelled and such Bonds may not be reissued or resold.

13.8	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 13 will be given in accordance with Condition 21, and without prejudice to the other content requirements set out in this Condition 13, specify the applicable Redemption Amount, (if applicable) the Applicable Premium (if any), the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the outstanding Bonds as at the latest practicable date prior to the publication of the notice.

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13.9	Calculation

The Calculation Agent shall verify calculation of any Redemption Amount and/or Applicable Premium pursuant to this Condition 13 provided that the Issuer furnishes all necessary information required by the Calculation Agent to perform such calculations.

14	Taxation

14.1	Taxation Gross-Up

(a)

All payments, whether of principal, premium or otherwise, made by or on behalf of the Issuer or the Guarantors (including, in each case, any successor entity), as the case may be, under or with respect to this Instrument or the Guarantees, as the case may be, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, fee, duty, levy, tariff, impost, assessment or other governmental charge (including penalties, coupon and other liabilities related thereto) (collectively, “Taxes”) (such withholding or deduction for, or on account of, Taxes being referred to as a “Tax Deduction”) unless the Tax Deduction is then required by law. The Issuer or a Guarantor, as the case may be, shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), with respect to the Bondholders, notify such Bondholders accordingly. If a Tax Deduction will at any time be required to be made from any payments made by or on behalf of the Issuer or the Guarantor, as the case may be, under or with respect to this Instrument or the Guarantee, as the case may be, including payments of principal, redemption price, coupon, additional amounts or premium, if any, the Issuer or the Guarantor, as the case may be, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders of a Bond, or beneficial owner of the Bonds, in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will not be less than the amounts that would have been received by each Bondholder in respect of such payments under or with respect to this Instrument or the Guarantee in the absence of such Tax Deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Bond for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder of that Bond (except to the extent that the holder of the Bond would have been entitled to Additional Amounts had the Bond been presented on the last day of such 30-day period);

(ii)	any FATCA Deduction; or

(iii)	any combination of the above clauses (i) to (ii).

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(b)

Subject to the provisions of the Guarantees, the Issuer or the Guarantors, as the case may be, shall pay and indemnify the Bondholders or the beneficial owner of the Bonds for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including any penalties, coupon and other liabilities related thereto) that are payable in, or levied by any jurisdiction on the execution, delivery, transfer or registration of this Instrument, the Guarantees or the Bonds or the receipt of any payments with respect to, or enforcement of, this Instrument, the Guarantees or the Bonds (such sum being recoverable from the Issuer or the Guarantors, as the case may be, as a liquidated sum payable as a debt.

(c)

If the Issuer or the Guarantors, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any Bond, this Instrument or the Guarantees, the Issuer or the Guarantors, as the case may be, shall deliver to the Bondholder on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Issuer or the Guarantors, as the case may be, shall notify the Bondholder as promptly as practicable after the date that is 30 days prior to the payment date) notice signed by a director of the Issuer stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. Such notice must also set forth any other information reasonably necessary to enable the Paying Agent, upon timely receipt of funds, to pay Additional Amounts to Bondholders on the relevant payment date. The Bondholder shall not have any obligation to determine whether any Additional Amounts are payable or the amount of such Additional Amounts.

(d)

The Issuer or the Guarantors, as the case may be, shall make all Tax Deductions (within the time period and in the minimum amount) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the Guarantors, as the case may be, shall, whether or not Additional Amounts are payable, use its or their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the Guarantors, as the case may be, shall furnish to the Bondholders, and to a beneficial owner of Bonds upon request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or the Guarantors, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence (reasonably satisfactory to the Bondholders) of payments by such entity.

(e)	Wherever in this Instrument or the Guarantees there is mentioned, in any context:

(i)	the payment of principal;

(ii)	purchase prices in connection with a purchase of Bonds;

(iii)	coupon; or

(iv)	any other amount payable on or with respect to any of the Bonds or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

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(f)

The obligations described under this Condition 14 shall survive any termination, defeasance or discharge of this Instrument or the Guarantees and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or a Guarantor is incorporated, or resident or doing business for tax purposes or any jurisdiction from or through which such Person makes any payment on the Bonds or the Guarantees and any department or political subdivision thereof or therein.

(g)	The Issuer will:

(i)	pay all stamp duty, registration, documentary, transfer and other similar Taxes payable in respect of any Bond Document; and

(i)

within five Business Days of demand of the Security Trustee or a Bondholder, indemnify the Security Trustee or such Bondholder from and against any cost, loss or liability the Security Trustee or that Bondholder incurs in any jurisdiction in relation to any stamp duty, registration, documentary, transfer or other similar Tax paid or payable in respect of any Bond Document. None of the Security Trustee, the Registrar or the Paying Agent shall be liable or responsible to pay any such taxes or duties in any jurisdiction and none of them shall be under any obligation to determine whether the Issuer, any other Pledgor, any Guarantor or any Bondholder is liable to pay any taxes and duties and shall not be concerned with, or be obligated or required to enquire into, the sufficiency of any amount paid by the Issuer, any other Pledgor, any Guarantor or any Bondholder for this purpose.

The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Security Trustee or the termination of this Instrument.

14.2	FATCA

(a)	Subject to Condition 14.1, each party hereto may make any FATCA Deduction it is required to make by FATCA and any payment required in connection with that FATCA Deduction.

(b)

Each party hereto shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Issuer, the Security Trustee and the Paying Agent, and the Security Trustee and the Paying Agent shall notify the other parties hereto.

(c)	Subject to Condition 14.2(e), each party hereto shall, within ten Business Days of a reasonable request by any other party:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and

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(iii)

supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that party’s compliance with any other law, regulation, or exchange of information regime.

(d)

If a party hereto confirms to another party hereto pursuant to paragraph (c)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(e)

Condition 14.2(c) above shall not oblige any of the Security Trustee, the Registrar, the Paying Agent or the Bondholders to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(f)

If a party hereto fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Condition 14.2(c) above (including, for the avoidance of doubt, where Condition 14.2(d) above applies), then such party shall be treated for the purposes of the Bond Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

15	Events of Default

Any of the following events will constitute an “Event of Default” under this Instrument:

(a)

there is failure by the Issuer to pay any principal, premium or any other amount due in respect of the Bonds on or prior to the due date for such payment (except where failure to pay is caused by administrative or technical error and payment is made within five days of its due date);

(b)	[Reserved];

(c)

there is any failure of performance or observance of the Issuer or any of the Guarantors of any of its undertakings or obligations, under the Subscription Agreements, the Bonds, the 2022 Senior Bonds Upsize Amendment and Restatement Deed or this Instrument (other than those referred to in paragraphs (e)(i) and (ii) under Condition 9.16 (New Equity Issuance), Condition 9.17(a) and 9.17(b) (Alvogen Facility), Condition 9.18 (Saemundargata Loan), Condition 9.19 (Aztiq Facility Contribution) and/or Condition 9.20 (Issuer Board Observer)), which failure is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such failure shall have been given to the Issuer or the relevant Guarantor by a Bondholder;

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(d)

any final judgment or order for the payment of money in excess of US$2,500,000 (or the Dollar Equivalent thereof) in the aggregate for all such final judgments or orders is rendered against the Issuer, any Guarantor and shall not be bonded, paid, or discharged for a period of 10 Business Days following such judgment during which a stay of enforcement, by reason of a pending appeal or otherwise is not in effect.

(e)

(i) any other present or future Indebtedness (whether actual or contingent) of the Issuer or any Guarantor for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its Stated Maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or (if a grace period is applicable) within any applicable grace period, or (iii) the Issuer or any of the Guarantors fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised; provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 15(e) have occurred and after the applicable grace or notice period has expired equals or exceeds US$2,500,000 (or the Dollar Equivalent thereof);

(f)

after the Listing Date, the Shares (as a class) cease to be listed or admitted to trading on the Stock Exchange or an Alternative Stock Exchange or suspension of the trading of Shares on the Stock Exchange or such Alternative Stock Exchange (other than for a temporary suspension of trading for not more than 20 consecutive Trading Days);

(g)

a distress, attachment, execution, seizure before judgement or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer, any Guarantor if capable of remedy and is not discharged or stayed within 30 days;

(h)

any mortgage, charge, pledge, lien or other Encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) which is not discharged or stayed within 30 days and such enforcement can be reasonably expected to result in a Material Adverse Effect;

(i)

the Issuer or any of the Guarantors is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt under applicable law or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or such Guarantor;

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(j)

an order is made or an effective resolution passed for the winding-up or dissolution, judicial management, administration or liquidation of the Issuer or any of the Guarantors (as the case may be), or the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Bondholders, or (ii) in the case of a Guarantor, whereby the undertaking and assets of such Guarantor are transferred to or otherwise vested in the Issuer or another Guarantor;

(k)

an Encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the property, assets or revenues of the Issuer or any of the Guarantors (as the case may be) and is not discharged within 30 days;

(l)	any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of the Guarantors;

(m)

any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and the Guarantors lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Guarantees, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Bonds and the Guarantees admissible in evidence in the courts of England, is not taken, fulfilled or done;

(n)	it is or will become unlawful for the Issuer or any of the Guarantors to perform or comply with any one or more of its obligations under the Bonds or the Guarantees, as applicable;

(o)

except as otherwise permitted under this Instrument or the relevant Security Document, any Security Document becomes unenforceable or invalid or shall for any reason cease to be in full force and effect or is claimed to be unenforceable, invalid or not in full force and effect by any Pledgor;

(p)

the auditors of the Issuer issue an opinion other than an unqualified opinion in respect of the audited accounts of the Issuer which will adversely affect the operation of the Issuer and its Subsidiaries;

(q)	the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations;

(r)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 15;

(s)	[Reserved];

(t)	[Reserved];

(u)	[Reserved];

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(v)

the Issuer does not comply with its obligations, under any Conversion, Redemption and Rollover Agreement, provided that no Event of Default will occur in respect of any failure to comply which is caused by administrative or technical error and is remedied within five Business Days of the earlier of (i) the Bondholder under the Conversion, Redemption and Rollover Agreement giving notice to the Issuer and (ii) the Issuer becoming aware of such failure to comply; or

(w)

there is any failure of performance or observance of the Issuer or any of the Guarantors of any of the undertakings or obligations under paragraphs (e)(i) and (ii) under Condition 9.16 (New Equity Issuance), Condition 9.17(a) and 9.17(b) (Alvogen Facility), Condition 9.18 (Saemundargata Loan), Condition 9.19 (Aztiq Facility Contribution) and/or Condition 9.20 (Issuer Board Observer).

For so long as any Bond remains outstanding, if an Event of Default (other than an Event of Default specified in clause (i), (j) or (k) above) occurs and is continuing under this Instrument, holder(s) of not less than 1/3 of the aggregate principal amounts of the Bonds and the Other Bonds at their discretion may, by written notice to the Issuer, declare that an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date to be immediately due and payable, and upon a declaration of acceleration, such amount shall be immediately due and payable; provided that the Redemption Amount so due and payable shall be determined to include the period from the 2021 A&R Effective Date to the relevant Payment Date of such Redemption Amount. If an Event of Default specified in clause (i), (j) or (k) above occurs with respect to the Issuer or any of the Guarantors, an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date shall automatically become and be immediately due and payable without any declaration or other act on the part of any Bondholder; provided that the Redemption Amount so due and payable shall be determined to include the period from the 2021 A&R Effective Date to the relevant Payment Date of such Redemption Amount.

16	Meetings of Bondholders and Modifications

16.1	Applicable rules

Articles 470-3 to 470-19 (included) of the Companies Law (including any provisions in respect of the representation of Bondholders and the holding of Bondholders’ meetings contained therein) shall not apply to the Bonds and this Instrument.

16.2	Meetings

(a)

Schedule 3 to this Instrument contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Special Resolution of a modification of the Bonds and Other Bonds then outstanding (subject to Condition 16.3 below) and the sanctioning by Ordinary Resolution of any matter requiring their approval pursuant to this Instrument. When there is only one Bondholder in respect of the Bonds and Other Bonds, no meetings are required and any resolution of the Bondholder can be passed by written resolution in accordance with paragraph 20 of Schedule 3.

(b)

A Special Resolution passed at any meeting of Bondholders, will be binding on all Bondholders in relation to the Bonds and the Other Bonds, whether or not they are present at the meeting. Schedule 3 provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Bonds and Other Bonds then outstanding shall be as valid and effective as a duly passed Special Resolution.

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16.3	Modification

The Issuer and the Guarantors may without any such meeting or sanction of the Bondholders, amend the terms of Bonds and the Guarantees if, in the reasonable opinion of the Issuer, having consulted with its financial adviser, legal adviser or auditor, such amendment is of a minor or technical nature or corrects a manifest error. Any such amendment will be binding on the Bondholders, the Security Trustee, the Registrar, the Paying Agent and the Calculation Agent.

Notwithstanding anything to the contrary herein or in any other Bond Document, any modification that has the effect of changing the number, percentage or aggregate principal amount of Bonds or Other Bonds required to accelerate the Bonds, including any modification of the final paragraph of Condition 15 shall require the consent of the holders of not less than 75.0 per cent. of the aggregate principal amount of the Bonds and the Other Bonds then outstanding and each 2022 Senior Bonds Upsize Bondholder.

16.4	Form of Modification

Any modification to the terms of the Bonds and any of the Guarantees, whether pursuant to Condition 16.2 or 16.3, shall be effected by way of deed poll executed by the Issuer and/or the relevant Guarantor(s), as the case may be. A copy of such deed poll will be sent by the Issuer to the Bondholders in accordance with Condition 20 as soon as practicable thereafter.

17	Waiver

No failure to exercise, nor any delay in exercising, on the part of any Bondholder, any right or remedy under these Conditions shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies herein are cumulative and not exclusive of any rights or remedies provided by law.

18	Voting and Other Rights

The Bondholders will not be entitled to receive notice of or attend or vote at general meetings of the Issuer by reason only of being the holders of a Bond. The Bondholders will not be entitled to participate in any distribution and/or offers of further securities made by the Issuer by reason only of being the holders of the Bonds.

19	Replacement of Bond Certificates

If any Bond Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Registrar’s Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bond Certificates must be surrendered before replacements will be issued.

20	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders. Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed to the Bondholders, as the case may be. The Issuer is under no obligation to investigate the address of a Bondholder in case of a change of address that has not been notified to it.

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21	Disenfranchisement of Shareholder Affiliates

(a)

For so long as a Shareholder Affiliate beneficially holds or otherwise owns any Bonds or any participation in the Bonds then outstanding (directly or indirectly and in any manner whatsoever) or has entered into a sub-participation agreement relating to a participation in any Bond then outstanding or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining (i) the Instructing Bondholders or (ii) whether the agreement of any specified group of Bondholders has been obtained to approve any request for any consent, approval, release or waiver or agreement to any amendment or to carry out any other vote or approve any action or give any instruction under the Bond Documents, that holding, ownership or participation in the Bonds then outstanding shall be deemed to be zero, such Bonds shall be deemed not to be outstanding and that Shareholder Affiliate (or the person with whom it has entered into that sub-participation, other agreement or arrangement) shall be deemed not to be a Bondholder.

(b)	Each Shareholder Affiliate that is a Bondholder agrees that:

(i)

in relation to any meeting or conference call to which any Bondholders are invited to attend or participate, it shall not attend or participate in the same or be entitled to receive the agenda or any minutes of the same, unless, in each case, the Security Trustee otherwise agrees (acting on the instructions of the Instructing Bondholders); and

(ii)

it shall not, unless the Security Trustee otherwise agrees (acting on the instructions of the Instructing Bondholders), be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Trustee or one or more of the Bondholders.

(c)

Any Shareholder Affiliate which is or becomes a Bondholder and which acquires a participation in the Bonds then outstanding shall, by 5:00 p.m. on the Business Day following the day on which it acquired that participation in the Bonds then outstanding, provide a notice to the Security Trustee (i) stating that it is a Shareholder Affiliate and (ii) disclosing the extent of the Bonds to which that purchase relates. The Security Trustee shall promptly disclose such information to the other Bondholders.

For the avoidance of doubt, the terms of this Condition 21 shall take precedent over any conflicting provision in any Bond Document and paragraphs (a) to (c) above shall not apply to any Bondholder (and no Bondholder shall be deemed to be a Shareholder Affiliate for this purpose) for so long as:

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(i)

the relevant Bondholder holds Shares in the Issuer issued to it as a result of the relevant Bondholders’ exercise of conversion rights over certain number of Bonds into the Shares of the Issuer pursuant to and in accordance with clause 4.1(a)(i) of the 2021 Amendment and Restatement Deed (the “Conversion Shares”) (or the relevant Bondholder’s Affiliate to whom the Conversion shares are transferred (directly or indirectly), or any further Shares in the Issuer directly issued to such Bondholder (or, as applicable, its Affiliates) (or otherwise transferred to them as permitted under the Bond Documents):

(A)	as a result of any conversion, consolidation, sub-division or, re-designation or exchange of such Conversion Shares;

(B)	by way of capitalisation of profits or reserves (including any share premium or capital contribution account) of the Issuer, or as a result of any distribution in kind made by the Issuer; and

(C)	further to the exercise of any preferential subscription rights of the Bondholder (or, as the case may be, its Affiliates) applicable by law, or as a result of any merger or assimilated transaction, in each case, on account of its holding of the Conversion Shares; and

(ii)	the relevant Bondholder holds any Bonds or Other Bonds or any participation in the Bonds or Other Bonds then outstanding,

provided that this Condition 21 shall immediately apply to such Bondholder if it ceases to qualify for this exemption.

22	Currency of Account; Conversion of Currency; Currency Exchange Restrictions

22.1

U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with this Instrument and the Guarantees, as the case may be, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by the Bondholders (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer otherwise) in respect of any sum expressed to be due to it from the Issuer or the Guarantors, as the case may be, shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Bonds, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Condition 22.2. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition 22, it will be sufficient for the Bondholders to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

22.2	Each of the Issuer and the Guarantors covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Instrument and the Guarantees:

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(a)	the following apply:

(i)

if for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)

If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer or the Guarantors, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b)

In the event of the winding-up of the Issuer or any of the Guarantors at any time while any amount or damages owing under this Instrument or the Guarantees, as the case may be, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer or the Guarantors, as the case may be, shall indemnify and hold the Bondholders harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under this Instrument (other than under this Condition 22.2(b)) or the Guarantees, as the case may be, is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Condition 22.2(b), the final date for the filing of proofs of claim in the winding-up of the Issuer or the Guarantors shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or the Guarantors, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)

The obligations contained in Condition 22.1, Condition 22.2(a)(ii) and Condition 22.2(b) shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Instrument, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by the Bondholders or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any of the Guarantors for a liquidated sum in respect of amounts due hereunder (other than under Condition 22.2(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantors or the liquidator or otherwise or any of them. In the case of Condition 22.2(b), the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

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(d)

The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (London time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Condition 22.2(a) hereof and 22.2(b) hereof and includes any premiums and costs of exchange payable.

22.3	Third Party Rights

A person which is not a party to this Instrument shall have no rights to enforce the provisions of this Instrument other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

23	Governing Law and Jurisdiction

23.1	This Instrument, and any non-contractual obligations arising out of or in connection with it, is governed by and shall be construed in accordance with English law.

23.2

The Courts of England sitting in London have exclusive jurisdiction to settle any dispute arising out of or in connection with this Instrument, the Bonds or the Guarantees (including a dispute relating to the existence, validity or termination of this Instrument, the Bonds or the Guarantees or any non-contractual obligation arising out of or in connection therewith) (a “Dispute”) and accordingly any legal action or proceedings in connection with such Dispute (“Proceedings”) may be brought in such courts. Each of the Issuer, the Guarantors and the Bondholders hereby irrevocably submits to the jurisdiction of such courts.

23.3

Each of the Issuer and the Guarantors irrevocably agrees that within five (5) Business Days of the date hereof it will appoint an agent having its registered office in the United Kingdom as its agent to receive on its behalf in England service of any proceedings started in the courts of England sitting in London under this Condition 23 and will provide evidence of the same to the Bondholders. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Issuer) and shall be valid until such time as the Issuer has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, the Issuer shall forthwith appoint a substitute and deliver to the Bondholders the new agent’s name and address and email within England and Wales. Nothing in this clause shall affect the right of Bondholders to serve process in any other manner permitted by law.

23.4	For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

24	Counterparts

This Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

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Schedule 1

Form of Bond Certificate

Amount	Certificate No.
US$ _________	________________________
Identifying nos: ___________

Alvotech

(a public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg number: B258884

(the “Issuer”)

US$[•] Bonds due 2025 (the Bonds)

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as above of the Issuer and are constituted by a bond instrument originally dated 14 December 2018 (as amended and/or restated from time to time) (the Bond Instrument). The Bonds are subject to, and have the benefit of, that Bond Instrument and the terms and conditions set out therein. Words and expressions defined in the Bond Instrument have the same meanings when used in this Bond Certificate.

The Issuer hereby certifies that

[Name of bondholder] of [registered address]

is, at the date hereof, entered in the Issuer’s register of Bondholders as the holder of the Bonds in the principal amount of US$[•] (US DOLLAR [•] Only). For value received, the Issuer by such entry promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the terms and conditions set out in the Bond Instrument and each of the Issuer and the Bondholder mentioned above agree to comply with the terms and conditions of the Bond Instrument.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

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THE BONDS EVIDENCED BY THIS BOND CERTIFICATE WERE NOT OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA AND HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND SUCH BONDS MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF A BOND OR AN INTEREST IN A BOND, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

This Certificate, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law. For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

IN WITNESS whereof the Issuer has executed this Certificate as a deed on [•] .

EXECUTED AND DELIVERED AS A DEED BY	)
ALVOTECH	)
acting by:	)	Authorised Signatory
)
in the presence of:	)

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Schedule 2

Form of Transfer Certificate

To:	Alvotech

as Issuer (the “Issuer”)

From:	[the Existing Holder] (the “Existing Holder”) and

[the New Holder] (the “New Holder”)

Dated:

Alvotech

(A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg number: B258884

US$[•] Bonds due 2025 (the “Bonds”)

1.

We refer to Condition 5 of the bond instrument originally dated 14 December 2018 (as amended and/or restated from time to time) under which the Bonds were constituted and issued (the “Bond Instrument”). This is a Transfer Certificate. Terms used in the Bond Instrument shall have the same meaning in this Transfer Certificate.

2.	The Existing Holder wishes to transfer to the New Holder the Bonds specified in the Schedule together with related rights and obligations (the “Transfer”).

3.	The proposed transfer date (the “Transfer Date”) is [ ].

4.	The address, email address and attention particulars for notices of the New Holder for the purposes of Condition 20 of the Bond Instrument are set out in the Schedule.

5.

The New Holder expressly acknowledges that it is the responsibility of the New Holder to ascertain whether any document is required or any formality or other condition is required to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Holder to enjoy the full benefit of the Bond Instrument.

6.	The Existing Holder and the New Holder confirm that (a) the Transfer is in compliance with Condition 5 of the Bond Instrument, and (b) the New Holder is not the Issuer or an Affiliate of the Issuer.

7.	The New Holder confirms that [check the appropriate box]:

☐	it/he/she is not an individual that is resident for tax purposes in the Grand Duchy of Luxembourg; or

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☐

he/she is an individual that is resident for tax purposes in the Grand Duchy of Luxembourg and that the Issuer has consented in writing to this transfer and a copy of such consent is attached to this Transfer Certificate.

8.	[The New Holder hereby requests that the new Bond Certificate to be issued upon the Transfer [check the appropriate box]:

☐	be made available for collection at the Registered Office; or

☐	be mailed by uninsured mail at the risk of the New Holder to the address of the New Holder specified in the Schedule.][1]

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[1]	Include if Bond Certificate is required

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THE SCHEDULE

Bonds to be transferred, and other particulars

Bonds transferred

Principal amount of Bonds to be transferred:	US$ [ ]

Administration particulars:

Address:	[ ]

Telephone:	[ ]

Email:	[ ]

Attn/Ref:	[ ]

[the Existing Holder]	[the Existing Holder]

By: _____________________________	By: _____________________________
Name: Title	Name: Title

This Transfer Certificate is executed by the Issuer and the Transfer Date is confirmed as at [    ].

ALVOTECH2

Acting by:

[2]

A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office located at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the R.C.S. Luxembourg under number B258884.

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Schedule 3

Provisions for Meetings of Bondholders

1.	Proxies

A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the Registered Office signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Issuer not later than 48 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. A Proxy need not be a Bondholder.

2.	Representatives

A holder of a Bond which is a corporation may by delivering to the Issuer not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

3.	Duration of Appointment

A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

4.	Calling of Meetings

The Issuer may at any time convene a meeting of Bondholders. If the Issuer receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds and Other Bonds then outstanding it shall as soon as reasonably practicable convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the directors of the Issuer.

5.	Notice of Meetings

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the Registered Office not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Issuer not later than 48 hours before the time fixed for the meeting. The accidental omission to give notice to, or the non-receipt of notice by, any Bondholder shall not invalidate any resolution passed at any such meeting.

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6.	Chairman of Meetings

A person (who may, but need not, be a Bondholder) nominated in writing by the Issuer may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of them to be chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

7.	Quorum at Meetings

At a meeting two or more persons present in person holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds and Other Bonds then outstanding shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing a Special Resolution shall (subject as provided below) be two or more persons present in person holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds and Other Bonds then outstanding; provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds and Other Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent. in principal amount of the Bonds and Other Bonds then outstanding.

8.	Absence of Quorum

If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed a Special Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent. in principal amount of the Bonds and Other Bonds then outstanding.

9.	Adjournment of Meetings

The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

10.	Notice of Adjourned Meetings

At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

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11.	Manner of Voting

Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative. Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds and Other Bonds then outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.	Manner of Taking Poll

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13.	Time for Taking Poll

A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.	Persons Entitled to Attend

The Issuer (through its representatives) and its financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

15.	Votes

On a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

16.	Powers of Meetings of Bondholders

A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, have power exercisable by Special Resolution:

(a)	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer;

(b)	to sanction the exchange or substitution for the Bonds of shares, bonds, or other obligations or securities of the Issuer or any other entity;

(c)	to assent to any modification of the Bonds which shall be proposed by the Issuer;

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(d)	to authorise anyone to concur in and do anything necessary to carry out and give effect to a Special Resolution;

(e)	to give any authority, direction or sanction required to be given by Special Resolution;

(f)

to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Special Resolution; and

(g)	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under the Bonds;

provided that notwithstanding anything in any Bond Document to the contrary, any modification to the provisions contained in the Bonds which would have the effect of:

(i)	modifying the Maturity Date or the due dates for any payment in respect of any principal, interest or fee payable under the Bonds; or

(ii)

forgiving, reducing or cancelling the amount of principal, premium (including any Redemption Amount) or the rate of default interest payable in respect of the Bonds or changing the method of calculation of the Redemption Amount; or

(iii)	consenting to the assignment or transfer by the Issuer of its rights and obligations under any Bond Document to which it is a party; or

(iv)	changing the currency of any payment in respect of the Bonds; or

(v)	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass a Special Resolution or sign a resolution in writing; or

(vi)	releasing all or substantially all of the Guarantors under the Guarantees or release a material portion of the Collateral under the Security Documents; or

(vii)

subordinating (x) the Liens securing any of the Obligations on any Collateral to the Liens securing any other Indebtedness or other obligations or (y) any Obligations in contractual right of payment to any other debt or other obligations; or

(viii)	extending any grace period under any Bond Document; or

(ix)

amending or modifying any Events of Default in Condition 15 of the Bond Instrument or changing the number, percentage or aggregate principal amount of Bonds or Other Bonds required to accelerate the Bonds, including any modification of the final paragraph of Condition 15; or

(x)	amending this proviso,

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in each case, shall require the consent of the holders of not less than 75.0 per cent. of the aggregate principal amount of the Bonds and the Other Bonds then outstanding and each 2022 Senior Bonds Upsize Bondholder.

17.	Resolutions Binding on all Bondholders

Any Special Resolutions or Ordinary Resolutions passed at a meeting of Bondholders duly convened and held in accordance with this Schedule and the Conditions shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18.	Special Resolution

The expression Special Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19.	Ordinary Resolution

The expression Ordinary Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than half of the votes cast at such meeting.

20.	Written Resolution

A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds then outstanding who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a Special Resolution or an Ordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

21.	Minutes

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

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Schedule 4

Form of Accession Letter

To:	[Bondholders] as Bondholders

From:	[Subsidiary] and Alvotech as Issuer

Dated:

Dear Sirs and Madam:

Alvotech

(A public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. number: B258884

Bond Instrument dated [•] relating to up to US$[•] senior bonds due 2025 (as amended and/or restated from time to time) (the “Instrument”)

1.	We refer to the Instrument. This is an Accession Letter. Terms defined in the Instrument have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become a Guarantor and to be bound by the terms of the Instrument as a Guarantor pursuant to Condition 6 (Guarantees) of the Instrument. [Subsidiary] is a [company] duly organised under the laws of [name of relevant jurisdiction].

3.	[If applicable, insert provisions setting out any limitation on the Subsidiary’s Guarantee under the laws of the Subsidiary’s jurisdiction of organisation].

4.	[Subsidiary’s] administrative details are as follows:

Address:

Facsimile:

Attention:

5.	This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

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This Accession Letter has been executed as a deed by the Issuer and [Subsidiary] and is delivered on the date stated above.

Alvotech

By:
Name:
Title:

[Subsidiary]

By:
Name:
Title:

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Schedule 5

Form of Investment Instruction

This Investment Instruction is being delivered to the Security Trustee pursuant to Condition 9.13 of the bond instrument dated [•], between Alvotech, a public limited liability (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, whose registered office is at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and which is registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B258884, as issuer (the “Issuer”), the guarantors from time to time parties thereto, [security trustee], as security trustee (the “Security Trustee”), relating to up to US$[•] senior bonds due 2025 (the “Instrument”).

Capitalised terms used herein but not defined herein have the respective meanings given to such terms in the Instrument.

The Issuer hereby instructs the Security Trustee to invest any Cash Collateral as follows:

Amount of Cash Collateral to be invested: [•]

Date of investment: [•]

Term of investment: [•]

Investment in either (tick one): [ ] (cash) [         ] (Cash Equivalents) (if Cash Equivalents,

please indicate paragraph of definition under which proposed investment falls:

__________________________

IN WITNESS WHEREOF, the Issuer, through the undersigned officer, has signed this Investment Instruction this [•] day of [•].

Alvotech By: ___________________________ Name: _________________________ Title: __________________________	Acknowledged by the Security Trustee: [●] By: ___________________________ Name: _________________________ Title: __________________________

Title: __________________________

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Schedule 6

Guarantors

Alvotech hf.

Alvotech Hannover GmbH (formerly known as Glycothera GmbH)

Alvotech Germany GmbH (formerly known as Baliopharm GmbH)

Alvotech Swiss AG

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Schedule 7

Bondholders

1.	OCM Strategic Credit Investments S.À R.L.

2.	OCM Luxembourg SC Fund B S.à r.l.

3.	OCM Luxembourg SC Fund A S.à r.l.

4.	Oaktree Strategic Income II, Inc.

5.	OCM Strategic Credit Investments 2 S.À R.L.

6.	Oaktree Specialty Lending Corporation

7.	Mercer QIF Fund Public Limited Company—Mercer Investment Fund I

8.	Elva Funding II DAC, Series 2019-1

9.	Crown Managed Accounts SPC—Crown / Lodbrok Segregated Portfolio

10.	Kapitalforeningen Investin Pro—Lodbrok Select Opportunities

11.	Lodbrok European Credit Opportunities S.À R.L.

12.	Lodbrok European Special Situations & Dislocated Credit Opportunities S.À R.L.

13.	Morgan Stanley & Co. International PLC

14.	Oaktree Gilead Investment Fund AIF (Delaware), L.P.

15.	OCM Strategic Credit Investments 3 S.à r.l.

16.	Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P.

17.	Oaktree GCP Fund Delaware Holdings, L.P.

18.	Villafranca Holdings, LLC

19.	Sculptor Investments IV S.a.r.l.

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Schedule 8

List of Security Documents

1.	Account Pledge (Alvotech hf. Operating Accounts)

2.	Account Pledge (Issuer Accounts)

3.	Account Pledge (Liquidity Account)

4.	Icelandic Trade Mark Charge

5.	Intellectual Property Charge

6.	Share Charge (Alvotech hf.)

7.	Share Pledge (Alvotech Swiss AG)

8.	Share Pledge (Alvotech Germany GmbH)

9.	Share Pledge (Alvotech Hannover GmbH)

10.

The Luxembourg law governed account pledge agreement dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Luxembourg Accounts (as defined in the 2021 Amendment and Restatement Deed) (the “Luxembourg Account Pledge Agreement”)

11.

The Swiss law governed security confirmation agreement dated 24 June 2021 and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the confirmation of the pledge over the shares in Alvotech Swiss AG

12.

The Icelandic law governed supplemental pledge dated 24 June 2021 and between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Alvotech hf. Operating Accounts

13.

The Icelandic law governed supplemental pledge dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account

14.	The Icelandic law governed supplemental pledge dated 24 June 2021 and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account

15.	The Icelandic law governed supplemental charge dated 24 June 2021 and made by Alvotech hf. as chargor in favor of Madison Pacific Trust Limited as security trustee

16.

The English law governed supplemental charge dated 24 June 2021 and made between the Issuer and its Subsidiaries as chargor and Madison Pacific Trust Limited as security trustee in respect of the Proprietary Rights that are owned by the Issuer or any of its Subsidiaries

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17.

The Icelandic law governed supplemental share charge dated 24 June 2021 and made between the Issuer and Alvotech Swiss AG as chargors and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf

18.

The German law governed confirmation and junior ranking share pledge dated 22 June 2021 (Part I of deed no. 92 of the roll of deeds 2021 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH

19.

The German law governed confirmation and junior ranking share pledge dated 22 June 2021 (Part II of deed no. 92 of the roll of deeds 2021 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH

20.

The Luxembourg law governed amendment and confirmation agreement dated on or about the 2022 A&R Effective Date and entered into in connection with the Luxembourg Account Pledge Agreement by and between the Issuer and Madison Pacific Trust Limited as security trustee

21.

The Swiss law governed security confirmation agreement dated on or about the 2022 A&R Effective Date and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of the confirmation of the pledge over the shares in Alvotech Swiss AG

22.

The Icelandic law governed supplemental pledge dated on or about the 2022 A&R Effective Date and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Issuer Operating Account

23.

The Icelandic law governed supplemental pledge dated on or about the 2022 A&R Effective Date and made between the Issuer as pledgor and Madison Pacific Trust Limited as security trustee in respect of the Liquidity Account

24.

The Icelandic law governed supplemental share charge dated on or about the 2022 A&R Effective Date and made between the Issuer and Alvotech Swiss AG as chargors and Madison Pacific Trust Limited as security trustee in respect of shares in Alvotech hf

25.

The German law governed confirmation and junior ranking share pledge dated 15 June 2022 (Part I of deed no. 68 of the roll of deeds 2022 of the civil law notary Elmar Günther, Frankfurt/Main, Germany)and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Germany GmbH

26.

The German law governed confirmation and junior ranking share pledge dated 15 June 2022 (Part II of deed no. 68 of the roll of deeds 2022 of the civil law notary Elmar Günther, Frankfurt/Main, Germany) and made between Alvotech hf. as pledgor and Madison Pacific Trust Limited as security trustee in respect of shares and certain ancillary rights in Alvotech Hannover GmbH

27.	Each 2022 Senior Bonds Upsize A&R Security Document

153	Alvotech - Bond Instrument (Tranche B)

Schedule 9

Form of Warrant Instrument – Bondholders

Schedule 10

Form of Warrant Instrument – Alvogen Lux

Exhibit 99.6

Dated 16 November 2022

Subordinated Loan Agreement

between

Alvotech

as Borrower

Alvogen Lux Holdings S.à r.l.

as Original Lender and Rollover Lender

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

(i)

This Subordinated Loan Agreement is made on 16 November 2022

Parties

(1)

Alvogen Lux Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B 149045 (the “Original Lender” and “Rollover Lender”); and

(2)

Alvotech, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B258884 (the “Borrower” and “Rollover Borrower”).

It is Agreed as follows:

1.	Definitions and Interpretation

“Acceleration Event” means any event or circumstance specified as such in Clause 18.12 (Acceleration).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent” means a facility agent to be appointed by the Borrower and satisfactory to the Majority Lenders (acting reasonably).

“Alvogen Facility Minimum Terms” has the meaning given to such term in the Alvotech Bond Instruments.

“Alvotech Account” means the USD account (account number [***]) with Landsbankinn hf. and any account(s) opened in replacement of such account(s) or as a subaccount of such account(s).

“Alvotech Bonds” means the Bonds (as such term is defined in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument, as the context requires).

“Alvotech Bond Instrument” means the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument, as the context requires.

“Alvotech Bond Redemption” means the aggregate outstanding amount under the Alvotech Bonds has been irrevocably repaid and reduced to zero in accordance with the terms of the Alvotech Bond Instruments.

“Alvotech Financing” means the funding, on or after the date of this Agreement, in an aggregate principal amount of not less than $70,000,000 as consideration for the issuance of Alvotech Bonds pursuant to the terms of the Senior Bonds Amendment Agreement.

“Alvotech Tranche A Bond Instrument” means the tranche A bond instrument originally dated 14 December 2018 (as amended and restated on 24 June 2021 and 15 June 2022 and pursuant to the Senior Bonds Amendment Agreement) and as further amended and/or restated from time to time, between, among others, Alvotech Holdings S.A., as issuer and Madison Pacific Trust Limited as security trustee, registrar, paying agent and calculation agent.

“Alvotech Tranche B Bond Instrument” means the tranche B bond instrument originally dated 14 December 2018 (as amended and restated on 24 June 2021 and 15 June 2022 and pursuant to the Senior Bonds Amendment Agreement) and as further amended and/or restated from time to time, between, among others, Alvotech Holdings S.A., as issuer and Madison Pacific Trust Limited as security trustee, registrar, paying agent and calculation agent.

“Agreement” means this subordinated loan agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case required by any applicable law or regulation.

“Available Commitment” means, in relation to a Lender, the amount of that Lender’s Commitment, minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Availability Period” means the period from (and including) the date hereof to (and including) 15 December 2022.

“Aztiq” means ATP Holdings ehf. a company incorporated and registered in Iceland, with registration number 481020-0420, whose registered office is at Smáratorg 3, Kópavogur, Iceland’.

“Aztiq CB” means the convertible bonds in an aggregate principal amount of $80,000,000 (as of the date hereof) issued by the Borrower to Aztiq, as consideration for the Aztiq Facility Contribution, provided that pursuant to the Aztiq CB Acquisition, the aggregate principal amount of the Aztiq CB shall be increased to a maximum amount of $105,000,000 (excluding capitalization of any PIK interest pursuant to the terms thereof).

“Aztiq CB Acquisition” means the subscription by Aztiq of Aztiq CB in an aggregate principal amount equal to $25,000,000.

“Aztiq Facility Contribution” means collectively, the sale of (i) 1,892,749,999 shares of Saemundargata Holdco in the nominal value of ISK 1 (one), by Aztiq to the Borrower and (ii) 1 share of Saemundargata Holdco in the nominal value of ISK 1 (one) by Aztiq Pharma ehf. to Avotech hf., such shares together representing the entire issued share capital of of Saemundargata Holdco, pursuant to the Aztiq Facility Contribution SPAs

“Aztiq Facility Contribution SPAs” means the share purchase agreements dated on or prior to the 2022 Senior Bonds Upsize A&R Effective Date and made between (i) Aztiq and the Borrower and (ii) Aztiq Pharma ehf. and Alvotech hf., in each case in relation to the Aztiq Facility Contribution.

“Bond Documents” has the meaning given to such term in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument.

“Bondholders” has the meaning given to such term in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument.

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“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Luxembourg, Iceland, London and New York City.

“Cash Loan” means any Loan other than a Rollover Loan.

“Closing Date” means the date on which the first Utilisation of the Facility occurs.

“Commitment” means:

(a)	in relation to the Original Lender, $112,500,000 and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Constitutional Documents” means the constitutional documents of the Borrower.

“Default” means an Event of Default, or any event or circumstance specified in Clause 18 (Events of Default) which would (with the expiry of a grace period, the giving of notice or the making of any determination, in each case, provided for in Clause 18 (Events of Default) or any combination of the foregoing) be an Event of Default, provided that any such event or circumstance which requires any determination as to materiality before it may become an Event of Default shall not be a Default until such determination is made.

“Effective Date” means the date on the Lenders have received or waived the requirement to receive all of the documents and other evidence listed in Schedule 2 (Conditions Precedent).

“Equity Issuance” means an issuance by the Borrower of new ordinary shares and/or preference shares in its capital and/or unsecured convertible bond(s) that meet all of the Equity Issuance Minimum Conditions.

“Equity Issuance Minimum Conditions” means in respect of an Equity Issuance, each of the following conditions:

(a)	such Equity Issuance shall be on terms that do not and are not reasonably likely to adversely affect the interests of the Bondholders under the Bond Documents;

(b)

such Equity Issuance shall constitute Subordinated Indebtedness (as defined in the Intercreditor Agreement), and (to the extent such document or instrument relating to an Equity Issuance includes a maturity date), shall have a maturity date and, if applicable, a first amortisation payment date no earlier than the Final Maturity Date;

(c)

the creditor under such Equity Issuance shall execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Agreement pursuant to which such holder accedes to the Intercreditor Agreement as a Subordinated Creditor (as defined in the Intercreditor Agreement);

(d)

the terms of such Equity Issuance shall provide that all interest, fees and premium (and any similar amounts payable in connection with such Equity Issuance) due and payable to the creditors thereof (excluding any costs and expenses of professional advisors, stamp, registration and other Taxes incurred in connection therewith up to an aggregate amount not exceeding 0.5% of the aggregate principal amount of such Equity Issuance) (if any) shall be capitalized and added to the principal amount of such Equity Issuance to be paid at maturity (i.e. paid solely in the form of pay-in-kind);

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(e)

the Equity Issuance shall have an all-in-yield cap (inclusive of interest, margin, fees (including upfront fees), original issue discount, premium and all other amounts payable thereunder or in connection therewith (excluding any costs and expenses of professional advisers, stamp, registration and other Taxes incurred in connection therewith and any indemnity thereof) of 17.5% per annum; and

(f)

any baskets, ratios, thresholds, permissions and tests set out in the definitive documentation or otherwise (including the general covenants and/or events of default (however described)) relating to any such Equity Issuance shall be set with a cushion or headroom (as applicable) of not less than 15% against the same or equivalent baskets, ratios, thresholds, permissions and tests set out in general covenants and/or events of default (however described) of the Alvotech Bonds (and shall retain the equivalent cushion or headroom as immediately prior to any amendment of the Alvotech Bonds (if applicable)).

“Equity Issuance Stepdown Conditions” means that each of the New Equity Issuance Conditions in relation to any Equity Issuance are satisfied and further that:

(a)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Borrower is not less than US$75,000,000 by (and including) 15 December 2022; and

(b)	the aggregate amount of the Net Proceeds of all New Equity Issuances received by the Borrower is not less than US$150,000,000 by (and including) 31 March 2023,

in each case, excluding, for the avoidance of doubt, proceeds of any Aztiq Facility Contribution, Aztiq CB, the Loans, any Right of First Refusal Securities raised as a result of any loan, tranche or portion of the Facility that is exchanged, converted or rolled into (however described) or otherwise repaid or prepaid and simultaneously invested into such Right of First Refusal Securities and the Saemundargata Loans.

“Event of Default” means any event or circumstance specified as such in Clause 18 (Events of Default) (save for Clause 18.12 (Acceleration).

“Existing Shareholder Loans” means (i) the $40,000,000 loan advanced pursuant to a loan agreement dated on 11 April 2022 and made between the Original Lender and the Borrower and (ii) $20,000,000 loan advanced pursuant to a loan agreement dated on 1 June 2022 and made between the Original Lender and the Borrower, in each case together with any accrued interest, and all other amounts accrued thereunder.

“Facility” has the meaning to such term in Clause 5 (The Facility).

“FDA” means the United States Food and Drug Administration.

“FDA Approval” means the FDA approval under 42 U.S.C. § 262(k) of a biologics license application (BLA) authorizing the manufacture and introduction or delivery for introduction into interstate commerce of AVT02 in the United States by the Borrower (or as relevant, any member of the Group), granted to the Borrower (or as relevant, any member of the Group) by FDA of the United States; and for the avoidance of doubt, such an FDA Approval does not include an accelerated approval permitted under 21 U.S.C. 356(c) and 21 C.F.R. part 601, subpart E.

4

“FDA Approval Event” means the date that the FDA Approval has been received by the Borrower (or as relevant, any member of the Group), as certified by an officer of the Borrower to the Lenders (or as applicable, the Agent), on or before 31 March 2023.

“Final Maturity Date” means 91 days after the full redemption or the final maturity date of the Alvotech Bonds (as of the date hereof).

“Group” means the Borrower and its Subsidiaries from time to time and “members of the Group” shall be construed accordingly.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Indebtedness” has the meaning given to such term in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument.

“Intercreditor Agreement” means the intercreditor deed dated 14 December 2018, and made between, amongst others, Alvotech Holdings S.A. (merged and absorbed by the Borrower on 7 June 2022) as the Company and Madison Pacific Trust Limited as the Security Trustee.

“Interest Payment Dates” means each of 30 June and 31 December of each year.

“Interest Rate” means:

(a)	prior to the Interest Rate Step Down Date, 17.5% per annum; and

(b)	on and following the Interest Rate Step Down Date only, 15.0% per annum.

“Interest Rate Step Down Date” means the date on which both of (i) the FDA Approval Event and (ii) the Equity Issuance Stepdown Conditions have been satisfied.

“Issue Date Convertible” means any convertible debt security issued by the Borrower on the Utilisation Date.

“Legal Reservations” means:

(a)

the principle that certain remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts) and defences of acquiescence, set off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non payment of stamp duty may be void;

(c)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(d)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(e)	similar principles, rights and defences under the laws of any relevant jurisdiction; and

(f)	the principles of private and procedural laws of any relevant jurisdiction which affect the enforcement of a foreign court judgment.

5

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 23 (Assignment),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Liabilities” means any amounts owed by the Borrower to any Lender under this Agreement.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate 50.1 per cent. or more of the Total Commitments.

“Material Adverse Effect” has the meaning given to such term in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument.

“MFN Securities” means any Indebtedness or equity securities (including any securities convertible into equity securities) in any form (other than common equity) in each case issued by the Borrower or any of its Affiliates.

“New Capital Increase” means funding raised by the Borrower that is structured and on terms which are in each case consistent with an Equity Issuance provided that, each of the Equity Issuance Minimum Conditions and New Equity Issuance Price Condition will be satisfied in respect of each such New Capital Increase.

“New Capital Increase Securities” means the equity securities or convertible bonds issued by the Borrower to effect the New Capital Increase.

“New Equity Issuance” means any Equity Issuance during the New Equity Issuance Period.

“New Equity Issuance Price Condition” means, in respect of any Equity Issuance, each of the following conditions:

(1)	such Equity Issuance is completed during the 12 month period commencing on (and including) the Effective Date (the “New Equity Issuance Period”); and

(2)

any Equity Issuance in respect of which the issue price for the additional shares issued is not less than US$5.00 per share, or, as applicable, the conversion price applicable to the convertible bond(s) granted, is not less than US$10.00 per share (provided that, the conversion price in effect and the number of ordinary shares to be converted upon the exercise of the conversion rights shall be subject to adjustment from time to time as a result of a stock split, stock dividend, recapitalization or similar transactions, in each case, to be adjusted pursuant to the terms to be set out in the definitive documentation relating to such convertible bonds) (the “New Equity Issuance Price Condition”).

“Net Proceeds” has the meaning given to such term in the Alvotech Tranche A Bond Instrument.

“Party” means a party to this Agreement.

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“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organisation, association, corporation, government (including any agency or political subdivision thereof) or other entity.

“Principal Amount” means the aggregate outstanding amount of Loans made available to the Borrower under this Agreement.

“Rollover Amount” means, in respect of any Lender, the total aggregate amount outstanding owing to such Lender under the Existing Shareholder Loan.

“Saemundargata Holdco” means Fasteignafélagið Sæmundur hf., a company incorporated and registered in Iceland, with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland.

“Saemundargata Loans” means, collectively, (i) the ISK2,519,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement (the “Saemundargata Loan Agreement 1”) dated 27 October 2022, and (ii) ISK4,406,000,000 term loan facility (the “Saemundargata Loan Agreement 2”, together with (the “Saemundargata Loan Agreement 1”, the “Saemundargata Loan Agreements”) granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022.

“Secured Obligations” has the meaning given to such term in the Intercreditor Agreement.

“Security” has the meaning given to such term in the Alvotech Tranche A Bond Instrument and/or the Alvotech Tranche B Bond Instrument.

“Senior Bonds Amendment Agreements” means, collectively, (i) the amendment and restatement deed relating to the Alvotech Tranche A Bond Instrument dated 16 November 2022 and made between, amongst others, the Issuer as issuer, the bondholders named therein as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent, and (ii) the amendment and restatement deed relating to the Alvotech Tranche B Bond Instrument dated 16 November 2022 and made between, amongst others, the Issuer as issuer, the bondholders named therein as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent..

“Shares” means any shares for the time being in the capital of the Borrower.

“Side Letter” means, the letter agreement entered into between the Original Lender and Aztiq on or about the date of this Agreement.

“Subsidiary” includes, in relation to any Person: (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under Luxembourg law or any other applicable law, regulations or the IFRS or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person.

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“Successful New Capital Increase” means a New Capital Increase during the Availability Period whereby the aggregate amount of all Net Proceeds of all New Capital Increases received by the Borrower during the New Equity Issuance Period is not less than US$50,000,000 (excluding, for the avoidance of doubt, proceeds of any Aztiq Facility Contribution, Aztiq CB, the Loans and the Saemundargata Loans);

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement.

“Total Commitments” means the aggregate of the Commitments, being USD 112,500,000 at the date of this Agreement.

“Transaction Documents” means this Agreement and the Warrant Documents.

“Utilisation” means a loan made or to be made constituting the Loan or the Principal Amount outstanding for the time being of any such loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Schedule 1 (Utilisation Request).

“Warrant Documents” means the terms and conditions of the warrants terms and conditions dated 16 November 2022 entered into by the Original Lender.

2.	Construction

2.1	In this Agreement:

(a)	the Loan or any amount hereunder is outstanding unless it has been (re)paid in full;

(b)	a Clause shall, subject to any contrary indication, be construed as a reference to a clause under this Agreement;

(c)	include or including shall not imply any limitation;

(d)

taxes include all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings on account of tax wherever imposed by any supranational, governmental, federal, state, provincial, local governmental or municipal taxing authority, body or official (together with any related interest, penalties, fines and surcharges) and tax and taxation shall be construed accordingly;

(e)

this Agreement or any other agreement or document shall, where applicable, be deemed to be a reference to this Agreement or agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended or supplemented in accordance with its terms;

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(f)

references in this Agreement to statutory provisions shall (where the context so admits and unless otherwise expressly provided) be construed as references to those provisions as amended, consolidated, extended or re-enacted from time to time (whether before or after the date of this Agreement);

(g)

words denoting the singular number only shall include the plural number and vice versa. Words denoting persons shall include that person’s legal personal representatives, or corporations, associations or partnerships; and

(h)	headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

(i)	“$”, “US$”, “USD” and “US Dollars” mean the lawful currency for the time being of the United States of America.

(j)	“ISK” means the lawful currency for the time being of Iceland.

2.2	Conformity to Alvogen Facility Minimum Terms

It is understood and agreed that this Agreement is intended to comply at all times with the Alvogen Facility Minimum Terms. If and to the extent that any provision of this Agreement fails to the meet the Alvogen Facility Minimum Terms (including those set out in Condition 19.17(ii)(D) of the Alvotech Bond Instruments), shall provision shall be deemed amended so that it may be construed to comply with the relevant Condition (including Condition 19.17(ii)(D)).

3.	Intercreditor Agreement/Subordination

3.1

The parties acknowledge that this Agreement and the Liabilities are subject to the terms of the Intercreditor Agreement. Notwithstanding any other provisions in this Agreement, no payment of principal, interest or any other amount may be made and no right of set off may be exercised in respect of the Liabilities, except to the extent permitted by the terms of the Intercreditor Agreement.

3.2	The Borrower and the Lender(s) agree that the Liabilities are Subordinated Indebtedness (as such term is defined in the Intercreditor Agreement).

4.	Conditions Precedent

The Lender will only be obliged to comply with Clause 6.4 (Lenders’ Participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation:

(a)

The Effective Date has occurred and the Original Lender has received all of the executed documents and other evidence of the Effective Date (including the Alvotech Financing, Aztiq Facility Contribution) or receipt of such documents and evidence has been waived by the Majority Lenders;

(b)	no Default is continuing or would result from the proposed Utilisation;

(c)	a Successful New Capital Increase has not occurred; and

(d)	all the representations in Clause 15 (Representations) are true.

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5.	The Facility

(a)	Subject to the terms of this Agreement, the Lender makes available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments (the “Facility”).

(b)	The Available Commitments under the Facility shall immediately be cancelled upon the occurrence of an Event of Default.

6.	Utilisation

6.1	Delivery of a Utilisation Request

A Borrower may request a Loan under the Facility by delivery to the Lender of a duly completed Utilisation Request not later than one Business Day (or such shorter period as may be agreed by the Lenders and the Borrower) prior to the proposed Utilisation Date.

6.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 6.3 (Currency and Amount); and

(iii)	the proposed Interest Period complies with Clause 12 (Interest).

6.3	Currency and Amount

(a)	The currency specified in a Utilisation Request must be in USD;

(b)	The amount of the proposed Utilisation must be:

(A)	in respect of a Cash Loan on the Closing Date, in a minimum amount of $50,000,000; and

(B)	not more than the Available Facility.

6.4	Lenders’ Participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Cash Loan available on the Utilisation Date.

(b)	On the Utilisation Date, each Lender shall transfer their participation in any Cash Loan to the Alvotech Account.

(c)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility.

6.5	Limitations on Utilisations

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one Cash Loan or one Rollover Loan would be outstanding.

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7.	Rollover of Loans

(a)	In relation to the Rollover Lender, on the date hereof, each of the parties hereto acknowledge and agree that:

(i)

the Rollover Lender’s participation in the Existing Shareholder Loans will be deemed to have been prepaid in an amount equal to the Rollover Lenders’ respective Rollover Amount and the Rollover Lender hereby agrees reduce the amount outstanding under the Existing Shareholder Loans at that time by an amount equal to the Rollover Amount; and

(ii)

the principal amount of Loans outstanding under this Agreement shall be deemed to be increased by the Rollover Lenders’s respective Rollover Amount, such that on the date hereof the aggregate Loans advanced by the Original Lender shall be $62,500,000 notwithstanding that, as of the date hereof, no cash amounts have been advanced to the Borrower in respect of any Utilisation (such advance, the “Rollover Loan”); and

(iii)	the Rollover Loan shall constitute one Loan for the purposes of this Agreement.

(b)

The amount which the Rollover Borrower (in its capacity as such) is obliged to pay to the Rollover Lender in prepayment of the Existing Shareholder Loans will be satisfied by virtue of such Rollover Lender’s Existing Shareholder Loans being deemed to be prepaid in an amount equal to that Rollover Lender’s Rollover Amount pursuant to paragraphs (a)(i) and (a)(ii) above and each Rollover Lender acknowledges that it will not be entitled to receive any payment in respect of the Existing Shareholder Loans except as provided under this Agreement.

(c)

Upon the advance of the Rollover Loan, the Rollover Lender acknowledges that all amounts outstanding under the Existing Shareholder Loans have been fully repaid and the Rollover Lender and the Borrower hereby agree that the Existing Shareholder Loans shall be immediately and irrevocably terminated.

(d)	For the avoidance of doubt:

(i)	the Original Lender’s Available Commitments shall be reduced by the Rollover Amount, and following the Rollover the Original Lender’s Available Commitment shall be $50,000,000; and

(ii)	not more than one Rollover Loan may be outstanding under this Agreement.

8.	Successful New Capital Increase

8.1

In the event that a Successful New Capital Increase has occurred, then the Borrower shall, within 30 Business Days of 15 December, 2022, offer the Original Lender the right to convert any amount outstanding under this Agreement into New Capital Increase Securities on a dollar-for-dollar basis at the issue price of such New Capital Increase Securities (the “New Capital Increase Offer”).

8.2

If, within 15 Business Days of the New Capital Increase Offer (the “Offer Acceptance Period”), the Original Lender accepts the New Capital Increase Offer, the Borrower shall procure that the outstanding Loans under this Agreement as at the last day of the Offer Acceptance Period are exchanged for New Capital Increase Securities no later than the date falling 10 Business Days after the last date of the Offer Acceptance Period.

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9.	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility in or towards (i) the payment of the Transaction Costs (as defined in the Alvotech Bond Instruments) and (ii) the general corporate purposes of the Borrower and its Subsidiaries (excluding for the avoidance of doubt any Permitted Investments or Restricted Payments (each as defined in the Alvotech Bond Instruments) including any payments or repayments in connection with any other shareholder loans of the Borrower or any Holding Company of the Borrower or any other member of the Borrower’s Group). No Loan repaid under this Agreement may subsequently be re-borrowed.

10.	Repayment

10.1

Subject to Clause 3 (Intercreditor Agreement/Subordination) and Clause 11 (Mandatory Prepayment) and the terms of the Intercreditor Agreement, the outstanding Loans shall be repaid (together with all interest and all other amounts accrued under this Agreement) by the Borrower on the Final Maturity Date.

10.2

Subject to Clause 3 (Intercreditor Agreement/Subordination) and Clause 11 (Mandatory Prepayment) and the terms of the Intercreditor Agreement, and provided either (i) the Alvotech Bonds have been fully repaid in accordance with the terms of the Alvotech Bond Instruments or (ii) such prepayment or repayment is permitted in accordance with the terms of the Alvotech Bond Instruments, the Loan may be repaid by the Borrower in whole or in part (together with interest accrued on the amount repaid) at any time, provided the Borrower has given not less than 5 Business Days’ notice to the Lender (or such shorter period as may be agreed between the Lender and the Borrower).

11.	Mandatory Prepayment

11.1	If an Alvotech Bond Redemption has occurred:

(a)	the Borrower will promptly notify the Lender upon becoming aware of that event; and

(b)	upon such notification, all Cash Loans, together with accrued interest, and all other amounts accrued under this agreement, shall become due and payable immediately.

11.2	If the Alvotech Financing has not occurred within 2 Business Days of the first Utilisation Date (a “Bondholder Funding Default”):

(a)	the Borrower will promptly notify the Lender upon becoming aware of that event; and

(b)	all outstanding amounts of the Loans, together with accrued interest, and all other amounts accrued under this agreement, shall become due and payable immediately.

11.3	If a Successful New Capital Increase occurs:

(a)	the Borrower will promptly notify the Lender upon becoming aware of that event; and

(b)	upon such notification, all Cash Loans, together with accrued interest, and all other amounts accrued under this agreement, shall become due and payable immediately.

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12.	Interest

12.1	Calculation of Interest

Interest on the outstanding principal amount of each Loan shall accrue at the Interest Rate from day to day (on the basis of a 360 day year) from the date of this Agreement.

12.2	Payment of Interest

Accrued interest (including default interest) shall capitalise and be added to the outstanding Principal Amount of each Loan on each Interest Payment Date. Upon capitalisation, such interest shall be treated for all purposes as part of the Principal Amount of the relevant Loan and shall bear interest in accordance with this Clause 12.

12.3	Default Interest

(a)

If the Borrower fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Majority Lenders (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Borrower on demand by the Majority Lenders.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	All-in Yield Cap

(a)

For so long as the Alvotech Bonds are outstanding, all amounts (other than principal) payable under this Agreement or otherwise in relation to the Facility shall be subject to a cap on all-in yield at the rate of 17.5% per annum (the “Cap”) and any amount expressed to accrue which would result in the Cap being exceeded shall be reduced by such amount as is necessary to ensure that the Cap is not exceeded provided that, notwithstanding the foregoing, the Cap shall not apply to any Loans to the extent of any increased amounts payable as a result of the application of Clause 16.5 (Most Favoured Nation) solely to the extent such MFN Securities are either (i) permitted to be issued under the terms of the Alvotech Bonds or (ii) consented to in writing by the Bondholders, in accordance with the terms of the Alvotech Bonds.

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(b)	Any amount so reduced pursuant to paragraph (a) above, shall for the avoidance of doubt be cancelled and shall not be payable.

13.	Tax Gross-Up

(a)	The Borrower must make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Borrower or the Lender is aware that the Borrower must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the other Party promptly.

(c)

If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

A payment to a Lender who is not an Original Lender shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Luxembourg if, on the date on which the payment falls due:

(i)	such Tax Deduction is required by virtue of the so called Luxembourg Relibi Law dated 23 December 2005, as amended; or

(ii)

the Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (e) below and has completed all necessary procedural formalities required under the laws of Luxembourg to receive such interest without a Tax Deduction.

(e)	The Lender and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make a payment without a Tax Deduction.

14.	Payments

(a)

All payments by a Party under this Agreement shall be paid when due and must be made to the relevant Party to its account at such office or bank as the other Party may notify to such Party for this purpose and such transfer shall discharge the obligations, in respect of the relevant amount, of the relevant Party in respect of the payment(s).

(b)	Each payment by the Borrower under this Agreement shall be made without set-off or counterclaim on the due date in USD in immediately available, freely transferable cleared funds.

(c)

If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day and the extension of time shall be reflected in calculating any interest on the Loan.

14.2	No Loan which has been repaid under this Agreement may subsequently be re-borrowed.

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15.	Representations

The Borrower represents and warrants to the Lender that:

15.1	Status

(a)	It is a société anonyme duly incorporated and validly existing under the laws of its jurisdiction of the Grand Duchy of Luxembourg.

(b)	It has the power to own its assets and carry on its business substantially as it is now being conducted.

15.2	Binding Obligations

Its obligations under the Transaction Documents are valid, legally binding and enforceable obligations.

15.3	Non Conflict with Other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents, do not contravene:

(a)	any law or regulation applicable to it to an extent which has or is reasonably likely to have a Material Adverse Effect;

(b)	its Constitutional Documents in any material respect; or

(c)

any agreement or instrument binding upon it or any of its respective assets, to an extent which has or is reasonably likely to have a Material Adverse Effect or constitute a termination event (however described) under any such agreement or instrument which has or is reasonably likely to have a Material Adverse Effect.

15.4	Power and Authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each of the Transaction Documents to which it is a party or will be a party and to carry out the transactions contemplated by those Transaction Documents.

(b)

It has received and obtained all necessary consents and approvals from any relevant corporate bodies (including, any relevant advisory committee and/or shareholder agreement (if any)) to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder in order to:

(i)	enable the Borrower to incur any indebtedness under the Transaction Documents; and

(ii)	enable the Borrower to issue any securities under the Transaction Documents.

15.5	Validity and Admissibility in Evidence

All Authorisations required by it in order:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Transaction Documents to which it is a party;

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(b)	to make the Transaction Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	carry on its business save to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect,

have been obtained or effected and are in full force and effect, subject to the Legal Reservations.

15.6	Governing Law and Enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Transaction Documents as expressed in such Transaction Document will be recognised in its jurisdiction of incorporation.

(b)

Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its jurisdiction of incorporation.

15.7	Insolvency

No corporate action, legal proceeding or other formal procedure or step described in Clause 18.5 (Insolvency) has, been taken or (to its knowledge and belief) threatened against it or any member of the Group and, in each case, excluding any such actions, proceedings, steps or process which have been discharged, revoked or otherwise lapsed.

15.8	No Default

(a)

No Event of Default (or, when this representation is made on the date of this Agreement, no Default) has occurred and is continuing or could reasonably be expected to result from any Utilisation or the entry into or the performance of any Transaction Document.

(b)

To the best of the knowledge and belief of the Borrower (having made due and careful enquiry), no event has occurred and is continuing which constitutes a default or termination event (howsoever described) under any Alvotech Bond Instrument or any agreement to which it is party and which has or could reasonably be expected to have a Material Adverse Effect.

15.9	Repetition

The representations and warranties in this Clause 15 shall be made on the date of this Agreement and shall be deemed to be repeated on each Interest Payment Date.

16.	Affirmative Undertakings

The undertakings in this Clause 16 shall operate from the date of this Agreement and continue for so long as any amount is outstanding under this Agreement.

16.1	Authorisations and Consents

The Borrower will promptly apply for, obtain and promptly renew from time to time and maintain in full force and effect all Authorisations and consents and comply with the terms of all such Authorisations and consents, and promptly make and renew from time to time all such filings, as may be required under any applicable law or regulation to enable it to enter into, and perform its obligations under the Transaction Documents to which it is party and to:

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(a)

carry out the transactions contemplated by the Transaction Documents to which it is a party and to ensure that, subject to the Legal Reservations, its obligations under the Transaction Documents to which it is party are valid, legally binding and enforceable; and

(b)	carry on its business save to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

16.2	Maintenance of Status and Authorisation

The Borrower will:

(a)

ensure that it has the right to conduct its business and will obtain and maintain all material consents and make all material filings necessary for the conduct of such business and take all steps necessary to ensure that the same are in full force and effect, save where non compliance would not reasonably be expected to have a Material Adverse Effect; and

(b)	comply with all laws and regulations binding upon it save where non compliance would not reasonably be expected to have a Material Adverse Effect.

16.3	Constitutional Documents

The Borrower will comply in all respects with the terms of any Constitutional Documents or any shareholders agreements or similar agreements to which it is a party.

16.4	Centre of Main Interests

The Borrower shall not without the prior written consent of the Majority Lenders deliberately cause or allow its “centre of main interests” (as that term is used in Article 3(1) of the Regulation) to change in a manner which would materially adversely affect the Lenders.

16.5	Most Favoured Nation

(a)

The Borrower shall not, and shall ensure that none of its Affiliates shall, issue or amend any MFN Securities such that they have a yield greater than the yield applicable to the Facility, unless the Interest Rate of the Facility is increased so that the yield applicable to the MFN Securities does not exceed the increased yield for the Facility.

(b)	If any securities (including any convertible securities) (each “Right of First Refusal Securities” are raised by the Borrower (other than the Aztiq CB):

(i)	the Borrower shall inform each of the Lenders of its intention to raise Right of First Refusal Securities and the terms on which it proposes to issue such Right of First Refusal Securities;

(ii)

any Lender which wishes to become a holder in respect of any Right of First Refusal Securities proposed shall, within 10 Business Days (the “Offer Period”), notify the Borrower that it offers to exchange all or any part of its Commitments (together with accrued interest thereon and all other amounts accrued or outstanding) hereunder for Right of First Refusal Securities on a dollar-for-dollar basis (an “Offer”);

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(iii)

the Borrower shall, upon expiry of the Offer Period, issue each Lender who made an Offer (an “Right of First Refusal Securities Lender”), on a first priority basis, commitments equal to the amount set out in the Offer in respect of the Right of First Refusal Securities (but for the avoidance of doubt, in the event of over-subscription, each Right of First Refusal Securities Lender shall receive a pro-rata share of the amount of their Offer) (such amount, after any adjustment, the “Right of First Refusal Amount”;

(iv)

any Right of First Refusal Securities Lender’s participation in the Facility will be deemed to have been prepaid by an amount equal to the Right of First Refusal Securities Lender’s respective Right of First Refusal Amount;

(v)

if the Borrower changes any economic or other material term on which it proposes to issue such Right of First Refusal Securities, the Borrower shall be required to re-approach the Lenders with an updated Offer, and the Offer Period shall reset (unless, for the avoidance of doubt, if the proposed issuance is abandoned and no Right of First Refusal Securities are issued); and

(vi)	the Borrower shall not issue any Right of First Refusal Securities until the Offer Period applicable to such Right of First Refusal Securities has expired.

16.6	Appointment of Agent

(a)

Anytime after the 15 December 2022 and upon notice that the Original Lender wishes to assign any of its rights or transfer (including by way of novation) any of its rights and obligations in accordance with Clause 23 (Assignment), the Borrower shall promptly appoint an Agent (the “Prospective Agent”) acceptable to the Original Lender (acting reasonably), and pay any reasonable related fees and expenses incurred in respect of the appointment of the Prospective Agent (such appointment, the “Agency Appointment”).

(b)

The Borrower shall consent to any conforming changes or amendment to be made to this Agreement reasonably demanded by either the Prospective Agent or the Original Lender to facilitate the Agency Appointment.

16.7	Aztiq CB

(a)	Prior to satisfaction of the 2022 Alvogen Lux Shareholder Loans Repayment Conditions:

(i)

if a Successful New Capital Increase occurs, the Borrower shall not effect nor permit the repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of any amount payable under or in respect of the Aztiq CB until the Cash Loans have been repaid; and

(ii)

if a Successful New Capital Increase has not occurred or after the repayment in full of the Cash Loans, the Borrower shall apply any repayment or prepayment of the Loans and the Aztiq CB on a pro-rata basis.

(b)	On and following the satisfaction of the 2022 Alvogen Lux Shareholder Loans Repayment Conditions:

(i)

the Borrower shall not effect nor permit the repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of any amount payable under or in respect of the Aztiq CB until the Rollover Loans have been repaid; and

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(ii)	after the repayment in full of the Rollover Loans, the Borrower shall apply any repayment or prepayment of the Loans and the Aztiq CB on a pro-rata basis.

16.8	Condition Subsequent

The Borrower shall procure that Saemundargata Holdco (and/or its subsidiaries or affiliates (as applicable)) shall by no later than 15 Business Days after the Closing Date apply the proceeds of the Saemundargata Loans towards (i) first, repayment of the outstanding amounts under or in connection with the Arion Loans (as defined in the Alvotech Bond Instruments) in full, and (ii) second, the remainder to be deposited in an account held by Saemundargata Holdco which shall be applied towards the general corporate purposes of the Group (but excluding for the avoidance of doubt in relation to any Permitted Investments or any Restricted Payments (each as defined in the Alvotech Bond Instruments) including any payment or repayments in connection with any shareholder loans of the Issuer or any of its holding companies, Subsidiaries, or Affiliates (other than a Rollover Loan), provided in such case the payment is made in accordance with the Alvotech Bond Instruments).

17.	Anti-Layering

The Borrower shall not, without the approval of the Lender, issue or allow to remain outstanding any Indebtedness that:

(a)	is secured or expressed to be secured by Transaction Security (as such term is defined in the Intercreditor Agreement) on a basis junior to the Alvotech Bonds (or any other Secured Obligations);

(b)	is expressed to rank or rank so that it is subordinated to the Alvotech Bonds (or any other Secured Obligations) but are senior to the Liabilities;

(c)	is contractually subordinated in right of payment to the Alvotech Bonds (or any other Secured Obligations) and senior in right of payment to the Liabilities; or

(d)	is expressed to rank or rank so that it is pari passu or senior in right of payment or in right of priority to the Liabilities, other than the Senior Bonds, the Saemundargata Loansand the Aztiq CB,

provided that, (i) any Indebtedness incurred by the Borrower after the date hereof (other than the Senior Bonds, the Saemundargata Loans and the Aztiq CB) shall be subject to the terms of a subordination agreement, such that such Indebtedness is subordinated to the Liabilities and (ii) the Aztiq CB will rank pari passu with the Facility, and provided further that each Lender shall consider in good faith any exception requested by the Borrower to paragraph (d) above, in respect certain Issue Date Convertibles that may rank pari passu with the Cash Loans (but not, for the avoidance of doubt, any Rollover Loans).

18.	Events of Default

Each of the events or circumstances set out in this Clause 18 (save for Clause 18.12 (Acceleration)) shall constitute an Event of Default.

18.1	Payment Default

The Borrower does not pay on the due date any amount payable pursuant to a Transaction Document at the place and in the currency in which it is expressed to be payable.

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18.2	Other Obligations

(a)	The Borrower fails to observe or perform any of its obligations or does not comply with any provision of the Transaction Documents.

(b)

No Event of Default will occur under paragraph (a) above if such failure to observe or perform or comply is capable of remedy and is remedied within 10 Business Days from the earlier of (i) the Borrower becoming aware of the failure to comply and (ii) the giving of notice by the Majority Lenders in respect of such failure.

18.3	Misrepresentation

(a)

Any representation, warranty or written statement made or deemed to be made by the Borrower in any of the Transaction Documents or any other document delivered by or on behalf of the Borrower under or pursuant to any of the Transaction Documents is or proves to be incorrect or misleading when made or deemed to be made (or when repeated or deemed to be repeated).

(b)

No Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are capable of remedy and are remedied within 10 Business Days of the earlier of (i) the Borrower becoming aware of such misrepresentation and (ii) the giving of notice by the Majority Lenders in respect of such misrepresentation.

18.4	Invalidity and Unlawfulness

(a)

Any provision of any Transaction Document is or becomes invalid or (subject to the Legal Reservations) unenforceable for any reason or shall be repudiated or the validity or enforceability of any provision of any Transaction Document shall at any time be contested by the Borrower and this, individually or cumulatively, could reasonably be expected to materially adversely affect the interests of the Lender under the Transaction Documents.

(b)

At any time it is or becomes unlawful for the Borrower to perform any of its obligations under any of the Transaction Documents or any subordination under the Intercreditor Agreement is or becomes unlawful, and this individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Lender under the Transaction Documents.

(c)

Any obligation or obligations of the Borrower under any Transaction Document is or are not or cease or ceases to be (subject to the Legal Reservations) legal, valid, binding or enforceable and the cessation individually or cumulatively could reasonably be expected to materially adversely affect the interests of the Lender under the Transaction Documents.

18.5	Insolvency

(a)	The Borrower or member of the Group;

(i)

is unable (or declared to be unable under any applicable law) or admits inability to pay its debts as they fall due (in each case other than solely as a result of its balance sheet liabilities exceeding its balance sheet assets except where the same would result in or require the taking of any corporate action, legal proceedings, insolvency filing, cessation of trading and/or any other procedure or steps referred to in Clauses 18.6 (Insolvency Proceedings) to 18.8 (Similar Events Elsewhere) (each inclusive));

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(ii)	ceases or suspends making payment on any of its debts or publicly announces an intention to do so; or

(iii)

by reason of actual or anticipated financial difficulties commences negotiations with one or more of its groups of financial creditors or class of financial creditors generally (other than negotiations with the Lender) with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with one or more of its groups or class of financial creditors.

(b)	A moratorium is declared in respect of the indebtedness of the Borrower or member of the Group.

18.6	Insolvency Proceedings

(a)	Any formal corporate action or legal proceeding is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, bankruptcy, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or member of the Group;

(ii)

a composition, compromise, assignment or arrangement with any class of financial creditors generally (other than any Lender) of the Borrower or member of the Group in connection with or as a result of any financial difficulty on the part of the Borrower or member of the Group;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of, or all or any part of the business or assets of the Borrower or member of the Group; or

(iv)	any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)

any proceedings which are frivolous or vexatious and which, if capable of remedy, are discharged, stayed or dismissed within 20 Business Days of commencement or, if earlier, the date on which it is advertised (or such other period as agreed between the Borrower and the Majority Lenders); or

(ii)

(in the case of an application to appoint an administrator or commence proceedings) any proceedings which the Majority Lenders is satisfied will be withdrawn before it is heard or will be unsuccessful; or

(iii)	any step or procedure contemplated in relation to merger that is permitted under the Alvotech Bond Instruments; or

(iv)	any formal corporate action or legal proceeding that is taken in relation to assets that in aggregate do not exceed $2,875,000 in value.

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18.7	Attachment or Process

Any attachment, distress, execution, possession, diligence, arrestment, joinder, sequestration, preliminary attachment, executory attachment, or other analogous process in any jurisdiction is levied or enforced upon or sued out against any asset or assets of the Borrower or member of the Group, having in the case of assets an aggregate value in excess of $2,875,000 and is not, if capable of remedy, discharged within 10 Business Days after commencement.

18.8	Similar Events Elsewhere

There occurs in relation to the Borrower or member of the Group or any of their respective assets in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any of its assets is subject any event which corresponds in that country or territory with any of those mentioned in Clauses 18.5 (Insolvency) to 18.7 (Attachment or Process) (each inclusive) (in each case subject to equivalent qualifications, materiality and exceptions).

18.9	Material Adverse Change

At any time any event or circumstance occurs which the Majority Lenders reasonably believe has a Material Adverse Effect.

18.10	Utilisation

The Borrower does not submit the agreed form Utilisation Request in accordance with the provisions of Clause 6 (Utilisation) on the date of this Agreement.

18.11	Cross Default

(a)	The Alvotech Bonds or any other Indebtedness of any member or members of the Group is not paid when due nor within any originally applicable grace period.

(b)

The Alvotech Bonds or any other Indebtedness of any member or members of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

No Event of Default will occur under this Clause 18.11 if the aggregate amount of Indebtedness falling within paragraphs (a) to (b) above is less than $2,875,000 (or its equivalent in any other currency or currencies).

18.12	Acceleration

Subject to the terms of the Intercreditor Agreement, at any time after the occurrence of an Event of Default which is continuing, the Majority Lenders may by written notice to the Borrower:

(a)	terminate the availability of the Loan whereupon the Loan shall cease to be available for utilisation and no Lender shall be under any further obligation to make the Loan under this Agreement; and/or

(b)

declare that all or part of the Utilisations together with accrued interest thereon and all other amounts accrued or outstanding under the Transaction Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Borrower; and/or

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(d)	exercise any or all of its rights, remedies, powers or discretions under the Transaction Documents.

19.	Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20.	Amendments and Waivers

20.1	Required Consents

Subject to Clause 20.2 (Exceptions) and Clause 20.3 (Other Agreements), the terms of the Transaction Documents may only be amended or waived with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

20.2	Exceptions

An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1 (Definitions and Interpretation);

(b)	any amendment to Clause 17 (Anti-Layering), or any related definitions in Clause 1 (Definitions and Interpretation);

(c)	any provision which expressly requires the consent of all the Lenders;

(d)	the order of priority or subordination under the Intercreditor Agreement;

(e)	this Clause 20 (Amendments and Waivers); and

(f)	any change to the Borrowers,

shall not be made without the prior consent of all the Lenders.

20.3	Other Agreements

(a)

Notwithstanding any other provision of this Agreement, no amendment or waiver (or any action with a similar effect) shall be permitted in respect of any provision of this Agreement or any other Transaction Document if the effect of such amendment or waiver would (i) breach any provision of the Alvogen Facility Minimum Terms or any other term of the Alvotech Bond Instrument or (ii) would materially adversely affect the interests of the Bondholders taken as a whole, unless in each case written approval of the Bondholders under the Alvotech Tranche A Bond Instrument and the Alvotech Tranche B Bond Instrument.

(b)

The Borrower hereby agrees that is shall not amend the Alvotech Bond Instruments or the Aztiq CB in a manner that would (i) breach any provision of this Agreement, or (ii) amend condition 8 (Conversion) or condition 12 (Redemption, Purchase and Cancellation) of the Aztiq CB, or change other provisions of the Aztiq CB (including any of the defined terms used therein) that will have the effect of directly or indirectly amending condition 8 (Conversion) or condition 12 (Redemption, Purchase and Cancellation) of the Aztiq CB, or (iii) would otherwise materially adversely affect the interests of the Lenders taken as a whole (which shall include, without limitation, any amendment to condition 13.5 (Special Redemption Event) of the Alvotech Bond Instrument any of the defined terms used therein).

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21.	Costs

Each Party will bear its own costs and expenses (including legal fees) incurred by it in connection with this Agreement.

22.	Set Off

Neither the Lender nor the Borrower may set off any obligation due from the other Party under this Agreement against any obligation owed by such Party to that other Party.

23.	Assignment

23.1	Successors

This Agreement shall be binding upon and inure to the benefit of each party hereto and its or any subsequent successors, transferees, assigns and any New Lender.

23.2	Assignments and Transfers by Lenders

Any Lender (an “Existing Lender”) may assign any of its rights or transfer (including by way of novation) any of its rights and obligations, under this Agreement to a bank or financial institution or to any fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in or securitising loans, securities or other financial assets (the “New Lender”) provided that any such New Lender shall simultaneously upon becoming a New Lender execute and deliver to the Security Trustee an accession undertaking substantially in the form of schedule 2 of the Intercreditor Agreement pursuant to which such New Lender accedes to the Intercreditor Agreement as a Subordinated Creditor (as defined in the Intercreditor Agreement).

23.3	Assignments by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under this Agreement.

24.	Role of the Agent

This Clause 24 shall only apply if an Agent has been appointed.

24.1	Appointment of the Agent

(a)	Each Lender appoints the Agent to act as its agent under and in connection with this Agreement.

(b)

Each Lender authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions.

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24.2	Duties of the Agent

(a)	The Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	The Agent’s duties under the this Agreement are solely mechanical and administrative in nature.

(d)	The Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement to which it is expressed to be a party (and no others shall be implied).

24.3	No Fiduciary Duties – No Duty to Monitor

(a)	Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

(b)	The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c)	The Agent shall not be bound to enquire:

(i)	whether or not any Default has occurred;

(ii)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(iii)	whether any other event specified in any Transaction Document has occurred.

24.4	Rights and Discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	rely on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Transaction Documents; and

(B)	unless it has received notice of revocation, those instructions have not been revoked; and

(iv)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)

to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

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(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 18.1 (Payment Default)); and

(ii)	any right, power, authority or discretion vested in any Party, the Majority Lenders or any other group of Lenders has not been exercised.

(c)

The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(d)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(e)

The Agent may act in relation to this Agreement through its personnel and agents (and any indemnity given to or received by an Agent under this Agreement extends also to its personnel, delegates or agents who may rely on this provision) and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(f)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(g)

Notwithstanding any other provision of any Transaction Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)

Notwithstanding any provision of any Transaction Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.5	Majority Lenders’ Instructions

(a)

Unless a contrary indication appears in this Agreement, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders or those Lenders indicated by any such contrary indication.

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(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under this Agreement and unless a contrary indication appears in this Agreement, any instructions given by the Majority Lenders shall override any conflicting instructions given by any other party and will be binding on all the Lenders.

(d)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received any indemnification and/or such security and/or pre-funding as it may in its discretion require (which may be greater in extent than that contained in this Agreement and which may include payment in advance) for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to this Agreement.

24.6	Responsibility for Documentation

The Agent is not responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent in connection with any Transaction Document or the transactions contemplated in the Transaction Documents;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of the Transaction Documents; or

(c)

any determination as to whether any information provided or to be provided to Lender is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.7	Exclusion of Liability

(a)	The Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document, unless directly caused by its gross negligence or wilful misconduct;

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(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(b)	any act, event or circumstance not reasonably within its control; or

(c)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(d)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause 24.7.

(e)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Transaction Documents to be paid by the Agent.

(f)	Nothing in this Agreement shall oblige the Agent to carry out:

(ii)	any “know your customer” or other checks in relation to any person; or

(iii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(g)

Without prejudice to any provision of Transaction Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Transaction Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

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24.8	Lenders’ Indemnity to the Agent

(a)

Subject to paragraph (b) of this Clause 24.8, each Lender shall (in proportion to its Available Commitments and participations in all the Utilisations then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent under this Agreement.

(b)	The Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

24.9	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving 5 days’ notice to the Lenders and the Newco, in which case the Majority Lenders (after consultation with the Newco) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) of this Clause 24.9 within 20 days after notice of resignation was given, the retiring Agent may appoint a successor Agent,

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) of this Clause 24.9, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the this Agreement.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Transaction Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 24.8 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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24.10	Replacement of the Agent

(a)	After consultation with the Borrower, the Majority Lenders may by giving 10 Business Days’ notice to the Agent replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall (at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under this Agreement.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of this Clause 24.8 (Lenders’ Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

24.11	Confidentiality

(a)	In acting as agent for the Lenders, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Transaction Document to the contrary, the Agent shall not be obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

24.12	Credit Appraisal by the Lenders and Ancillary Lenders

(a)

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Transaction Document, each Lender confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Transaction Document including but not limited to:

(b)	the financial condition, status and nature of each member of the Group; and

(c)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document.

24.13	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under this Agreement the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

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25.	Invalidity

If any provision of this Agreement is or is held to be invalid or unenforceable, then so far as it is invalid or unenforceable it has no effect and is deemed not to be included in this Agreement. This shall not invalidate any of the remaining provisions of this Agreement.

26.	Third Party Rights

A person who is not a party hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

27.	Counterparts

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

28.	Governing Law and Enforcement

(a)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(c)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Signatories

The Original Lender
Alvogen Lux Holdings S.à r.l.	/s/ Tomas Ekman Name: Tomas Ekman Title: Director

Name: Title:

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The Borrower
ALVOTECH	/s/ Robert Wessman Name: Robert Wessman Title: Director

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Schedule 1

Utilisation Request

Utilisation Request Loans

From:	[Borrower]

To:	[Lender]

Dated:	[•]

Dear Sirs

[•] – USD 112,500,000 Subordinated Loan Agreement

dated [•] November 2022 (the “Facility Agreement”)

1.

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Borrower:	[•]

(b) Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

(c) Currency of Loan:	USD

(d) Amount:	[•] or, if less, the Available Facility

3.	We confirm that each condition specified in Clause 4 (Conditions Precedent) is satisfied on the date of this Utilisation Request.

4.	[The proceeds of this Loan should be credited to Alvotech Account].

5.	This Utilisation Request is irrevocable and unconditional.

Yours faithfully

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Schedule 2

Conditions Precedent

1.	Agreements

A copy of each of the following documents in form and substance satisfactory to the Original Lender, each duly executed and delivered by the parties thereto:

(a)	this Agreement;

(b)

an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Agreement pursuant to which the Original Lender accedes to the Intercreditor Agreement as a Subordinated Creditor (as such term is defined in the Intercreditor Agreement) in respect of this Agreement;

(c)	the Warrant Agreement;

(d)	the Senior Bonds Amendment Agreement;

(e)	the Aztiq Facility Contribution SPAs;

(f)	the Saemundargata Loan Agreements;

(g)	the convertible bond instrument in respect of the Aztiq CB;

(h)

an accession undertaking substantially in the form of Schedule 2 of the Intercreditor Agreement pursuant to which Aztiq accedes to the Intercreditor Agreement as a Subordinated Creditor (as such term is defined in the Intercreditor Agreement) in respect of the Aztiq CB; and

(i)	the Side Letter.

2.	Conditionality

(a)	Evidence that all conditions precedent to the Alvotech Financing have been satisfied (other than the funding of the Facility) pursuant to the terms of the Senior Bonds Amendment Agreement.

(b)	Evidence that the Aztiq Facility Contribution has been committed, pursuant to the terms of the Aztiq Facility Contribution Documents.

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Exhibit 99.7

Updated Execution

WARRANT AGREEMENT

between

Alvotech

and

Alvogen Lux Holdings S.à r.l.

THIS WARRANT AGREEMENT (this “Agreement”), dated as of 16 November 2022, is made by and between Alvotech, société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B258884, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg (the “Company”), and Alvogen Lux Holdings S.à r.l., a société à responsabilité limitée incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B149045, having its registered office at 5 rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg (“Alvogen”), pursuant to which Alvogen will subscribe for an aggregate of [***] warrants (each a “Warrant”). The warrants shall be allocated for no consideration.

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company and the holders of the Warrants; and

WHEREAS, each Warrant entitles the holder thereof to subscribe to one ordinary share of the Company, par value $0.01 per share (the “Ordinary Shares”) for a subscription price of one cent ($0.01) per share, subject to adjustment as described herein; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Warrants.

1.1

Form of Warrant. Each Warrant shall be issued in registered form only. The Warrant subscription shall be evidenced by the execution of a Warrant subscription form, a form of which is attached hereto in Annex 1.

1.1.1

Warrant Register. The Company shall maintain a register (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants with the details of the respective holders thereof. Upon request of a Registered Holder, the Company shall deliver a certificate evidencing the recording in the Warrant Register of the Warrants by the relevant Registered Holder with the relevant details of such subscription. If the Registered Holder has exercised only part of its Warrants, it must make a new request to the Company to obtain a new certificate.

1.1.2

Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither the Company shall be affected by any notice to the contrary.

1

1.2

Warrants. The Warrants as they are held by Alvogen or any of its Permitted Transferees (as defined below) may be exercised for cash only; provided, however, that the Warrants and any Ordinary Shares issued upon exercise of the Warrants may be transferred by the holders thereof:

(a)	to the direct and/or indirect shareholders of Alvogen, including the shareholders of Celtic Holdings S.C.A.;

(b)	by virtue of the holder’s organizational documents upon liquidation or dissolution of the holder;

(c)	in the event of the Company’s liquidation; or

(d)

in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; and

provided, further, that, in the case of clauses (a) through (d), these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

2.	Terms and Exercise of Warrants.

2.1

Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to subscribe for one (1) Ordinary Share of the Company at the price of one cent ($0.01) per share, subject to the adjustments provided in Section 3 hereof. The term “Warrant Price” as used in this Agreement shall mean the price per share described in the prior sentence at which Ordinary Shares are issued at the time a Warrant is exercised.

2.2

Duration of Warrants. Subject to Section 2.3., a Warrant may be exercised only during the period (the “Exercise Period”) (A) commencing on the Trigger Date and (B) terminating at the earliest to occur of (y) the liquidation of the Company in accordance with the Company’s articles of association, as amended from time to time or (z) five (5) years after the date on which the Company issued the Warrants (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

2.3

Issuance of Warrants. The Warrants shall be issued on the Trigger Date subject to the receipt by the Company of the Warrant subscription form duly executed by Alvogen but, for the avoidance of doubt, no consideration, a form of which is attached hereto in Annex 1.

2

For the purposes of this Agreement:

“Aztiq”, “Aztiq Convertible Bond”, “Net Proceeds” and “Successful New Capital Increase” shall have the meaning set out in the Subordinated Loan;

“Conversion Right” shall have the meaning given in the Aztiq Convertible Bond;

“Conversion Price” shall have the meaning given in the Aztiq Convertible Bond;

“Subordinated Loan” shall mean the facility pursuant to the subordinated loan agreement dated the date of this Agreement between the Company as borrower and Alvogen as lender in relation to a new loan of $50,000,000 (for the avoidance of doubt, the present definition shall exclude any loan existing prior the date of this Agreement); and

“Trigger Date” shall mean:

(a)	15 December 2022, where a Successful New Capital Increase has not occurred on or before such date; or

(b)	20 December 2022, where any amount (whether principal, interest, costs or otherwise) remains outstanding pursuant to the Subordinated Loan on 20 December 2022.

2.4	Exercise of Warrants.

2.4.1	Exercise of the Warrants. The Warrants may only be exercised as per below:

EW = IW - AW

IW: Aggregate number of Warrants issued under the present Agreement, being [***] warrants, save that, in the event that the Aztiq Funding Condition has been satisfied prior to 15 December 2022, such aggregate number shall be reduced to [***] warrants

EW: number of Warrants that may be exercised

AW: number of Warrants that have already been exercised

For the purposes of this clause 2.4:

“Aztiq Funding Condition” means following the date of this Agreement but prior to 15 December 2022, Aztiq having subscribed for, and been issued by the Company, for consideration of no less than $25,000,000, Ordinary Shares and/or convertible bonds (such Ordinary Shares or convertible bonds convertible into Ordinary Shares in each to be issued at $10 per share).

In case of several Registered Holders, the Company shall communicate the number of Warrants exercisable to all the current Registered Holders in writing. In case of a transfer of Warrants to a Permitted Transferee, transferor shall notify the Company of the percentage of Warrants transferred which are exercisable at that point in time. In case no such communication was made, the Company may treat the holders in accordance with the information previously communicated in all respects.

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2.4.2

Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by (i) delivering to the Company the election to subscribe for (“Election to Subscribe”, a form of which being attached hereto to Annex 2) any Ordinary Shares up to the maximum of Ordinary Shares permitted pursuant to the exercise of a Warrant, properly completed and executed by the Registered holder and (ii) the payment in full of the Warrant Price for each Ordinary Share as to which the Warrant is exercised in lawful money of the United States, by electronic transfer payable to the Company. For the avoidance of doubt the Warrant can be exercised in full or in part at any time and multiple times during the Exercise Period.

2.4.3

Issuance of Ordinary Shares on Exercise. Within ten (10) business days after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price and upon receipt of any supporting documentation reasonably required for the issuance of the Ordinary Shares with the Company’s transfer agent (which such supporting documentation the Company shall use its reasonable efforts to provide), the Company shall issue to the Registered Holder of such Warrant a book-entry position for the number of Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it in the share register of the Company. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless such issuance is exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, (the “Securities Act”). No Warrant shall be exercisable and the Company shall not be obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Shares issuable upon such Warrant exercise are exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants.

2.4.4

Valid Issuance. The Company hereby undertakes to ensure that all Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement (and subject to the delivery of an Election to Subscribe and payment of the Warrant Price in accordance with this Agreement) shall be freely transferable (subject to any applicable restrictions on transferability pursuant to applicable U.S. securities laws) validly issued, fully paid and non-assessable, free from all encumbrances and pre-emption rights, and shall rank pari passu in all respects, carry the same number of votes per share, confer the same rights, and otherwise be fully fungible with all other fully paid Ordinary Shares of the Company then in issue.

2.4.5

Date of Issuance. Each person in whose name any book-entry position for Ordinary Shares is issued and who is registered in the share register of the Company shall for all purposes be deemed to have become the holder of record of such Ordinary Shares on the date on which the Ordinary Shares have been issued to the relevant holder.

3.	Adjustments

3.1

Split-Ups. If after the date hereof, and subject to the provisions of Section 3.6 below, the number of outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares or securities, options, rights or warrants granting the right to purchase, subscribe or otherwise acquire Ordinary Shares (each, a “Dividend in Kind”), or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Ordinary Shares.

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3.2

Additional Anti-Dilution Protection. If Aztiq elects to convert an amount (when aggregated with all previous exercises of their Conversion Right) in excess of (i) USD 80,000,000 (excluding, for the avoidance of doubt, accrued and capitalised interest) or (ii) to the extent that Aztiq funds up to another USD 25,000,000 prior by 31 December 2022 in excess of USD 80,000,000, plus an amount equal to such additional amount funded (excluding, for the avoidance of doubt, accrued and capitalised interest), pursuant to their Conversion Right (such excess amount being the “Excess Amount”), IW (for the purposes of clause 2.4.1 above) shall be increased by an amount equal to the Relevant Multiple multiplied by the Excess Amount, divided by the Conversion Price. For the avoidance of doubt, if EW is zero immediately prior to the time of the relevant Excess Amount arising, this shall not operate so as to restrict IW from being increased in accordance with this clause 2.4.2.

For the purposes of clause 2.4.2, “Relevant Multiple” shall mean 0.04 save that, in the event that the Aztiq Funding Condition has been satisfied prior to 15 December 2022, the Relevant Multiple shall be 0.033.

3.3

Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6 hereof, the number of issued and outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.

3.4

Replacement of Securities upon Reorganization, etc. Subject to the provisions of Section 3.6 below, in case of any reclassification or reorganization of the issued and outstanding Ordinary Shares, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to subscribe and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of the Company immediately theretofore exchangeable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance” ).

3.5

Notices of Changes in Warrant. The Company shall give written notice of any proposed adjustment in accordance with this Section 3 to each Registered Holder as soon as practicable (and in any event at least five (5) business days prior to the proposed event affecting the capital of the Company), which notice shall set out all material details of the proposed event and state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares to be issued upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

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3.6	Adjustment Principles. Notwithstanding any provision contained in this Agreement to the contrary:

a)

the Company shall not issue fractional Ordinary Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 3, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to such holder; and

b)

the Company shall not make any adjustments to the terms of a Warrant pursuant to this Section 3 without the prior written consent of the relevant Registered Holder unless the total number and class of securities to be, or capable of being, subscribed for pursuant to a Warrant will carry the same pro rata voting power and economic entitlement to participate in the profits and assets of the Company, as the Ordinary Shares which would have been issued under the Warrant had there been no such adjustment and no such event giving rise to such adjustment.

3.7

Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 3, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Ordinary Shares as is stated in the Warrants initially issued pursuant to this Agreement.

3.8

Other Events. Subject to the provisions of Section 3.6 above, in case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

3.9

Insolvency. Each Registered Holder shall be treated as if, immediately before the date of the passing of an order or resolution for the opening of the bankruptcy of the Company or the dissolution of the Company in connection with an insolvent winding up of the Company, all its Warrants had been exercised in full and shall accordingly be entitled to receive out of the assets which would otherwise be available to the holders of the Ordinary Shares, such a sum, if any, as it would have received had it been the holder of the number of Ordinary Shares to which it would have been entitled upon exercise by the Registered Holder of all of the Warrants immediately before the date of such order or resolution, after deducting from that sum an amount equal to the Warrant Price which would have been payable by that Registered Holder for such number of Ordinary Shares.

4.	Transfer and Exchange of Warrants.

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4.1

Registration of Transfer. No Warrant shall be transferred without the Company’s prior consent except to any Permitted Transferee in accordance with Section 1.2. The Company shall register the transfer, from time to time, of any outstanding Warrant in the Warrant Register upon notice of such transfer in accordance with the terms hereof.

4.2	Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.	N/A.

6.	Other Provisions Relating to Rights of Holders of Warrants.

6.1

No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

6.2

Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the exchange thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3

Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement. The Company hereby confirms that, before the execution of this Agreement, the issuance of the Warrants has been approved by the board of directors of the Company under the authorization given to the board of directors by the general meeting of shareholders of the Company to issue Ordinary Shares (and instruments convertible into Ordinary Shares) as set out in article 6 of the articles of association of the Company (the Authorization). The Company further confirms that the Ordinary Shares to be issued upon the exercise of the Warrants may be issued by the board of directors of the Company in accordance with this Agreement before or after the expiry of the Authorization.

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6.4	Registration of Ordinary Shares.

The Company agrees that it shall file with the Commission a registration statement for the registration of the resale by the Registered Holders, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants (but, for the avoidance of doubt, not for the registration of the issuance of the Ordinary Shares issuable upon exercise of the Warrants or the registration of the resale of the Warrants themselves) , on a Form F-3 or other short-form registration statement (or, if ineligible to file on Form F-3, a Form F-1 or other long-form registration statement) on or before July 15, 2023. The Company shall use its commercially reasonable efforts to cause the same to be declared effective as soon as practicable after the filing thereof and no later than the earlier of (1) the ninetieth (90th) calendar day following the filing date if the Commission notifies the Company that it will “review” the registration statement and (2) the tenth (10th) business day after the date the Company is notified in writing by the Commission that such registration statement will not be “reviewed” or will not be subject to further review. At its expense, the Company shall use its commercially reasonable efforts to keep such registration statement continuously effective with respect to Alvogen (but, for the avoidance of doubt, not with respect to a Permitted Transferee), and to keep the applicable registration statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of (i) the date on which Alvogen ceases to hold any Warrants or any Ordinary Shares issuable pursuant to the Warrants, (ii) the third anniversary of the filing of the registration statement, or (iii) on the first date on which Alvogen is able to sell all of its Ordinary Shares issuable pursuant to the Warrants under Rule 144 without the public information, volume or manner of sale limitations of such rule. Alvogen acknowledges and agrees that the Company may suspend the use of the registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided that the Company shall use commercially reasonable efforts to make such registration statement available for the resale by Alvogen of its Ordinary Shares issuable pursuant to the Warrants as soon as practicable thereafter. The Company’s obligations to include the Ordinary Shares issuable pursuant to the Warrants for resale in the registration statement are contingent upon Alvogen furnishing in writing to the Company such information regarding Alvogen, the securities of the Company held by Alvogen and the intended method of disposition of such Ordinary Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Ordinary Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling securityholder in similar situations.

7.	Legends on Warrants and Ordinary Shares underlying the Warrants.

7.1	It is understood that the Warrants may bear the following or any similar legend, as applicable:

“THE WARRANTS REGISTERED IN THE WARRANT REGISTER ARE HELD BY A PERSON OR ENTITY WHICH MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

“THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE WARRANTS UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

If required by the authorities of any state, the legend required by such state authority.

7.2	It is understood that the Ordinary Shares to be issued or allocated upon the exercise of the Warrants may bear the following or any similar legend, as applicable:

“[THE SHARES] ARE HELD BY A PERSON OR ENTITY WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

8

“[THE SHARES] HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

If required by the authorities of any state, the legend required by such state authority.

8.	Miscellaneous Provisions.

8.1

Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance of Ordinary Shares upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Ordinary Shares.

8.2

Assignment and Successors. Except as expressly provided above, none of the rights or obligations of the Company or Registered Holders under this Agreement may be transferred. Each Registered Holder may assign its rights under this Agreement in respect of any Warrants to any Permitted Transferee that has acquired such Warrants from such Registered Holder and has executed an Adherence Agreement. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

8.3

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally to the Party to whom notice is to be given, or (ii) on the first Business Day after delivery to an international courier service, if properly addressed and all costs prepaid, to the Parties as follows:

8.4	For the Company:	att: board of managers

9, rue de Bitbourg, L-1273 Luxembourg

Grand Duchy of Luxembourg

[***]

8.5	For Alvogen:	att: board of managers

5 rue Heienhaff, L-1736 Senningerberg

Grand Duchy of Luxembourg

8.6	Either Party may change its address for the purpose of this clause by giving the other Party written notice of its new address.

9

8.7	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg.

8.8	Forum. Any disputes arising out of or in connection with this Agreement shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.

8.9

Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.10

Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.11	Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.12	Amendments. This Agreement may be amended by the prior consent of the parties hereto

8.13

Further Undertakings. The Company shall promptly do all such acts and/or execute all such documents as each Registered Holder may reasonably specify (and in such form as that Registered Holder may reasonably require):

•	to confer on that Registered Holder its Warrant and other rights and entitlements intended to be conferred by or pursuant to this Agreement; and/or

•	for the exercise of its Warrants and the other rights and entitlements under this Agreement.

8.14

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.15

No failure to exercise, nor any delay in exercising, on the part of the any party, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

10

The parties hereto have caused this Agreement to be duly executed as of the date first above written.

Alvotech

/s/ Robert Wessman

Represented by: Robert Wessman	Represented by:	Represented by:

Title: Authorized Signatory	Title:	Title:

Alvogen Lux Holdings S.à r.l.

/s/ Tomas Ekman
Represented by: Tomas Ekman
Title: A Manager

/s/ Jung Ryun Park
Represented by: Jung Ryun Park
Title: B Manager

/s/ Robert Wessman
Represented by: Robert Wessman
Title: C Manager

11

[Signature Page to Alvogen Warrant Agreement]

ANNEX 1

Form of Warrant Subscription Form

Warrants

ALVOTECH

A Luxembourg public limited company

Warrant Subscription Form

This Warrant Subscription certifies that [DETAILS OF THE REGISTERED HOLDER] (“Registered Holder”), hereby subscribes to [_____] warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to subscribe for ordinary shares, $0.01 par value (the “Ordinary Shares”) of Alvotech, société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B258884, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg (the “Company”) for a price of USD $[•] per Ordinary Share. Each Warrant entitles the holder, upon exercise during the Exercise Period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable Ordinary Shares as set forth below (in parts or altogether), at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon delivery of an Election to Subscribe and payment of the Exercise Price to the Company referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Subscription Form but not defined herein shall have the meanings given to them in the Warrant Agreement.

12

Each Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the Warrant holder. The number of Ordinary Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The Exercise Price per one Ordinary Share is equal to one cent ($0.01).

The Warrant Agreement provides that upon the occurrence of certain events the number of Ordinary Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the holder of the Warrant.

The Company may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of the Warrants (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall be affected by any notice to the contrary. The Warrants do not entitle any holder hereof to any rights of a shareholder of the Company.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Representations and Warranties of Alvogen:

Representations and Warranties of the Registered Holder:

1.

Purchase Entirely for Own Account. The Warrants to be received by the Registered Holder hereunder will be acquired for the Registered Holder’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the U.S. Securities Act of 1933, as amended, (the “Securities Act”), and the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Registered Holder’s right at all times to sell or otherwise dispose of all or any part of the Warrants in compliance with applicable federal and state securities laws. The Warrants are being purchased by the Registered Holder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by the Registered Holder to hold the Warrants for any period of time. the Registered Holder is not a broker-dealer registered with the Securities and Exchange Commission (“Commission”) under the U.S. Securities Exchange Act of 1934, as amended, (“Exchange Act”) or an entity engaged in a business that would require it to be so registered.

2.

Investment Experience. the Registered Holder acknowledges that it can bear the economic risk and complete loss of its investment in the Warrants and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

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3.	Qualified Investor. The Registered Holder is a “qualified investor” as defined in the Regulation (EU) 2017/1129.

4.

Disclosure of Information. The Registered Holder has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Warrants, and has conducted and completed its own independent due diligence. The Registered Holder acknowledges that copies of the Company’s filings with the Commission are available on the EDGAR system. Based on the information the Registered Holder has deemed appropriate, it has independently (or together with its investment adviser) made its own analysis and decision to enter into the Warrant Agreement and Warrant Subscription (together, the “Transaction Documents”). The Registered Holder is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Warrants and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

5.

Control Securities. The Registered Holder understands that the Warrants and the Ordinary Shares underlying the Warrants may be characterized as “control securities” under the U.S. federal securities laws if the Registered Holder is an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) and that under such laws and applicable regulations the Warrants and the Ordinary Shares underlying the Warrants may be resold without registration under the Securities Act only in certain limited circumstances.

6.	Legends on Warrants and Ordinary Shares underlying the Warrants.

6.1	It is understood that the Warrants may bear the following or any similar legends, as applicable:

“THE WARRANTS REGISTERED IN THE WARRANT REGISTER ARE HELD BY A PERSON OR ENTITY WHICH MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

“THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE WARRANTS UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

If required by the authorities of any state, the legend required by such state authority.

14

6.2	It is understood that the Ordinary Shares underlying the Warrants may bear the following or any similar legend, as applicable:

“THE SHARES ARE HELD BY A PERSON OR ENTITY WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

“THE SHARES HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

If required by the authorities of any state, the legend required by such state authority.

7.

Accredited Investor. The Registered Holder is (a) an “accredited investor” within the meaning of Rule 501 under the Securities Act and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Annex 1 (the “Investor Questionnaire”), which the Registered Holder represents and warrants is true, correct and complete. the Registered Holder is (b) a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Warrants. The Registered Holder has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the warrants and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Registered Holder, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under any law, rule, regulation, agreement or other obligation by which the Registered Holder is bound and (v) are a fit, proper and suitable investment for the Registered Holder, notwithstanding the substantial risks inherent in investing in or holding the Warrants. Independent Investment Decision. The Registered Holder understands that nothing in the Transaction Documents or any other materials presented by or on behalf of the Company to the Registered Holder in connection with the purchase of the Warrants constitutes legal, tax or investment advice. The Registered Holder has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with its purchase of the Warrants.

8.

No General Solicitation. The Registered Holder did not learn of the investment in the Warrants as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which the Registered Holder was invited by any of the foregoing means of communications.

15

9.

Brokers and Finders. No individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein (each, a “Person”) will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Registered Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Registered Holder.

10.

Short Sales Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, the Registered Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Registered Holder, directly or indirectly executed any “short sales”, as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of the time that the Registered Holder was first contacted by the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude or prohibit any actions, with respect to the identification of, the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

11.

No “Bad Actor” Disqualification. The Registered Holder has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act, and the Registered Holder’s responses in the questionnaire delivered to the Company by the Registered Holder related to qualification under Rule 506(d)(1) remain true and correct as of the date hereof.

This Subscription Form shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg, without regard to conflicts of laws principles thereof.

Any disputes arising out of or in connection with this form shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.

Alvotech

Represented by:	Represented by:	Represented by:
Title:	Title:	Title:

[Registered Holder]

Represented by:
Title:

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Annex 1 (of the subscription form)

INVESTOR SUITABILITY QUESTIONNAIRE

ALVOTECH

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase securities (the “Securities”) of ALVOTECH (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors (including Cooley LLP), and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[__]

The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[__]

The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the “Companies Act”), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

[__]

The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[__]

The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

17

[__]

The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[2] either individually or upon a joint basis with such individual’s spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act), or has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[__]	The undersigned cannot make any of the representations set forth above.

In Witness Whereof, the undersigned has executed this Investor Suitability Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

18

ANNEX 2

Election to Subscribe

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Election to Subscribe, to subscribe for [_____] Ordinary Shares of Alvotech, société anonyme, incorporated and existing under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B258884, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg (the “Company”) in the amount of $[_____] in accordance with the terms of the Warrant Agreement. The undersigned requests to be registered in the share register of the Company under the name of [_____] and whose address is [_____], registered under registration number [    ] with [ ].

Date: _________

(Signature)

[Registered Holder]

Represented by:

Title:

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Exhibit 99.8

ATP HOLDINGS EHF.

(as seller)

and

ALVOTECH

(as buyer)

SHARE PURCHASE AGREEMENT

relating to shares in Fasteignafélagið Sæmundur hf.

CONTENT

1	Interpretation	2

2	Conditions precedent	4

3	Sale and purchase	5

4	Purchase Price	5

5	Completion	5

6	Warranties	6

7	Further assurance	9

8	Confidentiality and announcements	9

9	Assignment	10

10	Entire agreement	10

11	Variation and waiver	10

12	Costs	10

13	Notices	11

14	Severance	11

15	Successors	11

16	Counterparts	12

17	Third party rights	12

18	Rights and remedies	12

19	Governing law and jurisdiction	12

Schedule 1	Service Agreement	13

Schedule 2	The Property	14

THIS AGREEMENT is dated 16 November 2022 and made between:

(1)	ATP Holdings ehf., incorporated and registered in Iceland, with registration number 481020-0420, whose registered office is at Smáratorg 3, Kópavogur, Iceland (the “Seller”); and

(2)

Alvotech, incorporated and registered in Grand Duchy of Luxembourg, with registration number B258884, whose registered office is at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg (the “Buyer”).

The parties may hereinafter be jointly referred to as the “parties” and individually as “party”.

BACKGROUND:

(A)	The Company (as defined below) is a public limited liability company with registered share capital of ISK 1,892,750,000.

(B)	The Seller is the owner of 1,892,749,999 shares, issued by the Company, each share being in the nominal value of ISK 1 (one), and Aztiq Pharma ehf. is the owner of 1 (one) share.

(C)	Alvotech hf., reg. no. 710113-0410 (“Alvotech hf.”) a subsidiary of the Buyer, is the lessee of the Property (as defined below), pursuant to the Lease Agreement (as defined below).

(D)

On or around the date hereof Aztiq Pharma ehf., reg. no. 460710-0810 (“Aztiq Pharma”) (as transferor) and Alvotech hf. (as transferee) will enter into a share transfer agreement, whereas one (1) share, issued by the Company, will be transferred from Aztiq Pharma to Alvotech hf.

(E)	The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Shares (as defined below), subject to and on the terms and conditions of this agreement.

AGREED TERMS:

1	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Accounts;	means the accounts of the Company as at and to the Accounts Date, comprising the balance sheet and profit and loss accounts.

Accounts Date;	30 September 2022.

Arion Facilities;

means:

(a) a term loan facility agreement by and between inter alia the Company (as borrower) and Arion Bank hf. (as lender), dated 6 February 2013, in the original principal amount of ISK 4,160,000,000, as amended from time to time; and

(b) a term loan facility agreement by and between the Company (as borrower) and Arion Bank hf. (as lender), dated 2 September 2016, in the original principal amount of ISK 1,000,000,000, as amended from time to time.

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Arion Share Pledge	means the first priority ranking pledge over the Sale Shares, pursuant to a share pledge agreement between the Seller (as pledgor) and Arion Bank hf. (as pledgee), entered into pursuant to the Arion Facilities.

Aztiq Pharma Share	means 1 (one) share, in the nominal value of ISK 1 (one), issued by the Company, held by Aztiq Pharma.

Business Day;	means a day other than a Saturday, Sunday or public holiday when banks in Iceland and Luxembourg are open for business.

Convertible Bond;	means an unsecured, subordinated convertible bond, issued by the Buyer, which is convertible into shares in the Buyer at the rate of USD 10 per share and will carry an annual interest of 12.5% from the Completion Date until converted or repaid as further stipulated in the issuing document of the Convertible Bond.

Company;	Fasteignafélagið Sæmundur hf., incorporated and registered in Iceland, with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland.

Companies Act;	means Act, no. 138/1994, respecting private limited liability companies.

Completion;	means completion of the sale and purchase of the Sale Shares in accordance with this agreement.

Completion Date;	means the date on which the Conditions have been fully satisfied or waived or any other date agreed between the parties in writing.

Conditions;	has the meaning given in clause 2.1.

Encumbrance;	means any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

Existing Indebtedness;	means all amounts outstanding and owing by the Company pursuant to and under the Arion Facilities.

Financial Statements 2021;	means the financial statements of the Company as at and to 31 December 2021, comprising the balance sheet and profit and loss accounts and any cash flow statement.

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Landsbankinn Facilities;	means loan agreements entered into between the Company and Landsbankinn hf. for the purposes of inter alia refinancing the Existing Indebtedness, releasing the Arion Pledge and providing for around USD 16 million in additional gross loan proceeds for the Company, secured with a first priority mortgage over the Property.

Lease Agreement;	means the lease agreement in respect of the Property, between the Company (as lessor) and Alvotech hf. (as lessee), dated 15 November 2016.

Property;	means the land and buildings, owned by the Company, as further described in Schedule 2 (or any part or parts of the Property).

Purchase Price;	has the meaning given in clause 4.

Sale Shares;	means 1,892,749,999 shares, each share in the nominal value of ISK 1 (one), issued by the Company, all of which have been issued and are fully paid.

Service Agreement;	has the meaning given in clause 2.1(a).

Transaction:	means the transaction contemplated by this agreement or any part of that transaction.

Warranties;	means the warranties set out in clause 6.

1.2	References to clauses and Schedules are to the clauses of and Schedules to this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.3	Clause and schedule headings are for convenience only and shall not affect the construction of this agreement.

1.4	Unless a contrary indication appears, in this agreement a reference to:

(a)	the “parties” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)

this “agreement” or any other agreement or instrument shall be construed as a reference to such agreements or instruments as amended, supplemented, novated and/or replaced in any manner from time to time; and

(c)	words in the singular include the plural and in the plural include the singular.

2	CONDITIONS PRECEDENT

2.1	Completion is subject to and conditional upon:

(a)	The Company and Flóki Invest ehf. (an affiliate of the Seller), entering into a Service Agreement, substantially in the form set out in Schedule 1;

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(b)	the shareholders of the Company having resolved to approve the Transaction in accordance with article 70.a. of the Companies Act;

(c)	the shareholders of the Company having resolved to make the Distribution;

(d)	a waiver of any pre-emption rights or other restrictions on transfer which may exist in respect of the Sale Shares under the articles of association of the Company having been obtained; and

(e)	the Company entering into the Landsbanki Facilities,

(together the Conditions).

3	SALE AND PURCHASE

Subject to the fulfilment of the Conditions and on the terms of this agreement the Sellers shall sell and the Buyer shall buy the Sale Shares with effect from Completion, with full title guarantee and free from Encumbrances and together with all rights that attach (or may in the future attach) to the Sale Shares including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the Completion Date.

4	PURCHASE PRICE

4.1

The parties have agreed that the enterprise value of the Company, on a cash and debt free basis (excluding the Existing Indebtedness), is USD 110,500,000 (the “Company’s E/V”), with reference to valuation reports with respect to the Property, issued by KPMG and Borg fasteignasala.

4.2	The purchase price for the Sale Shares is USD 80,000,000, corresponding to the Company’s E/V, with the amount of the Existing Indebtedness deducted from the Company’s E/V (the “Purchase Price”).

4.3

Furthermore, it is assumed that the share capital of the Company has been decreased for the purposes of distributing to the Seller all claims against parties related to the Seller, in the total amount of ISK 1,030,814,011, as stipulated in the Accounts, prior to the Completion Date (the “Distribution”).

4.4

In the event that the Distribution has not been completed on or before Completion, the Purchase Price shall be increased by an amount corresponding to the Distribution, and the Buyer may satisfy any payment obligation under this Clause 4.4 with the delivery to the Seller of all claims against parties related to the Seller received by the Buyer as a result of the Distribution.

4.5	The Buyer shall pay the Purchase Price by issuing the Convertible Bond, in a principal amount equal to the Purchase Price, to the Seller.

5	COMPLETION

5.1	Completion shall take place on the Completion Date.

5.2	At Completion the Seller shall deliver or cause to be delivered:

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(a)	transfer of the Sale Shares in such form as is necessary for the Buyer to acquire legal ownership of the Sale Shares in accordance with the laws of Iceland;

(b)	the share registry of the Company confirming that the Buyer has been registered as the owner of the Sale Shares and that the Sale Shares are free from all Encumbrances;

(c)	the written resignation of all of the directors of the Company;

(d)

a waiver of any pre-emption rights or other restrictions on transfer which may exist in respect of the Sale Shares under the articles of association of the Company or otherwise, and any other document or consent necessary to enable the Buyer to be registered as the holder of the Sale Shares;

(e)

a copy of the minutes of a meeting of the board of directors of the Seller authorising the execution by the Seller of this agreement and all other documents ancillary to it or the Transactions, and appointing the relevant signatory or signatories to execute this agreement and any such other documents on its behalf; and

(f)	a copy of the minutes of a meeting of the shareholders of the Seller authorising the Transaction and the Service Agreement in accordance with article 70.a. of the Companies Act.

5.3

On the Completion Date the Seller shall procure that the directors of the Company shall hold a board meeting at which the transfer of the Sale Shares to the Buyer shall be approved for registration in the Company’s shareholder register and provide the minutes of the meeting, signed by members of the board of directors, to the Buyer.

5.4	At Completion the Buyer shall:

(a)	pay the Purchase Price, by entering into an irrevocable subscription agreement with the Seller, with respect to the Convertible Bond; and

(b)

deliver a copy of the minutes of a meeting of the board of directors of the Buyer authorising the execution by the Buyer of this agreement and all other documents ancillary to it or the Transactions, the issuance of the Convertible Bond to the Seller, and appointing the relevant signatory or signatories to execute this agreement and any such other documents on its behalf.

5.5

As soon as possible after Completion the Seller shall deliver to the Buyer all documents of title, records, correspondence, documents, files, memoranda and other documents relating to the Company not required to be delivered at Completion which are in its possession.

6	WARRANTIES

6.1	The Seller warrants to the Buyer that each of the Warranties set out in this clause 6.1 is true and accurate and not misleading at the date of this agreement:

General Warranties

(a)	the Sale Shares are issued and fully paid;

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(b)	the Seller is the sole legal and beneficial owner of the Sale Shares;

(c)	the Sale Shares and the Aztiq Pharma Share constitute the whole (100%) of the issued and outstanding share capital of the Company;

(d)	the Sale Shares are free from Encumbrances, apart from the Arion Pledge;

(e)

the Seller has the requisite power and authority to enter and perform this agreement and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on the Seller with their respective terms;

(f)

the execution and performance by the Seller of this agreement and the documents referred to in it will not breach or constitute a default under the Seller’s articles of association, or any agreement, instrument, order, judgement or other restriction which binds the Seller;

(g)

no right has been granted to any person to require the Company to issue any share capital and no Encumbrance has been created and no commitment has been given to create an Encumbrance in favour of any person affecting any unissued shares or debentures or other unissued securities of the Company, apart from the Arion Pledge;

(h)	the Company has at all times conducted its business in accordance with, and has acted in compliance with, all applicable laws and regulations of any relevant jurisdiction;

(i)

there is no outstanding indebtedness or other liability (actual or contingent) and no outstanding contract, commitment or arrangement between the Company and the Seller or parties related to the Seller, apart from arrangements related to the Distribution, the Service Agreement and the Lease Agreement;

(j)	subject to the terms of the Lease Agreement, the Company is legally and beneficially entitled to the Property and the particulars set out in Schedule 2 are true, complete and accurate;

(k)	the Property is in a reasonable state of repair and condition and is fit for its respective current use;

(l)

the Company is not engaged or involved in any litigation or administrative, mediation, arbitration or other proceedings, or any claims, actions or hearing before any court, tribunal or any governmental, regulatory or similar body, or any department, board or agency (except for debt collection in the normal course of business), and no such proceedings have been threatened or are pending by or against the Company, for whose acts the Company may be vicariously liable, and there are no circumstances likely to give rise to any such proceedings;

(m)

the Financial Statements 2021 show a fair view of the state of affairs of the Company as of 31 December 2021, and of their profit or loss and comprehensive income for the accounting period ended on the 31 December 2021;

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(n)	the Accounts show a fair view of the state of affairs of the Company as at the Accounts Date, and of their profit or loss and comprehensive income for the accounting period ended on the Accounts Date;

(o)

since the Accounts Date the Company has conducted its business in the normal course and as a going concern, and no dividend or other distribution of profits or assets has been, or agreed to be, declared, made or paid by the Company, apart from the Distribution; and

(p)	the Company has no liabilities (including contingent liabilities) other than as disclosed or incurred in the ordinary and proper course of the Company’s business since the Accounts Date.

Tax Warranties

(q)

All notices, returns (including any land transaction returns), reports, accounts, computations, statements, assessments, claims, disclaimers, elections and registrations and any other necessary information which have been submitted by the Company to any tax authority for the purposes of tax have been made on a proper basis, were submitted within applicable time limits and were accurate and complete in all material respects. None of the above is, or is likely to be, the subject of any material dispute with any tax authority;

(r)	all tax, insofar as such tax ought to have been paid, has been duly paid, and no penalties, fines, surcharges or interest have been incurred;

(s)

the Company maintains complete and accurate records in relation to tax, that meet all legal requirements and enable the tax liabilities of the Company to be calculated accurately in all material respects;

(t)

the Company has not received from any tax authority (and has not subsequently repaid or settled with that tax authority) any payment to which it was not entitled, or any notice in which its liability to tax was understated;

(u)

the Company is not involved in any dispute with any tax authority nor has, within the past 12 months, been subject to any visit, audit, investigation, discovery or access order by any tax authority, and the Seller is not aware (to the best of Seller’s knowledge) of any circumstances existing which make it likely that a visit, audit, investigation, discovery or access order will be made within the next 12 months; and

(v)

to the best of Seller’s knowledge, the Company is not liable to make to any tax authority any payment in respect of any liability to tax which is primarily or directly chargeable against, or attributable to, any other person.

6.2

The Seller further warrants and represents to the Buyer that each of the Warranties will be true, accurate and not misleading throughout the period from (and including) the date of this agreement up to (and including) the Completion Date.

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6.3

Without prejudice to the Buyer’s right to claim on any other basis, or to take advantage of any other remedies available to it, if any Warranty stipulated in clause 6.1 proves to be untrue, inaccurate or misleading, the Seller shall pay to the Buyer on demand (each a “Warranty Claim”):

(a)	the amount necessary to put the Company into the position they would have been in if the Warranty had not been untrue, inaccurate or misleading; and

(b)

all costs and expenses (including damages, legal and other professional fees and costs, penalties, expenses and consequential losses whether arising directly or indirectly) incurred by the Buyer or the Company as a result of the Warranty being untrue, inaccurate or misleading (including a reasonable amount in respect of management time).

6.4

Any sum payable under clause 6.3(a) or clause 6.3(b) shall not exceed 10% of the Purchase Price, unless there is a breach of fundamental warranties stipulated in clauses 6.1(a) to 6.1(g) (inclusive), clause 6.1(j) and/or Tax Warranties stipulated in clauses 6.1(q) to 6.1(v), in which case a Warranty Claim shall be limited to the Purchase Price.

6.5

The Seller shall not be liable in respect of any Warranty Claim to the extent that the facts giving rise to such Warranty Claim were disclosed. If the Buyer (or any member of the Buyer’s group or any of their respective agents) becomes aware of a matter which might reasonably give rise to a Warranty Claim, the Seller shall not be liable in respect of it unless written notice of all relevant facts is given by the Buyer to the Seller as soon as practicable following their so becoming aware and in any event within thirty (30) days of such event. If the matter is capable of remedy, the Buyer shall only be entitled to compensation if the matter is not remedied within thirty (30) days after the date on which such notice is served on the Seller.

6.6	The Buyer warrants to the Seller that each of the Warranties set out in this clause 6.6 is true and accurate and not misleading at the date of this agreement:

(a)	the Buyer has all requisite power and authority to enter into, deliver and perform this agreement;

(b)	the Buyer has all requisite power and authority to issue the Convertible Bond to the Seller; and

(c)	this agreement and any other documents referred to in it (to which it is a party) shall, upon execution, constitute valid, legal and binding obligations of the Buyer in accordance with their terms.

7	FURTHER ASSURANCE

At their own expense, the parties shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the other party may reasonably require from time to time for the purpose of giving full effect to this agreement.

8	CONFIDENTIALITY AND ANNOUNCEMENTS

8.1	Except to the extent required by law or any legal or regulatory authority of competent jurisdiction:

9

(a)

the parties shall not at any time disclose to any person (other than the parties’ professional advisers) the terms of this agreement or other confidential information relating to the Company or the other party, or make any use of such information other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this agreement; and

(b)	neither party shall make, or permit any person to make, any public announcement, communication or circular concerning this agreement without the prior written consent of the other party.

8.2

Nothing in clause 8.1 shall prevent either party from making an announcement required by law or any government or regulatory authority, any securities exchange or by a court or other competent jurisdiction, provided that the party required to make the announcement consults with the other party and takes into account the reasonable requests of the other party in relation to the content of the relevant announcement to be made.

9	ASSIGNMENT

Neither party shall assign, transfer, mortgage, charge, declare a trust of, or deal in any other manner with any or all of their rights and obligations under this agreement without the prior written consent of the other party.

10	ENTIRE AGREEMENT

This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

11	VARIATION AND WAIVER

11.1	No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

11.2

No failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this agreement or by law is only effective if it is in writing.

11.3	Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

12	COSTS

Each party shall pay its own costs and expenses incurred in connection with the Transaction and the negotiation, preparation and execution of this agreement and ancillary documents.

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13	NOTICES

13.1

A notice given to a party under or in connection with this agreement shall be in writing and shall be delivered by hand, email or sent by pre-paid first-class post or another next working day delivery service, in each case to that party’s address as set out in clause 13.2 (or to such other address as that party may notify to the other party in accordance with this agreement).

13.2	The addresses and email addresses for service of notices on the Buyer and Sellers are:

(a)	Buyer: Alvotech

address: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

for the attention of: Tanya Zharov, Deputy CEO

email address: [***]

(b)	Seller: ATP Holdings ehf.

address: Sæmundagata 15-19, 101 Reykjavík, Iceland

for the attention of: Jóhann G. Jóhannsson, CEO

email address: [***]

13.3	Each party may change its details for service of notices as specified in clause 13.2 by giving written notice to each other party.

13.4

Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause 13 have been satisfied) if delivered by hand, at the time the notice is left at the address, or if delivered by email, at the time of transmission, or if sent by post on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

13.5	This clause 13 does not apply to the service of any proceedings or other documents in any legal action.

14	SEVERANCE

If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement.

15	SUCCESSORS

This agreement is made for the benefit of the parties and their successors and the rights and obligations of the parties under this agreement shall continue for the benefit of, and shall be binding on, their respective successors.

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16	COUNTERPARTS

16.1	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

16.2	No counterpart shall be effective until each party has executed at least one counterpart.

17	THIRD PARTY RIGHTS

No one other than a party to this agreement, their successors and permitted assignees, shall have any right to enforce any of its terms.

18	RIGHTS AND REMEDIES

Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

19	GOVERNING LAW AND JURISDICTION

19.1

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of Iceland.

19.2

Each party irrevocably agrees that the courts of Iceland shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

(Last page before schedules and signature page)

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Schedule 1         SERVICE AGREEMENT

13

NOVEMBER 2022

Agreement

between

FLÓKI INVEST EHF.

(as the Service Provider)

and

FASTEIGNAFÉLAGIÐ SÆMUNDUR HF.

(as the Company)

SERVICE AGREEMENT

relating to Sæmundargata 15-19, Reykjavík

1

CONTENT

1	Interpretation	3

2	Commencement and duration	4

3	Scope of services	4

4	The Service Provider’s obligations	4

5	Company’s obligations	4

6	Changes to the Services	4

7	Charges and payment	5

8	Warranties	5

9	Termination	5

10	Exit obligations	6

11	Consequences of termination	7

12	Miscellaneous	7

13	Notices	7

14	Governing law	8

15	Jurisdiction	8

Schedule 1 Services		9

2

THIS AGREEMENT is dated 16 November 2022 and made between:

(1)	FLÓKI INVEST EHF., incorporated and registered in Iceland with registration number 600416-0570 whose registered office is at Smáratorgi 3, Kópavogur, Iceland (the “Flóki Invest”); and

(2)	FASTEIGNAFÉLAGIÐ SÆMUNDUR HF., incorporated and registered in Iceland with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland (the “Company”).

The parties may hereinafter be jointly referred to as the “parties” and individually as “party”.

BACKGROUND:

(A)	Reference is made to a share purchase agreement, dated on or about the date hereof, relating to shares in the Company (the “SPA”).

(B)	It is a condition precedent under the SPA that the Company and Flóki Invest enter into this service agreement.

(C)

Flóki Invest has agreed to provide certain services to the Company to ensure a smooth transition with respect to operational matters, supervision and maintenance relating to the Property (as defined below) following Completion (as defined below).

AGREED TERMS:

1	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Commencement Date;	has meaning set out in clause 2.1.

Completion;	completion of the sale and purchase in accordance with the terms of the SPA.

Lease Agreement;	the lease agreement in respect of the Property, between the Company (as lessor) and Alvotech hf. (as lessee), dated 15 November 2016.

Property;	the real estate owned by the Company located at Sæmundargata 15-19, Reykjavík.

Service Charges;	the charges to be paid for the Services under clause 7 (Charges and payment).

Services;	one or more or all the Service (as applicable) which are set out in Schedule 1.

Service Termination Date;	in relation to the Services the service termination date set out in Schedule 1 or such other date as the parties may agree in accordance with clause 6.1.

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2	COMMENCEMENT AND DURATION

2.1	Flóki Invest shall provide the Services to the Company in accordance with this agreement commencing on Completion pursuant to the SPA (the “Commencement Date”).

2.2

Flóki Invest shall provide the Services from the Commencement Date until 31 December 2023 (“Initial Term”) unless terminated earlier under clause 9 (Termination). The term automatically extends for successive 12-month periods (“Renewal Term”) unless the agreement is terminated by either party with at least three (3) months’ notice prior to the end of the Initial Term or any subsequent Renewal Term.

3	SCOPE OF SERVICES

3.1	The scope of the Services to be provided by Flóki Invest is set out in Schedule 1.

3.2

If the Company requires provision of services, that are materially outside the scope of the Services, or materially different in nature or volume from the Services, the parties shall follow the procedure set out in clause 6 (Changes to the Services).

4	THE SERVICE PROVIDER’S OBLIGATIONS

4.1	In performing its obligations under this agreement, Flóki Invest shall comply with all applicable laws, statutes and regulations from time to time in force.

4.2

Flóki Invest shall perform the Services with due skill, diligence and care, and to a standard which as least as high as the standard provided in relation to the Services during the 12-month period prior to the Commencement Date.

4.3

Subject to the reimbursement by the Company of any reasonable costs and expenses incurred by Flóki Invest in this respect, Flóki Invest agrees to provide the Company with reasonable assistance in respect of finding alternative providers of the Services.

5	COMPANY’S OBLIGATIONS

5.1	The Company shall co-operate with Flóki Invest and provide it with such information and assistance as Flóki Invest shall reasonably require enabling Flóki Invest to provide the Services.

5.2	The Company shall allow Flóki Invest and its employees, agents and subcontractors reasonable access to its facilities as necessary for the performance of the Services.

6	CHANGES TO THE SERVICES

6.1

If a party wishes to make a change to the scope, nature, volume or execution of any of the Services or the Service Termination Date, it shall submit details of the requested change in writing to the other party.

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6.2	The parties shall consider the request in good faith, but the parties shall be under no obligation to accept any requested change to the Services.

7	CHARGES AND PAYMENT

7.1

In consideration of Flóki Invest providing the Services to the Company, the Company shall pay Service Charges to Flóki Invest, in the amount of ISK 4,500,000 per month, indexed with the Consumer Price Index, which at the date of this service agreement is 559.3 points, corresponding to 5% of the monthly lease payment to the Company pursuant to the Lease Agreement, for the duration of this service agreement.

7.2	The Company shall pay the Service Charges monthly in arrears. Flóki Invest shall invoice the Company at the beginning of each month for the Services provided to the Company during the previous month.

7.3	The Company shall pay invoices in full within 30 days of receipt in cleared funds to the bank account nominated in writing by Flóki Invest.

7.4	The Service Charges are exclusive of amounts in respect of VAT (value added tax or any equivalent tax chargeable in the Iceland or elsewhere).

7.5	Flóki Invest shall be responsible for the payment of all invoices due to third party suppliers in connection with the provision of the Services.

7.6	The Company shall be entitled to require Flóki Invest to provide all such evidence as may be reasonably necessary to verify the Service Charges and any other matters set out in an invoice.

7.7	All payments payable to Flóki Invest under this agreement shall become due immediately on its termination. This clause 7.7 is without prejudice to any right to claim for interest under the law.

8	WARRANTIES

Each party warrants that it has the corporate power and capacity to enter into this agreement and to perform its obligations under this agreement.

9	TERMINATION

9.1	Without affecting any other right or remedy available to it, either party may terminate this agreement with immediate effect by giving written notice to the other party if:

(a)	the other party fails to pay any amount due under this agreement on the due date for payment and remains in default not less than 30 days after being notified in writing to make such payment;

(b)

the other party commits a material breach of any other term of this agreement and (if such breach is remediable) fails to remedy that breach within a period of 20 days after being notified in writing to do so;

5

(c)

the other party repeatedly breaches any of the terms of this agreement in such a manner as to reasonably justify the opinion that its conduct is inconsistent with it having the intention or ability to give effect to the terms of this agreement;

(d)	if any action, proceedings, procedure or step is taken in any jurisdiction for or in connection with:

(i)	the winding up, dissolution or re-organisation of the other Party; or

(ii)	the appointment of a liquidator, or other similar officer in respect of the other Party or any of its assets;

(e)

the other party commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with its creditors;

(f)

any event occurs, or proceeding is taken, with respect to the other party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in clause 9.1(d) and 9.1(e);

(g)	the other party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business; or

(h)	any warranty given by the other party in clause 8 of this agreement is found to be untrue or misleading.

10	EXIT OBLIGATIONS

10.1	This clause 10 (Exit obligations) shall apply on termination or expiry of this agreement.

10.2

Flóki Invest shall provide such assistance as the Company may reasonably require to effect a full and orderly transfer of the Services to the Company or to a third party nominated by the Company. Flóki Invest shall furnish the Company or the third party with any information or documents required to perform the Services. All such assistance shall be provided on a timely basis.

10.3

The Company shall be responsible for Flóki Invest’s reasonable costs incurred in discharging its obligations under clause 10.1 and clause 10.2, except where the agreement has been terminated by reason of Flóki Invest’s breach in which case Flóki Invest shall be responsible for such costs.

10.4

Flóki Invest shall deliver to the Company all documents, information, and materials generated by Flóki Invest in connection with the provision of the Services. All intellectual property rights in such documents, information and materials shall automatically pass to the Company.

10.5	Each party shall promptly:

(a)	return to the other party all equipment, materials and property belonging to the other party that the other party had supplied to it in connection with the supply of the Services under this agreement;

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(b)	return to the other party all documents and materials (and any copies) containing the other party’s confidential information;

(c)	erase all the other party’s confidential information from its computer systems (to the extent possible); and

(d)	on request, certify in writing to the other party that it has complied with the requirements of this clause.

11	CONSEQUENCES OF TERMINATION

11.1	On termination or expiry of this agreement, the following clauses shall continue in force:

(a)	clause 10 (Exit obligations);

(b)	clause 14 (Governing law); and

(c)	clause 15 (Jurisdiction).

11.2

Termination or expiry of this agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination or expiry.

12	MISCELLANEOUS

12.1	No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

12.2

Neither Party shall assign, transfer, mortgage, charge, subcontract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this agreement without the prior written consent of the other party.

12.3

Neither party shall be in breach of this agreement nor liable for delay in performing, or failure to perform, any of its obligations under this agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the affected Party shall be entitled to a reasonable extension of the time for performing such obligations. If the period of delay or non-performance continues for 2 months, the Party not affected may terminate this agreement by giving 30 days’ written notice to the affected Party.

13	NOTICES

13.1

A notice given to a party under or in connection with this agreement shall be in writing and shall be delivered by hand, email or sent by pre-paid first-class post or another next working day delivery service, in each case to that party’s address as set out in clause 13.2 (or to such other address as that party may notify to the other party in accordance with this agreement).

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13.2	The addresses and email addresses for service of notices on the parties are:

(a)	Flóki Invest:

address:                         Smáratorg 3, 201 Kópavogur, Iceland

for the attention of:       Guðrún Elsa Gunnarsdóttir

email address:               [***]

(b)	The Company:

address:                         Sæmundargata 15-19, 102 Reykjavík, Iceland

for the attention of:       Tanya Zharov

email address:               [***]

13.3	Each party may change its details for service of notices as specified in clause 13.2 by giving written notice to each other party.

13.4

Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause 13 have been satisfied) if delivered by hand, at the time the notice is left at the address, or if delivered by email, at the time of transmission, or if sent by post on the second business day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

13.5	This clause 13 does not apply to the service of any proceedings or other documents in any legal action.

14	GOVERNING LAW

14.1

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of Iceland.

14.2

Each party hereby unconditionally and irrevocably waives, to the fullest extent that applicable law permits, any rule of interpretation or construction or any presumption or burden of proof requiring that this agreement be interpreted or construed against the drafting party. If any Party claims in connection with any dispute that any language in this agreement is ambiguous, redundant, vague or overly general, or inconsistent or in conflict with any other language in this agreement or any agreement, instrument or other document delivered under or in connection with this agreement, such party shall be deemed equally responsible for the ambiguity, redundancy, vagueness, over generality, inconsistency, or conflict.

15	JURISDICTION

15.1

Each party irrevocably agrees that the courts of Iceland shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

(last page before schedules and signature page)

8

SCHEDULE 1

SERVICES

Service	Specification

Correspondence	Correspondence with supervisory authorities, the Municipality of Reykjavík, the University of Iceland and Vísindagarðar Háskóla Íslands ehf. in relation to the Property.

Supervision	Supervision and administration with respect to all maintenance in relation to the Property, including, but not limited to contractual relationship with contractors and other vendors and suppliers.

Processing of payments	Overseeing and processing payments on behalf of the Company to third parties in relation to maintenance of the Property as well as all payments to authorities, due to land lease or otherwise

Financial and funding services	Relationship with financial institutions concerning financial matter, including, but not limited to, correspondence relating to facility agreements, other funding arrangement and su

Construction of an extension to the Property	All correspondence, supervision and contractual relationship with Fasteignafélagið Eyjólfur ehf., as well as all other applicable parties, including, but not limited to, contractors, due to the building of an extension adjacent to the Property.

9

THIS AGREEMENT has been entered into on the date stated at the beginning of it.

Service Provider

Flóki Invest ehf.

By:	By:
Name: Title:	Name: Title:

Company

Fasteignafélagið Sæmundur hf.

By:	By:
Name: Title:	Name: Title:

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SCHEDULE 2         THE PROPERTY

Description of the Property	Sæmundargata 15-19, Reykjavík, a 12,962.4 m² building for manufacturing and research, containing office parking lots and underground parking garage.

Description of lease	Land lease, pursuant to a land lease and building right agreement with Vísindagarðar Íslands ehf., dated 5 November 2013. Vísindagarðar Íslands ehf. has entered into a land lease agreement with Háskóli Íslands, with respect to the Property, with a right to sub-lease the property, and Háskóli Íslands (the University of Iceland), entered into a land lease agreement with the Municipality of Reykjavík, with respect to the Property, with a right to sub-lease the Property.

Owner	Municipality of Reykjavík.

Registered/unregistered	Registered.

Title number (if registered)	Registration number F232-7931.

Contractual date of termination of lease	30 September 2038, with a right to extend the lease for further 25 years, i.e., to 30 September 2063.

Occupier	Alvotech hf. (as lessee), pursuant to the Lease Agreement.

Contractual date of purchase	5 November 2013

Registered liens

•  General bond in the amount of ISK 5,200,000,000, issued to Arion Bank hf. on 19/02/2014 – 1st priority mortgage;

•  general bond in the amount of ISK 1,000,000,000, issued to Arion Bank hf. on 02/09/2016 – 2nd priority mortgage; and

•  general bond in the amount of USD 30,000,000, originally issued to U.S. Bank National Association on 13/06/2018, as amended on 31/05/2019 (pledgees FFI Fund Ltd., FYI Ltd. and Olifant Fund, Ltd.) – 3rd priority mortgage.

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THIS AGREEMENT has been entered into on the date stated at the beginning of it.

SELLER

ATP Holdings ehf.

By:	/s/ Jóhann G. Jóhannsson
Name: Jóhann G. Jóhannsson
Title: CEO and director

BUYER

Alvotech

By:	/s/ Richard Davies
Name: Richard Davies
Title: Vice Chairman

(Signature page to a Share Purchase Agreement)

15

Exhibit 99.9

PRIVATE & CONFIDENTIAL

EXECUTION VERSION

Dated November 16, 2022

ALVOTECH

as Issuer

and

THE BONDHOLDER NAMED HEREIN

as Bondholder

THE CONVERTIBLE BOND INSTRUMENT (AZTIQ)

1	Alvotech - Bond Instrument (Aatiq CB)

Clause		Page
1	Interpretation	1

2	Amount and Issue of Bonds	43

3	Status	43

4	Form, Denomination and Title	43

5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates	44

6	Coupon	50

7	General Covenants	50

8	Conversion	69

9	Representations and Warranties of each Bondholder	76

10	Undertakings	79

11	Payments	81

12	Redemption, Purchase and Cancellation	83

13	Taxation	85

14	Events of Default	89

15	Meetings of Bondholders and Modifications	91

16	Waiver	92

17	Voting and Other Rights	92

18	Replacement of Bond Certificates	92

19	Notices	92

20	Currency of Account; Conversion of Currency; Currency Exchange Restrictions	93

21	Governing Law and Jurisdiction	94

22	Counterparts	95

Schedule 1 Form of Bond Certificate		96

Schedule 2 Form of Transfer Certificate		98

Schedule 3 Provisions for Meetings of Bondholders		101

Schedule 4 Bondholders		106

Schedule 5 Investor Questionnaire		107

i	Alvotech - Bond Instrument (Aatiq CB)

THIS AMENDED AND RESTATED BOND INSTRUMENT is dated 16 November 2022 and is made by way of deed by:

1.

ALVOTECH , a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, Rue de Bitbourg, L-1273 Luxembourg Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B258884 (the “Issuer”); and

2.	THE BONDHOLDER named in Schedule 4 (Bondholders) hereto (the “Bondholder”).

Whereas:

(i)	The Issuer has in accordance with its Articles of Association and by resolutions of its Board, created and issued the Bonds pursuant to this Instrument;

(ii)	The Bondholder has agreed to subscribe for the Bonds pursuant to the Subscription Agreement and this Instrument.

NOW THIS INSTRUMENT WITNESSES AND THE ISSUER DECLARES as follows:

1	Interpretation

1.1	The following expressions have the following meanings:

“2022 Alvogen Lux Shareholder Loans” means, collectively, (i) the US$40,000,000 bridge loan pursuant to a loan agreement dated 11 April 2022, and (ii) the US$20,000,000 bridge loan pursuant to a loan agreement dated 1 June 2022, in each case, made between Alvogen Lux as lender and Alvotech Holdings S.A. as borrower (which has been replaced by the Issuer following completion of the statutory merger between Alvotech Holdings S.A. and the Issuer), and which will each be rolled into and replaced by the Alvogen Lux Shareholder Loans Roll Facility in full pursuant to the terms of the Alvogen Facility Agreement;

“2022 Alvogen Lux Shareholder Loans Repayment Conditions” means each of the following conditions:

(1)	the FDA Approval has been granted to the Issuer on or before 31 March 2023;

(2)

the aggregate amount of the Net Proceeds of any New Equity Issuance received by the Issuer is not less than US$135,000,000, provided that, for the purpose of this paragraph (2) only, the New Equity Issuance Period shall not apply to such New Equity Issuance and the relevant New Equity Issuance may be consummated by the Issuer at any time on or after the 2022 Senior Bonds Upsize A&R Effective Date, in each case in compliance with the Bond Documents; and

(3)

immediately following and calculated giving pro forma effect to the related proposed prepayment and/or repayment (including payment of any fees, interest or similar payments due thereunder) of any 2022 Alvogen Lux Shareholder Loans being made, the Issuer and (as applicable) other Guarantors (taken as a whole) shall have not less than US$200,000,000 (or the Dollar Equivalent) of cash or Cash Equivalents on balance sheet;

1	Alvotech - Bond Instrument (Aztiq CB)

“2022 Senior Bonds Upsize Amendment and Restatement Deed” means the amendment and restatement deed relating to the Senior Bonds dated 16 November 2022 and made between, amongst others, the Issuer as issuer, the bondholders therein as bondholders and Madison Pacific Trust Limited as security trustee, paying agent, registrar and calculation agent;

“2022 Senior Bonds Upsize A&R Effective Date” has the meaning given to the term “Effective Date” in the 2022 Senior Bonds Upsize Amendment and Restatement Deed;

“ABL Collateral” means all or any of the following assets and properties owned as of the Issue Date, or at any time thereafter acquired, by the Issuer or any Restricted Subsidiary: (1) all Inventory; (2) all Accounts arising from the sale of Inventory or the provision of services; (3) to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (1) and (2), all (a) General Intangibles, (b) Chattel Paper, (c) Instruments, (d) Documents, (e) Payment Intangibles (including tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment and (f) Supporting Obligations; (4) collection accounts and Deposit Accounts, including any Lockbox Account, and any cash or other assets in any such accounts constituting Proceeds of clause (1) or (2) (excluding identifiable cash proceeds in respect of real estate, Fixtures or Equipment or from the sale of the Bonds); (5) all Indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory, and any Deposit Account into which such cash advances are deposited (excluding identifiable cash proceeds from the sale of the Bonds); (6) all books and records related to the foregoing; and (7) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of the Issuer or any Restricted Subsidiary or the provision of services by the Issuer or any Restricted Subsidiary and business interruption insurance. All capitalised terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

“Additional Amounts” has the meaning given to it in Condition 13.1;

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person;

“Alternative Stock Exchange” means, in the case of the Shares, if they are not at that time listed and traded on the Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in;

“Alvogen Lux” means Alvogen Lux Holdings S.à r.l., a private company with limited liability (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register under number B 149.045;

2	Alvotech - Bond Instrument (Aztiq CB)

“Alvogen Facility” means the unsecured and subordinated facility (in an aggregate principal facility amount of not less than US$112,500,000 (such amount being not less than $50,000,000 made available in cash to the Issuer by Alvogen Lux on the 2022 Senior Bonds Upsize A&R Effective Date and $62,500,000 being the Alvogen Lux Shareholder Loans Roll Facility) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date (and for the avoidance of doubt, including any increase or upsize of the commitments under that facility established in accordance with the terms of the Senior Bonds Instrument after the 2022 Senior Bonds Upsize A&R Effective Date) granted pursuant to the facility agreement (the “Alvogen Facility Agreement”) dated on or before the 2022 Senior Bonds Upsize A&R Effective Date and made by Alvogen Lux as original lender and the rollover lender and the Issuer as borrower in the form agreed with the Bondholders prior to the date of this Instrument (as amended and/or restated pursuant to and in accordance with the terms and conditions of the Alvogen Facility Agreement, the Senior Bonds Instrument and this Instrument);

“Alvogen Facility Agreement” has the meaning given to that term in the definition of “Alvogen Facility”;

“Alvogen Facility Lenders” means Alvogen Lux and such other persons permitted to be lenders under the Alvogen Facility as at the 2022 Senior Bonds Upsize A&R Effective Date that shall accede to the Alvogen Facility Agreement in the capacity of a lender;

“Alvogen Facility Long Stop Date” means 15 December 2022;

“Alvogen Facility Refinancing” means the irrevocable refinancing, repayment and discharge of US$50,000,000 of the principal amount of the Alvogen Facility together with any accrued interest and other costs (excluding, for the avoidance of doubt, the Alvogen Lux Shareholder Loans Roll Facility unless and until the occurrence of a New Capital Roll) in full (and the commitments thereunder being irrevocably cancelled);

“Alvogen Lux Shareholder Loans Roll Amount” means $62,500,000;

“Alvogen Lux Shareholder Loans Roll” means the rollover of the 2022 Alvogen Lux Shareholder Loans into the Alvogen Facility (on cashless basis) pursuant to the terms of the Alvogen Facility Agreement, following which, the 2022 Alvogen Lux Shareholder Loans shall thereafter be deemed to form part of the Alvogen Facility pursuant to the terms and conditions of the Alvogen Facility;

“Alvogen Lux Shareholder Loans Roll Facility” means the portion of the Alvogen Facility representing the aggregate amount of the 2022 Alvogen Lux Shareholder Loans that have been rolled-over into the Alvogen Facility pursuant to the terms of the Alvogen Facility Agreement, including for the avoidance of doubt, all interest, fees and other amounts whatsoever that have accrued or are to accrue thereon and with such conversion and/or roll being effective on the date of the Alvogen Facility Agreement;

“Articles of Association” means the articles of association of the Issuer in force from time to time;

3	Alvotech - Bond Instrument (Aztiq CB)

“Asset Acquisition” means (1) an investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any Restricted Subsidiary; or (2) an acquisition by the Issuer or any Restricted Subsidiary of the property and assets of any Person other than the Issuer or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person;

“Asset Disposition” means the sale or other disposition by the Issuer or any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or (2) all or substantially all of the assets that constitute a division or line of business of the Issuer or any Restricted Subsidiary;

“Asset Sale” means:

(1)

any direct or indirect sale, conveyance, transfer, lease (other than an operating lease entered into in the ordinary course of business) or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary of the Issuer, including any disposition by means of a merger, consolidation or similar transaction (each referred to in this definition as a “disposition”); or

(2)

the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) in any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a)

a disposition of (i) Cash Equivalents or Investment Grade Securities, (ii) obsolete, damaged or worn out property or equipment in the ordinary course of business of the Issuer and its Restricted Subsidiaries, (iii) Inventory (as defined in the Uniform Commercial Code) or goods (or other assets) held for sale in the ordinary course of business or (iv) equipment or other assets as part of a trade-in for replacement equipment;

(b)	[Reserved];

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Condition 7.5;

(d)

any disposition of assets or issuance or sale of Equity Interests, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than US$8,630,000 (or the Dollar Equivalent thereof), in each case whether in a single transaction or a series of related transactions;

(e)

any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer (or to an entity that contemporaneously therewith becomes a Restricted Subsidiary);

4	Alvotech - Bond Instrument (Aztiq CB)

(f)

any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)	foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h)	the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(i)

any license, collaboration agreement, strategic alliance or similar arrangement in the ordinary course of business on an arm’s length basis providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(j)

a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(k)

the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property, or Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary entered into within six months of the Issue Date in an aggregate amount not to exceed US$11,500,000 (or the Dollar Equivalent thereof);

(l)	any surrender or waiver of contract rights or the settlement of, release of, recovery on or surrender of contract, tort or other claims of any kind;

(m)

in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and its Restricted Subsidiaries taken as a whole, as determined in good faith by the Issuer;

(n)

any financing transaction with respect to property built or acquired by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including any Sale/Leaseback Transaction or asset securitisation, permitted by this Instrument;

(o)	dispositions consisting of Permitted Liens;

(p)

any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary of the Issuer) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; and

5	Alvotech - Bond Instrument (Aztiq CB)

(q)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

“Aztiq” means ATP Holdings ehf. a company incorporated and registered in Iceland, with registration number 481020-0420, whose registered office is at Smáratorg 3, Kópavogur, Iceland;

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof;

“Base Currency” has the meaning given to it in Condition 20.2;

“Board” means the board of directors of the Issuer;

“Bond Certificate” has the meaning given to it in Condition 4.1;

“Bond Documents” means collectively, this Instrument, the Bonds, the Intercreditor Deed, the Subscription Agreement and any other document designated as a “Bond Document” by the Issuer and Bondholders;

“Bondholders”, and (in relation to a Bond) holder means the person in whose name a Bond is registered in the Register of Bondholders;

“Bonds” means the convertible bonds issued or to be issued under this Instrument due 2025 in an aggregate principal amount up to US$105,000,000 (excluding the principal amount of any Bonds issued as a result of capitalisation of PIK interest pursuant to the terms hereof), which are convertible into Shares in accordance with the terms of this Instrument, and which shall include the Bonds issued on the Issue Date in an aggregate principal amount of US$80,000,000, the additional Bonds (if any) and any capitalisation of PIK interest pursuant to the terms hereof;

“Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for business in Luxembourg and New York City, in the case of a surrender of a Bond Certificate, in the place where the Bond Certificate is surrendered;

“Capital Distribution” means any distribution of assets in specie charged or provided or to be provided for in the accounts of the Issuer for any financial period (whenever paid or made and however described) but excluding a cash Dividend and a distribution of assets in specie in lieu of a cash Dividend (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid-up (other than Shares credited as fully paid) by way of capitalisation of reserves);

6	Alvotech - Bond Instrument (Aztiq CB)

“Capital Stock” means (1) in the case of a corporation, corporate stock or shares, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including Preferred Stock, but excluding any debt securities convertible into such equity, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

“Capitalised Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalised and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with IFRS and excluding, for the avoidance of doubt, any cash expenditure arising from an operating lease or lease which, in accordance with IFRS, is treated as an operating lease;

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital (including the capital reserves) of the Issuer used for purposes of calculating the amount of Indebtedness that may be Incurred as “Contribution Indebtedness” as described in the definition of “Contribution Indebtedness;” provided that such cash contributions shall cease to be treated as the Cash Contribution Amount to the extent the related Contribution Indebtedness has been reclassified in accordance with Condition 7.4;

“Cash Equivalents” means:

(1)	U.S. dollars, Canadian dollars, pounds sterling, euros or the national currency of any member state in the European Union;

(2)

securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), in each case maturing not more than two years from the date of acquisition;

(3)

certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not to exceed one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of US$287,500,000 (or the Dollar Equivalent thereof) and whose long-term debt is rated “A” by S&P or Fitch or “A2” by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)

commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), and in each case maturing within one year after the date of acquisition;

7	Alvotech - Bond Instrument (Aztiq CB)

(6)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from any of Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed two years from the date of acquisition;

(7)

Indebtedness issued by Persons (other than an Affiliate of the Issuer) with a rating of “A” or higher from S&P or Fitch or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case with maturities not to exceed 12 months from the date of acquisition; and

(8)	investment funds investing at least 95.0 per cent. of their assets in securities of the types described in clauses (1) through (7) above;

“Change of Tax Law” has the meaning given to it in Condition 12.3;

“Closed Period” has the meaning given to it in Condition 5.7;

“Closing Price” for the Shares for any Trading Day shall be the price published in the quotation sheet of the Stock Exchange for such day or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day;

“Companies Law” means the Luxembourg law on commercial companies of 10 August 1915, as amended from time to time;

“Consolidated Interest Expense” means, for any period, the amount that would be included in gross interest expense on a consolidated income statement prepared in accordance with IFRS for such period of the Issuer and its Restricted Subsidiaries, minus interest income for such period, and plus, to the extent not included in such gross interest expense, and to the extent incurred, accrued or payable during such period by the Issuer and its Restricted Subsidiaries, without duplication, (1) interest expense attributable to Capitalized Lease Obligations, (2) amortisation of debt issuance costs and original issue discount expense and non-cash interest payments in respect of any Indebtedness, (3) the interest portion of any deferred payment obligation, (4) all commissions, discounts and other fees and charges with respect to letters of credit or similar instruments issued for financing purposes or in respect of any Indebtedness, (5) the net costs associated with Hedging Obligations (including the amortisation of fees, taking no account of any unrealised gains or losses or financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis), (6) interest accruing on Indebtedness of any other Person that is Guaranteed by, or secured by a Lien on any asset of, the Issuer or any of its Restricted Subsidiaries, (7) any capitalized interest and (8) all other non-cash interest expense; provided that, interest expense attributable to interest on any Indebtedness bearing a floating interest rate will be computed on a pro forma basis at the rate in effect on the date of determination, in each case as if such rate had been the applicable rate for the entire relevant period; provided further that to the extent the document(s) governing any Indebtedness provide for an increase of the interest rate on such Indebtedness during the term of such Indebtedness, interest expense attributable to interest on such Indebtedness will be computed on the basis of the highest rate contemplated under such document(s);

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“Consolidated Leverage Ratio” means, with respect to any Person, at any date, the ratio of (i) Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Bondholders to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

9	Alvotech - Bond Instrument (Aztiq CB)

(1)

any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and postretirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or issuance, repayment, refinancing, amendment or modification of Indebtedness shall be excluded; provided, however, that the aggregate amount so excluded pursuant to this clause (1) shall not exceed 15 per cent. of the Net Income of such Person and its Restricted Subsidiary as the case may be, for such period;

(2)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by IFRS, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortisation or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)

any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(5)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)

the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit”, the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

10	Alvotech - Bond Instrument (Aztiq CB)

(9)	any impairment charges or asset write-offs, in each case pursuant to IFRS, and the amortisation of intangibles arising pursuant to IFRS shall be excluded;

(10)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(11)

any (a) one-time non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(12)

accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with IFRS or as a result of adoption or modification of accounting policies shall be excluded;

(13)

solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(14)

(a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under IFRS and related interpretations shall be excluded;

(15)

any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(16)

solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with IFRS and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included; and

11	Alvotech - Bond Instrument (Aztiq CB)

(17)

to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), such loss or expense amounts as are so reimbursed, or reimbursable, by insurance providers in respect of liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of Condition 7.5 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (5) and (6) of the definition of “Cumulative Credit”;

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortisation and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with IFRS, but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period;

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including state, franchise, property and similar taxes and non-U.S. withholding taxes (including penalties and interest related to such taxes or arising from tax examinations);

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)

to advance or supply funds: (a) for the purchase or payment of any such primary obligation; or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof;

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary in an aggregate principal amount not to exceed the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital (including the capital reserves) of the Issuer after the Issue Date; provided that:

(1)	such cash contributions have not been used to make a Restricted Payment; and

12	Alvotech - Bond Instrument (Aztiq CB)

(2)

such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof;

“Coupon Payment Date” means 15 December 2022 and each subsequent date falling at six-monthly intervals.

“Coupon Rate” means 12.50% per annum;

“Credit Agreement” means (i) if designated by the Issuer to be included in the definition of “Credit Agreement”, any revolving credit, line of credit or similar agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or instrument or any successor or replacement agreement or agreements or instrument or instruments or increasing the amount loaned or issued thereunder or altering the maturity thereof and (ii) whether or not the agreements or instruments referred to in clause (i) remain outstanding, and if designated by the Issuer to be included in the definition of “Credit Agreement”, one or more (x) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or (y) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time;

“Credit Agreement Documents” means any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time;

“Cumulative Credit” means the sum of (without duplication):

(1)

50 per cent. of the Consolidated Net Income for the period (taken as one accounting period, the “Reference Period”) beginning on the first day of the fiscal quarter during which the Issue Date occurs and ending on the last day of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payments (or, in the case such Consolidated Net Income for such Reference Period is a deficit, minus 100 per cent. of such deficit), plus

(2)

100 per cent. of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

13	Alvotech - Bond Instrument (Aztiq CB)

(3)

100 per cent. of the aggregate amount of contributions to the capital (including the capital reserves without issuance of shares) of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4)

the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)

100 per cent. of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary from: (a) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (xi) of Condition 7.5(b) ), (b) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or (c) a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or a Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (xi) of Condition 7.5(b) or constituted a Permitted Investment);

“Conversion Date” means, either (i) 31 December 2023, (ii) 30 June 2024 or (iii) if such Bond shall have been called or put for redemption at any time on or after the Issue Date, then up to the close of business (at the place aforesaid) on a date no later than five Business Days (at the place aforesaid) prior to the date fixed for redemption thereof, provided that, in each case, if such date is not a Business Day, the immediate following Business Day;

14	Alvotech - Bond Instrument (Aztiq CB)

“Conversion Notice” has the meaning given to it in Condition 8.2(a)(i);

“Conversion Period” has the meaning given to it in Condition 8.1(a);

“Conversion Price” means the price per Share at which Shares will be issued upon exercise of the Conversion Rights, such price initially being US$10.00 per Share, in each case subject to adjustment in accordance with the terms of this Instrument;

“Conversion Right” has the meaning given to it in Condition 8.1(a);

“Conversion Shares” means the ordinary shares to be issued by the Issuer upon conversion of the Bonds;

“Conversion Taxes” has the meaning given to it in Condition 8.2(b);

“Current Market Price” means, in respect of a Share at a particular time on a particular date, the average of the volume-weighted average price (“VWAP”) quoted by the Stock Exchange or, as the case may be, by the Alternative Stock Exchange, for one Share (being a Share carrying full entitlement to Dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if at any time during the said five Trading Day period, the Shares shall have been quoted ex-Dividend and during some other part of that period the Shares shall have been quoted cum-Dividend then:

(1)

if the Shares to be issued in such circumstances do not rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted cum-Dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; or

(2)

if the Shares to be issued in such circumstances rank for the Dividend in question, the VWAP quotations on the dates on which the Shares shall have been quoted ex-Dividend shall, for the purpose of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of that Dividend per Share;

provided that:

(1)

if the Shares on each of the said five Trading Days have been quoted cum-Dividend in respect of a Dividend which has been declared or announced but the Shares to be issued do not rank for that Dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend per Share; and

(2)	if:

(A)

the VWAP is not available on each of the five Trading Days during the relevant period, then the arithmetic average of such VWAP which is available in the relevant period shall be used (subject to a minimum of two such VWAP); and

(B)

only one or no such VWAP is available in the relevant period, then the Current Market Price shall be determined in good faith by two independent investment banks of international repute (acting as experts) appointed by the Issuer and approved by an Ordinary Resolution of the Bondholders;

15	Alvotech - Bond Instrument (Aztiq CB)

“Debt Securities” means any present or future indebtedness in the form of, or represented by, bonds, debentures, notes, loan stock or other debt securities but shall exclude any indebtedness constituted by loan agreements with lenders not involving the issue of securities;

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default;

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code) in which funds are held or invested for credit to or for the benefit of the Issuer;

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration;

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof;

“Development Cost” means with respect to any Proprietary Rights (and any other rights to produce or sell products) to be acquired from an Affiliate of the Issuer, all costs of Affiliates of the Issuer to develop such Proprietary Rights (and any other rights to produce or sell products) from initiation of their development to their sale or transfer to the Issuer or any Subsidiary Guarantor, including the cost of acquiring such Proprietary Rights (and other rights to produce or sell such products), allocated personnel costs, third party development services, third party bio-study costs, pre-market manufacturing, outside legal expenses and allocated research and development overhead expenses, in each case as such costs are reflected (or are allowed to be reflected) in the financial statements of the Issuer or its Affiliates in accordance with IFRS;

“Dispute” has the meaning given to it in Condition 21.2;

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favourable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Bonds and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Bonds (including the purchase of any Bonds tendered pursuant thereto)),

16	Alvotech - Bond Instrument (Aztiq CB)

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the Maturity Date of the Bonds or the date the Bonds are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock;

“Dividend” means any dividend or distribution, whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes, without limitation, an issue of Shares or other securities credited as fully or partly paid-up); provided that, where a cash Dividend is announced which is to be, or may at the election of a holder or holders of Shares be, satisfied by the issue or delivery of Shares or other property or assets, then, the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of: (a) the cash Dividend so announced; and (b) the Current Market Price on the date of announcement of such Dividend of such Shares or the Fair Market Value of other property or assets to be issued or delivered in satisfaction of such Dividend (or which would be issued if all holders of Shares elected therefor, regardless of whether any such election is made);

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such other currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with such other currency as quoted by the Federal Bank of New York on the date of determination;

“Drug Applications” means new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing);

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

17	Alvotech - Bond Instrument (Aztiq CB)

(2)

Consolidated Interest Expense plus all cash dividend payments (excluding items eliminated in consolidation) on a series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries that are Restricted Subsidiaries; plus

(3)	Consolidated Non-cash Charges; plus

(4)

any expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalisation or the Incurrence or repayment of Indebtedness permitted to be Incurred by this Instrument (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Bonds and the Bank Indebtedness, (ii) any amendment or other modification of the Bonds or other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(5)

project start-up costs, business optimisation expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the effect of inventory optimisation programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus

(6)	the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(7)

any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital (including the capital reserves without issuance of shares) of such Person or a Restricted Subsidiary, or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit;

less, without duplication,

(8)

non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period);

provided, however, the sum of the amounts included in the determination of EBITDA pursuant to clauses (4) through (8) above shall not exceed 20 per cent. of the Consolidated Net Income of such Person for such period.

Notwithstanding the foregoing, the provision for taxes and depreciation, amortisation, non-cash items, charges and write-downs of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income for the purposes of this definition;

18	Alvotech - Bond Instrument (Aztiq CB)

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock);

“Equity Issuance” means an issuance by the Issuer of new ordinary shares and/or preference shares in its capital and/or unsecured convertible bond(s) that meet all of the Equity Issuance Minimum Conditions;

“Equity Issuance Minimum Conditions” has the meaning given to that term in the Senior Bonds Instruments.

“Event of Default” has the meaning given to it in Condition 14;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchanges Commission promulgated thereunder;

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board) received by the Issuer after the Issue Date from:

(1)	contributions to its common equity capital, and

(2)

the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on or after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be;

“Experts” has the meaning given to it in the definition of “Fair Market Value”;

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by two leading investment banks of international repute (acting as experts), selected by the Issuer and approved by an Ordinary Resolution of the Bondholders (the “Experts”); provided that: (i) the fair market value of a cash Dividend paid or to be paid per Share shall be the amount of such cash Dividend per Share determined as at the date of announcement of such Dividend; (ii) the fair market value of any other cash amount shall be the amount of such cash; (iii) where securities, spin-off securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by the Experts) the fair market value of such securities, spin-off securities, options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five Trading Days on the relevant market commencing on the first such Trading Day on which such options, warrants or other rights are publicly traded; and (iv) where securities, spin-off securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the fair market value of such securities, spin-off securities, options, warrants or other rights shall be determined by the Experts, on the basis of a commonly accepted market valuation method and taking into account of such factors as they consider appropriate, including but not limited to their market price, their dividend yield (if applicable), the volatility of such market price, prevailing interest rates and the terms of such securities, spin-off securities, options, warrants or other rights, including but not limited to as to the expiry date and exercise price (if any) thereof. Such amount shall, in the case of (i) above, be translated into Dollar Equivalent (if declared or paid or payable in a currency other than the U.S. dollar). In addition, in the case of (i) and (ii) above, the fair market value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

19	Alvotech - Bond Instrument (Aztiq CB)

“FATCA” means:

(1)	sections 1471 to 1474 of the US Internal Revenue Code of 1984 (as amended) or any associated regulations;

(2)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (1) above; or

(3)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (1) or (2) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction” means a deduction or withholding from a payment under a Bond Document required by FATCA;

“FATCA Exempt Party” means a Person that is entitled to receive payments free from any FATCA Deduction;

“FDA Approval” means the FDA approval under 42 U.S.C. § 262(k) of a biologics license application (BLA) authorizing the manufacture and introduction or delivery for introduction into interstate commerce of AVT02 in the United States by the Issuer (or as relevant, any member of the Group), granted to the Issuer (or as relevant, any member of the Group) by FDA of the United States; and for the avoidance of doubt, such an FDA Approval does not include an accelerated approval permitted under 21 U.S.C. 356(c) and 21 C.F.R. part 601, subpart E;

“Financial Officer” of any Person shall mean a member of the Board, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person;

“First Amortisation Date” means, with respect to any Indebtedness, the date specified in the instrument constituting or governing such Indebtedness as the fixed date on which the first payment of principal of such Indebtedness is due and payable;

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate or Representative of such holder at the time of entry into such Hedging Obligations;

20	Alvotech - Bond Instrument (Aztiq CB)

“Fitch” means Fitch Ratings Ltd. And its affiliates or successors;

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank);

“Group” means the Issuer and its Subsidiaries from time to time and “members of the Group” shall be construed accordingly;

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, actual or contingent in any manner (including letters of credit and reimbursement agreements in respect thereof, bond, indemnity or similar assurance against loss), of all or any part of any Indebtedness or other obligations;

“Guarantors” means those members of the Group which Guarantee the Issuer’s obligations with respect to the Senior Bonds from time to time pursuant to the terms of the Senior Bonds Instruments, and a “Guarantor” means any of them;

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“indemnified party” has the meaning given to it in Condition 5.10;

“IFRS” means the International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto, as in effect from time to time in the European Union. Notwithstanding anything to the contrary, (i) notwithstanding any change in IFRS after the Issue Date that would require lease obligations that would be treated as operating leases as of Issue Date to be classified and accounted for as Capitalised Lease Obligations or otherwise reflected on the Issuer’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that was entered into after Issue Date that would have been considered an operating lease under GAAP in effect as of the Issue Date shall be treated as an operating lease for all purposes under this Instrument and the other Bond Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness;

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

21	Alvotech - Bond Instrument (Aztiq CB)

“Incurrence” has a correlative meaning;

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any liabilities accrued in the ordinary course of business which are not arranged primarily as a means to raise finance), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS;

(2)

to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person, provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) any earn-out obligations, purchase price adjustments, deferred purchase money amounts, milestone and/or bonus payments (whether performance or time-based), and royalty, licensing, revenue and/or profit sharing arrangements, in each case, characterized as such and arising expressly out of purchase and sale contracts, development arrangements or licensing arrangements; or (6) deposits securing Sale/Leaseback Transactions.

Notwithstanding anything in this Instrument to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification section 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Instrument as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Instrument but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Instrument;

22	Alvotech - Bond Instrument (Aztiq CB)

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of internationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged;

“Instructing Bondholders” means holders of not less than 50.1% of the principal amount of the Bonds then outstanding;

“Intellectual Property” means:

(1)

all rights in inventions (whether or not patentable or reduced to practice) and all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and re-examinations in connection therewith;

(2)

all trademarks, trademark applications, trade names, service marks, service mark applications, rights in trade dress, logos, designs and other indicia of origin, business names, company names and Internet domain names and all applications, registrations, and renewals in connection therewith, and all goodwill of the business relating to the goods or services in respect of which any of the foregoing are registered or used;

(3)	all copyrights and other works of authorship, semiconductor topography rights and database rights and all applications, registrations and renewals in connection therewith;

(4)	all rights in Know-How;

(5)	all rights in software (including rights in source code, executable code and related documentation);

(6)	any other intellectual property rights; and

(7)	all rights or forms of protection, subsisting now or in the future, having equivalent or similar effect to the rights referred to in paragraphs (1) to (6) above,

in each case: (i) anywhere in the world; and (ii) whether unregistered or registered (including, for all of them, applications);

“Intercreditor Deed” means the intercreditor deed dated originally dated 14 December 2018 and made initially by and among the Issuer, the guarantors, the security trustee and each of the investor named therein, respectively, as amended and supplemented from time to time pursuant to the terms thereto;

“Interest Coverage Ratio” means, on any date, with respect to any Person on such date, the ratio of (1) the aggregate amount of EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date to (2) the aggregate Consolidated Interest Expense of such Person during such period. In making the foregoing calculation:

23	Alvotech - Bond Instrument (Aztiq CB)

(a)

pro forma effect shall be given to any interest payment made during the period on any Indebtedness Incurred (the “Reference Period”) commencing on and including the first day of the relevant period and ending on and including the relevant date of calculation (other than interest payment made on Indebtedness Incurred or repaid under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of the relevant period), in each case as if such interest payment had been made on the first day of such Reference Period;

(b)

pro forma effect will be given to the creation, designation or redesignation of Restricted Subsidiaries and Unrestricted Subsidiaries as if such creation, designation or redesignation had occurred on the first day of such Reference Period;

(c)

pro forma effect will be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(d)

pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (c) or (d) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition (or asset acquisition or asset disposition), such pro forma calculation will be based upon the four full fiscal quarter immediately preceding the Incurrence Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available;

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)

securities that have a rating equal to or higher than “Baa3” (or equivalent) by Moody’s or “BBB-” (or equivalent) by S&P or Fitch, or an equivalent rating by any other internationally recognised rating agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)

investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not to exceed two years from the date of acquisition;

24	Alvotech - Bond Instrument (Aztiq CB)

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by IFRS to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Condition 7.5:

(1)

“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less (ii) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board;

“Issue Date” means the date on which the Bonds are issued, being 16 November 2022;

“Judgment Currency” has the meaning given to it in Condition 20.2;

“Know-How” means information that is generally not known to the public (including trade secrets), including information comprised in or derived from formulae, drawings, designs, plans, blueprints, specifications, tools, protocols, techniques, industrial models, templates, test results and procedures, algorithms, methods, artificial intelligence, process technologies, product dossiers, manufacturing and/or formulation know how and research and development activities;

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security assignment, security transfer of title, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien;

“Listing Rules” means the rules, regulations and requirements of the relevant Stock Exchange or the Alternative Stock Exchange (if applicable) rules governing the listing of, and maintenance of any listing of, securities on that Stock Exchange in force from time to time;

“Lockbox Account” means any Deposit Account maintained at a depository institution whose customer deposits are insured by the Federal Deposit Insurance Corporation (to the extent required by law), into which account are paid solely the Proceeds of Inventory and Accounts that constitute ABL Collateral. All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the Uniform Commercial Code;

25	Alvotech - Bond Instrument (Aztiq CB)

“Losses” has the meaning given to it in Condition 5.10;

“Material Adverse Effect” means:

(1)

any event or circumstance or any combination of them which is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), business or financial condition, results or prospects of the Group taken as a whole and/or any member of the Group individually;

(2)	a material adverse effect on the ability of the Issuer to perform its obligations under the Bond Documents; or

(3)	a material adverse effect on the validity or enforceability of the Bond Documents or the rights or remedies of any party to the Bond Document;

“Material Non-Public Information” means any information in relation to the Issuer or the Group that has not been disseminated in a manner making it available to investors generally (including, without limitation, in the most recent annual report of the Issuer) and which constitutes material non-public information or inside information as defined in the Listing Rules or applicable law or regulation relating the relevant Stock Exchange;

“Maturity Date” means the date falling on the latest date of (i) the third anniversary of the Issue Date, being 16 November 2025, (ii) 91 days after the earlier of the full redemption or the final maturity date of the Senior Bonds (as of the date hereof).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof;

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with IFRS and before any reduction in respect of Preferred Stock dividends;

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), or, the aggregate cash proceeds received by the Issuer in respect of any New Equity Issuance, Alvogen Facility or New Capital Increase (as defined in the Senior Bonds Instrument) (as applicable), in each case net of (i) the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration or, any New Equity Issuance, Alvogen Facility or New Capital Increase (as applicable) (including legal, accounting and investment banking fees, and brokerage and sales commissions) , (ii) any relocation expenses Incurred as a result thereof, (iii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements to the extent related thereto), (iv) (in respect of any New Equity

26	Alvotech - Bond Instrument (Aztiq CB)

Issuance, Alvogen Facility or New Capital Increase (as applicable), without duplication) the aggregate amount of all fees, commissions, costs and expenses, stamp, registration and other Taxes incurred by the Issuer or any of its holding companies, Subsidiaries, Affiliates or successors in title in connection with such New Equity Issuance, New Capital Increase or the Alvogen Facility (as applicable) including without limitation the assessment, negotiation, preparation, execution and registration of any agreements or other documents related thereto and including any fees, costs and expenses of professional advisors (whether paid in cash or in kind), (v) amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction, and (vi) any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with IFRS against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;

“New Equity Issuance” has the meaning given to that term in the Senior Bonds Instrument.

“Non-Guarantor Subsidiary” means a Subsidiary of the Issuer that is not a Guarantor;

“Non-Recourse” means with respect to any Indebtedness as to which none of the specified Persons (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

“normal office hours” means 9 a.m. to 5 p.m. on a Business Day;

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness;

“Officer” means any managing director (Geschäftsführer), any member of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Issuer;

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one Officer of the Issuer that meets the requirements set forth in this Instrument;

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Bondholders. The counsel may be an employee of or counsel to the Issuer or the Bondholders;

“Ordinary Resolution” has the meaning given to it in paragraph 18 of Schedule 3;

“outstanding” means, with respect to the Bonds, all the Bonds issued other than:

(1)	those which have been redeemed or purchased by the Issuer or in respect of which Conversion Rights have been exercised and which have been cancelled in accordance with this Instrument;

27	Alvotech - Bond Instrument (Aztiq CB)

(2)

those in respect of which the date for redemption in accordance with this Instrument has occurred and the redemption moneys have been duly paid to the relevant Bondholders or persons acting on their behalf;

(3)	those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 19; or

(4)

(for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 19;

“Parallel Debt” has the meaning given to it in the Intercreditor Deed;

“Pari Passu Indebtedness” means, with respect to the Issuer and Restricted Subsidiaries, the Bonds and any Indebtedness that ranks pari passu in right of payment to the Bonds;

“Paying Agent” has the meaning given to it in Condition 5.1;

“Payment Date” means any date on which payment is due with respect to the principal amount of the Bonds, whether upon maturity or redemption;

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary;

(2)	any Investment in Cash Equivalents or Investment Grade Securities for treasury management purposes;

(3)

any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)	any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date, or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date;

(6)	advances to employees not in excess of US$11,500,000 (or the Dollar Equivalent thereof) outstanding at any one time in the aggregate;

28	Alvotech - Bond Instrument (Aztiq CB)

(7)

any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganisation or recapitalisation of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)	Hedging Obligations permitted under Condition 7.4(b)(x);

(9)

any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) US$11,500,000 (or the Dollar Equivalent thereof) and (y) 2.87 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)

Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) US$11,500,000 (or the Dollar Equivalent thereof) and (y) 2.87 per cent. of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11)

loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)

Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13)	[Reserved];

29	Alvotech - Bond Instrument (Aztiq CB)

(14)

Investments consisting of the licensing of Proprietary Rights or collaboration agreements, strategic alliances or similar arrangements in respect of Proprietary Rights, in each case, for the development or commercialisation of Proprietary Rights in the ordinary course of business and on an arm’s length basis that, at the time of such license, collaboration agreement, strategic alliance or similar arrangement, does not materially and adversely affect the Issuer’s business, condition (financial or otherwise) or prospects, taken as a whole;

(15)

guarantees issued in accordance with Condition 7.4, including any guarantee or other obligation issued or Incurred under any Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit);

(16)

Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, or licenses or leases of Proprietary Rights on an arm’s length basis, in each case in the ordinary course of business;

(17)

any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18)

Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed US$11,500,000 (or the Dollar Equivalent thereof) at any one time; provided that if any Investment pursuant to this clause (18) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(19)

Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with a Restricted Subsidiary of the Issuer after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(20)

any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of the Issuer or a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(21)	any Investment in an entity that is not a Restricted Subsidiary to which the Issuer or a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;

(22)

any Investment in any Restricted Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

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(23)	any Investment in connection with a Sale/Leaseback Transaction not prohibited by this Instrument;

(24)

any Investment made by the Issuer or any Restricted Subsidiary in the Issuer’s Subsidiaries not to exceed US$11,500,000 (or the Dollar Equivalent thereof) at any one time, on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(25)

the subscription of shares by Alvotech Hf. in the PRC Joint Venture pursuant to the agreement with the partner to the PRC Joint Venture, provided that the aggregate amount of such investment shall not exceed US$80,500,000 (or the Dollar Equivalent thereof).

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)

Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with IFRS;

(4)

Liens in favour of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business (including any Liens securing Indebtedness permitted to be Incurred pursuant to Condition 7.4(b)(v) and Condition 7.4(b)(xi));

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

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(6)

(A) Liens with respect to ABL Collateral securing an aggregate principal amount of First Priority Lien Obligations not to exceed the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to Condition 7.4(b)(i), (B) Liens securing Indebtedness permitted to be Incurred pursuant to Condition 7.4(b)(iv) and Condition 7.4(b)(xxi) (provided that in the case of Condition 7.4(b)(xxi) such Lien applies solely to acquired property or assets of the acquired entity) and (C) Liens securing an aggregate principal amount of Indebtedness Incurred by the Issuer or any Restricted Subsidiary that would not cause the Secured Indebtedness Leverage Ratio of the Issuer, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of the period for which the Secured Indebtedness Leverage Ratio calculation is being performed, to exceed 2.5 to 1.0;

(7)	(A) Liens existing on the Issue Date and (B) Liens securing the Senior Bonds, including Liens arising under or relating to the Security Documents;

(8)

Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)

Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Condition 7.4;

(10)

Liens securing Hedging Obligations not Incurred in violation of this Instrument; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(11)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)	leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(13)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14)	Liens in favour of the Issuer or any Restricted Subsidiaries;

(15)	Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(16)	deposits made in the ordinary course of business to secure liability to insurance carriers;

32	Alvotech - Bond Instrument (Aztiq CB)

(17)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(18)

any license, collaboration agreement, strategic alliance or similar arrangement providing for the licensing of Proprietary Rights or the development or commercialisation of Proprietary Rights in the ordinary course of business and an arm’s length basis;

(19)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6) (in the case of Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness under clause (A) or clause (B) of such foregoing clause (6), such Liens shall be deemed to have also been incurred under such clause (6), and not this clause (19), for purposes of determining amounts outstanding under such clause (6)), clause (7), clause (8), clause (9), clause (10) and clause (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (15) at the time the original Lien became a Permitted Lien under this Instrument, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and (z) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7)(B) shall, at the election of the Issuer, be secured by and entitled to the benefits of the Security Documents and rank pari passu with the Indebtedness that is refinanced, refunded, extended, renewed or replaced;

(20)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(21)

judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(22)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(23)

Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business; provided that (i) such arrangement does not permit credit balances of the Issuer or any of its Restricted Subsidiaries to be pooled, netted or set off against debit balances of the Unrestricted Subsidiaries and (ii) such arrangement does not give rise to other Lien over the assets of the Issuer or any of its Restricted Subsidiaries in support of liabilities of Unrestricted Subsidiaries;

(24)

any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided, however, that this clause (24) shall not apply to any Liens securing Indebtedness;

33	Alvotech - Bond Instrument (Aztiq CB)

(25)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(26)

Liens arising by virtue of any statutory or common law provisions or by way of general business conditions (Allgemeine Geschäftsbedingungen) relating to banker’s Liens, rights of set-off or similar rights and remedies as to Deposit Accounts (as defined in the Uniform Commercial Code) or other funds maintained with a depository or financial institution;

(27)	Liens incurred in connection with a Sale/Leaseback Transaction not prohibited under this Instrument;

(28)	Liens that secure Indebtedness Incurred in the ordinary course of business not to exceed US$5,750,000 (or the Dollar Equivalent thereof), in each case at any one time outstanding;

(29)	any interest of title of a lessor under any lease of real or personal property;

(30)	Liens on the identifiable proceeds of any property or asset subject to a Lien otherwise constituting a Permitted Lien;

(31)	Liens securing Indebtedness Incurred under Condition 7.4(b)(xxvi);

(32)	a Saemundargata Loan Security Document granted pursuant to the terms and conditions of the loan agreement relating to the Saemundargata Loan;

(33)

each of the following security, provided that such security is released within 15 Business Days after the 2022 Senior Bonds Upsize A&R Effective Date: (i) the general bond in the amount of ISK 5,200,000,000, issued to Arion Bank hf. on 19/02/2014, (ii) the general bond in the amount of ISK 1,000,000,000, issued to Arion Bank hf. on 02/09/2016, and (iii) the general bond in the amount of USD 30,000,000, originally issued to U.S. Bank National Association on 13 June 2018, as amended on 31 May 2019 (and the pledgees thereunder being FFI Fund Ltd., FYI Ltd. and Olifant Fund, Ltd.);

(34)

Liens on Capital Stock in or assets or properties of a PRC Restricted Subsidiary (other than the Capital Stock in the PRC Joint Venture) securing Indebtedness of any PRC Restricted Subsidiary Incurred in the PRC;

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organisation, association, corporation, government (including any agency or political subdivision thereof) or other entity;

“PRC Joint Venture” means the joint venture established by Alvotech hf. (or its successor or transferee) in the PRC in partnership with certain Person incorporated under the laws of the PRC;

“PRC Restricted Subsidiary” means any Restricted Subsidiary incorporated under the laws of the PRC;

34	Alvotech - Bond Instrument (Aztiq CB)

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up;

“Proceedings” has the meaning given to it in Condition 21.1;

“Proprietary Rights” means the Intellectual Property and the Drug Applications;

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)

the Board shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)	all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitisation Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Bonds or any Refinancing Indebtedness with respect to the Bonds shall not be deemed a Qualified Receivables Financing;

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing;

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries, may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitisation transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable;

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller;

35	Alvotech - Bond Instrument (Aztiq CB)

“Receivables Subsidiary” means a Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board (as provided below), as a Receivables Subsidiary and:

(1)

no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitisation Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitisation Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitisation Undertakings;

(2)

with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than as part of the Qualified Receivables Financing) other than on terms that the Issuer reasonably believes to be no less favourable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3)

to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board shall be evidenced to the Bondholders by filing with the Bondholders a certified copy of the resolution of the Board giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions;

“Redemption Amount” of a Bond means 100% of the outstanding principal amount of that Bond plus all accrued, uncapitalised and unpaid coupon in respect thereof from the Issue Date to the applicable redemption date and all other amounts due and payable in respect thereof;

“Refinancing Indebtedness” has the meaning given to it in Condition 7.4(b);

“Refunding Capital Stock” has the meaning given to it in Condition 7.5(b);

“Register of Bondholders” has the meaning given to it in Condition 5.2;

“Registrar” has the meaning given to it in Condition 5.1;

“Registrar’s Office” means the Registrar’s office, as may be notified to the Bondholders pursuant to Condition 19;

36	Alvotech - Bond Instrument (Aztiq CB)

“Restricted Cash” means Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Issuer, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Instrument and that is secured by such Cash Equivalents;

“Restricted Investment” means an Investment other than a Permitted Investment;

“Restricted Payments” has the meaning given to it in Condition 7.5(a);

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Instrument, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer;

“Saemundargata Holdco” means Fasteignafélagið Sæmundur hf., a company incorporated and registered in Iceland, with registration number 591213-1130, whose registered office is at Sæmundargata 15-19, Reykjavík, Iceland

“Saemundargata Loans” means, collectively, (i) the ISK2,519,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022, and (ii) ISK4,406,000,000 term loan facility granted by Landsbankans hf. to Saemundargata Holdco pursuant to the loan agreement dated 27 October 2022);

“Saemundargata Loan Security Agreement” means the Icelandic law governed general bond in the amount of ISK8,310,000,000 to be issued by Saemundargata Holdco to Landsbankans hf. on or prior to the 2022 Senior Bonds Upsize A&R Effective Date;

“Saemundargata Premises” means the 12,962.4 m2 building for manufacturing, research, offices, parking lots and underground parking garage located at Saemundargata 15-19, Reykjavik, with the property registration number 232-7931.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof;

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or acquired after the Issue Date by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary contemporaneously leases it from such Person pursuant to a lease on reasonable market terms, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer;

“Sanctions” means, collectively, any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or imposed by the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., the United Nationals Security Counsel, the European Union, Her Majesty’s Treasury, or other relevant sanction authority;

“SEC” means the United States Securities and Exchange Commission;

37	Alvotech - Bond Instrument (Aztiq CB)

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(A) of the definition of “Permitted Lien”;

“Secured Indebtedness” means any Indebtedness secured by a Lien;

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with IFRS) that constitutes Obligations, less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems or otherwise discharges any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption or discharge of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Bondholders, to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with IFRS), in each case with respect to a business, a division or an operating unit of a business, as applicable, and any operational changes that the Issuer or any of its Restricted Subsidiaries has both determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to a business, a division or an operating unit of a business, as applicable, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

38	Alvotech - Bond Instrument (Aztiq CB)

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event. For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period;

“Secured Obligations” has the meaning given to such term in the Intercreditor Deed.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder;

“Security Documents” has the meaning given to that term in the Senior Bonds Instruments.

“Senior Bonds” means the bonds issued pursuant to the Senior Bonds Instruments;

“Senior Bonds Instruments” means, collectively, (i) the tranche A bond instrument originally dated 14 December 2018 (as amended and restated on 24 June 2021, 15 June 2022 and 16 November 2022) and entered into between, among others, Alvotech as issuer and the Guarantors as guarantors and (ii) the tranche B bond instrument originally dated 14 December 2018 (as amended and restated on 24 June 2021, 15 June 2022, and 16 November 2022) and entered into between, among others, Alvotech as issuer and, the Guarantors as guarantors, each as further amended and/or restated from time to time;

“Senior Bonds Redemption Event” means the aggregate outstanding amount under the Senior Bonds have been irrevocably redeemed and reduced to zero in accordance with the Senior Bonds Instruments.

“Senior Management” means each of the chairman, chief executive officer, chief operating officer, chief financial officer, chief legal officer, treasurer, assistant treasurer or controller, or in each case, person(s) performing equivalent functions;

“Shares” means the ordinary shares with a nominal value of one cent (US$0.01) each in the share capital of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any liquidation or dissolution of the Issuer (or, as the context may require, the shares of the Issuer listed on the applicable Stock Exchange);

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto;

“Special Resolution” has the meaning given to it in paragraph 17 of Schedule 3;

“Specified Office” means, the registered office the Paying Agent, or, any other office notified to the Bondholders pursuant to Condition 19;

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“Standard Securitisation Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitisation Undertaking;

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the document(s) governing such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory prepayment or redemption provision (but excluding any provision providing for the prepayment or repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the borrower or the issuer unless such contingency has occurred);

“Stock Exchange” means a major internationally recognised exchange including but not limited to Iceland Stock Market, NASDAQ First North Growth Market Iceland, or their respective successors;

“Subordinated Indebtedness” means any Indebtedness incurred by the Issuer or any Restricted Subsidiary (whether outstanding on the Issue Date or thereafter Incurred) which is by its terms subordinated in right of payment to the Bonds. For the avoidance of doubt, (x) Subordinated Indebtedness shall be deemed to include any Indebtedness that by its terms is not payable in cash (whether by its terms, by acceleration or otherwise) prior to the repayment in full of the Obligations and (y) Indebtedness shall not be considered subordinated in right of payment solely because it is unsecured, or secured on a junior basis to or entitled to proceeds from security enforcement after, other Indebtedness;

“Subscription Agreements” has the meaning given to it in Condition 2.

“Subsidiary” includes, in relation to any Person: (i) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity; (ii) any company or business entity of which that Person owns or controls (either directly or through one or more other subsidiaries) not more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or business entity but effectively controls (either directly or through one or more other Subsidiaries) the management or the direction of business operations of such company or business entity; and (iii) any company or business entity which at any time has its accounts consolidated with those of that Person or which, under Luxembourg law or any other applicable law, regulations or the IFRS or such other applicable generally accepted accounting principles from time to time, should have its accounts consolidated with those of that Person;

“Tax Credit” has the meaning given to it in Condition 13.1;

“Tax Deduction” has the meaning given to it in Condition 13.1;

“Tax Jurisdiction” has the meaning given to it in Condition 12.3;

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“Tax Option Exercise Notice” has the meaning given to it in Condition 12.3;

“Tax Redemption Date” has the meaning given to it in Condition 12.3;

“Tax Redemption Notice” has the meaning given to it in Condition 12.3;

“Taxes” has the meaning given to it in Condition 13.1;

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer without giving effect to any amortisation of the amount of intangible assets since the Issue Date (or, with respect to any intangible assets acquired after the Issue Date, the date such assets were acquired by the Issuer or a Restricted Subsidiary);

“Trading Day” means a day when the Stock Exchange or, as the case may be, an Alternative Stock Exchange, is open for dealing business; provided that if no VWAP or Closing Price, as the case may be, is reported in respect of the relevant Shares on the Stock Exchange or, as the case may be, such Alternative Stock Exchange, for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have existed when ascertaining any period of dealing days;

“Transaction Costs” has the meaning given to that term in the Senior Bonds Instruments.

“Transfer Certificate” has the meaning given to it in Condition 5.4;

“U.S.” or “United States” means the United States of America;

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time;

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the board of directors of such Person in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either: (a) the Subsidiary to be so designated has total consolidated assets of US$1,000 or less; or (b) if such Subsidiary has consolidated assets greater than US$1,000, then such designation would be permitted under Condition 7.5.

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The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

(1) the Issuer would be permitted to Incur US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 7.4(a) or (2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Bondholders by promptly filing with the Bondholders a copy of the resolution of the Board or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions;

“US$” or “U.S. dollar” means the lawful currency of the U.S;

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person

“VWAP” has the meaning given to it in the definition of Current Market Price; and

“Wholly Owned Restricted Subsidiary” means any wholly owned Subsidiary that is a Restricted Subsidiary.

1.2	Headings used in this Instrument are for ease of reference only and shall be ignored in interpreting this Instrument.

1.3	References to Conditions and Schedules are references to Conditions and Schedules of or to this Instrument.

1.4	In this Instrument:

(a)	words and expressions in the singular include the plural and vice versa and words and expressions importing one gender include every gender;

(b)

any words following the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, phrase or term preceding those terms;

(c)	any reference to a person includes any public body and any body of persons, corporate or unincorporated;

(d)

references to any ordinance, statute, legislation or enactment shall be construed as a reference to such ordinance, statute, legislation or enactment as may be amended or reenacted from time to time and for the time being in force;

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(e)

references in this Instrument to principal, premium and other payments payable by the Issuer shall be deemed also to refer to any additional amounts which may be payable under Condition 14 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to this Instrument; and

(f)

any reference in these Conditions to “interest” or “coupon” in respect of the Bonds or to any moneys payable by a Guarantor or the Issuer under these Conditions or the other Bonds Documents shall be deemed to include a reference to any default interest which may be payable under Condition 11.6 (Default Interest and Delay in Payment) of this Instrument and any reference in these Conditions to accrued interest, accrued coupon, and related expressions shall be construed accordingly.

1.5

References to any agreement or instrument are, unless expressed to be a reference to an agreement or instrument in its original form as at a particular date, references to that agreement or instrument as from time to time amended, novated, supplemented, extended, restated or replaced.

1.6

The parties acknowledge that this Instrument and the Bonds are subject to the terms of the Intercreditor Deed. Notwithstanding any other provisions in this Agreement, no payment of principal, interest or any other amount may be made and no right of set off may be exercised in respect of the Bonds, except to the extent permitted by the terms of the Intercreditor Deed.

1.7	The Issuer and the Bondholders agree that the Bonds constitute Subordinated Indebtedness (as such term is defined in the Intercreditor Deed).

2	Amount and Issue of Bonds

The Issuer hereby constitutes the Bonds, including US$80,000,000 of which are issued on the Issue Date pursuant the subscription agreement dated 16 November 2022 between the Issuer and Aztiq as investor (the “Subscription Agreement”).

3	Status

3.1	The Bonds constitute direct and unconditional obligations of the Issuer and shall at all times rank pari passu and without any preference or priority among themselves.

3.2

The Bonds will be subordinated to the Senior Bonds as Subordinated Indebtedness (as defined in the Intercreditor Deed) pursuant to the terms and conditions of the Intercreditor Deed. As at the Issue Date, the Bondholders shall enter into an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed).

3.3

The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable laws, at all times rank at least equally with all of the Issuer’s other present and future direct, unsubordinated, unconditional and unsecured obligations (except for the Senior Bonds).

4	Form, Denomination and Title

4.1	Form and Denomination

The Bonds are issued in registered form in the denomination of US$200,000 each (or such other amount as agreed by the Issuer and the Bondholders (as approved by an Ordinary Resolution of the Bondholders)). The registered holding of Bonds is evidenced by the Register of Bondholders (as defined below). If a bond certificate is requested by a Bondholder to be issued, a bond certificate in the form set out in Schedule 1 to this Instrument (each a “Bond Certificate”) will be issued to that Bondholder evidencing its registered holding of Bonds. Each Bond and each Bond Certificate will be numbered serially with an identifying number, which will be recorded in the Register of Bondholders which the Registrar will keep and, if applicable, on the Bond Certificate.

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4.2	Title

Title to the Bonds passes only by transfer and registration in the Register of Bondholders as further described in Condition 5. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Bond Certificate issued in respect of it (other than the endorsed Transfer Certificate)) and no person will be liable for so treating the holder.

5	Registrar and Paying Agent; Transfers of Bonds; Issue of Bond Certificates

5.1	Registrar and Paying Agent

(a)

The Issuer shall maintain (i) an office or agency where the Bonds may be presented for registration of transfer, for exchange or for conversion (the “Registrar”) and (ii) an office or agency where the Bonds may be presented for payment (the “Paying Agent”). The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Bondholders and the Issuer agree that the Issuer shall initially act as Registrar and Paying Agent until a Registrar and/or a Paying Agent is appointed by the Issuer at any time after the Issue Date, and the Bondholders waive any conflict of interest that may arise due to the Issuer’s acting as Registrar and/or Paying Agent pursuant to this Condition 5.1.

(b)

At its sole discretion, the Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent at any time; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and successor Registrar or Paying Agent, as the case may be.

(c)

Upon the appointment of the Registrar or the Paying Agent, the Issuer shall promptly notify the Bondholders in writing of the Registrar’s Office or the Specified Office of such Paying Agent to the extent not already set forth in this Instrument.

5.2	Register of Bondholders

The Issuer will cause to be kept, and the Registrar shall keep, at the Registrar’s Office a register on which shall be entered, inter alias, (i) the nominal amounts of the Bonds, (ii) the nominal amounts and the serial numbers of the Bonds, (iii) the dates of issue of the Bonds, (iv) all subsequent transfers and changes of ownership of the Bonds, (v) the names and addresses of the Bondholders, (vi) all cancellations of the Bonds (the “Register of Bondholders”). Each Bondholder shall be entitled but not obligated to request one Bond Certificate in respect of its entire holding. Each Bondholder, the Issuer and any Person authorised in writing by the Bondholder shall be at liberty, (i) during normal office hours and, in respect of a Bondholder and authorised Person, (ii) upon written notice delivered reasonably in advance to the Registrar, to inspect and, at the costs of the Bondholder, take copies of the Register of Bondholders. Any change in the Registrar’s Office shall be promptly notified to the Bondholders and the Issuer in accordance with Condition 19.

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5.3	Bondholder Lists

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Bondholders (“List of Bondholders”). If the Paying Agent is not the Registrar, the Registrar shall furnish, to the Paying Agent (with a copy to the Issuer), in writing at least five Business Days before the due date of principal, premium, coupon, default interest or any other amounts payable under this Instrument and at such other times as the Paying Agent may request in writing, a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of Bondholders.

The Registrar, upon request by Issuer, shall promptly furnish to the Issuer the List of Bondholders. In the event of an amendment to the List of Bondholders, the Registrar shall promptly provide an updated copy of the List of Bondholders to the Issuer.

5.4	Transfers

(a)

Subject to Condition 5.7 and any applicable laws and regulations, including, but not limited to, any transfer restriction pursuant to securities laws as set forth in the Bond Certificates, a Bond may be transferred or exchanged at any time by delivery of an endorsed transfer certificate (substantially in the form set out in Schedule 2 to this Instrument) (a “Transfer Certificate”) duly completed and signed by the registered Bondholder, the transferee or their respective attorneys duly authorised in writing and, if such Bond is in certificated form, delivery of the Bond Certificate issued in respect of that Bond, to the Registrar at the Registrar’s Office together with such evidence as the Registrar may reasonably require to prove the authority of the individuals who have executed the Transfer Certificate; provided that unless with the Issuer’s written consent, no title to a Bond may be transferred or exchanged to an individual that is resident in the Grand Duchy of Luxembourg for tax purposes.

(b)

No transfer of title to a Bond will be valid unless and until (i) the transferee and its holding is entered on the Register of Bondholders, and (ii) the transferee enters into an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed).

5.5	Delivery of New Bond Certificates

(a)

If a Bond Certificate is requested by a Bondholder to be issued, each new Bond Certificate to be issued upon a transfer, exchange or conversion of Bonds shall, within five Business Days of receipt by the Registrar of an executed Transfer Certificate duly completed and signed, be made available for collection at the Registrar’s Office or, if so requested in the Transfer Certificate, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in Conversion Notice or the Transfer Certificate.

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(b)

Where only part of the principal amount of the Bonds in respect of which a Bond Certificate is issued is to be transferred or exchanged, a new Bond Certificate in respect of the Bonds not so transferred or exchanged will, within five Business Days of delivery of the original Bond Certificate to the Registrar, be mailed by uninsured mail at the risk of the holder entitled to the Bonds not so transferred or exchanged (but free of charge to the holder) to the address of such holder appearing on the Register of Bondholders.

(c)

The Registrar shall promptly update and make entries into the Register of Bondholders to reflect any transfer, exchange or conversion of the Bonds made pursuant to these Conditions and shall promptly provide copies of such updated Register of Bondholders to each of the Bondholder and the Issuer.

5.6	Formalities Free of Charge

Registration of a transfer of Bonds and the issuance of new Bond Certificates will be effected without charge by the Registrar on behalf of the Issuer, but only upon payment or procuring of payment (or the giving or the procuring of giving of such indemnity as the Registrar or the Issuer may reasonably require) by the person making such application for transfer in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

5.7	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of seven days ending on (and including) the dates for redemption pursuant to Condition 13.2; (ii) after a Conversion Notice has been delivered with respect to a Bond; or (iii) after a Bond has otherwise been called or put for redemption in accordance with its terms, each such period being a “Closed Period”.

5.8	Other Duties of the Registrar and Paying Agent

The Registrar and Paying Agent shall so long as any Bond is outstanding, as applicable under these Conditions:

(a)

effect exchanges of interests in the Bonds, in accordance with these Conditions and this Instrument, keep a record of all such exchanges and ensure that the Paying Agent is notified immediately after any such exchange;

(b)	make any necessary notations on the Bonds following transfer or exchange of interests in them;

(c)

receive any document in relation to or affecting the title to any of the Bond Certificate including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(d)

if appropriate, charge to the Bondholders presented for exchange, conversion or transfer (i) the costs or expenses (if any) of delivering Bond Certificates issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation to the registration;

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(e)	maintain proper records of the details of all documents and certifications received by itself or any other agent; and

(f)	comply with the requests of the Issuer with respect to the maintenance of the Register and give to the Issuer any information required by it for the proper performance of its duties.

5.9	Fees and Expenses of the Registrar and Paying Agent

The Issuer shall pay to any third party Registrar and Paying Agent (if appointed) the fees and expenses in respect of the Registrar and Paying Agent’s services as may be agreed by the Issuer and the Registrar, or, as applicable, the Paying Agent.

5.10	Indemnity

The Issuer hereby unconditionally and irrevocably covenants and undertakes jointly and severally to indemnify and hold harmless each of the third party Registrar and the Paying Agent (except for the Issuer itself), their respective directors, officers, employees and agents (each an “indemnified party”) in full at all times, against all losses, liabilities, actions, proceedings, claims, demands, penalties, damages, costs, expenses disbursements, and other liabilities whatsoever (the “Losses”), including without limitation the costs and expenses of legal advisors and other experts, which may be suffered or brought against or properly incurred by such indemnified party as a result of or in connection with (a) their appointment or involvement hereunder or the exercise or non-exercise of any of their powers, discretions, functions or duties hereunder or the taking of any acts in accordance with the terms of this Instrument or its usual practice; or (b) any instruction or other direction upon which an indemnified party may rely under this Instrument, as well as the costs and expenses properly incurred by an indemnified party of defending itself against or investigating or disputing any claim or liability with respect of the foregoing, provided that this indemnity shall not apply in respect of an indemnified party to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly as a result of such indemnified party’s fraud, wilful misconduct or gross negligence. Each indemnified party shall, to the extent permitted by applicable laws, notify the Issuer and the Guarantors promptly of any third party claim for which it may seek an indemnity from the Issuer or the Guarantors, as the case may be.

5.11	Consequential Damages

Notwithstanding any other term or provision of this Instrument to the contrary, neither the Registrar or the Paying Agent shall be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits (whether direct or indirect), goodwill, business or opportunities, whether or not foreseeable, even if such Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.

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5.12	Survival

The provisions of Conditions 5.10, 5.11 and 5.12 shall survive the termination or expiry of this Instrument and the resignation or removal of the Paying Agent or the Registrar.

5.13	Exclusion of Liability

(a)	Neither the Registrar nor the Paying Agent shall be responsible or be liable for:

(i)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Registrar and Paying Agent or any other person in or in connection with any Bond Document or the transactions contemplated in the Bond Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document;

(ii)

the legality, validity, effectiveness, adequacy or enforceability of any Bond Document, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Bond Document;

(iii)

any losses, damages or costs to any person or diminution in value or any liability arising as a result of taking or refraining from taking any action in relation to any of the Bond Documents, or otherwise, whether in accordance with an instruction from the Bondholders or otherwise unless directly caused by its gross negligence or wilful misconduct;

(iv)

the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Bond Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Bond Documents;

(v)

any determination as to whether any information provided or to be provided to any Bondholder is non-public information, the use of which may be regulated or prohibited by applicable law or regulation relating to insider trading or otherwise;

(vi)	without prejudice to the generality of paragraphs (ii) and (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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(b)	Nothing in this Instrument shall oblige the Registrar and Paying Agent to carry out:

(i)	any “know your customer” or other checks in relation to any Person; or

(ii)	any check on the extent to which any transaction contemplated by this Instrument might be unlawful for any Bondholder,

on behalf of any Bondholder and each Bondholder confirms to the Registrar and Paying Agent, that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Registrar and Paying Agent.

(c)

Without prejudice to any provision of any Bond Document excluding or limiting the liability of the Registrar and Paying Agent, any liability of the Registrar and Paying Agent, arising under or in connection with any Bond Document shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Registrar and Paying Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Registrar and Paying Agent at any time which increase the amount of that loss. In no event shall the Registrar and Paying Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Registrar and Paying Agent have been advised of the possibility of such loss or damages.

5.14	Rights of Paying Agent

(a)

The Paying Agent (except for the Issuer in its capacity as Paying Agent) shall be entitled to the compensation agreed upon in this Deed and in accordance with the agreement with the Issuer for all services rendered by it, and the Issuer agrees to promptly pay such compensation and to reimburse the Paying Agent on written demand for properly incurred and documented costs and out-of-pocket expenses (including legal fees and expenses) in connection with the appointment and the services rendered by it hereunder (plus any applicable value added tax).

(b)

The Paying Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. The Paying Agent shall not be responsible for paying tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment or for determining whether such amounts are payable or the amount thereof, and shall not be responsible or liable for any failure by the Issuer, any holder of the Bonds or any other person to pay such tax, levy, impost, duty, fee, assessment or governmental charge of any nature or other payment in any jurisdiction.

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(c)

The Paying Agent (except for the Issuer in its capacity as Paying Agent) may at any time resign without cost or assigning any reason by giving written notice of its resignation to the Issuer specifying the date on which its resignation shall become effective. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor to such Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Notwithstanding the date of effectiveness specified in such written notice of resignation, each resignation shall become effective only upon the acceptance of appointment by the successor to such Agent. The Issuer may, at any time and for any reason written notice to that effect remove any Agent and appoint a successor Agent by written instrument in duplicate executed on behalf of the Issuer, one copy of which shall be delivered to the Paying Agent being removed and one copy to the successor Paying Agent. Notwithstanding the date of effectiveness specified in such written notice of removal, each removal of an Agent and any appointment of a successor Agent shall become effective only upon acceptance of appointment by the successor to such Agent as provided hereof. Upon resignation or removal, such Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all properly incurred out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred and in connection with the services rendered by it hereunder.

6	Coupon

(a)	Subject to paragraphs (b) and (c) below, the Bonds will bear coupon on their principal amount at the applicable Coupon Rate from and including the Issue Date.

(b)

The coupon that is accrued in relation to the Bonds shall be capitalised and added to the outstanding principal amount of the Bonds then outstanding on the applicable Coupon Payment Date, and such Coupon will then be treated as part of the principal amount of the Bonds and shall form part of the “Bonds” and will thereafter accrue Coupon at the Coupon Rate then applicable.

(c)	Each Bond will cease to bear coupon when such Bond is redeemed or repaid pursuant to Condition 12 or Condition 14.

7	General Covenants

7.1	Reports and Other Information

So long as the Bonds are outstanding, the Issuer shall deliver to the Bondholders, within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such information, documents or reports, or portions thereof that are subject to confidential treatment and any correspondence with the SEC) (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act). Any such document or report that the Issuer files with the SEC via the SEC’s EDGAR system (or any successor system) shall be deemed to be delivered to the Bondholders for purposes of this Section at the time such documents are filed via the EDGAR system (or such successor system).

7.2	Provision of public information

(a)	Notwithstanding anything else contained in the Bond Documents:

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(i)

if any document, information or notification (including without limitation any information regarding any material adverse change or prospective material adverse change in the condition of, or any actual, pending or threatened litigation, arbitration or similar proceeding involving, the Issuer and/or the Group) which the Issuer is required to provide or deliver under this Instrument or any other provisions in a Bond Document may be regarded as (or is or is likely to constitute or contain) Material Non-Public Information (each a “Communication”), the Issuer shall first notify the relevant Bondholder, Registrar, or Paying Agent (each a “Finance Party”) in writing that such a Communication which that Issuer is required to deliver contains (or is or is likely to constitute or contain) Material Non-Public Information. Any Finance Party shall have the right to inform the Issuer whether it wishes to receive such Communication and instruct the Issuer to whom such Communication shall be delivered;

(ii)

if a Finance Party has refused to receive such Material Non-Public Information, the Issuer shall be obliged to deliver the Communication only to the extent that it does not contain Material Non-Public Information;

(iii)

if a Finance Party directs the Issuer to deliver any Material Non-Public Information, or does not confirm to the Issuer whether it wishes to receive the relevant Communication pursuant to paragraph (i) above, the Issuer shall not be obliged to share any Material Non-Public Information with any Finance Party if the Issuer in good faith determines that such sharing of Material Non-Public Information will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information; and

(iv)

in each case, no Default or Event of Default will arise under this agreement by virtue of the Issuer failing to deliver any such information or Communication to any Finance Party in the absence of a notification from such Finance Party that it wishes to receive the relevant Communication under paragraph (i) above or if such Finance Party shall have given a notification to the Issuer under paragraph (ii) above or if such delivery will result in a breach of any Listing Rules or applicable law or regulation relating the relevant Stock Exchange that restricts sharing of the Material Non-Public Information.

7.3	Limitation on Action Which Would Adversely Affect the Bonds

So long as the Bonds are outstanding, the Issuer shall not take any action which would adversely alter the economics, rights, preferences or privileges of the Bonds as set out in this Instrument, unless otherwise expressly permitted under this Instrument and the Senior Bonds Instruments.

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7.4	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, in each case if (i) the Consolidated Leverage Ratio of the Issuer would have been less than or equal to 4.0 to 1.0, and (ii) the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which calculation of the Consolidated Leverage Ratio and the Interest Coverage Ratio is being performed.

(b)	The limitations set forth in Condition 7.4(a) shall not apply to:

(i)

the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under a Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount outstanding at any one time not to exceed US$57,500,000 (or the Dollar Equivalent thereof);

(ii)	the Incurrence by the Issuer of Indebtedness represented by the Bonds;

(iii)	Indebtedness existing and in force on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Condition 7.4(b));

(iv)

Indebtedness (including Capitalised Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, and Disqualified Stock issued by the Issuer or any Restricted Subsidiary, to finance the acquisition, lease, construction, repair, replacement or improvement of or to borrow against property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock then outstanding that was Incurred pursuant to this clause (iv) following the Issue Date, does not exceed US$69,000,000 (or the Dollar Equivalent thereof);

(v)

Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, but not limited, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi)

Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, any assets or a Subsidiary of the Issuer in accordance with the terms of this Instrument, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

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(vii)	Indebtedness of the Issuer to a Guarantor;

(viii)	shares of Preferred Stock of a Guarantor issued to the Issuer or another Guarantor;

(ix)	Indebtedness of a Guarantor to the Issuer or another Guarantor;

(x)

Hedging Obligations of the Issuer or any Restricted Subsidiary that are not incurred for speculative purposes but: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Instrument to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(xi)

obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii)

Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary not otherwise permitted under this Instrument in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of US$11,500,000 (or the Dollar Equivalent thereof) and 2.87 per cent. of Total Assets at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Condition 7.4(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Condition 7.4(a) without reliance upon this clause (xii));

(xiii)

any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Instrument; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Bonds substantially to the same extent as such Indebtedness is subordinated to the Bonds or the Guarantee of such Restricted Subsidiary, as applicable;

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(xiv)

the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Disqualified Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock issued as permitted under Condition 7.4(a) and clauses (ii), (iii), (iv), (xii) (xiv), (xv), (xix) and (xxi) of this Condition 7.4(b) or any Indebtedness or Disqualified Stock Incurred to so refund or refinance such Indebtedness or Disqualified Stock, including any additional Indebtedness or Disqualified Stock Incurred to pay premiums (including tender premiums), fees, expenses and defeasance costs (“Refinancing Indebtedness”); provided that such Refinancing Indebtedness:

(A)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness and Disqualified Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date;

(B)	has a Stated Maturity that is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the Stated Maturity of the Bonds;

(C)

to the extent such Refinancing Indebtedness refunds, refinances or defeases (a) Indebtedness junior to the Bonds or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the Bonds or a Guarantee, as applicable, or (b) Disqualified Stock, such Refinancing Indebtedness is Disqualified Stock;

(D)

is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refunded, refinanced or defeased plus premium (including tender premium), fees, expenses and defeasance costs Incurred in connection with such refinancing;

(E)	shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refunds, refinances or defeases Indebtedness of an Unrestricted Subsidiary; and

(F)

in the case of any Refinancing Indebtedness Incurred to refund, refinance or defease Indebtedness outstanding under clause (iv), (xii), (xix) or (xxi) of this Condition 7.4(b), shall be deemed to have been Incurred and to be outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 7.4(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clause (iv), (xii), (xix) or (xxi) of this Condition 7.4(b); provided, further, that subclauses (A) and (B) of this clause (xiv) shall not apply to any refunding or refinancing of any Bank Indebtedness;

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(xv)

Indebtedness or Disqualified Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition of any property or assets or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Instrument; provided that, in each case, after giving effect to such acquisition or merger, consolidation or amalgamation either:

(A)	the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 7.4(a); or

(B)	the Consolidated Leverage Ratio would be less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvi)

Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitisation Undertakings); provided that the aggregate principal amount of Indebtedness permitted by this clause (xvi) at any time outstanding does not exceed US$28,750,000 (or the Dollar Equivalent thereof);

(xvii)

Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii)

Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to a Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit, to the extent such letter of credit or bank guarantee issued pursuant to such Credit Agreement is otherwise permitted by this Condition 7.4;

(xix)	Contribution Indebtedness in an aggregate principal amount at any time not to exceed US$287,500,000;

(xx)

Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xxi)

Indebtedness of the Issuer or any Restricted Subsidiary Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed (A) US$28,750,000 (or the Dollar Equivalent thereof) in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any Restricted Subsidiary, or (B) US$5,750,000 in the case of Indebtedness Incurred in connection with an Investment in, or representing guarantees of Indebtedness of, any joint venture, in each case at the time of Incurrence;

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(xxii)

Indebtedness of the Issuer or any Restricted Subsidiary issued to (x) any joint venture (regardless of the form of legal entity) that is not a Subsidiary or (y) any Unrestricted Subsidiary, in each case arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Issuer or any Restricted Subsidiary;

(xxiii)

the Incurrence by the Issuer or any Guarantor of Subordinated Indebtedness with a Stated Maturity and, if applicable, a First Amortisation Date no earlier than 91 days following the Stated Maturity of the Bonds; provided that (A) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, and (B) the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness (i) execute and deliver to the Bondholders a subordination undertaking in form reasonably satisfactory to the Bondholders, and (ii) execute and deliver to the Trustee (as defined in the Intercreditor Deed) an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(xxiv)

unsecured Indebtedness Incurred by the Issuer or any Restricted Subsidiary pursuant to a financing transaction with Alvogen Lux or any of its Subsidiaries (other than Issuer and its Subsidiaries) on terms that are not materially less favourable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; provided that (A) such Indebtedness must be unsecured obligations of the Issuer or the relevant Restricted Subsidiary, (B) such Indebtedness is expressly subordinated in right of payment to the Bonds, (C) the Stated Maturity of such Indebtedness occurs no earlier than 91 days following the Stated Maturity of the Bonds, (D) the terms of such Indebtedness provide that interest (and premium, if any) thereon is paid solely in the form of pay-in-kind, (e) the Issuer or such Guarantor shall procure that the creditor under such Indebtedness (i) execute and deliver to the Bondholders a subordination undertaking in form reasonably satisfactory to the Bondholders, and (ii) execute and deliver to the Trustee (as defined in the Intercreditor Deed) an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(xxv)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary in respect of Sale/Leaseback Transactions of equipment and property of the Issuer or any Restricted Subsidiary in an aggregate principal amount, at any one time outstanding, not to exceed US$28,750,000 (or the Dollar Equivalent thereof) at the time of Incurrence;

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(xxvi)

Indebtedness Incurred by the Issuer or any Restricted Subsidiary maturing within one year or less used by the Issuer or any Restricted Subsidiary for working capital to the extent entered into in the ordinary course of the financing arrangements of the Issuer or any Restricted Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (xxvi) at any time outstanding does not exceed US$11,500,000 (or the Dollar Equivalent thereof);

(xxvii)

the Incurrence by the Issuer, the Guarantors and/or pledgors under the Senior Bonds and the of Indebtedness represented by the Senior Bonds and the guarantees of and the Liens securing the Senior Bonds in an aggregate principal amount not to exceed US$600,000,000;

(xxviii)	Indebtedness Incurred by a Non-Guarantor Subsidiary constituting a Guarantee of the Indebtedness of any other Non-Guarantor Subsidiary;

(xxix)

the incurrence of any Indebtedness under (x) the Saemundargata Loan, provided that it is entered into in compliance with condition 9.18 (Saemundargata Loan) of the Senior Bonds Instruments and (y) the Alvogen Facility provided that it is in compliance with condition 9.17 (Alvogen Facility) of the Senior Bonds Instruments; and

(xxx)

the incurrence of any Indebtedness pursuant to or as part of New Equity Issuance, in each case, provided that it is in compliance with condition 9.16 (New Equity Issuance) of the Senior Bonds Instruments,

provided, that the Incurrence of Indebtedness pursuant to clause (b)(i), (b)(x), (b)(xii), (b)(xv), (b)(xviii), (b)(xix), (b)(xxi), (b)(xxii) or (b)(xxviii) above shall be subject to the condition that the Interest Coverage Ratio of the Issuer would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the period for which the Interest Coverage Ratio calculation is being performed; and provided, further, that the Incurrence of Indebtedness pursuant to clause (b)(iv), (b)(v), (b)(vi), (b)(xi), (b)(xvi), (b)(xvii), (b)(xx), (b)(xxv) or (b)(xxvi) shall be subject to the condition that the yield to maturity (taking into account of any original issue discount and debt issuance cost (including any commissions, fees and expenses payable in connection with the Incurrence of such Indebtedness) as at the date of such Incurrence shall not exceed 7.5 per cent. of the aggregate principal amount of such Indebtedness.

For purposes of determining compliance with this Condition 7.4:

(1)

in the event that an item of Indebtedness or Disqualified Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxx)of this Condition 7.4(b) or is entitled to be Incurred pursuant to Condition 7.4(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Disqualified Stock (or any portion thereof) in any manner that complies with this Condition 7.4;

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(2)

at the time of Incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Condition 7.4(a) and clauses (i) through (xxx) of this Condition 7.4(b) without giving pro forma effect to the Indebtedness Incurred pursuant to clauses (i) through (xxx) of this Condition 7.4(b) when calculating the amount of Indebtedness that may be Incurred pursuant to Condition 7.4(a);

(3)

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, amortisation or accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Condition 7.4. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Condition 7.4; and

(4)

Notwithstanding any other provision of this Condition 7.4, the maximum amount of Indebtedness that may be Incurred pursuant to this Condition 7.4 will not be deemed to be exceeded with respect any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies; provided that such Indebtedness was permitted to be Incurred at the time of such Incurrence.

7.5	Limitation on Restricted Payments.

(a)	So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)

declare, make, distribute or pay any dividend, charge, fee or make any other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or (B) dividends or distributions by a Restricted Subsidiary; provided that, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer;

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(iii)	purchase or otherwise acquire or retire for value any Disqualified Stock of the Issuer or any direct or indirect parent of the Issuer;

(iv)

make any voluntary or optional principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, unless such sinking fund obligation, principal instalment or final maturity occurs within one year of the Stated Maturity of the Bonds, and (B) Indebtedness permitted under clauses 7.4(b)(vii) or 7.4(b)(ix) of Condition 7.4(b));

(v)

pay or allow any of its Restricted Subsidiaries to pay any management, advisory or other fee or bonus to or to the order of any of the direct or indirect shareholders of the Issuer in their capacity as such;

(vi)	make any Restricted Investment; or

(vii)

(all such payments and other actions set forth in clauses (i) through (vi) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment (other than a Restricted Payment under clause (iii) above, for which the following exception shall not be applicable):

(A)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)

immediately after giving effect to such transaction on a pro forma basis, the Issuer would, pursuant to the Bond Documents, be permitted to Incur US$1.00 of additional Indebtedness under Condition 7.4(a); and

(C)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv), (v) (to the extent such dividends did not reduce Consolidated Net Income), (vi) and (xviii) of Condition 7.5(b), but excluding all other Restricted Payments permitted by Condition 7.5(b)), is less than the amount equal to the Cumulative Credit (with the amount of any Restricted Payment made under this Condition 7.5 in any property other than cash being equal to the Fair Market Value (as determined in good faith by the Issuer) of such property at the time made).

(b)	The provisions of Condition 7.5(a) shall not prohibit:

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(i)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Instrument;

(ii)

(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii)

the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor that is Incurred in accordance with Condition 7.4 so long as:

(A)

the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued but unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, plus any tender premiums or any defeasance costs, fees and expenses incurred in connection therewith),

(B)

such Indebtedness is subordinated to the Bonds or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(C)

such Indebtedness has a Stated Maturity and, if applicable, a First Amortisation Date equal to or later than the earlier of (x) the Stated Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the Stated Maturity of any Bonds then outstanding, and

(D)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Bonds then outstanding were instead due on such date one year following the last date of maturity of the Bonds;

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provided that the Issuer or such Guarantor shall procure that the creditor under such Subordinated Indebtedness (i) execute and deliver to the Bondholders a subordination undertaking in form reasonably satisfactory to the Bondholders, and (ii) execute and deliver to the Trustee (as defined in the Intercreditor Deed) an accession undertaking substantially in the form of schedule 2 of the Intercreditor Deed pursuant to which such holder accedes to the Intercreditor Deed as a Subordinated Creditor (as defined in the Intercreditor Deed);

(iv)

the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement, in each case on arm’s length terms; provided that:

(A)

the aggregate amounts paid under this clause (iv) do not exceed US$11,500,000 (or the Dollar Equivalent thereof) in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of US$23,000,000 (or the Dollar Equivalent thereof) in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(1)

the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under clause (iii) of Condition 7.5(a)); plus

(2)

the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after the Issue Date;

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provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (1)and (2) above in any one or more calendar years; and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Issuer or any Restricted Subsidiary or the direct or indirect parent of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Condition 7.5 or any other provision of this Instrument; and

(B)

such management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement is in compliance with the Listing Rules and applicable laws and regulations of the relevant Stock Exchange;

(v)

the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Condition 7.4;

(vi)

the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) after giving effect to such declaration (and the payment of dividends or distributions) on a pro forma basis, the Issuer would be permitted to Incur at least US$1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in Condition 7.4(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)

Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) US$11,500,000 (or the Dollar Equivalent thereof) and (y) 2.87 per cent. of Total Assets, in each case at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii)

the payment of dividends on the Issuer’s Shares (or a Restricted Payment to any direct or indirect parent of the Issuer, as the case may be, to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6.9 per cent. per annum of the net proceeds received by the Issuer from any public offering of common stock of the Issuer or any direct or indirect parent of the Issuer;

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(ix)

payments or distributions to dissenting stockholders or equityholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries;

(x)	other Restricted Payments that are made with Excluded Contributions;

(xi)	other Restricted Payments in an aggregate amount not to exceed the greater of US$11,500,000 (or the Dollar Equivalent thereof) and 2.87 per cent. of Total Assets, in each case at the time made;

(xii)

the distribution, as a dividend or otherwise, of (i) shares of Capital Stock of, or (ii) Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);

(xiii)

the payment of reasonable dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay any taxes imposed directly on such parent to the extent such taxes are directly attributable to the income of the Issuer and its Restricted Subsidiaries (including by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(xiv)	Restricted Payments:

(A)

in reasonable amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are directly attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries; and

(B)

in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Condition 7.4 on an arm’s length basis;

(xv)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

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(xvii)

Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Condition 7.5 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Board);

(xviii)

the repayment, redemption, repurchase, defeasance or otherwise acquisition or retirement for value of any Subordinated Indebtedness the consideration for which is payable solely in the Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit,”;

(xix)

any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, in each case, provided such permitted is expressly permitted under and is consummated in compliance with condition 9.17 (Alvogen Facility) the Senior Bond Instrument;

(xx)

any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Facility provided that such repayment or prepayment is made substantially simultaneously with an investment, in an amount equal to such repayment or prepayment by any Alvogen Facility Lender in any Right of First Refusal Securities (as such term is defined in the Alvogen Facility Agreement) under and in accordance with the Alvogen Facility (as at the date hereof) and provided further that the incurrence of such Right of First Refusal Securities is permitted under the terms of this Instrument;

(xxi)

following a Successful New Capital Increase, any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility in an amount not to exceed $50,000,000 together with any accrued interest and other costs provided that no repayment or payment may be made under this condition (xxi) if Alvogen Lux or any other person under or in connection with the Alvogen Facility has been issued any penny warrants pursuant to and in accordance with condition 9.17(b)(ii)(F) of the Senior Bonds Instrument;

(xxii)

following the occurrence of a Bondholder Funding Default (as defined in the Alvogen Facility Agreement), any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility pursuant to clause 11.1 (Mandatory Prepayment) of the Alvogen Facility Agreement;

(xxiii)	at any time after the Senior Bonds have been irrevocably repaid in full in accordance with the Senior Bonds Instrument, any repayment or prepayment of the Alvogen Facility,

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provided that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (viii), (xi), (xii) (xviii), (xix), (xx), (xxi), (xxii), and (xxiii) of this Condition 7.5(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)

For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d)

For purposes of determining compliance with this Condition 7.5, in the event that a Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories described in Condition 7.5(b) or is entitled to be made pursuant to Condition 7.5(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Restricted Payment (or any portion thereof) in any manner that complies with this Condition 7.5.

7.6	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)

So long as the Bonds are outstanding, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)

(A) declare or pay any dividends, charge, fee or other distribution or make any other distributions (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

(iv)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(v)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	contractual encumbrances or restrictions in effect on the Issue Date;

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(2)	this Instrument, the Bonds, the Senior Bonds Instruments, the Senior Bonds, the Alvogen Facility, any New Equity Issuance;

(3)	applicable law or any applicable rule, regulation or order;

(4)

any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)

contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to Conditions 7.4 and 7.9;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)

customary provisions in joint venture agreements, collaboration agreements, licenses of Proprietary Rights and other similar agreements entered into in the ordinary course of business and on an arm’s length basis;

(9)	purchase money obligations for property acquired and Capitalised Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided that such restrictions apply only to such Receivables Subsidiary;

(12)

other Indebtedness, Disqualified Stock or Preferred Stock (A) of the Issuer or any Restricted Subsidiary of the Issuer that is a Guarantor, (B) of the PRC Joint Venture permitted to be Incurred under Condition 7.4(b)(xxix) or (C) of any Restricted Subsidiary (other than the PRC Joint Venture) that is not a Guarantor so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or coupon payments on the Bonds (as determined in good faith by the Issuer); provided that in the case of each of clauses (A) and (C), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date under Condition 7.4;

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(13)	any Restricted Investment not prohibited by Condition 7.5 and any Permitted Investment;

(14)

any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

(vi)

subject to the terms of the Senior Bonds Instruments, any repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of the Alvogen Lux Shareholder Loans Roll Facility or the New Capital Roll thereof, in an amount not exceeding the Alvogen Lux Shareholder Loans Roll Amount, provided that, the 2022 Alvogen Lux Shareholder Loans Repayment Conditions are satisfied in respect of the proposed repayment or prepayment; and

(15)

at any time after the Senior Bonds have been irrevocably repaid in full in accordance with the Senior Bonds Instrument, any repayment or prepayment of the Alvogen Facility in full, provided the outstanding amounts under this Instrument shall be repaid or prepaid in full at the same time.

(b)

For purposes of determining compliance with this Condition 7.6, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

7.7	[Reserved]

7.8	[Reserved]

7.9	Liens.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur, assume or permit to exist any Lien of any nature whatsoever on any of its assets or properties of any kind, whether owned at the Issue Date or thereafter acquired (other than the collateral under the Security Documents), except Permitted Liens.

For purposes of determining compliance with this Condition 7.9, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Liens described in the foregoing paragraph or in clauses (1) through (34) of the definition of “Permitted Liens”, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing an item of Indebtedness (or any portion thereof) in any manner that complies with this Condition 7.9.

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With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortisation of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, in each case in respect of such Indebtedness.

7.10	Line of Business.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses reasonably related thereto.

7.11	[Reserved]

7.12	Use of Proceeds

The Issuer shall use the cash proceeds from the issue of the Bonds for general corporate purposes, including but not limited to repayment of existing indebtedness, capital expenditures and/or working capital.

7.13	Compliance with Law

The Issuer will, and will cause each of its Restricted Subsidiaries to, comply with all laws, regulations, orders, judgments and decrees of any Governmental Authority, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect.

7.14	[Reserved]

7.15	Limitation on Changes to Shares and Conversion Price

(a)	So long as the Bonds are outstanding, the Issuer will not change the rights attaching to the Shares or the Conversion Shares.

(b)

So long as the Bonds are outstanding, unless so required by applicable law, regulation or Listing Rules or for the purpose of establishing any dividend or other rights attaching to the Shares, the Issuer shall not close the register of shareholders of the Issuer or take any other action which would prevent the transfer, issue or registration of its Shares (including the Conversion Shares).

7.16	Listing of the Bonds

The Issuer shall use its best endeavours to ensure that, as soon as possible after the Issue Date but in any event not later than the six-month anniversary of the Issue Date, the Bonds will be listed on a Stock Exchange to be agreed by the holders of the Bonds. The parties agree to enter into such amendment and/or supplements to this Instrument to allow the listing of the Bonds pursuant to this Condition 7.16.

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7.17	Alvogen Facility

(a)

Subject to paragraph (b) below, for so long as any Bond remains outstanding, the Borrower shall not effect nor permit the repayment or prepayment (including payment of any fees, interest or similar payments due thereunder) of any amount payable under or in respect of the Alvogen Facility, unless the Bonds are redeemed or prepaid on a pro-rata basis.

(b)	Paragraph (a) shall not apply to:

(i)	(following the occurrence of a Successful New Capital Increase} the Alvogen Facility Refinancing);

(ii)

any repayment or prepayment of the Alvogen Lux Shareholder Loans Roll Facility, provided the 2022 Alvogen Lux Shareholder Loans Repayment Conditions are satisfied in respect of such repayment or prepayment; or

(iii)

following the occurrence of a Bondholder Funding Default (as defined in the Alvogen Facility Agreement), any repayment or prepayment (including payment of any interest or similar payments due thereunder) of the Alvogen Facility pursuant to clause 11.1 (Mandatory Prepayment) of the Alvogen Facility Agreement.

7.18	Amendments to Senior Bonds Instrument and the Alvogen Facility Agreement

(a)

Notwithstanding any other provision of this Instrument, no amendment or waiver (or any action with a similar effect) shall be permitted in respect of any provision of this Instrument if the effect of such amendment or waiver would (i) breach any provision of the Aztiq CB Minimum Terms or any other term of the Senior Bonds Instrument or (ii) would be reasonably likely to adversely affect the interests of the Bondholders under the Senior Bonds taken as a whole, unless in each case written approval of the Bondholders under the Senior Bonds.

(b)

The Issuer hereby agrees that is shall not amend the Alvotech Bond Instruments or the Alvogen Facility in a manner that would (i) breach any provision this Instrument or (ii) would materially adversely affect the interests of the Bondholders taken as a whole.

8	Conversion

8.1	Conversion Right

(a)

Conversion Period: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares credited as fully paid at any time during the Conversion Period, which conversion shall occur through a setoff of the subscription and/or acquisition price for the Conversion Shares to be issued and the principal amount due under the Bonds tendered for conversion. The right of a Bondholder to convert any Bond into Shares is the “Conversion Right.” Subject to and upon compliance with the provisions of this Condition 8, the Conversion Right attaching to any Bond may be exercised, at the sole discretion of the holder thereof, during the period (the “Conversion Period”) from (and including) the date falling on the 30th days prior to the Conversion Date, to and (including) the date falling on the 5th days prior to the Conversion Date; provided that each exercise of the Conversion Right must be with respect to Bonds of a principal amount of at least US$5,000,000, or if such exercise is with respect to all of the Bonds held by the relevant Bondholder and the principal amount of such Bonds is less than US$5,000,000, such lesser amount.

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(b)

Regulation S holding period: Prior to the 41st day after the Issue Date, no offer or sale of Bonds may be made, and no transfer of the Bonds will be effected, except in compliance with Rule 903 or Rule 904 of Regulation S, pursuant to registration of the Bonds under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

(c)

Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that the Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or reclassification of Shares by operation of law or otherwise occurring after the Issue Date which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay to the Bondholder in cash in U.S. dollars (by means of a U.S. dollar cheque drawn on a bank in New York) a sum (or the Dollar Equivalent thereof) equal to such portion of the principal amount of the Bond or Bonds evidenced by the Bond Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 8.1(c), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00. Any such sum shall be due and payable on the date the Shares are delivered pursuant to Condition 8.2(d).

(d)

Conversion Price and Conversion Ratio: The number of Shares to be issued on conversion of a Bond will be determined by dividing (i) the principal amount of the Bonds to be converted by (ii) the Conversion Price in effect on the Conversion Date. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(e)

Revival and/or survival after Default: Notwithstanding the provisions of Condition 8.1(a), if: (i) the Issuer shall default in making payment in full in respect of any Bond which shall have been called for redemption on the date fixed for redemption thereof; (ii) any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events referred to in Condition 13; or (iii) any Bond is not redeemed on the Maturity Date in accordance with Condition 11.1, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business at the Registrar’s Office on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Bondholders and, notwithstanding the provisions of Condition 8.1(a), any Bond in respect of which the Bond Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Bondholders before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

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8.2	Conversion Procedure

(a)	Conversion Notice:

(i)	The Issuer shall give the holder not less than 30 days’ notice before a Conversion Date confirming the relevant holder’s Conversion Right and the applicable Conversion Period thereof.

(ii)

To exercise the Conversion Right attaching to any Bond, the holder thereof must, within the Conversion Period, complete, execute and deliver at its own expense during normal office hours at the Registrar’s Office a notice of conversion (a “Conversion Notice”) (with a copy to be delivered to the Issuer on the same Business Day such Conversion Notice is delivered to the Registrar’s Office), together with the relevant Bond Certificate (if any). A Conversion Notice deposited outside the normal office hours or on a day which is not a Business Day at the place of the Registrar’s Office shall for all purposes be deemed to have been deposited with the Registrar during the normal office hours on the next Business Day following such day. The Registrar shall, promptly and in any case within two Business Days after the receipt of a Conversion Notice, notify the Issuer in writing of the receipt of such Conversion Notice and deliver a copy of such Conversion Notice to the Issuer.

(iii)

A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal. Each Bond shall for the purpose of the conversion be considered as a firm subscription for the Conversion Shares. The Bondholders agree, for the purpose of a conversion of the Bonds, to cooperate with the Issuer to execute a beneficial ownership declaration and any other document for the conversion to the extent required by the Issuer.

(iv)

Upon delivery of the relevant Conversion Shares in accordance with Condition 8.2(d), the Bonds so converted shall be cancelled and shall no longer be outstanding and the relevant Bondholders shall have no rights with respect to such Bonds other than the relevant Conversion Shares and the registration of their ownership relating to such Conversion Shares. In case of issuance of Shares by the Board, the Board shall, without undue delay, ensure the amendment of the Articles in front of a notary to reflect such issuance.

(b)

Stamp Duty etc.: A Bondholder delivering a Bond Certificate in respect of a Bond for conversion must pay: (i) any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in the place of the Stock Exchange or, if relevant, in the place of an Alternative Stock Exchange, by the Issuer in respect of the allotment and issue of Shares and listing of the Shares on the Stock Exchange or if relevant, such Alternative Stock Exchange on conversion) (the “Conversion Taxes”); and (ii) all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion, in each case directly to the relevant authorities. Neither the Issuer nor the Registrar is under no obligation to determine whether a Bondholder is liable to pay any Conversion Taxes under this Condition 8.2 and shall not be liable for any failure of a Bondholder to make such payment. The Issuer will pay all other expenses arising on the issue of Shares upon any conversion of Bonds.

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(c)

Documents: The Issuer’s obligation to issue Conversion Shares is further subject to the Issuer receiving any documents as may be reasonably requested from the relevant Bondholder by the Issuer to permit the issuance of Conversion Shares and compliance of legal obligations incumbent on the Issuer (including, but not limited to, any “know-your-customer” documents).

(d)	Registration:

(i)

As soon as practicable, and in any event not later than seven Business Days after the Conversion Date, the Issuer will, in the case of Bonds converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice has been delivered and the relevant Bond Certificate and amounts payable by the relevant Bondholder deposited or paid as required by Conditions 8.2(a) and 8.2(b):

(A)

take a resolution regarding the delivery of any Conversion Shares which shall mean either (x) the decision of the Board or equivalent, competent corporate body to issue such Conversion Shares under the authorised capital of the Issuer, or (y) the convening of a general meeting of shareholders of the Issuer, the taking of a valid resolution of the general meeting of shareholders on the capital increase by conversion of Bonds, (z) or decide to deliver Shares held in treasury to the exercising Bondholder. The relevant Bondholder(s) shall either be registered as shareholder(s) in the share register of the Issuer, and, as the case may be, the remittance thereafter to the shareholder(s) of one or more adequate certificates of that registration in the share register of the Issuer relating to the ownership of such Conversion Shares, and any applicable legends (if any) shall be attached to the Shares, or the Shares shall be made available for delivery to the relevant securities account of the exercising Bondholder (if applicable). In case of issuance of new Conversion Shares, the Conversion Price of the Conversion Shares issued upon the exercise of any Conversion Rights shall be deemed paid by way of set off (compensation) between the Conversion Price paid in cash in connection with such exercise and the principal amount of the Bond converted in accordance with Article 420-27 of the Companies Law. Any amount paid in excess of the nominal value of the Conversion Shares shall be allocated to the share premium account of the Issuer. In case of transfer of treasury shares, the purchase price shall be set off against the principal amount of the Bonds so converted ;

(B)	register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register; and

(C)

if applicable and requested by the Bondholder in the Conversion Notice and to the extent permitted under applicable law and rules and procedures of the relevant clearing system in effective at the time, take all necessary actions to procure the relevant Conversion Shares to be delivered through such clearing system (to the extent permitted by applicable rules and regulations).

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(ii)

If the Conversion Date in relation to any Bond shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 8.4, but before the relevant adjustment becomes effective under the relevant Condition, upon the relevant adjustment becoming effective the Issuer shall procure the issue and/or delivery from treasury to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws and regulations)), such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective immediately after the relevant record date (as calculated by the Issuer in accordance with this Instrument), in exchange for a subscription price corresponding to the nominal value of the Conversion Shares to be paid in case or by way of surrender of additional Bonds for conversion at a Conversion Price or acquisition price corresponding to the nominal value thereof.

(iii)

The person or persons designated in the Conversion Notice will become the holder(s) of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s share register (the “Registration Date”). The Conversion Shares issued upon conversion of the Bonds will be issued as fully paid, free from all encumbrances and will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in this Instrument, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

(iv)

If the record date for the payment of any Dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this Condition 8.2(c) prior to the time such retroactive adjustment shall have become effective), the Issuer will pay to the converting Bondholder or his designee an amount (the “Equivalent Amount”) equal to the Fair Market Value of any such Dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the Dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid in cash in U.S. dollars (by means of a U.S. dollar cheque drawn on a bank in New York) and sent to the address specified in the relevant Conversion Notice.

(e)	Legends on Conversion Shares.

(i)	Unless the Issuer determines otherwise, each Conversion Share shall bear the following or similar legends, if applicable:

(A)	“THE SHARES ARE HELD BY A PERSON OR ENTITY WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

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(B)

“THE SHARES HAVE NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.”

(C)	If required by the authorities of any state, the legend required by such state authority.

Notwithstanding anything to the foregoing, a Conversion Share need not bear the foregoing legends if such Conversion Shares is issued in an uncertificated form that does not permit affixing legends thereto, provided the Issuer may take such measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the foregoing legends, including instructing the transfer agent to the Issuer to make such appropriate annotations as are deemed necessary in such agent’s books and records.

8.3	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment in the following events:

(a)

Split-Ups. If after the date hereof, and subject to the provisions of paragraph (e) below, the number of outstanding Shares is increased by a capitalization or share dividend payable in Shares or securities, options, rights or warrants granting the right to purchase, subscribe or otherwise acquire Ordinary Shares (each, a “Dividend in Kind”), or by a split-up of Shares or other similar event, then, with effect from the effective date of such capitalization or share dividend, split-up or similar event, the Conversion Price shall be reduced, and the number of Conversion Shares to be converted on exercise of the Conversion Rights shall be increased, in each case, in proportion to such increase in the outstanding Shares.

(b)

Aggregation of Shares. If after the date hereof, and subject to the provisions of paragraph (e) below, the number of issued and outstanding Shares is decreased by a consolidation, combination, reverse share split or reclassification of Shares or other similar event, then, with effect from the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the Conversion Price shall be reduced, and the number of Conversion Shares to be converted on exercise of the Conversion Rights shall be increased, in each case, in proportion to such decrease in issued and outstanding Shares.

(c)

Replacement of Securities upon Reorganization, etc. Subject to paragraph (e) below, in case of any reclassification or reorganization of the issued and outstanding Shares, or in the case of any merger or consolidation of the Issuer with or into another corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Issuer as an entirety or substantially as an entirety in connection with which the Issuer is dissolved, the Bondholders shall thereafter have the right to convert, upon the basis and upon the terms and conditions specified in this Instrument and in lieu of the Shares of the Issuer immediately

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theretofore exchangeable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Bondholders would have received if such holder had exercised his, her or its Conversion Rights immediately prior to such event (the “Alternative Issuance”).

(d)

Notices of Changes in Conversion Price. The Issuer shall give written notice of any proposed adjustment in accordance with this Condition 8.3 to each Bondholder as soon as practicable (and in any event at least five (5) business days prior to the proposed event affecting the capital of the Issuer), which notice shall set out all material details of the proposed event and state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares to be issued upon the exercise of the Conversion Right, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(e)	Adjustment Principles. Notwithstanding any provision contained in this Agreement to the contrary:

(i)

the Issuer shall not issue fractional Shares upon the exercise of Conversion Rights. If, by reason of any adjustment made pursuant to this Condition 8, any Bondholder would be entitled, upon the exercise of such Conversion Rights, to receive a fractional interest in a share, the Issuer shall, upon such exercise, round down to the nearest whole number the number of Shares to be issued to such holder; and

(ii)

the Issuer shall not make any adjustments to the terms of this Condition 8 without the prior written consent of the relevant Bondholders unless the total number and class of securities to be, or capable of being, converted for pursuant to the Conversion Right will carry the same pro rata voting power and economic entitlement to participate in the profits and assets of the Issuer, as the Shares which would have been issued under the Conversion Right had there been no such adjustment and no such event giving rise to such adjustment.

(f)

Other Events. Subject to paragraph (e) above, in case any event shall occur affecting the Issuer as to which none of the provisions of preceding subsections of this Condition 8 are strictly applicable, but which would require an adjustment to the terms of the Bonds in order to (i) avoid an adverse impact on the Bonds and (ii) effectuate the intent and purpose of this Condition 8, then, in each such case, the Issuer shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Bonds is necessary to effectuate the intent and purpose of this Condition 8 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Issuer shall adjust the terms of the Bonds in a manner that is consistent with any adjustment recommended in such opinion.

(g)

Insolvency. Each Bondholder shall be treated as if, immediately before the date of the passing of an order or resolution for the opening of the bankruptcy of the Issuer or the dissolution of the Issuer in connection with an insolvent winding up of the Issuer, all its Conversion Rights had been exercised in full and shall accordingly be entitled to receive out of the assets which would otherwise be available to the holders of the Shares, such a sum, if any, as it would have received had it been the holder of the number of Shares to which it would have been entitled upon exercise by the Bondholder of all of the Conversion Rights immediately before the date of such order or resolution, after deducting from that sum an amount equal to the Conversion Price which would have been payable by that Bondholder for such number of Shares.

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8.4

All costs, charges, liabilities and expenses incurred in connection with the appointment, retention, consultation and remuneration of the investment banks appointed under this Instrument shall be borne by the Issuer.

8.5

On any adjustment, the relevant Conversion Price, if not an integral multiple of one U.S. dollar shall be rounded down to the nearest four decimal places of one U.S. dollar or Relevant Currency cent, as the case may be. No adjustment shall be made to the Conversion Price where such adjustment (rounded down, if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to the Bondholders (in accordance with Condition 21) as soon as practicable after the determination thereof.

8.6

The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their nominal value or Shares would be required to be issued in any other circumstances not permitted by applicable laws then in force in the Issuer’s jurisdiction of incorporation or the Listing Rules.

8.7

Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of two leading investment banks of international repute (acting as experts), selected by the Issuer and approved by an Ordinary Resolution of the Bondholders, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by two leading investment banks of international repute (acting as experts), selected by the Issuer and approved by an Ordinary Resolution of the Bondholders, to be in their opinion appropriate in order to give such intended result.

8.8

No adjustment shall be made to the Conversion Price where Shares or other securities(including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees, former employees, contractors or former contractors (including directors holding or formerly holding executive office) of the Issuer or any Subsidiary, pursuant to any share option scheme or plan that is duly adopted by the Issuer in accordance with the Listing Rules.

8.9	No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 8.3(a) above or to correct an error.

9	Representations and Warranties of each Bondholder

(a)

Purchase Entirely for Own Account. The Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) will be acquired for the Bondholder’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Bondholder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Bondholder’s right at all times to sell or otherwise dispose of all or any part of the Bonds in compliance with applicable federal and state securities laws. The Bonds are being purchased by the Bondholder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by the Bondholder to hold the Bonds for any period of time. The Bondholder is not a broker-dealer registered with the SEC under the U.S. Securities Exchange Act of 1934, as amended, (“Exchange Act”) or an entity engaged in a business that would require it to be so registered. Neither the Bondholder nor any account for which it is acting (if any) was formed for the specific purpose of acquiring the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof)]

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(b)

No U.S. Person. Each Bondholder represents, warrants and confirms that it, and any account it is acquiring the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) for, is not a “U.S. Person” and is purchasing the Bonds in an “offshore transaction” (as such terms are defined under Regulation S) and that it understands that the Bonds will be subject to a distribution compliance period under Regulation S of the Securities Act;

(c)

U.S. Securities Act. Each Bondholder represents, warrants and confirms that it understands that the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) may only be resold or otherwise transferred in a transaction exempt from, or not subject to, the registration requirements of the Securities Act, and in compliance with applicable state securities law, and that the Issuer is not required to register the Bonds under the Securities Act;

(d)

No Registration. Each Bondholder represents, warrants and confirms that it understands that the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) have not been and will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction of the United States, that any offer and sale of the Bonds to it is being made in reliance on an exemption from, or is a transaction not subject to, the registration requirements of the Securities Act in a transaction not involving any public offering in the United States;

(e)	Qualified Investor. Each Bondholder is a “qualified investor” as defined in the Regulation (EU) 2017/1129.

(f)

Disclosure of Information. Each Bondholder represents, warrants and confirms that it understands and acknowledges (A) that, as the subject of this Instrument is a private placement of securities, it is responsible for conducting its own due diligence in connection with the matters which are the subject of this Instrument and any purchase of Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) by it, (B) that it has made its own independent investigation and appraisal of the business, results, financial condition, prospects, creditworthiness, status and affairs of the Issuer and, following such investigation and appraisal and the other due diligence that it deemed necessary and subsequently conducted in connection with the matters which are the subject of this Agreement, it has made its own investment decision to acquire the Bonds, (C) that it is aware and understands that an investment in the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) involves a considerable degree of risk and that no U.S. federal or state or non-U.S. agency has made any finding or determination as to the fairness for investment or any recommendation or endorsement of any such investment and (D) that it has made its own assessment concerning the relevant tax, legal, economic and other considerations relevant to its investment in the Bonds.

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(g)

Control Securities. Each Bondholder understands that the Bonds and the Conversion Shares may be characterized as “control securities” under the U.S. federal securities laws if the Bondholder is an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) and that under such laws and applicable regulations the Bonds (and any Conversion Shares acquired pursuant to any conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances.

(h)

Independent Investment Decision. Each Bondholder understands that nothing in this Instrument or any other materials presented by or on behalf of the Issuer to the Bondholder in connection with the purchase of the Bonds constitutes legal, tax or investment advice. The Bondholder has consulted such legal, tax and investment advisors as it, in their sole discretion, has deemed necessary or appropriate in connection with its purchase of the Bonds.

(i)

No General Solicitation. The Bondholder did not learn of the investment in the Bonds as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which the Bondholder was invited by any of the foregoing means of communications.

(j)

Brokers and Finders. No individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein (each, a “Person”) will have, as a result of the transactions contemplated by this Instrument, any valid right, interest or claim against or upon the Issuer or the Bondholder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Bondholder.

(k)

Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, the Bondholder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Bondholder, directly or indirectly executed any purchases or sales, including “short sales”, as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Issuer during the period commencing as of the time that the Bondholder was first contacted by the Issuer or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Other than to the Bondholder’s affiliate or outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, regulatory or administrative tasks and services and other than as may be required by law or regulation, the Bondholder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude or prohibit any actions, with respect to the identification of, the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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10	Undertakings

10.1

The Issuer undertakes and warrants, inter alia, that so long as there are any outstanding Bonds save with the approval of a Special Resolution of the Bondholders, it shall (and, where applicable, shall procure that its Subsidiaries shall):

(a)	[Reserved];

(b)

use commercially reasonable endeavours to maintain a listing for all the issued Shares on the Stock Exchange; and (ii) if unable to maintain or obtain such listing, to obtain and maintain a listing for all the Shares on an Alternative Stock Exchange as the Issuer with the approval by an Ordinary Resolution of the Bondholders may from time to time determine and will forthwith give notice to the Bondholders (in accordance with Condition 19) of the listing or delisting of the Shares (as a class) by any of such stock exchanges;

(c)	comply in all material respects with all the rules, regulations and requirements of the applicable Stock Exchange (including the Listing Rules) or the Alternative Stock Exchange (if applicable);

(d)	comply in all material respects with all applicable laws and regulations;

(e)

promptly (i) obtain, comply with and do all that is necessary to maintain in full force and effect, and (ii) supply certified copies to the Bondholders of, any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of a relevant jurisdiction to (x) enable it to perform its obligations under the Bond Documents; (y) ensure the legality, validity, enforceability or admissibility in evidence of any Bond Documents; and (z) carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect;

(f)

maintain with insurance companies that are financially sound and reputable, such commercial general liability insurance, product liability insurance and property insurance with respect to liabilities, losses or damage in respect of its properties and assets as are customarily carried or maintained under similar circumstances by Persons engaged in similar businesses, in each case, in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as are customary for such other Persons to maintain under similar circumstances in similar businesses;

(g)	[Reserved];

(h)	[Reserved];

(i)

reserve, free from any pre-emptive or other similar rights, under its authorised share capital, the full number of Shares liable to be issued on conversion of the Bonds from time to time and will ensure that all Shares will be duly and validly issued;

(j)

not make any offer, issue or distribution or take any action the effect of which would be to reduce the Conversion Price below the nominal value of the Shares of the Issuer; provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

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10.2	Notice of Change in Conversion Price

The Issuer shall give notice to the Bondholders in accordance with Condition 19 and the Stock Exchange (or, as the case may be, the Alternative Stock Exchange), of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment. Any such adjustment of the Conversion Price shall be binding on the Bondholder save manifest error of the Issuer.

10.3	Anti-Layering

The Issuer undertakes and warrants, inter alia, that so long as there are any Bonds outstanding, save with the approval of a Special Resolution of the Bondholders, it will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(a)	secured or expressed to be secured by Transaction Security (as such term is defined in the Intercreditor Deed) on a basis junior to the Senior Bonds (or any other Secured Obligations);

(b)	expressed to rank or rank so that it is subordinated to the Senior Bonds (or any other Secured Obligations) but are senior to the Bonds;

(c)	contractually subordinated in right of payment to the Senior Bonds (or any other Secured Obligations) and senior in right of payment to the Bonds; or

(d)	expressed to rank or rank so that it is pari passu or senior in right of payment or in right of priority to the Bonds, other than the Senior Bonds, the Saemundargata Loans and the Alvogen Facility,

provided that: (i) any Indebtedness incurred by the Issuer after the Issue Date (other than the Senior Bonds, the Saemundargata Loans and the Alvogen Facility) shall be subject to the terms of a subordination agreement, such that such Indebtedness is subordinated to the Bonds and (ii) the Alvogen Facility will rank pari passu with the Bonds, and provided further that each Bondholder shall consider in good faith any exception requested by the Issuer to paragraph (d) above.

10.4

The Issuer represents and warrants that for the purposes of the Regulation, its Centre of Main Interests is situated in its jurisdiction of incorporation. Each of the Issuer and the Guarantors incorporated in the European Union further undertakes and warrants that so long as there are any outstanding Bonds, it shall not take any positive action to deliberately change the location of its Centre of Main Interests for the purposes of the Regulation where that change would be materially adverse to the interests of the Bondholders.

For purposes of this Condition 10.4 only:

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“Centre of Main Interests” means “centre of main interests” as such term is used in Article 3(1) of Regulation (EU) No. 2015/848 of May 2015 of the European Parliament and of the Council on Insolvency Proceedings (recast) (the “Regulations”); and

“Regulation” has the meaning given to that term in the definition of Centre of Main Interests.

10.5	Shareholder Loans

(a)

The Issuer undertakes and warrants that, so long as there are any outstanding Bonds, to the extent it or any of the Guarantors Incurs any Indebtedness in accordance with Condition 7.4 from any of its direct or indirect shareholders following the Issue Date, it shall, and shall cause the relevant Guarantor to, procure that the provider of such Indebtedness to execute and deliver to the Bondholders a subordination undertaking in form reasonably satisfactory to the Bondholders.

(b)	For the avoidance of doubt, paragraph (a) above is not applicable to any Indebtedness owed to any Bondholders in its capacity as holder of the Bonds.

10.6	Arm’s Length Terms

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any transaction for the exclusive licensing, strategic alliance, disposal or any arrangement having equivalent effect with respect to any Proprietary Right with any person except on arm’s length terms (or better than arm’s length terms from the Issuer’s or the relevant Restricted Subsidiary’s perspective).

11	Payments

11.1	Principal and Premium

(a)

On or prior to the due date of principal, coupon, premium, default interest or any other amounts payable under this Instrument, the Issuer shall deposit or cause to be deposited with the Paying Agent a sum sufficient to pay such principal, premium, default interest or other amount when so becoming due. Principal, premium, coupon, default interest and all other amounts payable under this Instrument shall be considered paid on the due date if on such date the Paying Agent holds as of 11:00 a.m. Hong Kong time money sufficient to pay all such principal, premium, coupon, default interest or any other amounts then due and the Paying Agent is not prohibited from paying such money to the Bondholders on that date pursuant to the terms of this Instrument.

(b)

On the due date of such principal, premium, coupon, default interest or other amount, the Paying Agent will make payment of such amount by transfer to the Registered Account of the Bondholder; provided that payment of principal and premium will only be made after surrender of the relevant Bond Certificate at the Registrar’s Office.

(c)	When making payments to Bondholders, fractions of one U.S. dollar cent will be rounded down to the nearest U.S. dollar cent.

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11.2	Paying Agent to Hold Money in Trust

The Paying Agent agrees and the Issuer shall require any other Paying Agent, if applicable, to agree in writing, that such Paying Agent shall hold in trust for the benefit of the Bondholders all money held by such Paying Agent for the payment of principal, premium, coupon, default interest or any other amounts, and shall notify the Bondholders of any default by the Issuer in making any such payment. If the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.

11.3	Registered Accounts

For the purposes of this Condition 11, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York (or such other U.S. dollar account as the Bondholder may notify to the Issuer from time to time), details of which appear on the Register of Bondholders at the close of business on the second Business Day before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register of Bondholders at that time.

11.4	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 14. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

11.5	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Business Day, for value on the first following day which is a Business Day) will be initiated and in the case of a payment of principal, if later, on the Business Day on which the relevant Bond Certificate is surrendered at the Registrar’s Office.

11.6	Default Interest and Delay in Payment

(a)

If the Issuer fails to pay any sum in respect of the Bonds when the same becomes due and payable under this Instrument, interest shall accrue on the overdue sum at the rate of 14.5 per cent. per annum on a daily compounding basis from the due date and ending on the date on which full payment is made to the Bondholders in accordance with this Instrument. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

(b)

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if such delay is caused solely because the due date is not a Business Day, if the Bondholder is late in surrendering its Bond Certificate (if required to do so) or if a cheque mailed in accordance with this Condition 11 arrives after the due date for payment.

(c)

If an amount which is due on the Bonds is not paid in full, the Issuer or the Paying Agent, as the case may be, shall cause the Registrar to annotate the Register of Bondholders with a record of the amount (if any) in fact paid.

(d)

All amounts due and payable by the Paying Agent in relation to the Bonds will be allocated in accordance with the written instructions it receives from the Issuer. The Paying Agent is not responsible in any manner whatsoever for the calculation of amounts due under the Bonds or as may be due under this Instrument.

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12	Redemption, Purchase and Cancellation

12.1	Maturity

Unless previously redeemed, or purchased and cancelled as provided herein, the Issuer will redeem each Bond at an amount equal to the Redemption Amount on the Maturity Date. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Conditions 12.2 to 12.4 below (but without prejudice to Condition 14).

12.2	Optional Redemption

(a)

To the extent permitted under the terms of Senior Bonds Instrument, the Issuer may, at its option and having given not less than 30 nor more than 60 days’ notice (such notice or a notice delivered pursuant to this condition, an “Optional Redemption Notice”) to the Bondholders in accordance with Condition 19 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at a redemption price equal to Redemption Amount to (but not including) the relevant redemption date (such relevant redemption date, an “Optional Redemption Date”);

(b)	The Issuer will be bound to redeem the Bonds on the Optional Redemption Date at the relevant amount set forth in clause (a) above.

(c)

Any redemption set forth in clauses (a) above may, at the discretion of the Issuer, be subject to the satisfaction of one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant Optional Redemption Notice was sent) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

12.3	Redemption for Taxation Reasons

(a)

To the extent permitted under the terms of Senior Bonds Instrument, the Issuer may, at any time, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 19 (which notices shall be irrevocable), redeem the Bonds, in whole but not in part, at an amount equal to the Redemption Amount on the date fixed for redemption in the Tax Redemption Notice (the “Tax Redemption Date”) (subject to the right of Bondholders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if:

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(i)

the Issuer certifies acting reasonably and in good faith to the Bondholders immediately prior to the giving of such notice that the Issuer has or will become obliged to pay Additional Amounts as referred to in Condition 14 as a result of:

(A)

any change in, or amendment to, the laws or regulations of Luxembourg, Iceland, Germany, Switzerland or any political subdivision or any authority thereof or therein having power to tax (a “Tax Jurisdiction”); or

(B)

any change in the general application or official written interpretation of such laws or regulations, which change or amendment is formally announced and becomes effective on or after the first Issue Date (or if the applicable Tax Jurisdiction becomes a Tax Jurisdiction on a date after the Issue Date, such later date) (each of the events set forth in paragraph (A) above or this paragraph (B), a “Change of Tax Law”); and

(ii)	such obligation cannot be avoided by the Issuer and/or the relevant Guarantor(s) taking reasonable measures available to it or them;

provided that no such Tax Redemption Notice shall be given (x) earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due and (y) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption pursuant to this Condition 12.3(a), the Issuer shall deliver to the Bondholders: (i) a certificate signed by a director of the Issuer stating that the obligation referred to in paragraph (i) above cannot be avoided by the Issuer and/or the relevant Guarantor(s) (after taking reasonable measures available to it or them); and (ii) a written opinion of independent legal or tax advisers of recognised international standing qualified under the laws of the Tax Jurisdiction and reasonably satisfactory to the Bondholders to the effect that the Issuer or Guarantor, as the case may be, has been or will become obligated to pay Additional Amounts as a result of a Change of Tax Law.

(b)	Subject to Condition 12.3(c) below, the Issuer will be bound to redeem the Bonds on the Tax Redemption Date at an amount equal to the Redemption Amount.

(c)

If the Issuer gives a Tax Redemption Notice pursuant to Condition 12.3(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 13 shall not apply in respect of any payment of principal and premium to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 13 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld for or on account of taxes imposed by Luxembourg. To exercise a right pursuant to this Condition 12.3(c), the holder of the relevant Bond must complete, sign and deposit at its own expense during normal business hours at the Registrar’s Office no later than the day falling 10 days prior to the Tax Redemption Date a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the Registrar’s Office (a “Tax Option Exercise Notice”), together with the Bond Certificate evidencing the Bonds. A Tax Option Exercise Notice, once delivered shall be irrevocable and may not be withdrawn without the Issuer’s written consent.

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(d)

The foregoing provisions in this Condition 12.3 shall apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to the Issuer or a Guarantor is organised or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein and such provisions shall survive any termination, defeasance or discharge of this Instrument or the Guarantees.

12.4	Mandatory Redemption

In the event that a Senior Bonds Redemption Event has occurred, the Issuer shall promptly notify the Bondholders the occurrence of such event, and the Issuer shall immediately redeem the Bonds in whole at an amount equal to the Redemption Amount.

12.5	Purchases

The Issuer, the Guarantors or any of their respective Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise in compliance with applicable laws and regulations.

12.6	Cancellation

All Bonds which are purchased or redeemed by the Issuer, any Guarantor or any of their respective Subsidiaries, will forthwith be cancelled and such Bonds may not be reissued or resold.

12.7	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 12 will be given in accordance with Condition 19, and without prejudice to the other content requirements set out in this Condition 12, specify the applicable Redemption Amount, the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the outstanding Bonds as at the latest practicable date prior to the publication of the notice.

13	Taxation

13.1	Taxation Gross-Up

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(a)

All payments, whether of principal, premium or otherwise, made by or on behalf of the Issuer (including, in each case, any successor entity), as the case may be, under or with respect to this Instrument, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, fee, duty, levy, tariff, impost, assessment or other governmental charge (including penalties, coupon and other liabilities related thereto) (collectively, “Taxes”) (such withholding or deduction for, or on account of, Taxes being referred to as a “Tax Deduction”) unless the Tax Deduction is then required by law. The Issuer shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), with respect to the Bondholders, notify such Bondholders accordingly. If a Tax Deduction will at any time be required to be made from any payments made by or on behalf of the Issuer under or with respect to this Instrument, including payments of principal, redemption price, coupon, additional amounts or premium, if any, the Issuer shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders of a Bond, or beneficial owner of the Bonds, in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will not be less than the amounts that would have been received by each Bondholder in respect of such payments under or with respect to this Instrument or the Guarantee in the absence of such Tax Deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Bond for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder of that Bond (except to the extent that the holder of the Bond would have been entitled to Additional Amounts had the Bond been presented on the last day of such 30-day period);

(ii)	any FATCA Deduction; or

(iii)	any combination of the above clauses (i) to (ii).

(b)

The Issuer shall pay and indemnify the Bondholders or the beneficial owner of the Bonds for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including any penalties, coupon and other liabilities related thereto) that are payable in, or levied by any jurisdiction on the execution, delivery, transfer or registration of this Instrument or the Bonds or the receipt of any payments with respect to, or enforcement of, this Instrument or the Bonds (such sum being recoverable from the Issuer as a liquidated sum payable as a debt).

(c)

If the Issuer becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any Bond or this Instrument, the Issuer shall deliver to the Bondholder on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 days prior to that payment date, in which case the Issuer shall notify the Bondholder as promptly as practicable after the date that is 30 days prior to the payment date) notice signed by a director of the Issuer stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. Such notice must also set forth any other information reasonably necessary to enable the Paying Agents, upon timely receipt of funds, to pay Additional Amounts to Bondholders on the relevant payment date. The Bondholder shall not have any obligation to determine whether any Additional Amounts are payable or the amount of such Additional Amounts.

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(d)

The Issuer shall make all Tax Deductions (within the time period and in the minimum amount) required by law and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer shall, whether or not Additional Amounts are payable, use its or their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer shall furnish to the Bondholders, and to a beneficial owner of Bonds upon request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence (reasonably satisfactory to the Bondholders) of payments by such entity.

(e)

If a credit against, relief or remission for, or repayment of any Tax (“Tax Credit”) is attributable to a Tax Deduction and the Bondholder has obtained and utilised that Tax Credit, the Bondholder shall pay an amount to the Issuer which leaves it (after that payment) in the same after-Tax position as it would have been in had the Tax Deduction not been required to be made by the Issuer.

(f)	Wherever in this Instrument there is mentioned, in any context:

(i)	the payment of principal;

(ii)	purchase prices in connection with a purchase of Bonds;

(iii)	coupon; or

(iv)	any other amount payable on or with respect to any of the Bonds,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)

The obligations described under this Condition 13 shall survive any termination, defeasance or discharge of this Instrument and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer is incorporated, or resident or doing business for tax purposes or any jurisdiction from or through which such Person makes any payment on the Bonds and any department or political subdivision thereof or therein.

(h)	The Issuer will:

(i)	pay all stamp duty, registration, documentary, transfer and other similar Taxes payable in respect of any Bond Document; and

(i)

within five Business Days of demand of a Bondholder, indemnify such Bondholder from and against any cost, loss or liability that Bondholder incurs in any jurisdiction in relation to any stamp duty, registration, documentary, transfer or other similar Tax paid or payable in respect of any Bond Document. None of the Registrar or the Paying Agent shall be liable or responsible to pay any such taxes or duties in any jurisdiction and none of them shall be under any obligation to determine whether the Issuer or any Bondholder is liable to pay any taxes and duties and shall not be concerned with, or be obligated or required to enquire into, the sufficiency of any amount paid by the Issuer or any Bondholder for this purpose.

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The parties hereto acknowledge that the foregoing indemnities shall survive the termination of this Instrument.

13.2	FATCA

(a)	Subject to Condition 13.1, each party hereto may make any FATCA Deduction it is required to make by FATCA and any payment required in connection with that FATCA Deduction.

(b)

Each party hereto shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Issuer, the Paying Agent, and the Paying Agent shall notify the other parties hereto.

(c)	Subject to Condition 13.2(e), each party hereto shall, within ten Business Days of a reasonable request by any other party:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and

(iii)

supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that party’s compliance with any other law, regulation, or exchange of information regime.

(d)

If a party hereto confirms to another party hereto pursuant to paragraph (c)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(e)	Condition 13.2(c) above shall not oblige any of the Registrar, the Paying Agent or the Bondholders to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

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(f)

If a party hereto fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Condition 13.2(c) above (including, for the avoidance of doubt, where Condition 13.2(d) above applies), then such party shall be treated for the purposes of the Bond Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

14	Events of Default

Any of the following events will constitute an “Event of Default” under this Instrument:

(a)

there is failure by the Issuer to pay any principal, premium or any other amount due in respect of the Bonds on or prior to the due date for such payment (except where failure to pay is caused by administrative or technical error and payment is made within five days of its due date);

(b)	there is any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following conversion of Bonds;

(c)

there is any failure of performance or observance of the Issuer of any of its undertakings or obligations, under the Subscription Agreement, the Bonds or this Instrument, which failure is incapable of remedy or, if capable of remedy, is not remedied within 30 days after written notice of such failure shall have been given to the Issuer or the relevant Guarantor by a Bondholder;

(d)

any final judgment or order for the payment of money in excess of US$2,875,000 (or the Dollar Equivalent thereof) in the aggregate for all such final judgments or orders is rendered against the Issuer, any Guarantor and shall not be bonded, paid, or discharged for a period of 10 Business Days following such judgment during which a stay of enforcement, by reason of a pending appeal or otherwise is not in effect.

(e)

(i) any other present or future Indebtedness (whether actual or contingent) of the Issuer or any Guarantor for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its Stated Maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or (if a grace period is applicable) within any applicable grace period, or (iii) the Issuer or any of the Guarantors fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised; provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 14(e) have occurred and after the applicable grace or notice period has expired equals or exceeds US$2,875,000 (or the Dollar Equivalent thereof);

(f)

the Shares (as a class) cease to be listed or admitted to trading on the Stock Exchange or an Alternative Stock Exchange or suspension of the trading of Shares on the Stock Exchange or such Alternative Stock Exchange (other than for a temporary suspension of trading for not more than 20 consecutive Trading Days);

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(g)

a distress, attachment, execution, seizure before judgement or other legal process is levied, enforced or sued out on or against any material part of the property, assets or revenues of the Issuer, any Guarantor if capable of remedy and is not discharged or stayed within 30 days;

(h)

any mortgage, charge, pledge, lien or other Encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) which is not discharged or stayed within 30 days and such enforcement can be reasonably expected to result in a Material Adverse Effect;

(i)

the Issuer or any of the Guarantors is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt under applicable law or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or such Guarantor;

(j)

an order is made or an effective resolution passed for the winding-up or dissolution, judicial management, administration or liquidation of the Issuer or any of the Guarantors (as the case may be), or the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by the Bondholders, or (ii) in the case of a Guarantor, whereby the undertaking and assets of such Guarantor are transferred to or otherwise vested in the Issuer or another Guarantor;

(k)

an Encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the property, assets or revenues of the Issuer or any of the Guarantors (as the case may be) and is not discharged within 30 days;

(l)	any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of the Guarantors;

(m)

any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer and the Guarantors lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Guarantees, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Bonds and the Guarantees admissible in evidence in the courts of England, is not taken, fulfilled or done;

(n)	it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under the Bonds;

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(o)

the auditors of the Issuer issue an opinion other than an unqualified opinion in respect of the audited accounts of the Issuer which will adversely affect the operation of the Issuer and its Subsidiaries;

(p)	the Issuer or any of the Guarantors ceases or threatens to cease to carry on all or substantially all of its business or operations;

(q)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs of this Condition 14; and

(r)

the occurrence of a default of event of default (however described) under the Senior Bonds Instruments and/or the Alvogen Facility in respect of the Indebtedness of the Issuer or any Guarantor thereunder which results in the acceleration of such Indebtedness under the Senior Bonds Instruments and/or the Alvogen Facility prior to its stated final maturity and in each case, the aggregate principal amount of all Indebtedness subject to such accelerations (after giving effect to any applicable grace periods), is in excess of US$2,875,000 (or its equivalent in other currencies).

For so long as any Bond remains outstanding, if an Event of Default (other than an Event of Default specified in clause (i), (j) or (k) above) occurs and is continuing under this Instrument, the Instructing Bondholders, at their discretion may, by written notice to the Issuer, declare that an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date to be immediately due and payable, and upon a declaration of acceleration, such amount shall be immediately due and payable (subject to the terms of the Intercreditor Deed). If an Event of Default specified in clause (i), (j) or (k) above occurs with respect to the Issuer or any of the Guarantors, an amount equal to the Redemption Amount on the Bonds then outstanding to but not including the relevant Payment Date shall, subject to the terms of the Intercreditor Deed, automatically become and be immediately due and payable without any declaration or other act on the part of any Bondholder.

15	Meetings of Bondholders and Modifications

15.1	Applicable rules

Articles 470-3 to 470-19 (included) of the Companies Law (including any provisions in respect of the representation of Bondholders and the holding of Bondholders’ meetings contained therein) shall not apply to the Bonds and this Instrument.

15.2	Meetings

(a)

Schedule 3 to this Instrument contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Special Resolution of a modification of the Bonds (subject to Condition 15.3 below) and the sanctioning by Ordinary Resolution of any matter requiring their approval pursuant to this Instrument. When there is only one Bondholder, no meetings are required and any resolution of the Bondholder can be passed by written resolution in accordance with paragraph 20 of Schedule 3.

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(b)

A Special Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. Schedule 3 provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of the Bonds then outstanding shall be as valid and effective as a duly passed Special Resolution.

15.3	Modification

The Issuer may without any such meeting or sanction of the Bondholders, amend the terms of Bonds if, in the reasonable opinion of the Issuer, having consulted with its financial adviser, legal adviser or auditor, such amendment is of a minor or technical nature or corrects a manifest error. Any such amendment will be binding on the Bondholders, (and if applicable, the Registrar and the Paying Agent).

Notwithstanding anything to the contrary herein, any modification that has the effect of changing the number, percentage or aggregate principal amount of Bonds required to accelerate the Bonds, including any modification of the final paragraph of Condition 14 shall require the consent of the holders of not less than 75.0 per cent. of the aggregate principal amount of the Bonds then outstanding.

15.4	Form of Modification

Any modification to the terms of the Bonds, whether pursuant to Condition 15.2 or 15.3, shall be effected by way of deed poll executed by the Issuer and/or the relevant Guarantor(s), as the case may be. A copy of such deed poll will be sent by the Issuer to the Bondholders in accordance with Condition 19 as soon as practicable thereafter.

16	Waiver

No failure to exercise, nor any delay in exercising, on the part of any Bondholder, any right or remedy under these Conditions shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies herein are cumulative and not exclusive of any rights or remedies provided by law.

17	Voting and Other Rights

The Bondholders will not be entitled to receive notice of or attend or vote at general meetings of the Issuer by reason only of being the holders of a Bond. The Bondholders will not be entitled to participate in any distribution and/or offers of further securities made by the Issuer by reason only of being the holders of the Bonds.

18	Replacement of Bond Certificates

If any Bond Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Registrar’s Office upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bond Certificates must be surrendered before replacements will be issued.

19	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders. Any such notice shall be deemed to have been given on the later of the date of such publication and the seventh day after being so mailed to the Bondholders, as the case may be. The Issuer is under no obligation to investigate the address of a Bondholder in case of a change of address that has not been notified to it.

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20	Currency of Account; Conversion of Currency; Currency Exchange Restrictions

20.1

U.S. dollars are the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Instrument, including damages related thereto. Any amount received or recovered in a currency other than U.S. dollars by the Bondholders (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer otherwise) in respect of any sum expressed to be due to it from the Issuer, shall only constitute a discharge to the Issuer, to the extent of the U.S. dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under the applicable Bonds, the Issuer shall indemnify it against any loss sustained by it as a result as set forth in Condition 20.2. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Condition 20, it will be sufficient for the Bondholders to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

20.2	The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Instrument:

(a)	the following apply:

(i)

if for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)

If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

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(b)

In the event of the winding-up of the Issuer at any time while any amount or damages owing under this Instrument or the Guarantees, as the case may be, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer , as the case may be, shall indemnify and hold the Bondholders harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the non-U.S. currency equivalent of the amount due or contingently due under this Instrument (other than under this Condition 20.2(b)), as the case may be, is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Condition 20.2(b), the final date for the filing of proofs of claim in the winding-up of the Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer , as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)

The obligations contained in Condition 20.1, Condition 20.2(a)(ii) and Condition 20.2(b) shall constitute separate and independent obligations from the other obligations of the Issuer under this Instrument, shall give rise to separate and independent causes of action against the Issuer , shall apply irrespective of any waiver or extension granted by the Bondholders or any of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder (other than under Condition 20.2(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of Condition 20.2(b), the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)

The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (London time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in Condition 20.2(a) hereof and 20.2(b) hereof and includes any premiums and costs of exchange payable.

20.3	Third Party Rights

A person which is not a party to this Instrument shall have no rights to enforce the provisions of this Instrument other than those it would have had if the Contracts (Rights of Third Parties) Act 1999 had not come into force.

21	Governing Law and Jurisdiction

21.1	This Instrument, and any non-contractual obligations arising out of or in connection with it, is governed by and shall be construed in accordance with English law.

21.2

The Courts of England sitting in London have exclusive jurisdiction to settle any dispute arising out of or in connection with this Instrument, the Bonds or the Guarantees (including a dispute relating to the existence, validity or termination of this Instrument, the Bonds or any non-contractual obligation arising out of or in connection therewith) (a “Dispute”) and accordingly any legal action or proceedings in connection with such Dispute (“Proceedings”) may be brought in such courts. Each of the Issuer and the Bondholders hereby irrevocably submits to the jurisdiction of such courts.

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21.3

Each of the Issuer irrevocably agrees that within five (5) Business Days of the date hereof it will appoint an agent having its registered office in the United Kingdom as its agent to receive on its behalf in England service of any proceedings started in the courts of England sitting in London under this Condition 21 and will provide evidence of the same to the Bondholders. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Issuer) and shall be valid until such time as the Issuer has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England, the Issuer shall forthwith appoint a substitute and deliver to the Bondholders the new agent’s name and address and email within England and Wales. Nothing in this clause shall affect the right of Bondholders to serve process in any other manner permitted by law.

21.4	For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

22	Counterparts

This Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

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Schedule 1

Form of Bond Certificate

Amount	Certificate No.
US$ _________
Identifying nos: ___________

Alvotech (a public limited company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg)

Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. number: 258884

US$[•] Bonds due 2025 (the Bonds)

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as above of Alvotech (the Issuer) and are constituted by a bond instrument dated [•] 2022 (as amended and/or restated from time to time) (the Bond Instrument). The Bonds are subject to, and have the benefit of, that Bond Instrument and the terms and conditions set out therein. Words and expressions defined in the Bond Instrument have the same meanings when used in this Bond Certificate.

The Issuer hereby certifies that

[Name of bondholder] of [registered address]

is, at the date hereof, entered in the Issuer’s register of Bondholders as the holder of the Bonds in the principal amount of US$[•] (US DOLLAR [•] Only). For value received, the Issuer by such entry promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds in accordance with the terms and conditions set out in the Bond Instrument and each of the Issuer and the Bondholder mentioned above agree to comply with the terms and conditions of the Bond Instrument.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

THE BONDS EVIDENCED BY THIS BOND CERTIFICATE AND THE CONVERSION SHARES WERE NOT OFFERED OR SOLD WITHIN THE UNITED STATES OF AMERICA AND HAVE NOT BEEN AND ARE NOT EXPECTED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND SUCH BONDS OR CONVERSION SHARES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED EXCEPT (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF A BOND OR AN INTEREST IN A BOND, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

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This Certificate, and any non-contractual obligations arising out of or in connection with it, is governed by, and shall be construed in accordance with, English law. For the avoidance of doubt, articles 470-1 to 470-19 (included) of the Luxembourg law on commercial companies dated August 10, 1915 (as amended) shall be excluded.

IN WITNESS whereof the Issuer has executed this Certificate as a deed on [•] .

EXECUTED AND DELIVERED AS A DEED BY	)
ALVOTECH	)
acting by:	)	Authorised Signatory
)
in the presence of:	)

97	Alvotech - Bond Instrument (Aztiq CB)

Schedule 2

Form of Transfer Certificate

To:	Alvotech

as Issuer (the “Issuer”)

From:	[the Existing Holder] (the “Existing Holder”) and

   [the New Holder] (the “New Holder”)

Dated:

Alvotech Registered office: 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

R.C.S. number: B258884

US$[•] Bonds due 2025 (the “Bonds”)

1.

We refer to Condition 5 of the bond instrument dated [•] 2022 (as amended and/or restated from time to time) under which the Bonds were constituted and issued (the “Bond Instrument”). This is a Transfer Certificate. Terms used in the Bond Instrument shall have the same meaning in this Transfer Certificate.

2.	The Existing Holder wishes to transfer to the New Holder the Bonds specified in the Schedule together with related rights and obligations (the “Transfer”).

3.	The proposed transfer date (the “Transfer Date”) is [ ].

4.	The address, email address and attention particulars for notices of the New Holder for the purposes of Condition 19 of the Bond Instrument are set out in the Schedule.

5.

The New Holder expressly acknowledges that it is the responsibility of the New Holder to ascertain whether any document is required or any formality or other condition is required to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Holder to enjoy the full benefit of the Bond Instrument.

6.	The Existing Holder and the New Holder confirm that (a) the Transfer is in compliance with Condition 5 of the Bond Instrument, and (b) the New Holder is not the Issuer or an Affiliate of the Issuer.

7.	The New Holder confirms that [check the appropriate box]:

•	it/he/she is not an individual that is resident for tax purposes in the Grand Duchy of Luxembourg; or

•

he/she is an individual that is resident for tax purposes in the Grand Duchy of Luxembourg and that the Issuer has consented in writing to this transfer and a copy of such consent is attached to this Transfer Certificate.

98	Alvotech - Bond Instrument (Aztiq CB)

8.	[The New Holder hereby requests that the new Bond Certificate to be issued upon the Transfer [check the appropriate box]:

•	be made available for collection at the Registered Office; or

•	be mailed by uninsured mail at the risk of the New Holder to the address of the New Holder specified in the Schedule.][1]

9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

10.	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[1]	Include if Bond Certificate is required

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THE SCHEDULE

Bonds to be transferred, and other particulars

Bonds transferred

Principal amount of Bonds to be transferred:	US$	[ ]

Administration particulars:

Address:	[ ]

Telephone:	[ ]

Email:	[ ]

Attn/Ref:	[ ]

[the Existing Holder]		[the Existing Holder]

By:		By:
	Name: Title		Name: Title

This Transfer Certificate is executed by the Issuer and the Transfer Date is confirmed as at [        ].

ALVOTECH

Acting by:

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Schedule 3

Provisions for Meetings of Bondholders

1.	Proxies

A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the Registered Office signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Issuer not later than 48 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders. A Proxy need not be a Bondholder.

2.	Representatives

A holder of a Bond which is a corporation may by delivering to the Issuer not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

3.	Duration of Appointment

A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

4.	Calling of Meetings

The Issuer may at any time convene a meeting of Bondholders. If the Issuer receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds then outstanding it shall as soon as reasonably practicable convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the directors of the Issuer.

5.	Notice of Meetings

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the Registered Office not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Issuer not later than 48 hours before the time fixed for the meeting. The accidental omission to give notice to, or the non-receipt of notice by, any Bondholder shall not invalidate any resolution passed at any such meeting.

6.	Chairman of Meetings

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A person (who may, but need not, be a Bondholder) nominated in writing by the Issuer may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of them to be chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

7.	Quorum at Meetings

At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds then outstanding shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing a Special Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds then outstanding; provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 15 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent. in principal amount of the Bonds then outstanding.

8.	Absence of Quorum

If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed a Special Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 15 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent. in principal amount of the Bonds then outstanding.

9.	Adjournment of Meetings

The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

10.	Notice of Adjourned Meetings

At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

102	Alvotech - Bond Instrument (Aztiq CB)

11.	Manner of Voting

Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative. Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds then outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12.	Manner of Taking Poll

If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13.	Time for Taking Poll

A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14.	Persons Entitled to Attend

The Issuer (through its representatives) and its financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

15.	Votes

On a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

16.	Powers of Meetings of Bondholders

A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, have power exercisable by Special Resolution:

(a)	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer;

(b)	to sanction the exchange or substitution for the Bonds of shares, bonds, or other obligations or securities of the Issuer or any other entity;

(c)	to assent to any modification of the Bonds which shall be proposed by the Issuer;

(d)	to authorise anyone to concur in and do anything necessary to carry out and give effect to a Special Resolution;

103	Alvotech - Bond Instrument (Aztiq CB)

(e)	to give any authority, direction or sanction required to be given by Special Resolution;

(f)

to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Special Resolution; and

(g)	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 10 shall apply for the purpose of making any modification to the provisions contained in the Bonds which would have the effect of:

(i)	modifying the Maturity Date or the due dates for any payment in respect of the Bonds; or

(ii)

reducing or cancelling the amount of principal, premium (including any Redemption Amount) or the rate of default interest payable in respect of the Bonds or changing the method of calculation of the Redemption Amount; or

(iii)	changing the currency of any payment in respect of the Bonds; or

(iv)	modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass a Special Resolution or sign a resolution in writing; or

(v)	amending this proviso.

Notwithstanding anything to the contrary in this Schedule 3, with respect to any matter for which any other provision of the Instrument and/or the Intercreditor Deed requires the direction and/or sanction of a specified percentage of the aggregate principal amount of the Bonds or the Bonds then outstanding, such other provision of the Instrument shall prevail.

17.	Resolutions Binding on all Bondholders

Any Special Resolutions or Ordinary Resolutions passed at a meeting of Bondholders duly convened and held in accordance with this Schedule and the Conditions shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18.	Special Resolution

The expression Special Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19.	Ordinary Resolution

The expression Ordinary Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than half of the votes cast at such meeting.

104	Alvotech - Bond Instrument (Aztiq CB)

20.	Written Resolution

A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds then outstanding who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as a Special Resolution or an Ordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

21.	Minutes

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

105	Alvotech - Bond Instrument (Aztiq CB)

Schedule 4

    Bondholders

ATP Holdings ehf.

106	Alvotech - Bond Instrument (Aztiq CB)

Schedule 5

Investor Questionnaire

INVESTOR SUITABILITY QUESTIONNAIRE

ALVOTECH

This Questionnaire is being distributed to certain individuals and entities which may be offered the opportunity to purchase securities (the “Securities”) of ALVOTECH (the “Company”). The purpose of this Questionnaire is to assure the Company that all such offers and purchases will meet the standards imposed by the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws.

All answers will be kept confidential. However, by signing this Questionnaire, the undersigned agrees that this information may be provided by the Company to its legal and financial advisors (including Cooley LLP), and the Company and such advisors may rely on the information set forth in this Questionnaire for purposes of complying with all applicable securities laws and may present this Questionnaire to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. The undersigned represents that the information contained herein is complete and accurate and will notify the Company of any material change in any of such information prior to the undersigned’s investment in the Company.

Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters and has checked the applicable representation:

[ ]

The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ]

The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the “Companies Act”), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

[ ]

The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the undersigned has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

[ ]

The undersigned is a corporation, limited liability company, partnership, business trust, not formed for the purpose of acquiring the Securities, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

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[ ]

The undersigned is an entity in which all of the equity owners (in the case of a revocable living trust, its grantor(s)) qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth,[2] either individually or upon a joint basis with such individual’s spouse, in excess of $1,000,000 (within the meaning of such terms as used in the definition of “accredited investor” contained in Rule 501 under the Securities Act), or has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with such individual’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

[ ]	The undersigned cannot make any of the representations set forth above.

IN WITNESS WHEREOF, the undersigned has executed this Investor Suitability Questionnaire as of the date written below.

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Address

Email

Date Signed

108	Alvotech - Bond Instrument (Aztiq CB)

SIGNATORIES

AS WITNESS whereof each of the Issuer has caused this Instrument executed as a deed on the day and year first above written.

Executed and Delivered as a Deed by	)
ALVOTECH as Issuer	)
acting by: Robert Wessman	)	/s/ Robert Wessman
	)	Authorised Signatory
In the presence of: Johann Johannsson	)	/s/ Johann Johannsson

[Signature Page to Alvotech - Bond Instrument (Aztiq CB)]

Executed and Delivered as a Deed by	)
ATP HOLDINGS EHF. as Bondholder	)
acting by: Arni Hardarson	)	/s/ Arni Hardarson
	)	Authorised Signatory
In the presence of: Johann Johannsson	)	/s/ Johann Johannsson

[Signature Page to Alvotech - Bond Instrument (Aztiq CB)]

Exhibit 99.10

Transition Services Agreement

between

Alvotech

and

Aztiq Consulting ehf.

This Transition Services Agreement (the “Agreement”) is made on and effective as of 16 November 2022 (the “Effective Date”)

Between:

(1)	Aztiq Consulting ehf., a company incorporated in Iceland with registered number 620921-0920 and whose registered office is at Smaratorg 3, 201 Kopavogur, Iceland (“Aztiq”); and

(2)

Alvotech, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies’ Register under number B258.884 (“Alvotech”),

(each an “Party”, and together the “Parties”).

RECITALS

(A)

Alvotech has recently executed a business combination transaction with a public company listed on Nasdaq as a result of which Alvotech has become a publicly traded company in the United States and Iceland.

(B)

As a result of becoming a publicly traded company, Alvotech has become, or will become, subject to reporting requirements of the U.S. Securities Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, as well as rules and regulations applicable to Alvotech as a result of its admission to trading on First North Iceland. Alvotech’s management and other personnel are expected to devote a substantial amount of time to these initiatives, and expect these rules and regulations to substantially increase legal and financial compliance costs and to make some activities more time consuming and costly.

(C)

In the past, certain employees of the Aztiq Group have provided various forms of administrative and legal support to the Alvotech Group, and, in light of its public listing, Alvotech desires that these individuals continue to support the Alvotech Group on an interim, transitional basis.

(D)	The Parties have agreed that Aztiq will provide certain services to the Alvotech Group on such interim, transitional basis under the terms and conditions of this Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions and Interpretation

1.1	In this Agreement, including in its Recitals, the following expressions have the following meanings:

“1993 Law” means the Luxembourg Law of 5 April 1993 on the financial sector, as amended;

“Adhoc Services” has the meaning given to it in Clause 2.1;

“Alvotech Group” means Alvotech and any subsidiary undertaking of Alvotech, in each case whether direct or indirect;

“Applicable Laws” means any applicable statutes, laws, ordinances, orders, judgments, decrees, rules or regulations issued by any Governmental Entity, and any judicial or administrative interpretation of any of these;

“Aztiq Group” means Aztiq and any group undertaking of Aztiq, in each case whether direct or indirect;

“Business Day” means a day (other than a Saturday or Sunday or a public holiday) when commercial banks are open for ordinary banking business in Luxembourg, Iceland and the United States of America;

1

“Contract Years” means the successive twelve (12) month periods during the Term, with the first such period commencing on the Effective Date;

“Controller” has the meaning given to it in the GDPR;

“Data Protection Authority” means a Supervisory Authority as defined in the GDPR;

“Data Protection Impact Assessment” has the meaning given to it in the GDPR;

“Data Protection Laws” means: (a) the GDPR, Directive 2002/58/EC and Directive 2009/136/EC, together with any national complementing or implementing laws in any Member State of the European Union (including but not limited to the Luxembourg law of 1st August 2018 on the organization of the National Commission for Data Protection and the general regime on data protection, as may be amended or replaced); and (b) any equivalent legislation, or legislation dealing with the same subject matter, anywhere in the world;

“Data Subject(s)” has the meaning given to it in the GDPR;

“Effective Date” has the meaning given in the preamble;

“GDPR” means the General Data Protection Regulation (EU) 2016/679, together with any national implementing or supplementing laws in any Member State of the European Union;

“Governmental Entity” means:

(a)

any supra-national, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority, including the European Union and any tax authority; and

(b)

any governmental regulatory authority or agency responsible for the grant of approval, clearance, qualification, licensing or permitting of any aspect of research, development, manufacture, marketing, distribution or sale of medicinal products, including the European Medicines Agency (or their successors);

“Group” means:

(a)	in respect of Alvotech, the Alvotech Group; and

(b)	in respect of Aztiq, the Aztiq Group;

“Insider List” has the meaning given to it in Clause 10.10;

“Insolvency Event” in respect of a Party means that such Party:

(a)	is dissolved or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(b)

is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(c)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) of this definition of the term “Insolvency Event” above);

(d)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

2

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(e)

seeks or becomes subject to a “suspension of payments”, “moratorium of any indebtedness”, “winding up”, “insolvency, “reorganisation”, “administration” or “dissolution” including, without limitation, any procedure or proceeding in relation to an entity becoming bankrupt (faillite), insolvency, voluntary or judicial liquidation, composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings.

“Intellectual Property Rights” means: (a) patents, utility models and rights in inventions; (b) Trade Marks; (c) copyrights (including rights in software), database rights, rights in designs and semiconductor topography rights; (d) rights in each of know-how, confidential information and trade secrets; (e) any other intellectual property rights; and (f) all rights or forms of protection having equivalent or similar effect to the rights referred to in paragraphs (a) to (e), in each case anywhere in the world, whether unregistered or registered (including, in each case, applications, rights to apply and rights to claim priority) and including all divisionals, continuations, continuations-in-part, reissues, extensions, re-examinations and renewals;

“Losses” means any losses, damages, claims, liabilities, costs and expenses (including reasonable attorneys’ and other legal fees);

“MAR” means the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, as amended;

“Personal Data” has the meaning given to it in the GDPR;

“Personal Data Breach” has the meaning given to it in the GDPR;

“Processing” has the meaning given to it in the GDPR;

“Processor” has the meaning given to it in the GDPR;

“Relevant Personal Data” means Personal Data that are processed for the purposes of providing or receiving the Services and described in Schedule 3;

“Service Fees” means the fees described in Clause 4.1;

“Services” means the Standard Services and Adhoc Services as described in Schedule 1;

“Standard Services” has the meaning given to it in Clause 2.1;

“Subprocessor” means a third party engaged by a Processor to process any Relevant Personal Data, subject to the provisions of Schedule 2;

“Tax” means all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies in the nature of tax and withholdings and deductions for or on account of tax, in each case of any jurisdiction and whenever imposed and all related penalties, charges, costs and interest;

“Term” has the meaning given to it in Clause 9.1;

3

“Trade Marks” means trade marks, service marks, trade names, domain names, rights in logos and rights in each of get-up and trade dress; and

“VAT” means:

(a)	any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)

any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in paragraph (a) above, or imposed elsewhere.

1.2	In this Agreement:

(a)	any reference to any agreement is to be construed as a reference to such agreement as it may be amended, supplemented, modified or extended from time to time, whether before or after the date hereof;

(b)	a reference to a person or persons is, where relevant, deemed to be a reference to or to include their respective successors, permitted assignees or transferees, as appropriate;

(c)	reference to clauses and annexes are references to, respectively, clauses of and annexes to this Agreement and reference to this Agreement includes its annexes;

(d)

a reference to a law or regulation or any provisions thereof is to be construed as a reference to such law, regulation or provisions as the same may have been, or may from time to time hereafter be, amended or re-enacted; and

(e)	words denoting the singular include the plural and vice versa;

(f)	words denoting a gender also include the other gender;

(g)	words denoting persons include bodies corporate, partnerships, associations and any other organised groups of persons or entities whether incorporated or not;

(h)	clause headings are for ease of reference only and shall not affect interpretation

2.	Services and Service Standards

2.1	Aztiq shall provide, or procure the provision of, the standard services (the “Standard Services”) to the Alvotech Group during the Term in accordance with the terms and conditions of this Agreement.

2.2	In addition to the Standard Services there may be adhoc services requested by the senior management of the Alvotech Group (“Adhoc Services” and together with the Standard Services, the “Services”).

2.3	For the avoidance of doubt, no services will be rendered which are subject to the 1993 Law or which would otherwise require a licence in Luxembourg.

2.4

Aztiq shall at all times act with reasonable and professional skill, diligence and care in its provision or procurement of the Services and shall use its commercially reasonable efforts to perform, or procure the performance of, the Services in compliance with all Applicable Laws.

3.	Project management, Co-operation and Delegation

3.1

Aztiq is hereby expressly authorized by the Alvotech Group, and the Alvotech Group hereby expressly delegate any rights, powers and obligations to take all actions necessary or desirable for the performance and satisfaction of all Services to be provided to the Alvotech Group hereunder, provided that the Services provided under this Agreement are under the supervision of the senior management of the Alvotech Group.

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3.2

Aztiq shall for all purposes herein be deemed to be an independent contractor and shall unless otherwise expressly provided herein or authorised by Alvotech have no authority to represent the Alvotech Group in any way or otherwise be deemed an agent of the Alvotech Group. The Services shall only be provided by the persons listed in Schedule 1B

3.3

During the Term, the Alvotech Group shall use best efforts to cooperate with Aztiq and provide such information and assistance, on a timely basis, as may be reasonably required by Aztiq to enable it to provide the Services.

3.4

In the event that in the course of providing the Services, Aztiq must act for and/or on behalf of Alvotech, only the Aztiq persons listed in Schedule 1B, as it may be amended from time to time, shall be authorized to act for and on behalf of Alvotech.

4.	Service Fees and Payment

4.1	Subject to Clause 4.2 below, the total fees for the Services shall be as follows:

(a)	for the performance of the Standard Services in Schedule 1, a monthly fee of an amount of USD 25,000 as of the Effective Date (the “Monthly Fee”); and

(b)	Adhoc Services will be renumerated by means of a separate fee letter.

4.2

In the event that any of the personnel who Aztiq deploys to assist in the provision of the Services on the date of this Agreement cease to be engaged by Aztiq and/or Aztiq is not able to provide the Services to the standard required by this Agreement, the Parties agree that the fees payable in Clause 4.1 above shall be reduced and the Parties shall agree in good faith the size of such reduction.

4.3

The Parties shall review in good faith at least once per Contract Year whether the Services are still required and whether the Services can be amended or terminated. Furthermore, the parties shall review in good faith at least once per Contract Year whether the Monthly Fee is appropriate and that the Agreement remains on an arm’s length basis.

4.4

Except as expressly provided in this Clause 4 and subject to Clause 5, the Service Fees shall be the only amounts payable by the Alvotech Group in relation to the provision of the Services and shall be invoiced to Alvotech Group on a quarterly basis in arrears.

4.5	The Service Fees are expressed exclusive of any VAT. If any VAT is chargeable on any Service made by Aztiq to the Alvotech Group under this Agreement, it will be payable in addition to it.

4.6	All amounts payable by the Alvotech Group under this Agreement shall be paid without any set-off, deduction, withholding or counterclaim, except as required by Applicable Law.

4.7	The Service Fees shall be due and payable by the Alvotech Group thirty (30) days after its receipt of the relevant invoice from Aztiq.

4.8

If the Alvotech Group fails to make any payment of an undisputed amount due to Aztiq under this Agreement by the due date for payment, the Alvotech Group shall pay to Aztiq interest at the rate of two (2) per cent per annum above the base rate from time to time of HSBC Bank Plc calculated on a daily basis for the period from the due date for payment up to and including the date of actual payment (both before and after any judgment).

5.	Costs

5.1	The Alvotech Group shall bear, and shall reimburse Aztiq for:

(a)	all reasonable out-of-pocket expenses properly incurred by the Aztiq for or on behalf of the Alvotech Group or at the Alvotech Group’s written request or direction;

(b)	all reasonable out-of-pocket expenses properly incurred by the Aztiq relating or incidental to the provision of Services;

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(c)

all reasonable fees, charges and expenses charged to the Aztiq (if any) by professional, technical, consultancy or support service providers engaged by the Alvotech Group or at the request of the Alvotech Group, in accordance with the relevant agreed terms of engagement or appointment; and

(d)	all travel cost associated with the Services.

6.	Intellectual Property

6.1

All Intellectual Property Rights created by, or on behalf of, Aztiq in the provision of the Services shall vest in Aztiq automatically, except for any Intellectual Property Rights that are specifically developed by Aztiq for Alvotech or any other member of the Alvotech Group as a service deliverable or as part of a service deliverable (e.g. source code) under any of the Services, which shall be owned Alvotech and Aztiq hereby assigns (by way of present and future assignment) to Alvotech any such Intellectual Property Rights which vest in Aztiq automatically.

6.2

Aztiq hereby grants to Alvotech a royalty-free, non-exclusive, non-transferable, non-sublicensable (except to other members of the Alvotech Group) licence to use the Intellectual Property Rights owned by Aztiq that are used in connection with the provision of the Services only to the extent necessary for, and for the sole purpose of, the receipt of the relevant Services during the Term.

6.3

Alvotech hereby grants to Aztiq a royalty-free, non-exclusive, non-transferable, non-sublicensable (except to other members of the Aztiq Group) licence to use the Intellectual Property Rights owned by Alvotech which are used in connection with the provision of the Services, only to the extent necessary for, and for the sole purpose of, the provision of the relevant Services during the Term.

6.4

Save as expressly provided in this Clause 6, no Party nor the other members of its Group shall acquire, nor be granted, any rights to use the Intellectual Property Rights of any other Party or the other members of its Group by virtue of this Agreement.

7.	Data Protection

7.1	The Parties agree and undertake to comply with the data protection measures as described in Schedules 2 and 3.

8.	Liability

8.1	Nothing in this Agreement shall limit or exclude a Party’s liability for:

(a)	gross negligence and wilful misconduct;

(b)	fraud or fraudulent misrepresentation; or

(c)	any other liability which cannot be limited or excluded by Applicable Law.

8.2	Except as provided in Clause 8.1, neither:

(a)	Party shall have any liability to the other Party for any indirect, consequential or special losses or punitive damages;

(b)	of the Alvotech Group shall have any liability to Aztiq under or in connection with this Agreement for any of the following:

(i)	loss of, or damage to, goodwill or reputation;

(ii)	loss of anticipated savings or loss of opportunity;

(iii)	loss of profits or revenue;

(iv)	loss of sales or business;

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(v)	loss of agreements or contracts; or

(vi)	wasted management, operational or other time; and

(c)	Aztiq shall have any liability to the Alvotech Group under or in connection with this Agreement for any of the following:

(i)	loss of, or damage to, goodwill or reputation;

(ii)	loss of anticipated savings or loss of opportunity;

(iii)	loss of profits or revenue;

(iv)	loss of sales or business;

(v)	loss of agreements or contracts; or

(vi)	wasted management, operational or other time;

in each case, whether that liability arises in contract or tort (including negligence), for breach of statutory duty or otherwise.

8.3

Except as provided in Clause 8.1 and subject to Clause 8.2, the Alvotech Group’s aggregate liability under or in connection with this Agreement shall be limited in each Contract Year to the total Service Fees paid or payable by Aztiq in the immediately preceding Contract Year.

8.4

Except as provided in Clause 8.1 and subject to Clauses 8.2(a) and 8.5, Aztiq’s aggregate liability under or in connection with this Agreement shall be limited in each Contract Year to the total Service Fees paid or payable by the Alvotech Group in the immediately preceding Contract Year.

8.5

Except as provided in Clause 8.1, Aztiq’s liability under or in connection with this Agreement shall be reduced to the extent that its failure or delay in performing the Services is caused by the Alvotech Group’s breach of its obligations under this Agreement.

9.	Term and Termination

9.1

This Agreement commences on its execution and, unless terminated earlier in accordance with its terms, will continue until 23:59:59 CET on the third anniversary of the Effective Date (the “Term”), if not terminated earlier by the Parties in accordance with Clause 9.2.

9.2	The Parties shall review in good faith at least once per Contract Year whether the Services are still required and whether the Agreement should be amended or terminated.

9.3	Alvotech shall have the right to terminate this Agreement in its sole discretion for any reason by giving Aztiq sixty (60) day notice in writing.

9.4	Aztiq may terminate this Agreement on written notice to Alvotech if:

(a)

the Alvotech Group fails to pay any undisputed Service Fees that have not been paid by the due date within thirty (30) days of its receipt of a notice from Aztiq given after that due date that requires those Service Fees to be paid;

(b)

the Alvotech Group is in material breach of this Agreement and that breach is not capable of remedy or, if capable of remedy, has not been remedied within sixty (60) days of a notice from Aztiq requiring it to be remedied; or

(c)	Alvotech is subject to an Insolvency Event.

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9.5

On termination or expiry of this Agreement for any reason, Aztiq shall provide to Alvotech for up to ninety (90) days reasonable access to its personnel that have provided the Services, copies of all documentation, data and information that relate to the provision of the Services and that are reasonably requested by Alvotech and all other reasonable assistance as is reasonably requested by Alvotech, in each case to enable Alvotech to smoothly transfer and take on the Services themselves, or engage a third party provider to do so.

9.6

On expiry or termination of this Agreement, any provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after expiry or termination of this Agreement shall remain in full force and effect, including this Clause 9.6 and Clauses 6, 7, 8, 10, 14, 16 and 20.

9.7	Expiry or termination of this Agreement for any reason, shall not affect the accrued rights, remedies, obligations or liabilities of either of the Parties existing at expiry or termination.

10.	Confidentiality and Inside Information

10.1

Save as expressly provided in this Clause 10, each Party undertakes that at any and all times it shall treat, and shall procure that the other members of its respective Group shall treat, all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any person, except as expressly permitted by this Clause 10, and shall not use such Confidential Information for any purposes other than the exercise of its rights or the performance of its obligations under this Agreement or to obtain advice, or support its arguments, in respect of any dispute under or in connection with this Agreement (the “Permitted Purpose”).

10.2	For the purpose of this Clause 10;

(a)	“Confidential Information” of a Party means:

(i)

all information (however recorded or preserved) of a confidential nature disclosed by that Party or by any other member of its Group or its or their employees, officers, representatives, advisers, contractors or consultants (each, a “Representative”) to the other Party or its Representatives either before or after the date of this Agreement in connection with this Agreement, including any information that would be regarded as confidential by a reasonable business person, including:

(A)	patent and patent applications;

(B)	trade secrets;

(C)

proprietary and confidential information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of that Party, including without limitation that Party’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, suppliers, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information that Party provides regarding third parties;

(D)	the status, expectations and results of clinical trials, regulatory approvals and other information regarding products or product candidates;

(E)	financial and related information, including but not limited to information regarding estimates or actual numbers of sales, revenues, costs, market sizes and market opportunities; and

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(F)	all other information that the Receiving Party knew, or reasonably should have known, was the confidential information of the Disclosing Party.

provided that Confidential Information shall not include information that is:

(i)

at the time of disclosure available in the public domain (other than as a result of a breach by the Receiving Party or its Representatives of this Clause 10 or any other agreement between the Parties or any of their Group members);

(ii)	already in the lawful possession of the Receiving Party on a non-confidential basis (as evidenced by written records) at the date of the disclosure;

(iii)	independently developed by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information (as evidenced by written records); or

(iv)

or becomes available to the Receiving Party on a non-confidential basis from a third party who, to the Receiving Party’s knowledge, is not in breach of any obligation of confidentiality or prohibition on disclosure in disclosing such information to the Receiving Party;

(b)	the “Receiving Party” means the Party that receives Confidential Information of the other Party; and

(c)	the “Disclosing Party” means the Party by, or on behalf of which, Confidential Information is disclosed.

10.3

The Receiving Party may disclose, or permit the disclosure of the Disclosing Party’s Confidential Information with the prior written consent of the Disclosing Party. Alvotech may also disclose, or permit the disclosure of Aztiq’s Confidential Information provided that such Confidential Information is disclosed:

(a)	in good faith to Alvotech’s Representatives, in each case provided that:

(i)	the disclosure is limited to the Confidential Information that the relevant Representative strictly needs to know for the Permitted Purpose;

(ii)

Alvotech informs its Representatives of the confidential nature of the Confidential Information (including where such Confidential Information constitutes a trade secret) and the requirements of this Clause 10 prior to the disclosure; and

(iii)	Alvotech:

(A)

shall at all times be responsible for any breach of the terms of this Clause 10 by any person(s) to whom it has disclosed Aztiq’s Confidential Information as if such person(s) were each a Party to this Agreement; and

(B)	shall procure that each such person who receives such Confidential Information of Aztiq adheres to the requirements of this Clause 10;

(b)

to the extent required by and in accordance with any Applicable Law, court order or any requirement of a Governmental Entity or stock exchange or securities exchange, in each case, provided that the Receiving Party gives as much prior written notice of such disclosure as possible to the Disclosing Party and takes into account the reasonable requests of the Disclosing Party in relation to the form, timing and content of such disclosure.

10.4	The provisions of this Clause 10 shall continue to apply after the termination or expiry of this Agreement for twenty-four (24) months.

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10.5	On termination of this Agreement, each Party shall promptly:

(a)

Return or delete (at its discretion) all records, documents and materials (including all copies) in its possession and control containing, reflecting, incorporating or based on the Confidential Information of the other Party;

(b)	erase all Confidential Information of the other Party from its computer systems (to the extent possible); and

(c)	certify in writing (email being sufficient) to the other Party that it has complied with the requirements of this Clause 10,

provided that each Party may retain documents and materials containing, reflecting, incorporating or based on any Confidential Information of the other Party to the extent required by Applicable Law or any Governmental Entity or to the extent required to be kept for compliance with any internal bona fide document retention or corporate governance policies or practice.

10.6

All Confidential Information is and shall remain the property of the Disclosing Party. Each Party reserves all rights in its Confidential Information. No rights or obligations in respect of a Party’s Confidential Information other than those expressly stated in this Agreement are granted to the other Party or implied from this Agreement.

10.7	Except as expressly stated in this Agreement, no Party makes any express or implied warranty, undertaking or representation as to the accuracy or completeness of its Confidential Information.

10.8

In addition to above, Aztiq acknowledges that some or all of the Confidential Information belonging to Alvotech Group is or may contain “Inside Information” determined according to Article 7 of the MAR and that the use and disclosure of such information may be regulated or prohibited by Applicable Law including the MAR

10.9

In addition to above, Aztiq acknowledges that some or all of the Confidential Information belonging to Alvotech Group is or may contain material nonpublic information, and that the use and disclosure of such information, including trading on the basis of such material nonpublic information, may be regulated or prohibited by Applicable Law including the United States securities laws and regulations.

10.10	Aztiq expressly acknowledges that Alvotech shall not be liable for any misuse or unlawful disclosure of such Inside Information by Aztiq Group or its Representatives.

10.11

According to Article 18 of the MAR, Alvotech is responsible of drawing and promptly updating a list of all persons having access to Inside Information (“Insider List”), which should be available for delivery upon the request of a competent authority as soon as possible. In this respect, Aztiq expressly accepts that its Representatives listed in Schedule 1B may be included on the Insider List if required by the MAR or other Applicable Laws and undertakes to inform Alvotech of its Representatives who possess any Inside Information in due course, if requested by Alvotech.

In addition, Alvotech has the responsibility and shall take all reasonable steps to ensure that any person included on the Insider List, acknowledges in writing the legal and regulatory duties entailed and is aware of the sanctions applicable to insider dealing and unlawful disclosure of Inside Information as mentioned in Article 18 of the MAR. The personal statement acknowledging the above shall be collected by Aztiq Group and promptly delivered to Alvotech.

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11.	Indemnification.

The Alvotech Group shall jointly and severally indemnify and hold forever harmless Aztiq and its affiliates and their directors, officers and employees from and against any and all liability, demands, claims, actions or causes of action, losses, costs, damages or expenses, including, but not limited to, reasonable fees and expenses of attorneys, accountants, expert witnesses and other professionals (in the aggregate, “Losses”), sustained or incurred by such indemnified person arising directly or indirectly from or in connection with (i) any breach of this Agreement by the Alvotech Group, (ii) any negligent act or omission or reckless or wilful conduct of the Alvotech Group, (iii) any violation of any statute, ordinance, or regulation by the Alvotech Group, or (iv) any violation or claimed violation of a third party’s rights in connection with the provision of Services under this Agreement.

12.	Severability

If one or more of the provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and any invalid provision shall be deemed to be severable. Each of the Parties agrees in such case to use its best efforts to negotiate in good faith a legally valid and economically equivalent replacement provision.

13.	Amendments

This Agreement may only be amended or supplemented by a written agreement signed by all of the Parties.

14.	Remedies and Waivers

14.1	No waiver of any right under this Agreement shall be effective unless in writing. Unless expressly stated otherwise, a waiver shall be effective only in the circumstances for which it is given.

14.2	No delay or omission by any Party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.

14.3	The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.

14.4	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

15.	Costs and Expenses

Each Party shall bear its own costs, fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.

16.	Notices

16.1

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally to the party to whom notice is to be given, or (ii) on the first (1st) Business Day after delivery to an international courier service, if properly addressed and all costs prepaid, to the parties as follows:

i.	Alvotech:

Name:	Alvotech
Address:	9, rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg

For the attention of:	the Board of Directors

Email address:	[***] (Robert Wessman, Executive Chairman of the Board of Directors)

with a copy to	[***] (Tanya Zharov, Secretary of the Board of Directors).

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ii. Aztiq:

Name:	Aztiq Consulting ehf.
Address:	Smaratorg 3, 201 Kopavogur, Iceland

For the attention of:	Arni Hardarson

Email address:	[***]

with a copy to:	Danny Major ([***])

16.2	A Party shall notify the other Party in writing of any change to its details in accordance with the provisions of this Clause 15.

17.	Entire Agreement

This Agreement contains the entire understanding of the Parties hereto with respect to the subject matter contained herein and supersedes all prior agreements with respect hereto between the Parties.

18.	Assignment and Subcontracting

18.1

No Party may assign, transfer, create any trust over, charge or otherwise encumber or deal in any other manner with all or any of its rights and obligations under this Agreement (including any cause of action arising in connection with it) without obtaining:

(a)	in the case of Alvotech, the prior written consent of Aztiq; and

(b)	in the case of Aztiq, the prior written consent of Alvotech,

in each case, such consent not to be unreasonably withheld or delayed.

18.2

Aztiq may not sub-contract all or any of its obligations under this Agreement without obtaining the prior written consent of Alvotech (not to be unreasonably withheld or delayed) and provided that Aztiq shall remain responsible and liable for the provision of the Services notwithstanding any sub-contracting.

19.	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, all of which shall together constitute one instrument.

20.	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg. The Parties irrevocably agree that any disputes arising out of or in connection with this Agreement shall be submitted exclusively to the courts of the City of Luxembourg, Grand Duchy of Luxembourg.

The Parties have executed this Agreement in counterparts, each Party acknowledging receipt of one copy on the date first above written.

[Remainder of page remains intentionally blank and signature page follows]

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[Signature page - Transition Services Agreement - Aztiq Consulting ehf.]

Aztiq Consulting ehf.

/s/ Arni Hardarson

By: Arni Hardarson

Title: authorized signatory

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[Signature page - Transition Services Agreement - Alvotech]

Alvotech

/s/ Tanya Zharov

By: Tanya Zharov

Title: authorized signatory

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Schedule 1 List of Services to be provided by Aztiq

1.	Corporate administrative and legal services as Alvotech may reasonably request from time to time, including services as may be requested by the Alvotech board of directors or executives.

2.

Services relating to financial matters as may be requested by the Alvotech board of directors or executives from time to time, including assisting the finance and treasury teams with such day-to-day matters as they may reasonably request.

3.	Services relating to the management of the facilities, premises and infrastructures of Alvotech in Iceland.

4.	Such other administrative, support and legal services as are reasonably requested in writing by Alvotech from time to time.

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Schedule 1B – List of Aztiq Persons Providing the Services

•	Danny Major;

•	Arni Hardarson;

•	Johann Johannsson;

•	David Olafsson;

•	Thor Kristjansson; and

•	Faysal Kalmoua.

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Schedule 2 Data Protection

1.

With respect to the Processing of Relevant Personal Data, each Party shall comply, and shall procure that the other members of its respective Group shall comply, with all Data Protection Laws, to the extent applicable.

2.

Alvotech acting as Controller (the “Data Controller”) authorizes the Service Provider acting as Processor (the “Data Processor”) to collect, store and process the Relevant Personal Data for the provision of the Services upon its specific or general instructions. Unless prior written authorization of the Data Controller has been obtained, the Data Processor shall process the Relevant Personal Data as Processor for such purposes only and shall be liable for any breach thereto. The details of such Processing are described under Schedule 3 of this Agreement.

3.

The Data Processor may also, as the case may be, act as a distinct Controller where Processing Relevant Personal Data independently for its own needs and for compliance with its own obligations under applicable laws (i.e. AML/KYC legal obligations). As far as the Data Processor is concerned, the provisions of this clause 4 only apply to it where acting as Processor, and not as Controller. When acting as Controller, the Data Processor shall always process Relevant Personal Data in strict compliance with the Data Protection Laws and shall be liable for any breach thereto.

4.	When acting as a Processor in relation to Relevant Personal Data provided by the Data Controller, the Data Processor shall:

(a)

only carry out such Processing strictly and solely to the extent necessary to provide or receive the Services. The Data Controller hereby instructs and grants a general written authorization to the Data Processor and each Subprocessor to process Relevant Personal Data. The Data Processor shall immediately inform the Data Controller if, in the Data Processor’s opinion, instructions given by the Data Controller infringe the Data Protection Laws;

(b)

implement and ensure that its Subprocessors implement appropriate technical and organisational security measures to protect against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure of, or access to, the Relevant Personal Data for which it is a Processor under this Agreement, in particular where the Processing involves the transmission of data over a network, and against all other unlawful forms of Processing. Taking into account the state of the art, the costs of implementation and the nature, scope, context and purposes of Processing as well as risk of varying likelihood and severity for the rights and freedoms of natural persons, the Data Processor shall implement such measures to ensure a level of security appropriate to the risk in accordance with article 32 of the GDPR;

(c)

promptly notify the Data Controller upon becoming aware of it, of any Personal Data Breach. In this regard, the Data Processor shall provide the Data Controller with all appropriate information relating to the breach of security in accordance with article 33 of the GDPR. Where the Personal Data Breach results from a breach concerning data processed by the Data Processor, reasonable assistance shall include at least notifying the Data Controller with the following information: (i) a description of the nature of the breach, including, where possible, the categories and approximate number of Data Subjects impacted and records connected; (ii) the name and contact details of the Data Processor’s data protection officer or other responsible person who can respond to questions; (iii) a description of the likely consequences of the breach; and (iv) a description of the measures taken to address the breach and mitigate any adverse effects. Where the Personal Data Breach results from the Processing of data by the Data Controller, reasonable assistance should be provided to the Data Controller in notifying the breach to the competent supervisory authority and in obtaining the following information: (i) a description of the nature of the Relevant Personal Data including, where possible, the categories and approximate number of Data Subjects impacted and records connected; (ii) the likely consequences of the breach; and (iii) a description of the measures taken to address the breach and mitigate any adverse effects;

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(d)

only carry out such Processing (including any transfers of Relevant Personal Data to recipients located outside the European Economic Area (the “EEA”)) in accordance with the Data Controller’s prior written instructions (including as set out in this Agreement) and for no other purpose. If the Data Processor is or becomes unable to comply with the Data Controller’s instructions regarding the Processing of Relevant Personal Data (whether as required by EU or Member State law to which the Data Processor is subject , or a change in the Data Controller’s instructions, or otherwise), the Data Processor shall;

(i)

notify the Data Controller of such inability, providing a reasonable level of detail as to the instructions with which it cannot comply and the reasons why it cannot comply, to the greatest extent permitted by applicable EU or Member State law; and

(ii)

cease all Processing of the affected Relevant Personal Data (other than merely storing and maintaining the security of the affected Relevant Personal Data) until such time as the Data Controller issues new instructions with which the Data Processor is able to comply;

(e)

ensure that its employees, officers, representatives, advisers or consultants, and any Subprocessors or third party who do need to have access to Relevant Personal Data, are subject to binding confidentiality obligations in respect of all Relevant Personal Data that they process;

(f)	ensure that, in each instance in which it engages a Subprocessor to process any Relevant Personal Data, the Data Processor shall;

(i)

only appoint such Subprocessor in accordance with the prior specific written authorisation of the Data Controller, provided that each Party hereby acknowledges, and consents to the appointment of, all Subprocessors engaged by Aztiq as at the date of this Agreement;

(ii)	keep the Data Controller informed if there is any change to the role or status of the Subprocessor; and

(iii)	enter into a binding written agreement with the Subprocessor that imposes on the Subprocessor the same obligations that apply to the Data Processor under this Agreement;

(g)

at the Data Controller’s request, promptly notify the Data Controller if it receives any communication from a Data Subject or supervisory authority under any Data Protection Laws provide the Data Controller with all reasonable assistance necessary to give effect to the rights of Data Subjects;

(h)	at the Data Controller’s request, promptly provide the Data Controller with all reasonable assistance necessary to enable the Data Controller to:

(i)	notify relevant breaches of the GDPR to the relevant data protection authorities and/or affected Data Subjects;

(ii)	conduct data protection impact assessments; and

(iii)	obtain any necessary authorisations from data protection authorities;

(i)

permanently and securely delete (or, at the election of the Data Controller, return) all Relevant Personal Data and any existing copies in the possession or control of the Data Processor or any of its Subprocessors, as of the end of the Term, unless the GDPR or any other Applicable Laws requires otherwise, and procure that its Subprocessors shall do likewise; and

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(j)

at the Data Controller’s request, promptly provide the Data Controller with all information necessary to enable the Data Controller to satisfy its obligations under the GDPR. Such as, to the extent permitted by law and subject to any relevant and applicable confidentiality obligation provide the Data Controller, as it may reasonably request, with access to any Relevant Personal Data processed by the Data Processor in relation with the provision of its Services under the Agreement. In this regard and in order to assess the compliance of the Data Processor with its obligations under the Agreement, the Data Processor shall allow and contribute to audits conducted by the Data Controller or another auditor mandated by the Data Controller.

5.

To the extent that the Data Processor transfers Relevant Personal Data to another party located outside of the EEA in a country which does not ensure an adequate level of protection for Personal Data, the Data Processor shall promptly complete and execute a data transfer agreement in the form of the European Commission approved model contractual clauses (as amended from time to time) or has taken any other measures satisfying the requirements of the Data Protection Laws prior to such transfer. The Data Processor shall monitor the compliance of its Subprocessors with their obligations under the Data Protection Laws and shall be held liable for any breach thereof. The Data Processor shall notify the Data Controller of any failure by the Subprocessors to fulfil their contractual obligations.

6.

Notwithstanding any other provision of the Agreement with respect to the liability or the limitation of the liability of the Data Processor, the latter shall be liable for the damage caused by Processing where it has not complied with its obligations under the present data protection clause or the Data Protection Laws, or where it has acted outside or contrary to the instructions of the Data Controller

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Schedule 3 Data Processing Description

1	Processing by the Data Processor (as applicable)

1.1	Subject matter and duration of Processing

The Data Processor will process Relevant Personal Data for the duration of the Agreement, unless: (i) otherwise agreed upon between the Parties in writing; or (ii) otherwise required by applicable law.

1.2	Nature and purpose of Processing

The Data Processor will process Relevant Personal Data as necessary to perform: (i) its obligations pursuant to this Agreement; and (ii) on the documented instructions of the Data Controller.

2	Types of Relevant Personal Data

The types of Relevant Personal Data to be processed by the Data Processor are:

-	Personal information: including name, sex, age, nationality, place of residence/domicile, place of birth, date of birth, marital status and family members’ name.

-	Verification and background checks: including signature, visual identifiers, passport information, sanction screening information, and media and public sources searches.

-	Account and financial information: including tax-related information, bank account information, source of funds and wealth and investment data.

-	Employment-related information: including job title and position.

-	Contact details: including telephone number, email addresses and user identifiers, postal address.

3	Categories of Data Subject

The Relevant Personal Data to be processed by the Data Processor includes the following categories of Data Subjects:

-

Investors and prospective investors of the Data Controller (and where the investor/prospective investor is a legal person, the employee(s), director(s), representative(s), trustee(s), contact person(s), beneficial owner(s) or agent(s) of the investor/prospective investor).

-	Holders of parental responsibility of investors, in case of minors.

-	Commercial contacts of the Data Controller.

-	The Data Controller’s directors, employees, agents or representatives.

-	Persons who have a commercial relationship with the Data Controller.

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